                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
   /X/ Definitive Proxy Statement

   / / Definitive Additional Materials

   / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 14a-12


                     The Western Company of North America
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
          $123,520.00
- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
          S-4   033-58017
- --------------------------------------------------------------------------------
     (3) Filing Party:
          BJ Services
- --------------------------------------------------------------------------------
     (4) Date Filed:
          09-Mar-95
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
                     THE WESTERN COMPANY OF NORTH AMERICA
[LOGO]
                                 March 16, 1995

Dear Stockholder:

              You are cordially invited to attend a Special Meeting of Stockholders ("Special Meeting") to be held on Thursday, April 13, 1995, at 11:00 a.m., Houston time. The meeting will be held in the Camelia Room of The Houstonian Conference Center, 111 North Post Oak Lane, Houston, Texas.



              At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, as amended (the "Merger Agreement"), providing for, among other things, the merger of The Western Company of North America ("Western") into BJ Services Company ("BJ Services") (the "Merger"). Pursuant to a "Cash Election" or "Stock Election," as the case may be, by the stockholders of Western, each share of common stock, par value $0.10 per share, of Western ("Western Common Stock") outstanding immediately prior to the effectiveness of the Merger (other than dissenting shares and shares owned directly or indirectly by Western or BJ Services, which will be cancelled) will be converted into the right to receive, without interest, either (i) $20.00 in cash together with 0.2 warrants to purchase one share of common stock of BJ Services, par value $0.10 per share ("BJ Common Stock"), at a purchase price of $30.00 per share, subject to adjustment ("Warrant Consideration") or (ii) not less than 0.8989 shares nor more than
1.1594 shares of BJ Common Stock and a corresponding number of associated preferred share purchase rights (the actual number depending upon the average daily trading prices of BJ Common Stock on the New York Stock Exchange during a 20-trading-day period commencing 25 trading days prior to the closing date of the Merger) and the Warrant Consideration. Pursuant to the Merger Agreement, the number of shares of Western Common Stock with respect to which a Cash Election is made (including, for calculation purposes, dissenting shares, if any) (the "Cash Election Shares") and the number of shares with respect to which a Stock Election is made (the "Stock Election Shares") will be adjusted so that the total number of Cash Election Shares and the total number of Stock Election Shares will be approximately equal.


              The proposed merger is subject to a number of conditions, including obtaining the approval of the stockholders of BJ Services and Western. A summary of the basic terms and conditions of the proposed merger, certain financial and other information relating to the Merger and a copy of the Merger Agreement are set forth in the Joint Proxy Statement/Prospectus. Please review and consider the enclosed materials carefully. A form of election is enclosed on which you may indicate a Cash Election or a Stock Election.

              The Board of Directors of Western has received an opinion from Goldman, Sachs & Co. to the effect that, as of the date of such opinion, the consideration to be received by holders of Western Common Stock pursuant to the Merger Agreement is fair to the stockholders of Western. The written opinion of Goldman, Sachs & Co. is included in the accompanying Joint Proxy Statement/Prospectus and should be read carefully by stockholders.

              YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF WESTERN AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND MERGER.

              Your vote is very important. Pursuant to the certificate of incorporation of Western and Delaware law, the affirmative vote of the holders of 66-2/3% of the outstanding shares of Western Common Stock is required to approve and adopt the Merger Agreement. Abstentions and broker nonvotes will have the effect of a vote against the proposal. Western stockholders who do not vote in favor of approval and adoption of the Merger Agreement and Merger will have appraisal rights under

Delaware law if they properly perfect such rights. FAILURE TO SIGN AND RETURN YOUR PROXY WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. You may, of course, attend the Special Meeting and vote in person even if you have returned a proxy.

                                          Sincerely,

                                          /s/ SHELDON R. ERIKSON

                                          Sheldon R. Erikson
                                          Chairman of the Board, President
                                           and Chief Executive Officer

                      THE WESTERN COMPANY OF NORTH AMERICA
                             515 POST OAK BOULEVARD
                             HOUSTON, TEXAS   77027

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 13, 1995

To the Stockholders of The Western Company of North America:

              Notice is hereby given that a Special Meeting of Stockholders ("Special Meeting") of The Western Company of North America ("Western") will be held on Thursday, April 13, 1995, at 11:00 a.m., Houston time, in the Camelia Room of The Houstonian Conference Center, located at 111 North Post Oak Lane, Houston, Texas, to consider and vote upon the following matters which are described in more detail in the accompanying Joint Proxy Statement/Prospectus:



              1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of November 17, 1994, as amended (the "Merger Agreement"), between BJ Services Company ("BJ Services") and Western, providing for, among other things, (i) the merger of Western into BJ Services (the "Merger"), (ii) the conversion of all of the shares of common stock of Western, par value $0.10 per share ("Western Common Stock"), outstanding immediately prior to the effectiveness of the Merger (other than dissenting shares, and shares owned directly or indirectly by Western or BJ Services, which will be cancelled), at the holder's election, into the right to receive, without interest, either
       (a) $20.00 in cash together with 0.2 warrants to purchase one share of BJ Services common stock, par value $0.10 per share ("BJ Common Stock"), at a purchase price of $30.00 per share, subject to adjustment ("Warrant Consideration"), or (b) not less than 0.8989 shares nor more than 1.1594 shares of BJ Common Stock (the actual number depending on the average daily trading prices of BJ Common Stock on the New York Stock Exchange during a 20-trading-day period commencing 25 trading days prior to the closing date of the Merger) and a corresponding number of preferred share purchase rights and the Warrant Consideration and (iii) the cancellation of all of the options to purchase Western Common Stock that are outstanding immediately prior to the Merger (whether or not then exercisable) and the grant to the holder thereof of the right to receive, as soon as practicable after the Merger, cash in the amount specified in the Merger Agreement.



              2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

              The Board of Directors has fixed the close of business on March 15, 1995, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

              When the proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on a returned proxy, the shares represented thereby will be voted FOR approval and adoption of the Merger Agreement. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares to which such proxies relate in accordance with their judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing, with the Secretary of Western, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the meeting and voting in person.

                                        By Order of the Board of Directors,

                                        /s/ GRAHAM L. ADELMAN

                                        Graham L. Adelman
                                        Senior Vice President, General
                                         Counsel and Secretary

Houston, Texas
March 16, 1995

       YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING; HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

                        JOINT PROXY STATEMENT/PROSPECTUS

        PROXY STATEMENT AND PROSPECTUS                                  PROXY STATEMENT

             BJ SERVICES COMPANY                             THE WESTERN COMPANY OF NORTH AMERICA
         5500 NORTHWEST CENTRAL DRIVE                               515 POST OAK BOULEVARD
            HOUSTON, TEXAS  77092                                    HOUSTON, TEXAS  77027

       BJ Services Company, a Delaware corporation ("BJ Services"), has filed a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to approximately 14,193,000 shares of its common stock, par value $0.10 per share (the "BJ Common Stock"), each share including an associated preferred share purchase right ("BJ Right"), and up to approximately 4,897,000 warrants to purchase up to approximately 4,897,000 shares of BJ Common Stock (the "BJ Warrants") issuable in connection with a transaction in which The Western Company of North America, a Delaware corporation ("Western"), will be merged into BJ Services (the "Merger"). This Joint Proxy Statement/Prospectus constitutes the Prospectus of BJ Services filed as a part of the Registration Statement and is being furnished to stockholders of each of BJ Services and Western in connection with the solicitation of proxies by the respective Boards of Directors of BJ Services and Western for use at their respective special meetings of stockholders (or any adjournment or postponement thereof) to be held on April 13, 1995 (the "BJ Services Special Meeting" and the "Western Special Meeting" and, collectively, the "Special Meetings"). The information contained or incorporated by reference herein with respect to BJ Services and its subsidiaries has been supplied by BJ Services, and the information contained or incorporated by reference herein with respect to Western and its subsidiaries has been supplied by Western. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of BJ Services and of Western on or about March 16, 1995.

       Pursuant to a "Cash Election" or "Stock Election," as the case may be, by the stockholders of Western, each share of common stock, par value $0.10 per share, of Western ("Western Common Stock") outstanding immediately prior to the effectiveness of the Merger (other than dissenting shares and shares owned immediately prior to the effective time of the Merger directly or indirectly by Western or BJ Services, which will be cancelled) will be converted into the right to receive, without interest, either (i) $20.00 in cash ("Cash Consideration") and 0.2 BJ Warrants ("Warrant Consideration") or (ii) not less than 0.8989 shares nor more than 1.1594 shares of BJ Common Stock and a corresponding number of BJ Rights (the actual number depending upon the average daily trading prices of BJ Common Stock on the New York Stock Exchange ("NYSE") during a 20-trading-day period commencing 25 trading days prior to the closing date of the Merger) (such actual number of shares of BJ Common Stock, as so determined, the "Stock Consideration") and the Warrant Consideration. Stockholders of Western will be entitled to dissenters' rights under Delaware law if they properly perfect such rights. See "Summary -- The Merger -- Appraisal Rights." Approximately 23,900,000 to 29,300,000 shares of BJ Common Stock and associated BJ Rights will be outstanding immediately after the Merger is consummated, of which approximately 54% to 66% will be held by former stockholders of BJ Services and approximately 34% to 46% will be held by former stockholders of Western, depending upon the trading price of BJ Common Stock and whether or not holders of Western's 7 1/4% Convertible Subordinated Debentures elect to convert such Debentures into Western Common Stock prior to the Merger and assuming outstanding options to purchase Western Common Stock are not exercised.

       Pursuant to the agreement and plan of merger among BJ Services and Western, as amended (the "Merger Agreement"), the number of shares of Western Common Stock with respect to which a Cash Election is made (including, for calculation purposes, dissenting shares, if any) (the "Cash Election Shares") and the number of shares with respect to which a Stock Election is made (the "Stock Election Shares") will be adjusted pro rata so that the total number of Cash Election Shares and the total number of Stock Election Shares will be approximately equal. BJ Common Stock is listed for trading on the NYSE under the symbol "BJS," and the BJ Warrants have been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol "BJS WS." On March 7, 1995, the average of the high and low trading prices of BJ Common Stock and Western Common Stock, as reported on the NYSE composite tape, were $18.75 and $18.8125 per share, respectively. Based on the closing price of BJ Common Stock on such date, the Stock Consideration per share of Western Common Stock to be received by Western stockholders pursuant to the Merger would be 1.0738 shares of

BJ Common Stock and associated BJ Rights, together with the Warrant Consideration of 0.2 BJ Warrants.

       In addition to the proposal to approve and adopt the Merger Agreement and the payment of the merger consideration pursuant thereto, BJ Services is submitting two other proposals for the approval of its stockholders: (i) to approve an amendment to the Restated Certificate of Incorporation of BJ Services (the "BJ Services Charter") to increase the authorized number of shares of BJ Common Stock from 40,000,000 to 80,000,000 shares and (ii) to approve the adoption of the BJ Services Company 1995 Incentive Plan (the "BJ 1995 Incentive Plan"). Consummation of the Merger is not subject to or conditioned upon approval of these other two proposals. If these two proposals are approved by the requisite vote of BJ Services stockholders, neither will be implemented unless the Merger is consummated.

THE BJ COMMON STOCK, BJ RIGHTS AND BJ WARRANTS TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




      The date of this Joint Proxy Statement/Prospectus is March 16, 1995

                             AVAILABLE INFORMATION

       BJ Services and Western are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. In addition, the BJ Common Stock and the Western Common Stock are listed for trading on the NYSE and such information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

       BJ Services has filed with the Commission, a Registration Statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the BJ Common Stock, BJ Rights and BJ Warrants offered by this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to BJ Services and Western and the BJ Common Stock, BJ Rights and BJ Warrants and Western Common Stock, reference is made to the Registration Statement and the schedules and exhibits filed as a part thereof. Statements made in this Joint Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement; reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected, without charge, at the Commission's principal office in Washington, D.C., and copies may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       BJ Services incorporates herein by reference the following documents filed by it with the Commission (File No. 1-10570) pursuant to the Exchange
Act: Annual Report on Form 10-K for the fiscal year ended September 30, 1994, Current Reports on Form 8-K dated November 28, 1994 and March 9, 1995 and Quarterly Report on Form 10-Q for the quarter ended December 31, 1994. Also incorporated herein by reference are the "Executive Compensation" and "Severance Agreements" sections of the BJ Services Proxy Statement for the January 26, 1995 Annual Meeting of Stockholders, excluding the sections entitled "Executive Compensation -- Executive Compensation Committee Report" and "Executive Compensation -- Performance Graph -- Total Stockholder Return July 1990 through September 1994."

Western incorporates herein by reference the following documents filed by it with the Commission (File No. 1-7451) pursuant to the Exchange Act: Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Quarterly Report on Form 10-Q and Form 10-Q/A for the quarterly periods ended March 31, June 30, and September 30, 1994, and Current Reports on Form 8-K dated November 23, 1994, and dated February 16 and February 24, 1995. Also incorporated herein by reference are the "Election of Directors," "Meetings and Committees of the Board, Compensation of Directors" and "Compensation of Executive Officers" sections of the Western Proxy Statement for its Annual Meeting of Stockholders held May 2, 1994, excluding the sections entitled "Compensation of Executive Officers -- Report on Executive Officer Compensation" and "Compensation of Executive Officers -- Stockholder Return Performance Graph." Also incorporated by reference herein is Management's Discussion and Analysis of Financial Condition and Results of Operation of Western which is included as
Exhibit 99.3 to the registration statement of which this Joint Proxy Statement/Prospectus is a part.

       All documents filed by BJ Services and Western pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date that the Merger becomes effective shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

       THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. BJ SERVICES AND WESTERN HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS FOR BJ SERVICES DOCUMENTS SHOULD BE DIRECTED TO BJ SERVICES COMPANY, 5500 NORTHWEST CENTRAL DRIVE, HOUSTON, TEXAS 77092, ATTENTION: DIRECTOR OF INVESTOR RELATIONS, TELEPHONE NUMBER (713) 462-4239. SUCH REQUESTS FOR WESTERN DOCUMENTS SHOULD BE DIRECTED TO THE OFFICE OF THE DIRECTOR, INVESTOR RELATIONS, THE WESTERN COMPANY OF NORTH AMERICA, 515 POST OAK BOULEVARD, HOUSTON, TEXAS 77027, TELEPHONE NUMBER (713) 629-2600. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY APRIL 6, 1995.

       No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the BJ Services or Western since the date hereof.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . .    3
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . .    3
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    General
        The Companies   . . . . . . . . . . . . . . . . . .    6
            BJ Services   . . . . . . . . . . . . . . . . .    6
            Western   . . . . . . . . . . . . . . . . . . .    6
        The Special Meetings  . . . . . . . . . . . . . . .    7
            Time, Date, Place and Purposes  . . . . . . . .    7
            Record Date   . . . . . . . . . . . . . . . . .    7
            Votes Required For BJ Proposals   . . . . . . .    7
            Vote Required For Western Proposal  . . . . . .    8
    The Merger
        Principal Terms of the Merger   . . . . . . . . . .    8
            Description of Merger Consideration   . . . . .    8
            Determination of Stock Consideration  . . . . .    9
            Warrant Consideration   . . . . . . . . . . . .    9
            Election Procedures to Receive Cash or
                 Stock Consideration  . . . . . . . . . . .    9
            Proration of Merger Consideration   . . . . . .   10
        Funding Related to the Merger   . . . . . . . . . .   11
        Reasons for the Merger  . . . . . . . . . . . . . .   11
        Recommendation of the Boards of Directors   . . . .   12
        Opinions of Financial Advisors  . . . . . . . . . .   12
        Other Terms of the Merger   . . . . . . . . . . . .   13
            Fractional Interests  . . . . . . . . . . . . .   13
            Accounting Treatment  . . . . . . . . . . . . .   13
            Exchange of Western Stock Certificates  . . . .   13
            Treatment of Western Options  . . . . . . . . .   13
            Treatment of Western Convertible
                 Debentures . . . . . . . . . . . . . . . .   13
            Certain Federal Income Tax Consequences   . . .   14
            Effective Time of the Merger  . . . . . . . . .   14
            Governmental and Regulatory Approvals   . . . .   14
            Other Conditions to the Merger  . . . . . . . .   15
            Employee Benefits   . . . . . . . . . . . . . .   16
            Interests of Certain Persons in the Merger  . .   16
            No Solicitation   . . . . . . . . . . . . . . .   16
            Termination Fee; Expenses   . . . . . . . . . .   17
            Standstill Agreements   . . . . . . . . . . . .   17
            Termination or Amendment of the
                 Merger Agreement . . . . . . . . . . . . .   17
            Indemnification   . . . . . . . . . . . . . . .   18
        Management and Operations After the Merger  . . . .   18
        Appraisal Rights  . . . . . . . . . . . . . . . . .   18
    BJ Proposal No. 2   . . . . . . . . . . . . . . . . . .   18
    BJ Proposal No. 3   . . . . . . . . . . . . . . . . . .   18
    Market Price and Dividend Data  . . . . . . . . . . . .   19
        Trading Markets and Prices  . . . . . . . . . . . .   19
        BJ Services Dividend Policy   . . . . . . . . . . .   20
    Summary Historical Financial Information  . . . . . . .   20
        BJ Services Company and Subsidiaries Consolidated
           Historical Financial Information   . . . . . . .   21
        The Western Company of North America
         and Subsidiaries Consolidated
          Historical Financial Information  . . . . . . . .   22
    Summary Pro Forma Combined
        Financial Information (Unaudited)   . . . . . . . .   24
DESCRIPTION OF THE COMPANIES' BUSINESSES
    BJ Services   . . . . . . . . . . . . . . . . . . . . .   25
    Western   . . . . . . . . . . . . . . . . . . . . . . .   27
THE SPECIAL MEETINGS
    Time, Date and Place of the Special Meetings  . . . . .   29
    Matters to be Considered at the Special Meetings  . . .   29
    Voting at Meetings; Record Dates  . . . . . . . . . . .   30
    Vote Required   . . . . . . . . . . . . . . . . . . . .   30
    BJ Services Proxies   . . . . . . . . . . . . . . . . .   31
    Western Proxies   . . . . . . . . . . . . . . . . . . .   32
    Solicitation of Proxies   . . . . . . . . . . . . . . .   32
THE MERGER
    General   . . . . . . . . . . . . . . . . . . . . . . .   33
    Merger Consideration  . . . . . . . . . . . . . . . . .   33
    Election Procedure  . . . . . . . . . . . . . . . . . .   35
    Proration   . . . . . . . . . . . . . . . . . . . . . .   36
    Procedures for Exchange of Certificates; the Payment
        Fund  . . . . . . . . . . . . . . . . . . . . . . .   37
    Fractional Interests  . . . . . . . . . . . . . . . . .   37
    Background of the Merger  . . . . . . . . . . . . . . .   38
    Reasons for the Merger; Recommendations of the
        Boards of Directors   . . . . . . . . . . . . . . .   39
    Opinions of Financial Advisors  . . . . . . . . . . . .   41
    Conditions to the Consummation of the Merger  . . . . .   48
    Certain Federal Income Tax Consequences   . . . . . . .   49
    Accounting Treatment  . . . . . . . . . . . . . . . . .   52
    Governmental and Regulatory Approvals   . . . . . . . .   52
    Effect on Western Employee Benefit Plans and
         Employee Agreements  . . . . . . . . . . . . . . .   52
    Stock Exchange Listing  . . . . . . . . . . . . . . . .   55
    Restrictions on Resales by Affiliates   . . . . . . . .   55
    Interests of Certain Persons in the Merger  . . . . . .   56
    Conduct of Business of Western Prior to the Merger  . .   59
    No Solicitation   . . . . . . . . . . . . . . . . . . .   60
    Standstill Agreements   . . . . . . . . . . . . . . . .   60
    Additional Covenants of BJ Services   . . . . . . . . .   61
    Termination   . . . . . . . . . . . . . . . . . . . . .   61
    Termination Fees; Expenses  . . . . . . . . . . . . . .   63
    Amendment and Waiver  . . . . . . . . . . . . . . . . .   65
    Representations and Warranties  . . . . . . . . . . . .   65
    Dissenters' Appraisal Rights  . . . . . . . . . . . . .   65
    Description of the Warrant Agreement  . . . . . . . . .   67
MANAGEMENT AND OPERATIONS AFTER
    THE MERGER
    Benefits of the Merger  . . . . . . . . . . . . . . . .   73
    Board of Directors  . . . . . . . . . . . . . . . . . .   73
    Committees of the Board of Directors of BJ Services   .   77
    Officers  . . . . . . . . . . . . . . . . . . . . . . .   77
    Post-Merger Dividend Policy   . . . . . . . . . . . . .   77
    Western Directors, Officers and Employees   . . . . . .   77
PRINCIPAL STOCKHOLDERS OF BJ SERVICES AND
    WESTERN
        BJ Services   . . . . . . . . . . . . . . . . . . .   79
        Western   . . . . . . . . . . . . . . . . . . . . .   79
DESCRIPTION OF CAPITAL STOCK OF BJ SERVICES . . . . . . . .   83
DESCRIPTION OF CAPITAL STOCK OF WESTERN . . . . . . . . . .   89
DESCRIPTION OF CERTAIN INDEBTEDNESS
    OF BJ SERVICES    . . . . . . . . . . . . . . . . . . .   93
COMPARISON OF STOCKHOLDER RIGHTS  . . . . . . . . . . . . .   94
BJ PROPOSAL NO. 2:  PROPOSED INCREASE IN
    AUTHORIZED SHARES OF BJ COMMON STOCK  . . . . . . . . .  100
BJ PROPOSAL NO. 3: PROPOSED  ADOPTION OF
    THE BJ 1995 INCENTIVE PLAN  . . . . . . . . . . . . . .  102
RELATIONSHIPS WITH INDEPENDENT
    PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . .  110
LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . .  110
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . .  110
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . .  F-1
Appendix A - Agreement and Plan of Merger . . . . . . . . .  A-1
Appendix B - First Amendment to Agreement
    and Plan of Merger  . . . . . . . . . . . . . . . . . .  B-1
Appendix C - Fairness Opinion of Merrill Lynch & Co.  . . .  C-1
Appendix D - Fairness Opinion of Goldman, Sachs & Co. . . .  D-1
Appendix E - Section 262 of the Delaware General
    Corporation Law   . . . . . . . . . . . . . . . . . . .  E-1
Appendix F - Proposed Text of Article Fourth of the BJ
    Services Charter  . . . . . . . . . . . . . . . . . . .  F-1
Appendix G - Proposed  BJ 1995 Incentive Plan . . . . . . .  G-1

                                    SUMMARY

       The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Stockholders are urged to read this Joint Proxy Statement/Prospectus in its entirety. Copies of the Merger Agreement and First Amendment thereto are included as Appendix A and Appendix B, respectively, to this Joint Proxy Statement/Prospectus.

                                    GENERAL

THE COMPANIES

       BJ Services. BJ Services is a leading provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. Pressure pumping services offered by BJ Services consist of well cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. These services are provided through domestic and international locations to customers in most of the major oil and natural gas producing regions of the United States, the Gulf of Mexico, Latin America, Europe, Asia, Africa and the Middle East. BJ Services believes that it is the third largest provider of pressure pumping services worldwide with a particularly strong presence in the Alaskan North Slope, the Gulf of Mexico, the North Sea, Indonesia and most of Latin America. During fiscal 1994, BJ Services generated approximately 88% of its revenue from pressure pumping services and 12% of its revenue from product and equipment sales and other oilfield services. Other oilfield services provided by BJ Services include casing and tubing services provided to the oil and gas exploration and production industry and commissioning and leak detection services provided to offshore platforms and pipelines, primarily in the United Kingdom. During the 12 months ended September 30, 1994, approximately 52% of BJ Services' revenues were derived from international operations. For information with respect to BJ Services' financial position at September 30 and December 31, 1994, and results of operations for the year and quarter then ended, see BJ Services' Consolidated Financial Statements and the Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The principal executive offices of BJ Services are located at 5500 Northwest Central Drive, Houston, Texas 77092, and its telephone number is (713) 462-4239.

       Western. Western provides pressure pumping services to oil and gas companies operating in the continental United States, the Gulf of Mexico and certain international markets. Western also provides production and industrial chemicals to the oil, gas, refining and petrochemical industries in the United States. Over the past year and a half, Western has disposed of its fleet of offshore drilling rigs and withdrawn from the offshore contract drilling business. Western sold its remaining drilling rigs in December 1994 and February 1995 for $11.8 million and $37.2 million, respectively. For information with respect to Western's financial position at December 31, 1994, and results of operations for the year then ended, see Western's Consolidated Financial Statements and the Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operation of Western which is included as an exhibit to the registration statement of which this Prospectus is a part and is incorporated herein by reference. The principal executive offices of Western are located at 515 Post Oak Boulevard, Houston, Texas 77027, and its telephone number is (713) 629-2600.

       As used herein, the terms "BJ Services" and "Western" refer to such corporations, respectively, including, except where the context otherwise requires, their respective subsidiaries.

THE SPECIAL MEETINGS

       Time, Date, Place and Purposes. The BJ Services Special Meeting will be held on Thursday, April 13 , 1995, in the Elm Room of The Houstonian Conference Center, 111 North Post Oak Lane, Houston, Texas, commencing at 11:00 a.m., local time, for the purposes of the following proposals (collectively, the "BJ Proposals"):

              1. approving and adopting, as required by the Delaware General Corporation Law ("DGCL") and in accordance with the rules of the NYSE, the Merger Agreement, including the issuance pursuant to the Merger Agreement of up to approximately 14,193,000 shares of BJ Common Stock (including a corresponding number of BJ Rights) and up to approximately 4,897,000 BJ Warrants to purchase shares of BJ Common Stock ("BJ Proposal No.1");

              2. approving an amendment to the BJ Services Charter increasing the authorized number of shares of BJ Common Stock from 40,000,000 shares to 80,000,000 shares ("BJ Proposal No. 2"); and

              3. approving the adoption of the BJ 1995 Incentive Plan ("BJ Proposal No. 3").

       The Western Special Meeting will be held on Thursday, April 13, 1995, in the Camelia Room of The Houstonian Conference Center, 111 North Post Oak Lane, Houston, Texas, commencing at 11:00 a.m., local time, for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement (the "Western Proposal").

       Record Date. Only those stockholders of BJ Services and stockholders of Western of record at the close of business on March 15, 1995 (the "Record Date") are entitled to notice of, and to vote at, the BJ Services Special Meeting and the Western Special Meeting, respectively.

       Votes Required For BJ Proposals. The following votes of the holders of BJ Common Stock are required to approve the BJ Proposals:

              (i) Pursuant to provisions of the DGCL and in accordance with the rules of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock is required to approve the Merger Agreement and the issuance pursuant to the Merger Agreement of the BJ Common Stock (and associated BJ Rights) and BJ Warrants to Western's security holders. Holders of BJ Common Stock are not entitled to appraisal rights under Section 262 ("Section 262") of the DGCL in connection with the Merger. See "The Merger -- Dissenters' Appraisal Rights."

              (ii) The affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock is required to approve BJ Proposal No. 2 (the proposed amendment to the BJ Services Charter increasing the authorized shares of BJ Common Stock from 40,000,000 to 80,000,000).

              (iii) The affirmative vote of holders of a majority of the total shares of BJ Common Stock present in person or represented by proxy and entitled to vote at the BJ Services Special Meeting is required to approve BJ Proposal No. 3 (the adoption of the BJ 1995 Incentive Plan).

       Any abstention with respect to the Merger proposal, the amendment of the BJ Services Charter or the adoption of the BJ 1995 Incentive Plan will have the effect of a vote against such proposals. Any broker nonvote will not affect the outcome of the proposal regarding the BJ 1995 Incentive Plan, but a broker nonvote will have the effect of a vote against the Merger proposal and the amendment of the BJ Services Charter. The failure of holders of BJ Common Stock to sign and return their proxy will have the same effect as voting against the Merger proposal and the amendment of the BJ Services Charter.

       On the Record Date, there were a total of 15,717,270 shares of BJ
Common Stock outstanding and entitled to vote at the BJ Services Special Meeting. The directors and executive officers of BJ Services and their affiliates held on the Record Date approximately 0.2% of the shares of BJ Common Stock entitled to vote at the BJ Services Special Meeting.

       Consummation of the Merger is not subject to or conditioned upon stockholder approval of either BJ Proposal No. 2 or BJ Proposal No. 3. If BJ Proposal No. 2 and BJ Proposal No. 3 are approved by the requisite vote of the stockholders of BJ Services, however, neither of such proposals will be implemented unless the Merger is consummated.

        Vote Required For Western Proposal. Pursuant to Western's Restated Certificate of Incorporation (the "Western Charter"), the affirmative vote of the holders of 66 2/3% of the outstanding shares of Western Common Stock entitled to vote at the Western Special Meeting will be required to approve and adopt the Merger Agreement. Abstentions and broker nonvotes will have the effect of a vote against the Western Proposal, as will the failure of holders of Western Common Stock to sign and return their proxy. On the Record Date, there were a total of 18,288,037 shares of Western Common Stock outstanding and entitled to vote at the Western Special Meeting. The directors and executive officers of Western and their affiliates held on the Record Date approximately 1.4% of the shares of Western Common Stock entitled to vote at the Western Special Meeting. In connection with the Merger, holders of Western Common Stock will be entitled to demand appraisal rights under Section 262 of the DGCL, subject to satisfaction by such stockholders of the conditions for perfection of appraisal rights established by Section 262. See "The Merger -- Dissenters' Appraisal Rights."

                                   THE MERGER

PRINCIPAL TERMS OF THE MERGER

       At the Effective Time (as defined herein), Western will merge into BJ Services, with BJ Services becoming the surviving corporation of such merger whose corporate existence will continue after the Merger (the "Surviving Corporation"). The separate corporate existence of Western will cease at the Effective Time.

       Description of Merger Consideration. In the Merger, each share of Western Common Stock outstanding immediately prior to the Effective Time (other than shares as to which appraisal rights have been perfected under Delaware law ("Dissenting Shares"), and shares owned immediately prior to the Effective Time directly or indirectly by Western, BJ Services or any subsidiary of either, which will be cancelled) will be converted into the right to receive the following, without interest (the "Merger Consideration"): either (i) Cash Consideration of $20.00 and Warrant Consideration of 0.2 BJ Warrants expiring on the fifth anniversary of the closing date of the Merger (the "Closing Date") to purchase one share of BJ Common Stock (the "BJ Warrants") in substantially the form included with the Warrant Agreement, as amended, annexed to Appendix B to this Joint Proxy Statement/Prospectus ("Warrant Agreement"), at an initial exercise price of $30.00 per share of BJ Common Stock (subject to adjustment as provided in the Warrant Agreement) ("Warrant Consideration") or (ii) not less than 0.8989 shares nor more than 1.1594 shares of BJ Common Stock determined as described below under "-- Determination of Stock Consideration" and a corresponding number of BJ Rights (collectively, the "Stock Consideration") and the Warrant Consideration; provided, that the maximum number of shares of Western Common Stock (the "Cash Election Number") to be converted into the right to receive the Cash Consideration (in addition to the Warrant

Consideration) in the Merger shall be approximately equal to 50% of the number of shares of Western Common Stock outstanding immediately prior to the Effective Time of the Merger (less the number of Dissenting Shares and shares of Western Common Stock owned by Western, BJ Services or any subsidiary of either). As described below under "-- Election Procedures to Receive Cash or Stock Consideration," Western stockholders may elect to receive Stock Consideration or Cash Consideration in the Merger, subject to certain allocation and proration limitations. Neither fractional shares of BJ Common Stock nor fractions of BJ Warrants will be issued in connection with the Merger. A holder of Western Common Stock otherwise entitled to a fractional share of BJ Common Stock or a fractional BJ Warrant will be paid cash in lieu of such fractional interest.

       Determination of Stock Consideration. The Stock Consideration to be issued in the Merger for each share of Western Common Stock will be determined generally as follows: (i) if the Closing Price (as defined below) of BJ Common Stock is $17.25 or lower, 1.1594 shares of BJ Common Stock (provided that Western has the right under certain circumstances to terminate the Merger Agreement if the Closing Price falls below $14.00 per share; see "The Merger -- Termination"); (ii) if the Closing Price of BJ Common Stock is $22.25 or greater, 0.8989 shares of BJ Common Stock; or (iii) if the Closing Price of the BJ Common Stock is greater than $17.25 but less than $22.25, that portion of a share of BJ Common Stock equal to the quotient of $20.00 divided by the Closing Price of the BJ Common Stock. "Closing Price" means the average of the midpoint of the daily high and low trading prices per share of BJ Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the Closing Date. The Stock Consideration will also include a corresponding number of BJ Rights to purchase one one-hundredth of a share of BJ Preferred Stock, par value $1.00 per share, pursuant to the Rights Agreement, as amended, dated as of January 12, 1994 (the "BJ Rights Agreement").

       Warrant Consideration. The Warrant Consideration to be received in the Merger for each share of Western Common Stock will consist of 0.2 BJ Warrants to purchase one share of BJ Common Stock at an exercise price of $30.00 per share (subject to adjustment). The BJ Warrants will expire on the fifth anniversary of the Closing Date and will be issued pursuant to the Warrant Agreement. The BJ Warrants have been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol "BJS WS."

       Election Procedures to Receive Cash or Stock Consideration. Subject to allocation and proration described below, each record holder of shares of Western Common Stock (other than holders of Dissenting Shares and shares owned by Western, BJ Services or any subsidiary of either) will be entitled (i) to elect to receive Cash Consideration and Warrant Consideration (a "Cash Election"), (ii) to elect to receive Stock Consideration and Warrant Consideration (a "Stock Election") or (iii) to indicate that such record holder has no preference as to the receipt (in addition to Warrant Consideration) of Cash Consideration or Stock Consideration for such shares (a "Non-Election"). All such elections are to be made on a form of election (the "Election Form") to be mailed to Western stockholders of record as of the Record Date. Persons who become Western stockholders after the Record Date may obtain copies of the Election Form upon request from First Chicago Trust Company of New York (the "Exchange Agent") either in writing by mail to First Chicago Trust Company of New York, Tenders & Exchanges, P.O. Box 2563, Suite 4660, Jersey City, New Jersey 07303-2563, or by courier to First Chicago Trust Company of New York, Tenders & Exchanges, Suite 4680-BJS, 14 Wall Street, 8th Floor, New York, New York 10005, or by telephone at (201) 324-0137. Election Forms must be properly completed, signed and submitted to the Exchange Agent, accompanied by all stock certificates representing shares of Western Common Stock held by the person submitting the Election Form (or by appropriate guarantee of delivery as set
forth in the Election Form).   Election Forms must be received by the Exchange
Agent no later than 5:00 p.m., New York City time, on the business day that is two trading days prior to the Closing Date (the "Election Deadline"). The Closing Date is currently scheduled to be April 13, 1995. BJ Services will issue a public announcement of the anticipated Closing Date as soon as practicable, but in no event less than five trading days prior to such Closing Date. Until the Election Deadline, all such elections will be revocable. WESTERN STOCKHOLDERS WHO DO NOT SUBMIT THEIR STOCK CERTIFICATES WITH THEIR ELECTION FORMS (OR PROVIDE FOR AND COMPLY WITH THE REQUIREMENTS OF, GUARANTEED DELIVERY OF SUCH CERTIFICATES BY A U.S. INSTITUTION, AS SPECIFIED IN THE MERGER AGREEMENT ("GUARANTEED DELIVERY")) WILL BE DEEMED TO HOLD NON-ELECTION SHARES. Holders of record of Western Common Stock who hold such shares as nominees, trustees or in other such representative capacities may submit multiple Election Forms.

       BJ Services, in its sole and absolute discretion, may deem shares of Western Common Stock in respect of which a Non-Election is made (or deemed to have been made) (collectively, "Non-Election Shares") to be shares in respect of which either a Cash Election or Stock Election has been made.

       IN MAKING AN ELECTION FOR CASH CONSIDERATION OR STOCK CONSIDERATION, WESTERN STOCKHOLDERS ARE URGED TO CONSIDER THE POSSIBLE IMPACT OF THE FLUCTUATING MARKET VALUE OF BJ COMMON STOCK ON THE VALUE OF TOTAL CONSIDERATION RECEIVED IN THE MERGER. UNDER THE MERGER AGREEMENT, THE STOCK CONSIDERATION PER SHARE OF WESTERN COMMON STOCK WILL BE FIXED AT NOT LESS THAN 0.8989 SHARES AND NOT MORE THAN 1.1594 SHARES OF BJ COMMON STOCK IN ORDER TO APPROXIMATE AN ASSUMED VALUE OF $20.00 PER SHARE OF WESTERN COMMON STOCK BASED UPON THE CLOSING PRICE OF BJ COMMON STOCK, SUBJECT TO THE STATED MAXIMUM AND MINIMUM STOCK CONSIDERATION. IF THE CLOSING PRICE OF BJ COMMON STOCK IS LESS THAN $17.25 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED UPON THE CLOSING PRICE WILL BE LESS THAN $20.00. CONVERSELY, IF THE CLOSING PRICE OF BJ COMMON STOCK IS MORE THAN $22.25 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED
UPON THE CLOSING PRICE WILL BE MORE THAN  $20.00.   IN ANY EVENT, THERE IS NO
ASSURANCE THAT THE CLOSING PRICE (WHICH IS BASED UPON A 20-TRADING-DAY AVERAGE TRADING PRICE DETERMINED PRIOR TO THE CLOSING DATE) OF BJ COMMON STOCK WILL APPROXIMATE THE ACTUAL VALUE OF BJ COMMON STOCK AT THE CLOSING DATE OR AT ANY TIME THEREAFTER. THE FLUCTUATING MARKET VALUE OF BJ COMMON STOCK MAY ALSO AFFECT THE VALUE OF THE WARRANT CONSIDERATION RECEIVED IN THE MERGER, WHICH WILL ALSO BE AFFECTED BY WHETHER OR NOT A PUBLIC MARKET DEVELOPS FOR THE BJ WARRANTS AND, IF SO, THE FLUCTUATING MARKET VALUE OF THE BJ WARRANTS.

       WESTERN STOCKHOLDERS WHO PERFECT AN ELECTION MAY NOT RECEIVE THE ELECTED STOCK CONSIDERATION OR CASH CONSIDERATION IN FULL DUE TO PRORATION LIMITATIONS IN THE MERGER AGREEMENT, WHICH GENERALLY ARE DESIGNED TO EXCHANGE ONE-HALF OF THE OUTSTANDING SHARES OF WESTERN COMMON STOCK FOR STOCK CONSIDERATION AND ONE-HALF OF SUCH SHARES (INCLUDING DISSENTING SHARES) FOR CASH CONSIDERATION. WESTERN STOCKHOLDERS ARE ALSO URGED TO CONSIDER THE DIFFERING FEDERAL INCOME TAX CONSEQUENCES IN MAKING THE ELECTION, AS DISCUSSED BELOW.

       Proration of Merger Consideration. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Western Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares in respect of which Stock Elections are deemed to have been made will be converted into the right to receive Stock Consideration (in addition to Warrant Consideration), and the Cash Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) as follows: (i) Cash Election Shares will be deemed converted to Stock Election Shares, on a pro rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the other Stock Election Shares and all Non-Election Shares in respect of which Stock Elections are deemed to have been made, will equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted will be converted into the right to receive Stock Consideration (in addition to Warrant Consideration); and (ii) the remaining Cash Election Shares will be converted into the right to receive Cash Consideration (in addition to Warrant Consideration).

       In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made will be converted into the right to receive Cash Consideration (in addition to Warrant Consideration), and all Stock Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) as follows: (i) Stock Election Shares will be deemed converted into Cash Election Shares, on a pro rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the other Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made, will equal as closely as practicable the Cash Election Number, and all such shares of Western Common Stock so converted will be converted into the right to receive the Cash Consideration (in addition to Warrant Consideration); and (ii) the remaining Stock Election Shares will be converted into the right to receive the Stock Consideration (in addition to Warrant Consideration).

FUNDING RELATED TO THE MERGER

       BJ Services has entered into a commitment agreement with Bank of America National Trust and Savings Association ("Bank of America") pursuant to which Bank of America has agreed, subject to execution of a definitive credit agreement, the completion of satisfactory due diligence and certain other conditions, to advance up to $440 million to BJ Services to fund the Cash Consideration, to retire certain indebtedness of BJ Services and Western then outstanding and for working capital purposes. It is expected that Bank of America will syndicate a part of such credit facility to a group of financial institutions. For a description of such commitment agreement and the expected terms of the definitive credit agreement to be entered into among BJ Services, Bank of America and such group of lenders, see "Description of Certain Indebtedness of BJ Services -- New Bank Credit Facility." The Merger is not conditioned upon the concluding of such financing arrangements by BJ Services.

REASONS  FOR THE MERGER

       In reaching its conclusion that the terms of the Merger are fair to, and in the best interests of, BJ Services and the stockholders of BJ Services, BJ Services' Board of Directors considered a number of factors, including, among others, analyses of consolidation cost savings, potential business synergies, increased competitiveness produced by combining under-performing operations and projected accretion in earnings and cash flow with respect to the BJ Common Stock resulting from the Merger. BJ Services' Board of Directors also relied upon the opinion of Merrill Lynch & Co. ("Merrill Lynch"), financial advisor to BJ Services, that the consideration to be paid by BJ Services pursuant to the Merger, taken as a whole, is fair to BJ Services from a financial point of view.

       The Board of Directors of Western considered numerous factors in concluding that the Merger is fair to, and in the best interests of, Western and its stockholders (other than BJ Services). Such factors included, among others, the large premium over recent trading prices of Western Common Stock represented by the Merger, the fact that holders of 50% of the shares of Western Common Stock immediately prior to the Effective Time will initially own a substantial equity position in the combined company and the fact that Western stockholders receiving Stock Consideration will be able to participate in a larger oilfield services company with a more diversified geographic coverage than Western on a stand-alone basis, with the ability to generate significant operating efficiencies and cost savings as a result of the combination. Western's Board of Directors also relied upon the opinion of

Goldman, Sachs & Co. ("Goldman Sachs"), financial advisor to Western, that the consideration to be received by holders of Western Common Stock pursuant to the Merger Agreement is fair to the stockholders of Western.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

       THE BOARD OF DIRECTORS OF BJ SERVICES HAS UNANIMOUSLY APPROVED (A) THE MERGER AGREEMENT AND THE MERGER, THE PAYMENT OF THE MERGER CONSIDERATION PURSUANT THERETO AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, (B) THE AMENDMENT OF THE BJ SERVICES CHARTER PROPOSED IN BJ PROPOSAL NO. 2 AND (C) THE ADOPTION OF THE BJ 1995 INCENTIVE PLAN PROPOSED IN BJ PROPOSAL NO. 3, AND UNANIMOUSLY RECOMMENDS THAT BJ SERVICES STOCKHOLDERS VOTE
(X) FOR APPROVAL AND ADOPTION OF SUCH MATTERS SUBMITTED TO THEM IN CONNECTION WITH THE MERGER, INCLUDING THE ISSUANCE OF THE STOCK CONSIDERATION AND THE WARRANT CONSIDERATION PURSUANT THERETO, (Y) FOR THE AMENDMENT TO THE BJ SERVICES CHARTER INCREASING THE AUTHORIZED NUMBER OF SHARES OF BJ COMMON STOCK FROM 40,000,000 TO 80,000,000 AND (Z) FOR THE ADOPTION OF THE BJ 1995 INCENTIVE PLAN.

       THE BOARD OF DIRECTORS OF WESTERN HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT WESTERN STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

       At the November 17, 1994 meeting of the Board of Directors of BJ Services held to consider and vote on entering into the Merger Agreement, Merrill Lynch, financial advisor to BJ Services, delivered its oral opinion (subsequently confirmed in writing) to the Board of Directors of BJ Services to the effect that, as of such date, the consideration to be paid by BJ Services pursuant to the Merger, taken as a whole, is fair to BJ Services from a financial point of view.

       At its November 17, 1994 meeting to consider and vote on entering into the Merger Agreement, the Board of Directors of Western received an oral opinion, which was subsequently confirmed in writing, from Goldman Sachs, financial advisor to Western, that, as of that date, the consideration to be received by the holders of Western Common Stock pursuant to the Merger Agreement is fair to stockholders of Western.

       For information on the assumptions made, matters considered and limits of reviews by Merrill Lynch and Goldman Sachs, see "The Merger -- Opinions of Financial Advisors." Stockholders are urged to read in their entirety the full texts of the opinions of Merrill Lynch and Goldman Sachs, which are attached to this Joint Proxy Statement/Prospectus as Appendices C and D, respectively, and are incorporated herein by reference.

         In connection with Merrill Lynch's services as financial advisor to BJ Services, BJ Services has agreed to pay Merrill Lynch as compensation for its services a fee in the amount of $3,600,000 upon consummation of the Merger. BJ Services has paid Merrill Lynch fees of $300,000 that will be credited against such transaction fee. BJ Services has also agreed to reimburse Merrill Lynch for certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Merrill Lynch (and its employees and directors) against certain liabilities and expenses in connection with the Merger, including certain liabilities under the federal securities laws.

         In connection with Goldman Sachs' services as financial advisor to Western, Western has agreed to pay Goldman Sachs as compensation for its services a fee in the amount of 0.875% of the aggregate value of the consideration to be paid pursuant to the Merger Agreement to holders of shares of Western Common Stock and options to acquire such shares and the principal amount of indebtedness on Western's consolidated balance sheet. Western has paid Goldman Sachs a fee of $250,000 that will be credited against such transaction fee. Western has also agreed to reimburse Goldman Sachs for certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Goldman Sachs (and its employees and partners) against certain liabilities and expenses in connection with the Merger, including certain liabilities under the federal securities laws.

OTHER TERMS OF THE MERGER

       Fractional Interests. No fractional shares of BJ Common Stock or associated BJ Rights or fractions of Warrants will be issued pursuant to the Merger. In lieu of such fractional securities, each holder who would otherwise receive a fractional interest will receive (a) cash (without interest) in an amount equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Closing Price and/or (b) cash (without interest) in an amount equal to the product of such fraction of a BJ Warrant multiplied by the Warrant Current Market Price (as defined below under "The Merger -- Merger Consideration -- Western Options").

       Accounting Treatment. The Merger will be accounted for as a purchase by BJ Services in accordance with generally accepted accounting principles.

       Exchange of Western Stock Certificates. Stockholders of Western who wish to submit an Election Form should deliver their stock certificates (or provide for, and comply with the requirements of, Guaranteed Delivery) together with such Election Form to the Exchange Agent. Stock certificates should not be sent to BJ Services or Western. If a stockholder does not submit such holder's stock certificates with a properly completed Election Form (or provide for, and comply with the requirements of, Guaranteed Delivery), then promptly after the Closing Date, a letter of transmittal and instructions for surrendering stock certificates will be mailed to each such holder of Western Common Stock for use in exchanging such holder's stock certificates for BJ Warrants and certificates evidencing BJ Common Stock or cash, including cash in lieu of fractional shares.

       Promptly after completion of the allocation and election procedures relating to stockholder elections (described above under "-- Election Procedures to Receive Cash or Stock Consideration"), BJ Services will deposit or cause to be deposited with the Exchange Agent the applicable amounts of shares of BJ Common Stock, BJ Warrants and cash that comprise the Merger Consideration. Because Guaranteed Delivery permits the delivery of stock certificates up to five business days after the Effective Time, the shares of BJ Common Stock, BJ Warrants and cash issued and paid in the Merger will not be distributed until at least five business days after the Closing Date.

       Treatment of Western Options. Western has issued stock options ("Western Options") that as of February 15, 1995 entitled the holders thereof to purchase an aggregate of 974,165 shares of Western Common Stock, which options have exercise prices equal to or less than $19.00 per share and a weighted average exercise price of $8.30 per share. The Merger Agreement provides that immediately prior to the Effective Time all outstanding Western Options shall be cancelled and each holder of a cancelled Western Option shall be entitled to receive, as promptly as practicable after the Effective Time, an amount in cash equal to the product of (i) the total number of shares of Western Common Stock subject to such holder's option and (ii) the excess of (x) $20.00 plus the value assigned to the Warrant Consideration over (y) the exercise price of such option.

       Treatment of Western Convertible Debentures. The 7 1/4% Convertible Subordinated Debentures due January 15, 2015 of Western (the "Western Convertible Debentures") that are outstanding immediately prior to the Effective Time will remain outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation. After the Effective Time, each outstanding Western Convertible Debenture will be convertible into the amount of Stock Consideration and Warrant Consideration (and cash in lieu of fractional shares and fractional BJ Warrants) and Cash Consideration as the holder thereof would have had the right to receive if such Western Convertible Debentures had been converted immediately prior to the Closing Date and the holder had made a Stock Election as to 50% of such shares and a Cash Election as to the remaining 50%. As of March 1, 1995, approximately $88.8 million in aggregate principal amount of Western Convertible Debentures was outstanding.

       Certain Federal Income Tax Consequences. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes, no gain or loss will be recognized by BJ Services or Western as a result of the Merger. A citizen or resident of the United States or a domestic corporation (a "U.S. Holder") who holds Western Common Stock and exchanges such stock for Cash Consideration and Warrant Consideration generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash so received and the fair market value of the Warrant Consideration received and (ii) such U.S. Holder's tax basis in the shares of Western Common Stock so exchanged. A U.S. Holder of Western Common Stock who exchanges Western Common Stock solely for Stock Consideration and Warrant Consideration will realize gain or loss equal to the difference between the fair market value of the Stock Consideration and Warrant Consideration received and the U.S. Holder's adjusted tax basis in the Western Common Stock surrendered therefor. Such gain, if any, will be recognized, however, only to the extent of the fair market value of the Warrant Consideration received by such holder; any loss will not be recognized. A U.S. Holder of Western Common Stock who receives cash, BJ Common Stock and BJ Warrants in exchange for Western Common Stock will realize gain or loss equal to the difference between the fair market value of the BJ Common Stock and the BJ Warrants plus the amount of cash received, and the holder's adjusted tax basis in the Western Common Stock surrendered therefor. Such U.S. Holder's gain, if any, will be recognized, however, only to the extent of the cash and the fair market value of the BJ Warrants received by such U.S. Holder; any loss will not be recognized. The holding period of BJ Common Stock received in the Merger will include the holding period of the Western Common Stock surrendered therefor. Prior to the Effective Time, Western expects to receive an opinion from Sullivan & Cromwell, counsel to Western, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code. Receipt from Sullivan & Cromwell of this opinion is not, however, a condition to consummation of the Merger. Depending upon uncertain factual developments, it is possible that the Merger might not be treated as a reorganization within the meaning of Section 368(a) of the Code, as a result of which each Western stockholder would recognize gain in the amount of the difference between the fair market value of the BJ Common Stock and/or the amount of cash received plus the fair market value of the BJ Warrants received, and such holder's adjusted tax basis in the Western Common Stock exchanged therefor. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger -- Certain Federal Income Tax Consequences."

       Effective Time of the Merger. The Merger will become effective upon the proper filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware (the "Effective Time"). The Merger Agreement provides that BJ Services and Western will cause the Effective Time to occur as promptly as practicable after the approval by the stockholders of each of BJ Services and Western and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Merger Agreement.

       Governmental and Regulatory Approvals. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations of the Federal Trade Commission (the "FTC") promulgated thereunder (collectively, the "HSR Act"). The

HSR Act requires, among other things, that certain information regarding the Merger be furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and that certain waiting periods expire or terminate before the Merger is consummated. On November 18, 1994, BJ Services and Western filed notification reports in connection with the Merger with the Antitrust Division and the FTC pursuant to the HSR Act. On December 16, 1994, BJ Services and Western received a request from the Antitrust Division for additional information and documentary material in connection with the Merger, which extends the HSR Act waiting period until 20 days after both parties' substantive compliance therewith. On January 26, 1995 and January 27, 1995, respectively, Western and BJ Services filed additional information and documentary material with the Antitrust Division in response to such request and agreed with the Antitrust Division not to consummate the Merger until March 8, 1995. On March 7, 1995, the Antitrust Division agreed that it would not challenge the Merger subject to a restructuring involving the divestiture of certain of BJ Services' fracturing assets located in Brighton, Colorado.
BJ Services has entered into an agreement with Nowsco Well Service Ltd. ("Nowsco") for the sale of such assets, and certain nitrogen pumping assets located in Cortland, Ohio, which is scheduled to close concurrently with the closing of the Merger. Despite such agreement, there can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that BJ Services and Western will prevail.



       Neither BJ Services nor Western is aware of any other governmental or regulatory approvals required for the consummation of the Merger.

       Other Conditions to the Merger. In addition to obtaining requisite stockholder approvals, consummation of the Merger is subject to the satisfaction of a number of other conditions, including, among others, the following conditions: (i) no statute, rule or regulation shall have been enacted by any United States federal or state governmental, regulatory or administrative agency or authority that makes illegal or would prevent the consummation of the Merger; (ii) no injunction or other ruling by a court of competent jurisdiction or any federal or state governmental, regulatory or administrative agency or authority preventing the consummation of the Merger shall be in effect; (iii) any required post-effective amendment to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective under the Securities Act and such Registration Statement shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the BJ Common Stock and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) to be issued in the Merger shall have been complied with; and (iv) the shares of BJ Common Stock issuable to Western's stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

       The obligation of Western to consummate the Merger also is subject to the fulfillment at or prior to the Closing Date of the following additional conditions: (i) BJ Services shall have performed or complied with in all material respects its agreements and covenants contained in the Merger Agreement and the Senior Executive Termination Agreements (defined herein) required to be performed or complied with at or prior to the Closing Date and, subject to certain exceptions, the representations and warranties of BJ Services contained in the Merger Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date; and (ii) the Warrant Agreement shall have been executed and delivered by BJ Services. See "The Merger -- Conditions to the Consummation of the Merger."

       The obligation of BJ Services to consummate the Merger also is subject to the fulfillment at or prior to the Closing Date of the following additional conditions: (i) Western shall have performed or complied with in all material respects its agreements and covenants contained in the Merger Agreement required to be performed or complied with at or prior to the Closing Date and, subject to certain exceptions, the representations and warranties of Western contained in the Merger

Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date; and (ii) the amendment to the Western Stockholder Protection Rights Plan, as amended (the "Western Rights Plan"), adopted by the Board of Directors of Western prior to the execution of the Merger Agreement, shall be binding, valid and enforceable.

       Employee Benefits. For a discussion of Western's executive severance and termination agreements and benefits and incentive plans and the effect of the Merger on such benefit and incentive plans, see "The Merger -- Effect on Western Employee Benefit Plans and Employee Agreements."

       Interests of Certain Persons in the Merger. For a description of the interests of certain persons in the Merger (including pursuant to Western's termination and severance agreements, employee plans and indemnification arrangements, pursuant to certain arrangements for the appointment of three Western directors to the Board of Directors of BJ Services as of the Effective Time, and resulting from the possible vesting of certain outstanding stock options and performance stock units of BJ Services), see "The Merger -- Interests of Certain Persons in the Merger."

       No Solicitation. Western has agreed not to, and to cause its subsidiaries, affiliates, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a Western Alternative Transaction (as hereinafter defined), participate in any negotiations concerning, or provide to any other person any information or data relating to Western or its subsidiaries for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect a Western Alternative Transaction, or agree to or endorse any Western Alternative Transaction; provided, however, that Western or its Board of Directors may, under certain circumstances, take and disclose to the stockholders of Western a position with respect to any such Western Alternative Transaction that is required by applicable law; provided, further, that (i) the Board of Directors of Western may respond to an unsolicited request of a third party which executes a confidentiality agreement with Western by providing information under certain circumstances and participate in negotiations or have substantive discussions with a third party who makes an unsolicited, bona fide proposal regarding a Western Alternative Transaction, and cooperate with or assist or facilitate such third party in its attempt to effect such Western Alternative Transaction, and (ii) following receipt of an unsolicited, bona fide proposal from a third party regarding a Western Alternative Transaction, the Board of Directors of Western may withdraw or modify its recommendation of the Merger, in each case to the extent that the Board determines in good faith, based upon the advice of counsel, that such action may be required in order for the Board to act in a manner that is consistent with its fiduciary obligations under applicable law.

       "Western Alternative Transaction" generally means: (i) any business combination transaction (other than the Merger) involving Western in which another person would acquire beneficial ownership of at least 20% of the aggregate voting power of all voting securities of Western or the Surviving Corporation, as the case may be; (ii) any tender offer or exchange offer for any securities of Western which, if consummated, would result in another person becoming the beneficial owner of at least 20% or more of the aggregate voting power of all voting securities of Western; (iii) any sale or other disposition of the consolidated assets of Western (excluding the offshore drilling rigs) if the fair market value of such assets exceeds 20% of the aggregate fair market value of the consolidated assets of Western before giving effect to such sale or other disposition; (iv) the adoption by Western of a plan of liquidation, the declaration or payment by Western of an extraordinary dividend or the effectuation by Western of a recapitalization or other transaction which would involve either a change in Western's outstanding capital stock or a distribution of assets of any kind to stockholders; or (v) the repurchase by Western of shares of Western Common Stock representing at least 20% or more of the aggregate voting power of all voting securities of Western.

       Termination Fee; Expenses. Except as discussed in the next sentence, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expense. Under certain circumstances, BJ Services or Western may be required to pay the other a fee as well as reimburse the other for its expenses upon termination of the Merger Agreement. See "The Merger -- Termination Fees; Expenses."

       Standstill Agreements. If the Merger Agreement is terminated (i) by either BJ Services or Western because (a) either is prohibited by a final and nonappealable order or injunction of a United States federal or state court of competent jurisdiction from consummating the Merger (but only if the action giving rise to an order or injunction sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws) or
(b) the final terms of a consent decree between BJ Services and the Antitrust Division or the FTC (the "Consenting Parties") with respect to the Merger (the "Consent Decree Final Agreement") have not been agreed to by the Consenting Parties (as confirmed by Western), or an order of a Federal District Court adjudging that the Merger does not violate the federal antitrust laws shall not have been issued (such Consent Decree Final Agreement or court order being collectively referred to as the "Antitrust Disposition Action") by a specified date; (ii) by either BJ Services or Western because the stockholders of BJ Services fail to approve the Merger Agreement and the issuance of the Stock Consideration and Warrant Consideration in the Merger; or (iii) by Western, because the Closing Price is below $14.00 and BJ Services has not offered to amend the Merger Agreement so that each share of Western Common Stock which is the subject of a Stock Election will be converted into a number of shares of BJ Common Stock having the same aggregate value based on the actual Closing Price as the aggregate value of the number of shares of BJ Common Stock into which such shares of Western Common Stock would have been converted if the Closing Price had been $14.00; then for five years after the date of such termination in the case of clauses (i) and (ii) and for two years after the date of termination in the case of clause (iii), BJ Services, its successors and its affiliates will be prohibited from taking certain actions with respect to Western (including acting to control or influence, or seeking to control or influence, Western or the management, Board of Directors, policies or affairs of Western). If clause (i) above is applicable and BJ Services has paid the termination fee to Western, Western will be prohibited from taking any of the actions set forth above with respect to BJ Services for five years after such termination. For a more detailed description of such provisions, see "The Merger -- Standstill Agreements."

       Termination or Amendment of the Merger Agreement. The Merger Agreement is subject to termination at the option of either BJ Services or Western if the Merger is not consummated on or before August 31, 1995 (which date may be extended by mutual agreement of the Boards of Directors of BJ Services and Western), and prior to such time upon the occurrence of certain specified events. The Merger Agreement may be amended or supplemented at any time by agreement of BJ Services and Western, or any provision of the Merger Agreement may be waived at any time by the Board of Directors of the party which is, or the stockholders which are, entitled to the benefits thereof, by action taken by their respective Boards of Directors; provided, that, after any stockholder approval of the Merger Agreement, no amendment may be made which alters or changes the Merger Consideration or alters or changes any other terms of the Merger Agreement without further stockholder approval if such amendment adversely affects the rights of the holders of Western Common Stock.

       Indemnification. The Merger Agreement provides that from and after the Closing Date, present and former officers and directors of Western shall be indemnified by the Surviving Corporation against liabilities and costs arising out of matters existing or occurring at or prior to the Closing Date, to the fullest extent allowed by law. Upon consummation of the Merger, the Surviving Corporation has agreed to use its best efforts to maintain in effect certain of Western's directors and officers liability insurance coverage for a period of three years.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

       The officers of BJ Services will continue as the officers of the Surviving Corporation after the Merger. Pursuant to the Merger Agreement, at the Effective Time, the size of BJ Services' Board of Directors will be increased to 10, and David A. B. Brown, William J. Johnson and Michael E. Patrick (current outside directors of Western) will become members of BJ Services' Board of Directors, appointed to fill such vacancies. For a more detailed description of such individuals' background and of the anticipated business and operational benefits of the Merger, see "Management and Operations After the Merger."

APPRAISAL RIGHTS

       In connection with the Merger, holders of Western Common Stock will be entitled to demand appraisal rights under Section 262 of the DGCL, subject to satisfaction by such stockholder of the conditions for appraisal rights established by Section 262. Section 262 is set forth in full in Appendix E to this Joint Proxy Statement/Prospectus. Holders of BJ Common Stock are not entitled to such appraisal rights. See "The Merger -- Dissenters' Appraisal Rights."

                              BJ PROPOSAL NO. 2

       At the BJ Services Special Meeting, stockholders of BJ Services will also be asked to approve BJ Proposal No. 2, a proposed amendment to the BJ Services Charter, to increase the authorized number of shares of BJ Common Stock from 40,000,000 shares to 80,000,000 shares. The affirmative vote of a majority of the outstanding shares of BJ Common Stock is required to approve BJ Proposal No. 2. Abstentions and broker nonvotes will have the effect of a vote against such proposal. For a further description of such proposed amendment to the BJ Services Charter, see "BJ Proposal No. 2: Proposed Increase in Authorized Shares of BJ Common Stock."

       THE BOARD OF DIRECTORS OF BJ SERVICES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BJ SERVICES VOTE FOR THE AMENDMENT TO THE BJ SERVICES CHARTER INCREASING THE AUTHORIZED NUMBER OF SHARES OF BJ COMMON STOCK FROM 40,000,000 TO 80,000,000. Consummation of the Merger is not subject to or conditioned upon stockholder approval of BJ Proposal No. 2. If BJ Proposal No. 2 is approved by the requisite vote of stockholders, however, BJ Proposal No. 2 will not be implemented unless the Merger is consummated.

                              BJ PROPOSAL NO. 3

       At the BJ Services Special Meeting, stockholders of BJ Services will be asked to approve BJ Proposal No. 3, the adoption of the BJ 1995 Incentive Plan. The BJ 1995 Incentive Plan provides for the issuance of up to an aggregate of 1,500,000 shares of BJ Common Stock, through the grant of stock awards (including stock options, Performance Stock, Performance Units and Bonus Stock) and of cash awards (including Tandem Cash Tax Rights, Performance Cash Awards and Bonus Cash Awards) to key employees and officers. The affirmative vote of holders of a majority of the total shares of BJ Common Stock present in person or represented by proxy and entitled to vote at the BJ Services Special Meeting is required to approve BJ Proposal No. 3. Any abstention will have the effect of a vote against such proposal. Broker nonvotes will not affect the outcome of BJ Proposal No. 3. For a further description of such proposed amendment to the BJ Stock Incentive Plan, see "BJ Proposal No. 3: Proposed Adoption of the BJ 1995 Incentive Plan."

       THE BOARD OF DIRECTORS OF BJ SERVICES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BJ SERVICES VOTE FOR THE ADOPTION OF THE BJ 1995 INCENTIVE PLAN. Consummation of the Merger is not subject to or conditioned upon stockholder approval of BJ Proposal No. 3. If BJ Proposal No. 3 is approved by the requisite vote of stockholders, however, BJ Proposal No. 3 will not be implemented unless the Merger is consummated.

                         MARKET PRICE AND DIVIDEND DATA

       Trading Markets and Prices. BJ Common Stock is traded on the NYSE under the symbol "BJS" and the Western Common Stock is traded on the NYSE under the symbol "WSN." Following the Merger, the BJ Common Stock will continue to be traded on the NYSE, the BJ Warrants will be listed for trading under the symbol "BJS WS," and Western Common Stock will cease to be traded on the NYSE and there will be no further market for such stock. In the event the Merger is not consummated, Western Common Stock will continue to be traded on the NYSE. The following table sets forth the range of the high and low per share sales prices for the BJ Common Stock and the Western Common Stock for the periods indicated, as reported on the NYSE Composite Trading Tape. Neither BJ Services nor Western has paid any dividends during such periods in respect of its common stock.

                                                   BJ SERVICES               WESTERN
                                                   COMMON STOCK           COMMON STOCK
                                                 ---------------         ---------------
                                                 HIGH        LOW         HIGH        LOW
                                                 ----        ---         ----        ---
FISCAL YEAR ENDED SEPTEMBER 30, 1992
Quarter ended December 31, 1991 . . . .        $20.50      $13.25      $ 7.00     $ 3.88
Quarter ended March 31, 1992  . . . . .         15.50       11.00        5.50       3.00
Quarter ended June 30, 1992 . . . . . .         16.50       10.00        4.25       2.75
Quarter ended September 30, 1992  . . .         17.63       12.63        5.50       3.13

FISCAL YEAR ENDED SEPTEMBER 30 , 1993
Quarter ended December 31, 1992 . . . .        $18.00      $14.25      $ 6.38     $ 4.38
Quarter ended March 31, 1993  . . . . .         23.00       13.63       13.00       5.25
Quarter ended June 30, 1993 . . . . . .         31.63       21.00       16.88      10.25
Quarter ended September 30, 1993  . . .         30.00       20.00       18.88      14.50

FISCAL YEAR ENDED SEPTEMBER 30, 1994
Quarter ended December 31, 1993 . . . .        $26.50      $18.00      $19.25     $11.63
Quarter ended March 31, 1994  . . . . .         22.50       17.50       15.38       9.75
Quarter ended June 30, 1994 . . . . . .         22.38       17.38       12.88       9.75
Quarter ended September 30, 1994  . . .         22.13       18.25       18.38      10.63

FISCAL YEAR ENDED SEPTEMBER 30, 1995
Quarter ended December 31, 1994 . . . .        $21.00      $16.25      $18.75     $15.63
Quarter (through March 7, 1995) . . . .        $18.88      $15.50      $18.88     $16.50

       The closing sales price per share of BJ Common Stock reported on the NYSE Composite Trading Tape on (i) September 12, 1994 (the date immediately preceding the public announcement by BJ Services of its written offer to acquire Western) was $18.88, (ii) November 16, 1994 (the date immediately preceding the public announcement of the Merger) was $20.00 and (iii) March 7, 1995 was $18.63. The number of holders of record of BJ Common Stock as of March 15, 1995 was approximately 400.

       The closing sales price per share of Western Common Stock reported on the NYSE Composite Tape on (i) September 12, 1994 (the date immediately preceding the public announcement by BJ Services of its written offer to acquire Western) was $12.25, (ii) November 16, 1994 (the date immediately preceding the public announcement of the Merger) was $18.00 and (iii) March 7,
1995 was $18.88.   The number of holders of record of Western Common Stock as of March 15, 1995 was approximately 5,000.

       BJ Services Dividend Policy. BJ Services does not currently intend to pay dividends on its outstanding shares of Common Stock, and there can be no assurance that it will pay dividends at any time in the future. It is anticipated that for the foreseeable future any earnings generated from operations will be retained for use in BJ Services' business. Any future determination as to the payment of dividends will be at the discretion of the BJ Services Board of Directors and will depend upon BJ Services' operating results, financial condition and capital requirements, and such other factors as the Board of Directors may deem relevant.

       BJ Services' existing bank credit agreement limits dividends on its Common Stock to an amount equal to 50% of cumulative net income from July 1, 1990. Additional restrictions on the payment of dividends on the BJ Services' Common Stock are imposed by the Note Agreements governing the 9.2% Senior Notes due August 1, 1998 of BJ Services. Pursuant to the commitment agreement between BJ Services and Bank of America, it is contemplated that the definitive credit agreement to be entered into among BJ Services, Bank of America and a group of lenders will restrict the payment of dividends unless certain financial tests are satisfied. See "Description of Certain Indebtedness of BJ Services."

SUMMARY HISTORICAL FINANCIAL INFORMATION

       The following tables set forth certain selected historical consolidated financial information for BJ Services and Western and are based upon the respective historical financial statements of each company included in or incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical consolidated financial information for each entity corresponds to its respective annual reporting period, which is the fiscal year ending September 30 for BJ Services and December 31 for Western. It is anticipated that upon consummation of the Merger, the fiscal year of BJ Services will continue to end on September 30.

       Since its initial public offering in 1990, BJ Services has not paid any dividends or other equity distributions to its stockholders. BJ Services expects that, for the foreseeable future, any earnings will be retained for the development of BJ Services' business and, accordingly, no dividends will be declared on the BJ Common Stock.

(Tables on following page)

                     BJ SERVICES COMPANY AND SUBSIDIARIES
                CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

                                                        Three Months
                                                           Ended
                                                        December 31,
                                                        (UNAUDITED)                     YEAR ENDED SEPTEMBER 30,
                                                      ---------------       ------------------------------------------------
                                                      1994       1993       1994       1993        1992      1991       1990
                                                      ----       ----       ----       ----        ----      ----       ----
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenue . . . . . . . . . . . . . . . . . . .     $119,415   $104,757   $434,476   $394,363   $330,028   $390,296   $350,217
  Cost of sales and services  . . . . . . . . .      105,460     92,904    391,022    351,337    296,044    338,287    302,490
  General and administrative  . . . . . . . . .        6,104      5,635     22,709     22,825     20,523     21,748     18,598
  Restructuring charge and asset writedowns (1)                                                   15,700
  Operating income (loss) . . . . . . . . . . .        7,851      6,218     20,745     20,201     (2,239)    30,261     29,129
  Interest expense, net . . . . . . . . . . . .       (2,170)    (1,356)    (6,654)    (4,914)    (2,512)    (2,424)      (839)
  Other income (expense), net . . . . . . . . .          401       (452)    (1,183)     1,551        559      3,296        549
  Income tax expense (benefit)  . . . . . . . .        1,338        838      2,006      1,593     (3,657)     5,170      9,187
  Net income (loss) before cumulative
   effect of accounting change. . . . . . . . .        4,744      3,572     10,770     14,561     (1,104)    24,422     18,483
  Cumulative effect of change in accounting
   principle, net of tax(6) . . . . . . . . . .                 (10,400)   (10,400)
  Net income (loss) . . . . . . . . . . . . . .        4,744     (6,828)       370     14,561     (1,104)    24,422     18,483
  Net income (loss) per share (2) . . . . . . .          .30       (.43)       .02        .94       (.08)      1.88      1 .42

OTHER DATA:
  Depreciation and amortization (3)   . . . . .     $  6,675   $  6,205   $ 25,335   $ 24,170   $ 12,742   $ 14,497   $ 12,625
  Capital expenditures (4)  . . . . . . . . . .        6,093     10,458     39,345     37,350     26,197     34,588     20,089
  Operating income before depreciation and
    amortization(5) . . . . . . . . . . . . . .       14,526     12,423     46,080     44,371     10,503     44,758     41,754

FINANCIAL POSITION DATA (AT END OF PERIOD):
  Property, net . . . . . . . . . . . . . . . .     $195,192   $151,332   $198,844   $183,962   $171,420   $134,139   $114,618
  Total assets  . . . . . . . . . . . . . . . .      411,172    384,701    410,066    369,531    328,799    265,686    239,254
  Long-term debt  . . . . . . . . . . . . . . .       74,700     97,550     74,700     84,500     55,500     31,000     24,000
  Stockholders' equity  . . . . . . . . . . . .      195,287    181,425    189,927    187,132    134,794    135,307    111,444
  Book value per share  . . . . . . . . . . . .        12.43

______________________

(1) See Note 3 of the Notes to Consolidated Financial Statements for BJ Services' restructuring charge and asset writedowns in 1992.

(2)    Assumes 13 million pro forma shares outstanding during 1990.

(3) In October 1991, BJ Services revised the estimated salvage values and remaining useful lives of certain of its U.S. pumping services equipment to more closely reflect expected remaining lives. The effect of this change in accounting estimate resulted in a decrease of $2.9 Million, or $.22 per share, in BJ Services' net loss for 1992.

(4)    Excluding acquisitions of businesses.

(5) Operating income before depreciation and amortization is a supplemental financial measurement used by BJ Services in the evaluation of its business and presented solely as a supplemental disclosure, and should not be construed as an alternative to operating income or to cash flows from operating activities, or any other measure of financial performance in accordance with generally accepted accounting principles.

(6) See Note 9 of the Notes to Consolidated Financial Statements for BJ Services' change in its method of accounting for postretirement benefits other than pensions.

            THE WESTERN COMPANY OF NORTH AMERICA AND SUBSIDIARIES
                CONSOLIDATED HISTORICAL FINANCIAL INFORMATION


                                                                                 YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------------------------
                                                             1994           1993          1992        1991         1990
                                                           --------       --------      --------    --------     --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenues  . . . . . . . . . . . . . . . . . . . . .      $342,501       $294,073      $225,353    $224,378     $246,747
  Cost of sales and services  . . . . . . . . . . . .       319,468        264,408       214,690     223,059      225,273
  General and administrative  . . . . . . . . . . . .         9,956          9,674         8,805       8,879       11,429
  Operating income (loss) . . . . . . . . . . . . . .        13,077         19,991         1,858      (7,560)      10,045
  Interest expense, net . . . . . . . . . . . . . . .        (8,796)        (8,852)        9,348      (9,049)      (8,010)
  Merger related expenses, writedowns and other . . .       (21,118)(1)     (7,132)(2)        --          --       (3,594)
  Provision for income taxes  . . . . . . . . . . . .           495            627           353          --           --
  Income (loss) from continuing operations before
    extraordinary gains (losses)  . . . . . . . . . .       (17,332)         3,380        (7,843)    (16,609)      (1,559)
  Disontinued operations, net of income taxes(3). . .        (4,197)        35,321         9,510      11,188        4,101
  Extraordinary gains (losses), net of income taxes              --        (25,713)(4)    (1,223)         --        1,635
  Net income (loss) . . . . . . . . . . . . . . . . .       (21,529)        12,988           444      (5,421)       4,177
  Income (loss) from continuing operations before
    extraordinary gains (losses) per share. . . . . .         (0.95)          0.18         (0.44)      (1.07)       (0.12)
  Net income (loss) per share . . . . . . . . . . . .         (1.18)           .70           .02        (.35)         .32
OTHER DATA:
  Depreciation and amortization . . . . . . . . . . .      $ 18,814       $ 14,589      $ 14,887    $ 14,478     $ 11,850
  Capital expenditures. . . . . . . . . . . . . . . .        28,002         63,712        38,773      46,285       32,336
  Operating income before depreciation and                   31,891         34,580        16,745       6,918       21,895
    amortization(5) . . . . . . . . . . . . . . . . .
FINANCIAL POSITION DATA (AT END OF PERIOD):
  Property, net . . . . . . . . . . . . . . . . . . .      $186,095       $228,816      $311,235    $297,293    $ 271,076
  Total assets. . . . . . . . . . . . . . . . . . . .       353,701        488,385       431,970     421,891      396,693
  Long-term debt. . . . . . . . . . . . . . . . . . .        90,909         90,910       186,261     160,454      175,716
  Stockholders' equity  . . . . . . . . . . . . . . .       179,149        200,447       175,405     174,136      131,249
  Book value per share  . . . . . . . . . . . . . . .          9.80


_______________________
(1) Merger-related expenses of $21.1 million represent costs associated with the expected merger with BJ Services and include investment banker, legal and accounting fees, certain severance costs and other miscellaneous expenses. In addition to the expenses recorded in 1994, additional legal fees and certain other expenses related to the Merger are expected to be incurred and recorded in 1995.

(2) The writedown of pressure pumping assets and other in 1993 totaled $7.1 million and included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal as well as various other non-operating costs.

(Footnotes continued on following page)

(3) Western formalized a plan in November 1994 to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations. The results of discontinued operations were as follows:



                                                   1994       1993       1992       1991       1990
                                                   ----       ----       ----       ----       ----
                                                                    (in thousands)
     Revenues  . . . . . . . . . . . . . . . . .   $22,609    $64,676    $89,613    $89,840    $77,040
                                                   =======    =======    =======    =======    =======
     Income from discontinued operations:
       Operating income  . . . . . . . . . . . .   $ 2,429    $ 4,161    $13,919    $17,138    $ 9,563
       Other income (loss):
         Gains on sales of offshore drilling rigs       --     59,161         --         --         --
         Writedowns of offshore drilling rigs           --    (18,328)        --         --         --
         Interest expense                               --         --     (1,333)    (3,360)     (3,784)
                                                   -------    -------    -------    -------    -------
       Income from discontinued operations
          before income taxes  . . . . . . . . .     2,429     44,994     12,586     13,778      5,779
       Provision for income taxes  . . . . . . .       152      9,673      3,076      2,590      1,678
                                                   -------    -------    -------    -------    -------
                                                     2,277     35,321      9,510     11,188      4,101
                                                   -------    -------    -------    -------    -------
      Loss on disposal, net of income tax benefit
        in 1994, of $(152) . . . . . . . . . . .    (6,474)        --         --         --         --
                                                   -------    -------    -------    -------    -------
                                                   $(4,197)   $35,321    $ 9,510    $11,188    $ 4,101
                                                   =======    =======    =======    =======    =======

(4) During March 1994, Western purchased through a tender offer $97.8 million face amount of 12 7/8% Senior Notes. The aggregate purchase price of these 12 7/8% Senior Notes was $117.3 million, resulting in an extraordinary loss of $25.7 million ($1.38 per share) including unamortized original issue costs of $3.2 million, unamortized original issue discount of $2.3 million and offering costs of $0.7 million. The extraordinary loss was accrued during the fourth quarter of 1993.

(5) Operating income before depreciation and amortization is a supplemental financial measurement used by Western in the evaluation of its business and is presented solely as a supplemental disclosure, and should not be construed as an alternative to operating income or to cash flows from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles.

         SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

       The following tables set forth certain unaudited pro forma combined financial information giving effect to the Merger accounted for as a purchase in accordance with generally accepted accounting principles. The information below may not be indicative of the results that actually would have occurred if the Merger had been consummated on the dates indicated or which will be obtained in the future. The following presentation assumes that (i) immediately prior to the Merger all outstanding Western Options are cancelled in consideration for a cash payment equal to the difference between $21.00 and the exercise price for each cancelled option and (ii) for purposes of determining the total number of outstanding shares of Western Common Stock to be converted into Merger Consideration, all of Western's Convertible Debentures are converted into shares of Western Common Stock prior to the Merger. The summary pro forma financial data for the periods indicated have been derived from the unaudited pro forma combined financial statements and related notes appearing elsewhere in this Joint Proxy Statement/Prospectus. For Western, the amounts included in the Operating Data (i) for the year ended September 30, 1994 were derived by combining the last three months of its fiscal year ended December 31, 1993 and the first nine months of its fiscal 1994 and (ii) for the quarter ended December 31, 1994 were derived from the information for such quarter, in each case in order to conform with the fiscal year of BJ Services.

                                                           THREE
                                                       MONTHS ENDED         YEAR ENDED
                                                     DECEMBER 31, 1994  SEPTEMBER 30, 1994(1)
                                                     -----------------  ---------------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenue . . . . . . . . . . . . . . . . . . . . . . .   $  213,345      $  763,313
  Cost of sales and services. . . . . . . . . . . . . .      186,029         679,844
  General and administrative. . . . . . . . . . . . . .        6,781          25,307
  Operating income  . . . . . . . . . . . . . . . . . .       20,535          58,162
  Interest expense, net (4) . . . . . . . . . . . . . .        6,551          19,001
  Other income (expense), net . . . . . . . . . . . . .         (531)        (11,928)(2)
  Income from continuing operations before
    extraordinary loss and accounting change  . . . . .        9,206          18,862(2)
  Income per share from continuing operations before
    extraordinary loss and accounting change  . . . . .          .34             .69(2)
  Average shares outstanding (3). . . . . . . . . . . .       27,452          27,401
OTHER DATA:
  Depreciation and amortization . . . . . . . . . . . .   $   14,884      $   55,196
  Capital expenditures  . . . . . . . . . . . . . . . .       10,451          59,903
  Operating income before depreciation and
     amortization (5)   . . . . . . . . . . . . . . . .       35,419      $  113,358
FINANCIAL POSITION DATA (AT END OF PERIOD):
  Property, net . . . . . . . . . . . . . . . . . . . .   $  434,287
  Total assets  . . . . . . . . . . . . . . . . . . . .    1,014,364
  Long-term debt (4)  . . . . . . . . . . . . . . . . .      338,642
  Stockholders' equity. . . . . . . . . . . . . . . . .      433,507
  Book value per common share . . . . . . . . . . . . .        15.79

_______________________
(1) The pro forma financial data presented in this table assumes a Closing Price of $20.00 per share of BJ Common Stock. Within a certain range, any change from a $20.00 Closing Price will increase or decrease the number of shares of BJ Common Stock to be issued in the Merger. See "The Merger -- Merger Consideration."
(2) Includes $6.9 million writedown of pressure pumping assets and other. See Note 12 of Western's Notes to Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.
(3) Assumes the conversion of all Western Convertible Debentures and the issuance of 11.7 million shares of BJ Common Stock in connection with the Merger.
(4) Assumes that BJ Services will utilize borrowings under a proposed credit facility to fund the Cash Consideration, to retire certain of its then outstanding indebtedness and to use for working capital purposes. An assumed rate of 5.125% and 6.625% for the year ended September 30, 1994 and the three months ended December 31, 1994, respectively, was used in preparing the pro forma information included herein, reflecting the rates that would have been in effect under such credit facility during such periods had the Merger occurred at October 1, 1993. Borrowings under such credit facility will bear interest at a floating rate equal to the sum of LIBOR plus a fixed rate. If borrowings had been made under such credit facility on March 1, 1995, the applicable interest rate thereon would have been 6.750%. See "Description of Certain Indebtedness of BJ Services -- New Bank Credit Facility."
(5) Operating income before depreciation and amortization is a supplemental financial measurement used by BJ Services in the evaluation of its business and is presented solely as a supplemental disclosure, and should not be construed as an alternative to operating income or to cash flows from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles.

                    DESCRIPTION OF THE COMPANIES' BUSINESSES


BJ SERVICES

       General. BJ Services, whose operations trace back to Byron Jackson Company (which was founded in 1872), was organized in 1990 under the corporate laws of the State of Delaware. BJ Services is a leading provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. BJ Services' pressure pumping services consist of well cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. These services are provided through domestic and international locations to customers in most of the major oil and natural gas producing regions of the United States, the Gulf of Mexico, Latin America, Europe, Asia, Africa and the Middle East. BJ Services believes that it is the third largest provider of pressure pumping services worldwide, with a particularly strong presence in the Alaskan North Slope, the Gulf of Mexico, the North Sea, Indonesia and most of Latin America. During its fiscal year ended September 30, 1994, BJ Services generated approximately 88% of its revenue from pressure pumping services and 12% of its revenue from product and equipment sales and other oilfield services. Other oilfield services include casing and tubing services provided to the oil and gas exploration and production industry and commissioning and leak detection services provided to offshore platforms and pipelines, primarily in the United Kingdom. These operations were acquired in September 1992 in connection with BJ Services' acquisition of Salvesen (Oilfield Technology) Limited. During fiscal year 1994, BJ Services generated approximately 48% of its revenue from domestic operations and 52% from international operations.

PUMPING SERVICES AND OTHER BUSINESS ACTIVITIES

       Pressure Pumping Services. BJ Services' cementing services, which accounted for approximately 39% of BJ Services' total revenue during fiscal 1994, consist of blending cement and water with various solid and liquid additives to create a slurry that is pumped into a well between the casing and the wellbore. BJ Services' stimulation services accounted for approximately 49% of BJ Services' total revenue during fiscal 1994 and consist of hydraulic fracturing, acidizing, sand control, nitrogen and coiled tubing services designed to improve the flow of oil and gas from producing formations. BJ Services believes that as production continues to decline in key producing fields of the U.S. and certain international regions, the demand for fracturing and other stimulation services is likely to increase. BJ Services has recently increased its pressure pumping capabilities in certain international markets.

       Other Business Activities. BJ Services' other business activities, including product and equipment sales for cementing and stimulation services, as well as casing and tubing services and commissioning and leak detection services, accounted for 12% of BJ Services' total revenue during fiscal 1994. Product and equipment sales to customers are generally made in the course of providing cementing and stimulation services to customers, and BJ Services generally does not sell proprietary products to other companies involved in well servicing. Casing services principally consist of installing (or "running") pipe in a wellbore to protect the structural integrity of the wellbore and to seal various zones in the well. These services are primarily provided during the drilling and completion phases of a well. Tubing services, which consist of running pipe inside the casing to improve the flow of oil and gas, are principally provided during workovers. Leak detection services involve the inspection and testing of the integrity of pipe connections in offshore drilling and production platforms, onshore and offshore pipelines and industrial plants, and are provided during the commissioning, decommissioning, installation or construction stages of these infrastructures, as well as during routine maintenance checks.

ENGINEERING AND SUPPORT SERVICES

       BJ Services maintains a manufacturing and research and development center near Houston, Texas. BJ Services' research and development organization is divided into three distinct areas--Petroleum Engineering, Instrumentation Engineering and Mechanical Engineering. The Petroleum

Engineering laboratory specializes in designing fluids with enhanced performance characteristics in the fracturing, acidizing and cementing operations (i.e., "frac fluids" and "cement slurries"). In addition to fluids technology, BJ Services' Petroleum Engineering group develops and supports a wide range of proprietary software utilized in the monitoring of both cement and stimulation job parameters. BJ Services' monitoring and control instrumentation, developed by its Instrumentation Engineering group, complements its products and equipment and provides customers with desired real-time monitoring of critical applications. BJ Services' Mechanical Engineering group is responsible for the design and manufacturing of virtually all of BJ Services' primary pumping and blending equipment, except for some peripheral support equipment generic to the industry that is purchased externally.

MANUFACTURING

       In addition to the engineering facility, BJ Services' technology and research center houses its main equipment and instrumentation manufacturing facility. This operation currently occupies approximately 65,000 square feet and includes complete fabrication, engine and transmission rebuilding, pump manufacturing and assembly capabilities. BJ Services also has ancillary manufacturing facilities in Singapore and Scotland. BJ Services employs outside vendors for some fabrication but is not dependent on any one source.

COMPETITION



       Pressure Pumping Services. BJ Services competes with larger pumping service companies, in particular the Halliburton Company ("Halliburton") and Dowell Schlumberger Incorporated, a division of Schlumberger Ltd. ("Dowell Schlumberger"), in all areas of the U.S. in which BJ Services participates and in most international regions. In addition, Western and Nowsco Well Service Ltd. ("Nowsco") compete with BJ Services in the U.S. and some international regions. Nowsco has recently been expanding its presence in the U.S. market through acquisitions and increased capital investment. BJ Services recently agreed to sell certain fracturing and nitrogen pumping assets located in Brighton, Colorado and Cortland, Ohio to Nowsco, which sale is scheduled to close concurrently with the closing of the Merger. Several other companies compete with BJ Services in certain areas of the U.S. and in certain foreign countries. The principal methods of competition which apply to BJ Services' business are its prices, service record and reputation in the industry. While Halliburton and Dowell Schlumberger are significantly larger in terms of overall sales, BJ Services is an effective competitor, particularly in the Alaskan North Slope, the North Sea, Indonesia, the Gulf of Mexico and Latin America.



       Other Services. BJ Services believes that it is one of the largest suppliers of casing and tubing services in the U.K. North Sea and the second largest supplier of such services in Germany. The largest provider of casing and tubing services in Europe is Weatherford International. In the U.K., casing and tubing services are typically provided under long-term contracts which limit the opportunities to compete for business until the end of the contract term. In continental Europe, shorter-term contracts are typically available for bid by the provider of casing and tubing services. BJ Services believes it and Nowsco are the largest suppliers of commissioning and leak detection services in the U.K. North Sea.

MARKETS AND CUSTOMERS

       General. Demand for BJ Services' services and products depends primarily upon the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the number of well completions and the level of workover activity worldwide. BJ Services' principal customers consist of major and independent oil and gas producing companies.

       United States. BJ Services provides its services to its U.S. customers through a network of approximately 60 locations, a majority of which offer both cementing and stimulation services. Demand for BJ Services' cementing services in the U.S. is primarily driven by oil and natural gas drilling activity, which is affected by the current and anticipated prices of oil and natural gas. Due to weak energy prices, drilling activity in the U.S. has declined more than 75% from its peak in 1981, and record low drilling activity levels were experienced in 1986 and 1992. These events have led to the withdrawal by BJ Services from several low activity regions, including Canada and Kansas in 1992 and Abilene, Texas and Casper and Riverton, Wyoming in 1994. In addition, pumping service companies have been unable to recapitalize their aging U.S. fleets due to the inability to generate adequate returns on new capital investments. After allocation of corporate expenses, BJ Services' U.S. operations have incurred operating losses in two of the last three years.

       International. BJ Services operates in approximately 40 locations in the major international oil and natural gas producing areas of Latin America, Europe, Africa, Asia and the Middle East. BJ Services generally provides services to its international customers through wholly owned foreign subsidiaries. Additionally, BJ Services operates through nine joint venture companies, five of which it controls and in four of which it holds a minority position. The international market is dominated by major oil companies and national oil companies, which tend to have different objectives and more operating flexibility than the typical independent producer in the U.S. International activities have been increasingly important to BJ Services' results of operations since 1992, when it implemented a strategy to expand its international presence.

       In general, BJ Services operates in those international areas where it can achieve and maintain both a significant share position and an attractive return on its investment. BJ Services' major international revenue and income-producing operations are in Norway, the United Kingdom and the North Sea in the European market; Indonesia and Malaysia in the Asian market; and Argentina, Venezuela and Ecuador in the Latin American market. Foreign operations are subject to special risks that can materially affect the sales and profits of BJ Services, including currency exchange rate fluctuations, the impact of inflation, governmental expropriation, exchange controls, political instability and other risks.

       For information with respect to BJ Services' financial position at September 30 and at December 31, 1994, and results of operations for the year and quarter then ended, see BJ Services' Consolidated Financial Statements and the Notes thereto.

WESTERN

       The Western Company of North America was founded in 1939 and incorporated in 1950 under the laws of the State of Delaware. Western provides well stimulation, cementing, sand control and coiled tubing services, referred to collectively as pressure pumping services, to oil and gas companies operating in the continental United States, the Gulf of Mexico and certain foreign countries and previously engaged in offshore contract drilling in international areas. Western also provides production and industrial chemicals to the oil, gas, refining and petrochemical industries in the United States.

PRESSURE PUMPING SERVICES

       Western's pressure pumping services consist of well stimulation, cementing, sand control and limited coiled tubing services used in the completion of new oil and gas wells and in remedial work on existing wells. Stimulation services include hydraulic fracturing and acidizing programs which are designed to improve the flow of oil and gas from new and existing wells. Cementing services are used primarily to cement casing pipe inside an oil or gas well to allow selective production among formations and to prevent migration of fluids between formations. Sand control services are used primarily for areas exhibiting formation sand problems. Coiled tubing services involve the injection of coiled tubing into wells to perform various applications and functions for use in well servicing operations. Western provides its pressure pumping services in most of the active hydrocarbon producing basins in the continental United States and in the Gulf of Mexico. Demand for Western's pressure pumping services is closely tied to drilling and completion activity which, in turn, is related to current and projected prices for oil and natural gas.

       Stimulation services include both hydraulic fracturing and acidizing. The hydraulic fracturing process is used to increase the production of oil and gas from formations having such low permeability that the natural flow of fluid or gas is restricted. Due to reservoir characteristics, fracturing services are more likely to be required for deeper, onshore wells than offshore wells in the United States. The fracturing process consists of pumping a fluid gel into a cased well at sufficient pressure to fracture the formation. Acidizing involves pumping large volumes of specially-formulated acids into a reservoir to dissolve barriers and enlarge crevices in the formation, thereby eliminating obstacles to the flow of oil and gas. It is also used to clean out materials which build up over time in producing formations and, in some instances, to remedy damage that may be caused by solids in drilling fluids.

       Sand control services are required for new wells and the workover of existing wells in areas exhibiting formation sand problems. Virtually all sand control activity in the United States occurs in the soft, unconsolidated sandstone formations found offshore in the Gulf of Mexico and along the Gulf Coast and utilizes "gravel pack" methods. The goal of a gravel-packed completion is to allow the well to produce sand-free while maintaining a high production rate. In order to accomplish this, special gravel pack tools are used to place sized gravel inside the casing perforations and around a slotted or screen liner in the wellbore. The gravel pack holds back the formation sand during production.

       In July 1994, Western acquired the coiled tubing business of Coiltech, Inc. of Longview, Texas for $3.1 million in cash. Since completing such acquisition, Western has offered limited coiled tubing services to its customers, in addition to its other pressure pumping services.

       In addition to Western's pressure pumping equipment and well stimulation vessel, it also owns a manufacturing complex and distribution center in Fort Worth, Texas. Western leases the space it occupies as its principal executive offices in Houston, Texas and its research and engineering center located in The Woodlands, Texas, north of Houston.

SPECIALTY CHEMICALS

       Specialty chemicals and technical services are provided through a division of Western to the oil, gas, refining and petrochemical industries. This product line includes corrosion and scale inhibitors as well as process chemicals and paraffin control for the treatment of oil wells and for refining, gas processing plant and petrochemical facility maintenance and flow improvement.

CONTRACT DRILLING SERVICES

       Over the past year and a half, Western has disposed of its fleet of offshore drilling rigs and withdrawn from the offshore contract drilling business. On December 16, 1994, Western completed the sale of its semi-submersible offshore drilling rig, Alaskan Star, for $11.8 million. The gain on this sale was minimal. Additionally, on February 10, 1995, Western completed the sale of its last remaining offshore drilling rig, the semi-submersible Western Pacesetter IV, for $37.2 million, resulting in a pre-tax loss of $6.7 million being recorded from this sale.

1994 FINANCIAL RESULTS

       For information with respect to Western's financial position at December 31, 1994, and results of operations for the year then ended, see Western's Consolidated Financial Statements and the Notes thereto and other information set forth in the Management's Discussion and Analysis of Western included as an exhibit to the registration statement of which this Joint Proxy Statement/Prospectus is a part and incorporated herein by reference.

                              THE SPECIAL MEETINGS

TIME, DATE AND PLACE OF THE SPECIAL MEETINGS

       This Joint Proxy Statement/Prospectus is being furnished to the holders of BJ Common Stock in connection with the solicitation of proxies by the Board of Directors of BJ Services for use at the BJ Services Special Meeting to be held on Thursday, April 13, 1995, in the Elm Room of The Houstonian Conference Center, located at 111 North Post Oak Lane, Houston, Texas, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof.

       This Joint Proxy Statement/Prospectus is also being furnished to the holders of Western Common Stock in connection with the solicitation of proxies by the Board of Directors of Western for use at the Western Special Meeting to be held on Thursday, April 13, 1995, in the Camelia Room of The Houstonian Conference Center, located at 111 North Post Oak Lane, Houston, Texas, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof.

         On February 13, 1995, the Board of Directors of Western amended the bylaws of Western to provide that the annual meeting of the stockholders of Western shall be held on such date as the Board of Directors may determine rather than on the first Monday of May each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

       BJ Services Proposals. At the BJ Services Special Meeting, holders of BJ Common Stock will consider and vote upon the BJ Proposals, consisting of the following:

              (i) BJ Proposal No. 1, to approve and adopt the Merger Agreement and the issuance of the Stock Consideration and Warrant Consideration pursuant to the Merger Agreement;

              (ii) BJ Proposal No. 2, to approve an amendment to the BJ Services Charter in order to increase the authorized number of shares of BJ Common Stock from 40,000,000 shares to 80,000,000 shares;

              (iii) BJ Proposal No. 3, to approve the adoption of the BJ 1995 Incentive Plan; and

              (iv) to act on such other matters as may properly be brought before the BJ Services Special Meeting or any adjournment(s) or postponement(s) thereof.

       Assuming no change in the number of shares of Western Common Stock outstanding at the Effective Time from the number outstanding on the record date for the Western Special Meeting except for the conversion of the outstanding Western Convertible Debentures into Western Common Stock and the exercise of Western stock options prior to the Merger, up to approximately 14,193,000 shares of BJ Common Stock and up to approximately 4,897,000 BJ Warrants will be issued in the Merger in exchange for Western Common Stock. A total of up to approximately 4,897,000 additional shares of BJ Common Stock will be reserved for issuance upon the exercise of BJ Warrants issued in the Merger and, to the extent that Western Convertible Debentures are not converted into Western Common Stock and options to purchase Western Common Stock are not exercised prior to the Merger, fewer shares of BJ Common Stock will be issued in the Merger and a corresponding number of shares of BJ Common Stock will be reserved for issuance upon the subsequent conversion of the Western Convertible Debentures. See "The Merger -- Merger Consideration -- Western Convertible Debentures" and "The Merger -- Merger Consideration -- Western Options."

       Western Proposal. At the Western Special Meeting, holders of Western Common Stock will consider and vote upon approving and adopting the Merger Agreement and the Merger and such other matters as may properly be brought before the Western Special Meeting.

       Boards of Directors' Recommendations. BJ SERVICES' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED (i) THE MERGER AGREEMENT AND THE MERGER, THE PAYMENT OF THE MERGER

CONSIDERATION, INCLUDING THE ISSUANCE OF THE STOCK CONSIDERATION AND WARRANT CONSIDERATION, PURSUANT TO THE MERGER AGREEMENT AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, (ii) THE AMENDMENT TO THE BJ SERVICES CHARTER PROPOSED IN BJ PROPOSAL NO. 2 AND (iii) THE ADOPTION OF THE BJ 1995 INCENTIVE PLAN PROPOSED IN BJ PROPOSAL NO. 3, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BJ SERVICES VOTE (x) FOR APPROVAL AND ADOPTION OF SUCH MATTERS SUBMITTED TO THEM PURSUANT TO BJ PROPOSAL NO. 1 IN CONNECTION WITH THE MERGER, INCLUDING THE ISSUANCE OF THE STOCK CONSIDERATION AND WARRANT CONSIDERATION PURSUANT THERETO, (y) FOR THE AMENDMENT TO THE BJ SERVICES CHARTER INCREASING THE AUTHORIZED NUMBER OF SHARES OF BJ COMMON STOCK FROM 40,000,000 TO 80,000,000 PURSUANT TO BJ PROPOSAL NO. 2 AND (z) FOR THE ADOPTION OF THE BJ 1995 INCENTIVE PLAN.

       WESTERN'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT WESTERN'S STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT MEETINGS; RECORD DATES

       BJ Services. BJ Services has established March 15, 1995, as the Record Date for the determination of stockholders entitled to notice of and to vote at the BJ Services Special Meeting. Only holders of record of BJ Common Stock at the close of business on the Record Date are entitled to vote at the BJ Services Special Meeting. On March 15, 1995, BJ Services had outstanding and entitled to vote 15,717,270 shares of BJ Common Stock, each of which is entitled to one vote per share. On such date, there were approximately 400 holders of record of BJ Common Stock.

       As of March 15, 1995, directors and executive officers of BJ Services and their affiliates beneficially owned approximately 3.2% of the outstanding shares of BJ Common Stock. Each such director and executive officer has advised BJ Services that he or she intends to vote or direct the vote of all shares of BJ Common Stock over which he or she has voting control for (i) the approval and adoption of the Merger Agreement and the issuance of the Stock Consideration and Warrant Consideration pursuant to the Merger Agreement, (ii) BJ Proposal No. 2, the proposed amendment to the BJ Services Charter to increase the authorized number of shares of BJ Common Stock to 80,000,000 and
(iii) BJ Proposal No. 3, the proposed adoption of the BJ 1995 Incentive Plan.

       Western. Western has established March 15, 1995, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Western Special Meeting. Only holders of record of Western Common Stock at the close of business on the Record Date are entitled to vote at the Western Special Meeting. On March 15, 1995, Western had outstanding and entitled to vote 18,288,037 shares of Western Common Stock, each of which is entitled to one vote per share. On such date, there were approximately 5,000 holders of record of Western Common Stock.

       As of March 15, 1995, directors and executive officers of Western and their affiliates beneficially owned approximately 5.7% of the outstanding shares of Western Common Stock. Each such director and executive officer has advised Western that he or she intends to vote or direct the vote of all shares of Western Common Stock over which he or she has voting control for the approval and adoption of the Merger Agreement.

       As of March 15, 1995, BJ Services owned 1,000 shares of Western Common Stock.

VOTE REQUIRED

       BJ Services. The following votes of the holders of BJ Common Stock are required to approve the BJ Proposals:

              (i) With respect to BJ Proposal No. 1, the affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock will be required pursuant to the provisions of the DGCL and in accordance with the rules of the NYSE to approve the Merger Agreement and the issuance of the BJ Common Stock (and associated BJ Rights) and BJ Warrants pursuant to the Merger Agreement. Holders of BJ Common Stock are not entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. See "The Merger -- Dissenters' Appraisal Rights."

              (ii) With respect to BJ Proposal No. 2, the affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock is required to approve the amendment to the BJ Services Charter.

              (iii) With respect to BJ Proposal No. 3, the affirmative vote of holders of a majority of the total shares of BJ Common Stock present in person or represented by proxy and entitled to vote at the BJ Services Special Meeting is required to approve the adoption of the BJ 1995 Incentive Plan.

       Any abstention with respect to the Merger proposal, the amendment of the BJ Services Charter or the adoption of the BJ 1995 Incentive Plan will have the effect of a vote against such proposals. Any broker nonvote will not affect the outcome of the proposal regarding the BJ 1995 Incentive Plan, but a broker nonvote will have the effect of a vote against the Merger proposal and the amendment of the BJ Services Charter. The failure of holders of BJ Common Stock to sign and return their proxy will have the same effect as voting against the Merger proposal and the amendment of the BJ Services Charter. Consummation of the Merger is not subject to or conditioned upon stockholder approval of either BJ Proposal No. 2 or BJ Proposal No. 3. If approved by the stockholders of BJ Services, however, neither the proposed amendment to the BJ Services Charter nor the BJ 1995 Incentive Plan will be implemented unless the Merger is consummated.

       Western. Pursuant to the Restated Certificate of Incorporation of Western, the affirmative vote of the holders of 66 2/3% of the outstanding shares of Western Common Stock is required to approve and adopt the Merger Agreement. Abstentions and broker nonvotes will have the effect of a vote against the proposal, as will the failure of holders of Western Common Stock to sign and return a proxy. In connection with the Merger, holders of Western Common Stock will be entitled to demand appraisal rights under Section 262 of the DGCL, subject to satisfaction by such stockholder of the conditions for perfection of appraisal rights established by Section 262. See "The Merger -- Dissenters' Appraisal Rights."

BJ SERVICES PROXIES

       Shares of BJ Common Stock represented by proxies received by BJ Services prior to or at the BJ Services Special Meeting will be voted in accordance with the instructions contained therein. Shares of BJ Common Stock represented by proxies for which no instruction is given will be voted FOR each of the BJ Proposals.

       Holders of BJ Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to insure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later dated proxy with respect to the same shares or by giving notice thereof to BJ Services in writing or at the BJ Services Special Meeting at any time prior to the vote on the matters to be considered at the BJ Services Special Meeting. Presence at the BJ Services Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

       The Board of Directors of BJ Services is aware of no matters to be presented at the BJ Services Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the BJ Services Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

WESTERN PROXIES

       Shares of Western Common Stock represented by proxies received by Western prior to or at the Western Special Meeting will be voted in accordance with the instructions contained therein. Shares of Western Common Stock represented by proxies for which no instruction is given will be voted FOR approval and adoption of the Merger Agreement and the other transactions contemplated thereby.

       Holders of shares of Western Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to insure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later dated proxy with respect to the same shares or by giving notice thereof to Western in writing or at the Western Special Meeting at any time prior to the vote on the matters to be considered at the Western Special Meeting. Presence at the Western Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

       The Board of Directors of Western is aware of no matters to be presented at the Western Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the Western Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

       See "The Merger -- Election Procedure" for a description of the procedures by which holders of Western Common Stock may elect, subject to certain limitations, to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) in exchange for their shares of Western Common Stock upon consummation of the Merger.

SOLICITATION OF PROXIES

       MacKenzie Partners ("MacKenzie") has been retained to solicit proxies on behalf of BJ Services, and Georgeson & Company, Inc. ("Georgeson") has been retained to solicit proxies on behalf of Western, for a fee of up to $7,500 and $10,000, respectively, plus out-of-pocket expenses in each case. BJ Services and Western will each bear the cost of the solicitation of proxies from their respective stockholders. In addition to solicitation by MacKenzie and Georgeson, officers and regular employees of BJ Services and Western, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from their respective stockholders by telephone, telegram or otherwise. BJ Services and Western will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold BJ Common Stock and Western Common Stock, respectively.

                                   THE MERGER


GENERAL

       BJ Services and Western have entered into the Merger Agreement, which provides that, subject to the satisfaction of the conditions thereof (see "-- Conditions to the Consummation of the Merger"), Western will be merged into BJ Services and BJ Services will be the Surviving Corporation in the Merger. As soon as practicable after the closing under the Merger Agreement, the Certificate of Merger will be filed with the Secretary of State of the State of Delaware, and the time of such filing will be the Effective Time of the Merger unless otherwise provided in the Certificate of Merger.

       THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND THE FIRST AMENDMENT THERETO, COPIES OF WHICH ARE INCLUDED AS APPENDIX A AND APPENDIX B, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED IN THEIR ENTIRETY HEREIN BY THIS REFERENCE.

MERGER CONSIDERATION

       Western Common Stock. Except for shares owned by Western, BJ Services or any subsidiary of Western or BJ Services (which will be cancelled at the Effective Time), fractional interests and Dissenting Shares, each share of Western Common Stock outstanding immediately prior to the Effective Time will be converted at the Effective Time into the right to receive (without interest) from BJ Services the Merger Consideration consisting of (i) Cash Consideration of $20.00 and Warrant Consideration of 0.2 BJ Warrants or (ii) Stock Consideration (including a corresponding number of BJ Rights) and Warrant Consideration, in each case as the holder thereof shall have elected or be deemed to have elected as described in "-- Election Procedure" below; provided, that the Cash Election Number (which is the maximum number of shares of Western Common Stock to be converted into the right to receive Cash Consideration and Warrant Consideration in the Merger) shall be equal to (i) 50% of the number of shares of Western Common Stock outstanding immediately prior to the Effective Time of the Merger less (ii) the sum of (A) the number of Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to the provisions set forth in "-- Election Procedure" below, and (B) the number of shares of Western Common Stock owned immediately prior to the Effective Time directly or indirectly by Western, BJ Services or any subsidiary of Western or BJ Services (which will be cancelled). The Stock Election Number (which is the number of shares of Western Common Stock to be converted into the right to receive Stock Consideration and Warrant Consideration in the Merger) shall be equal to the number of shares of Western Common Stock outstanding immediately prior to the Effective Time of the Merger less the sum of (i) the Cash Election Number, (ii) the number of Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to the provisions set forth in "-- Election Procedure" below and (iii) the number of shares of Western Common Stock owned immediately prior to the Effective Time by Western, BJ Services or any subsidiary of Western or BJ Services (which will be cancelled). For a description of the BJ Warrants, see "-- Description of the Warrant Agreement," below.

       "Stock Consideration" will be determined as follows: (i) if the Closing Price (the average of the midpoint of the daily high and low trading prices per share of BJ Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the Closing Date) is $17.25 or lower, 1.1594 shares of BJ Common Stock (provided that Western has the right to terminate the Merger Agreement under certain circumstances if the Closing Price falls below $14.00 per share; see "-- Termination"); (ii) if the Closing Price of BJ Common Stock is $22.25 or greater, 0.8989 shares of BJ Common Stock; or (iii) if the Closing Price of BJ Common Stock is greater than $17.25 but less than $22.25, that portion of a share of BJ Common

Stock equal to the quotient of $20.00 divided by the Closing Price of BJ Common Stock. In each case, Stock Consideration includes a corresponding number of associated BJ Rights.

       Western Convertible Debentures. The Western Convertible Debentures which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby. Following the Effective Time, each outstanding Western Convertible Debenture will be convertible into the amount of Stock Consideration, Cash Consideration and Warrant Consideration which the holder thereof would have had the right to receive after the Effective Time if such Western Convertible Debenture had been converted immediately prior to the Effective Time and the holder thereof had made an election to receive Stock Consideration and Warrant Consideration with respect to 50% of such holder's Western Convertible Debentures and an election to receive Cash Consideration and Warrant Consideration with respect to the remaining 50% of such holder's Western Convertible Debentures. At March 1, 1995, approximately $88.8 million in principal amount of Western Convertible Debentures was issued and outstanding (which are convertible into approximately 5,221,000 shares of Western Common Stock).

       The indenture governing the Western Convertible Debentures (the "Subordinated Indenture") provides that holders of Western Convertible Debentures have the right to require Western to redeem, at 101% of the principal amount thereof plus accrued and unpaid interest to the redemption date, all or part of their Western Convertible Debentures, subject to certain conditions, in the event of a change in control of Western. Consummation of the Merger will constitute a change in control of Western as defined in the Subordinated Indenture, as a consequence of which holders of Western Convertible Debentures will thereafter have the right to require the Surviving Corporation to redeem all or part of their Western Convertible Debentures at such redemption price.

       Western Senior Notes. The 12 7/8% Senior Notes due December 1, 2002 of Western ("Western Senior Notes") that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby. At March 1, 1995, approximately $2.2 million principal amount of Western Senior Notes was outstanding.

       Western Options. Immediately prior to the Effective Time, each outstanding Western Option (whether or not then exercisable) shall be cancelled by Western and each holder of a cancelled Western Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such Western Option, an amount in cash equal to the product of (i) the total number of shares of Western Common Stock subject to such holder's Western Option and (ii) the excess, if any, of (x) $20.00 plus the "Warrant Consideration Value" (as hereinafter defined) over (y) the exercise price per share of the Western Common Stock previously subject to such Western Option. The "Warrant Consideration Value" shall be equal to the greater of (i) $1.00 or (ii) 0.2 multiplied by the "Warrant Current Market Price" (as defined below). The "Warrant Current Market Price" means the average of the midpoint of the daily high and low trading prices of BJ Warrants, rounded to four decimal places, on a when-issued basis as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the Closing Date or, if the BJ Warrants are not then admitted to trading on the NYSE on a when-issued basis, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are admitted to trading on a when-issued basis or, if the BJ Warrants are not admitted to trading on any national securities exchange on a when- issued basis, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ, of BJ Warrants on a when-issued basis. If on any such trading day the BJ Warrants are not quoted on a when issued basis by any such organization, the 20-trading day period referred to above shall be reduced by the number of such trading days on which the BJ Warrants are not so quoted. If the BJ Warrants are not quoted on a when-issued basis on any trading day during such 20-trading-day period, the Warrant Current Market Price shall be deemed to be $5.00.

ELECTION PROCEDURE

       Subject to allocation and proration, each record holder of shares of Western Common Stock (other than Dissenting Shares, if any, which will not be treated as Non-Election Shares, and shares owned immediately prior to the Effective Time directly or indirectly by Western, BJ Services or any subsidiary of Western or BJ Services, which shares will be cancelled) outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such share (in addition to Warrant Consideration) (i) Cash Consideration or (ii) Stock Consideration or to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration (in addition to Warrant Consideration) for such shares. Shares of Western Common Stock in respect of which a Non-Election is made (collectively, "Non-Election Shares") shall be deemed by BJ Services, in its sole and absolute discretion, to be shares in respect of which Cash Elections or Stock Elections have been made. SHARES OF WESTERN COMMON STOCK IN RESPECT OF WHICH A VALID ELECTION IS NOT MADE WILL BE DEEMED TO BE NON-ELECTION SHARES.

       The Election Form for making the elections referred to above is being mailed to holders of record of Western Common Stock with this Joint Proxy Statement/Prospectus. FOR A FORM OF ELECTION TO BE EFFECTIVE, HOLDERS OF WESTERN COMMON STOCK MUST PROPERLY COMPLETE, SIGN AND SUBMIT SUCH FORM OF ELECTION, AND SUCH FORM, TOGETHER WITH CERTIFICATES FOR THE SHARES OF WESTERN COMMON STOCK TO WHICH SUCH FORM RELATES, DULY ENDORSED IN BLANK OR OTHERWISE IN A FORM ACCEPTABLE FOR TRANSFER ON THE BOOKS OF WESTERN (OR BY APPROPRIATE GUARANTEE OF DELIVERY AS SET FORTH IN SUCH FORM), MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE FIRST CHICAGO TRUST COMPANY OF NEW YORK, TENDERS & EXCHANGES, IF BY MAIL, TO P.O. BOX 2563, SUITE 4660, JERSEY CITY, NEW JERSEY 07303-2563 OR, IF BY COURIER, TO SUITE 4680 - BJS, 14 WALL STREET, 8TH FLOOR, NEW YORK, NEW YORK 10005, AND NOT WITHDRAWN, BY THE ELECTION DEADLINE. THE CLOSING DATE IS CURRENTLY SCHEDULED TO BE APRIL 13, 1995, WHICH WOULD RESULT IN AN ELECTION DEADLINE OF APRIL 11, 1995. BJ SERVICES WILL ISSUE A PUBLIC ANNOUNCEMENT OF THE ANTICIPATED CLOSING DATE AS SOON AS PRACTICABLE BUT IN NO EVENT LESS THAN FIVE TRADING DAYS PRIOR TO SUCH CLOSING DATE .

       BJ Services shall determine in its sole and absolute discretion whether Forms of Election have been properly completed, signed and submitted or revoked. The determinations of BJ Services in such matters will be conclusive and binding.

       An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. If such election is revoked, any certificate(s) representing shares of Western Common Stock which have been submitted to the Exchange Agent will be returned without charge to the holder. Upon any such revocation, unless a duly completed Election Form is thereafter submitted, such shares shall be Non-Election Shares. WESTERN STOCKHOLDERS WHO DO NOT SUBMIT THEIR STOCK CERTIFICATES WITH THEIR ELECTION FORMS (OR PROVIDE FOR AND COMPLY WITH THE REQUIREMENTS OF GUARANTEED DELIVERY OF SUCH CERTIFICATES BY A U.S. INSTITUTION, AS SPECIFIED IN THE MERGER AGREEMENT) WILL BE DEEMED TO HOLD NON-ELECTION SHARES. Holders of record of Western Common Stock who hold such shares as nominees, trustees or in other such representative capacities may submit multiple Election Forms.

       IN MAKING AN ELECTION FOR CASH CONSIDERATION OR STOCK CONSIDERATION, WESTERN STOCKHOLDERS ARE URGED TO CONSIDER THE POSSIBLE IMPACT OF THE FLUCTUATING MARKET VALUE OF BJ COMMON STOCK ON THE VALUE OF TOTAL CONSIDERATION RECEIVED IN THE MERGER. UNDER THE MERGER AGREEMENT, THE STOCK CONSIDERATION PER SHARE OF WESTERN COMMON STOCK WILL BE FIXED AT NOT LESS THAN 0.8989 SHARES AND NOT MORE THAN 1.1594 SHARES OF BJ COMMON STOCK IN ORDER TO APPROXIMATE AN ASSUMED VALUE OF $20.00 PER SHARE OF WESTERN COMMON STOCK BASED UPON THE CLOSING PRICE OF BJ COMMON STOCK, SUBJECT TO THE STATED MAXIMUM AND MINIMUM STOCK CONSIDERATION. IF THE CLOSING PRICE OF BJ COMMON STOCK IS LESS THAN $17.25 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED UPON THE CLOSING PRICE WILL BE LESS THAN $20.00. CONVERSELY, IF THE CLOSING PRICE OF BJ COMMON STOCK IS MORE THAN $22.25 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED
UPON THE CLOSING PRICE WILL BE MORE THAN  $20.00.   IN ANY EVENT, THERE IS NO
ASSURANCE THAT THE CLOSING PRICE (WHICH IS BASED UPON A 20-TRADING-DAY AVERAGE TRADING PRICE DETERMINED PRIOR TO THE CLOSING DATE) OF BJ COMMON STOCK WILL APPROXIMATE THE ACTUAL VALUE OF BJ COMMON STOCK AT THE CLOSING DATE OR AT ANY TIME THEREAFTER. THE FLUCTUATING MARKET VALUE OF BJ COMMON STOCK MAY ALSO AFFECT THE VALUE OF THE WARRANT CONSIDERATION RECEIVED IN THE MERGER, WHICH WILL ALSO BE AFFECTED BY WHETHER OR NOT A PUBLIC MARKET DEVELOPS FOR THE BJ WARRANTS AND, IF SO, THE FLUCTUATING MARKET VALUE OF THE BJ WARRANTS.

       WESTERN STOCKHOLDERS WHO PERFECT AN ELECTION MAY NOT RECEIVE THE ELECTED STOCK CONSIDERATION OR CASH CONSIDERATION IN FULL DUE TO PRORATION LIMITATIONS IN THE MERGER AGREEMENT, WHICH GENERALLY ARE DESIGNED TO EXCHANGE ONE-HALF OF THE OUTSTANDING SHARES OF WESTERN COMMON STOCK FOR STOCK CONSIDERATION AND ONE-HALF OF SUCH SHARES (INCLUDING DISSENTING SHARES) FOR CASH CONSIDERATION. WESTERN STOCKHOLDERS ARE ALSO URGED TO CONSIDER THE DIFFERING FEDERAL INCOME TAX CONSEQUENCES IN MAKING THE ELECTION, AS DISCUSSED BELOW.

PRORATION

       If the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Western Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares in respect of which Stock Elections are deemed to have been made will be converted into the right to receive Stock Consideration (in addition to Warrant Consideration), and the Cash Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) as follows: (i) Cash Election Shares will be deemed converted to Stock Election Shares, on a pro rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the other Stock Election Shares and all Non-Election Shares in respect of which Stock Elections are deemed to have been made, will equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted will be converted into the right to receive Stock Consideration (in addition to Warrant Consideration); and (ii) the remaining Cash Election Shares will be converted into the right to receive Cash Consideration (in addition to Warrant Consideration).

       If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made will be converted into the right to receive Cash Consideration (in addition to Warrant Consideration), and all Stock Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) as follows: (i) Stock Election Shares will be deemed converted into Cash Election Shares, on a pro rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the other Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made, will equal as closely as practicable the

Cash Election Number, and all such shares of Western Common Stock so converted will be converted into the right to receive the Cash Consideration (in addition to Warrant Consideration); and (ii) the remaining Stock Election Shares will be converted into the right to receive the Stock Consideration (in addition to Warrant Consideration).

PROCEDURES FOR EXCHANGE OF CERTIFICATES; THE PAYMENT FUND

       Upon the surrender of each certificate (a "Certificate") that prior to the Effective Time represented shares of Western Common Stock, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of Western Common Stock formerly represented by such Certificate in exchange therefor, and such Certificate shall forthwith be cancelled. No interest will be paid or will accrue on Merger Consideration.

       As of or promptly after the Effective Time, BJ Services shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the holders of shares of Western Common Stock, for exchange as provided herein, the aggregate Merger Consideration.

       The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, subject to the limitations described in the Merger Agreement with respect to the quality of such investments.

       Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of BJ Common Stock, Certificates and other documents in its possession relating to the Merger, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration, without any interest or dividends or other payments thereon.

       After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Western Common Stock. If, after the Effective Time, Certificates formerly representing shares of Western Common Stock are presented to the Surviving Corporation or the Exchange Agent, they will be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration.

       No dividends or other distributions declared or made after the Effective Time with respect to shares of BJ Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of BJ Common Stock such holder is entitled to receive and no cash payment in lieu of fractional interests shall be paid to any such holder until the surrender of such Certificate in accordance with the Merger Agreement.

       BJ Services shall not be liable to any holder of shares of Western Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

FRACTIONAL INTERESTS

       No certificates or scrip representing fractional shares of BJ Common Stock or fractions of BJ Warrants will be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder or warrantholder of BJ Services. In lieu of any such fractional securities, each holder of shares of Western Common Stock who would otherwise have been entitled to receive a fraction of a share of BJ Common Stock (and associated BJ Right) or a fraction of a BJ Warrant (after taking into account all shares of Western Common Stock then held of record by such holder) shall receive (a) cash (without interest) in an amount equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Closing Price and/or (b) cash (without interest) in an amount equal to the product of such fraction of a BJ Warrant multiplied by the Warrant Current Market Price.

BACKGROUND OF THE MERGER

       On numerous occasions during the two years preceding July 1994, Mr. J.W. Stewart, Chairman of the Board and Chief Executive Officer of BJ Services, engaged in discussions with Mr. Sheldon R. Erikson, Chairman of the Board and Chief Executive Officer of Western, concerning the possibility of the combination of Western and BJ Services. In July 1994, BJ Services retained Merrill Lynch to provide financial advice and assistance in connection with a possible combination of Western and BJ Services, including performing valuation and financial analyses.

       None of the discussions mentioned in the preceding paragraph resulted in a common agreement regarding a possible combination of the two companies. On July 29, 1994, Mr. Stewart delivered a letter to Mr. Erikson outlining a contemplated proposal that BJ Services acquire Western in a merger transaction. In this letter, Mr. Stewart proposed that Western stockholders would receive in the merger transaction $18.50 in cash per share for one-half of the outstanding shares of Western Common Stock and shares of BJ Common Stock having the same current market value as the cash consideration for the remaining shares of Western Common Stock. For a discussion of the factors that led to the decision of BJ Services to make this merger proposal, see "-- Reasons for the Merger; Recommendations of the Boards of Directors -- BJ Services Reasons for the Merger" below.

       Western's Board of Directors considered BJ Services' contemplated merger proposal at its regular quarterly meeting on August 8, 1994 and concluded that it was not then appropriate to enter into negotiations with respect to a sale of Western. Mr. Erikson informed Mr. Stewart of the Western Board's conclusion on August 15, 1994. Additional discussions between Messrs. Stewart and Erikson took place in late August 1994, but those discussions did not result in an agreement to combine the two companies. On September 13, 1994, Mr. Stewart delivered to Mr. Erikson, and publicly disclosed, a second letter expressing BJ Services' continued interest in consummating the previously described merger transaction. Western subsequently retained Goldman Sachs and Alexander Corporate Financial Consulting, Inc. to provide financial advice and assistance in connection with BJ Services' merger proposal, including performing valuation and financial analyses.

       On September 22, 1994, Western's Board of Directors met with Goldman Sachs, who advised the Western Board that the then pending BJ Services merger proposal was inadequate. The Western Board then authorized its representatives to meet with representatives of BJ Services to further examine legal and structural issues in connection with the proposed merger in order to determine whether a transaction could be identified that would serve the best interests of the stockholders of both companies. Following that meeting, reciprocal confidentiality agreements were executed by BJ Services and Western, and nonpublic information concerning both companies was exchanged.

       During late September, October and November 1994, BJ Services and Western and their financial and legal advisors conducted due diligence investigations and negotiated the possible terms of a merger transaction. During this period, the respective Boards of Directors of BJ Services and Western met on several occasions with their respective advisors to review the status of the negotiations and, following such review, to authorize continued discussions. During the course of these negotiations, BJ Services agreed to increase the value of the consideration to be received by holders of Western Common Stock in the proposed merger by increasing both the cash consideration and the value of the BJ Common Stock to be received in the merger and by issuing warrants to purchase BJ Common Stock as additional merger consideration.

       At separate meetings on November 17, 1994, the Board of Directors of BJ Services and the Board of Directors of Western each met, as is further discussed below, to consider and approve the Merger Agreement and the exhibits thereto. Based upon the information presented, the Board of Directors of each of BJ Services and Western approved, in each case by the unanimous vote of all directors, the Merger, the Merger Agreement and related transactions, and the Merger Agreement was executed and delivered on behalf of both companies later that day.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

       BJ Services Reasons for the Merger. The Board of Directors of BJ Services believes that the terms of the Merger are fair to, and in the best interests of, BJ Services and the stockholders of BJ Services. In reaching its conclusion, BJ Services' Board of Directors considered a number of factors, including:

       (i) the financial performance, operations, assets, business condition and business prospects of BJ Services and Western;

       (ii)   the terms of the Merger Agreement;

       (iii) the opinion of Merrill Lynch, as financial advisor to BJ Services, that the proposed consideration to be paid by BJ Services pursuant to the Merger, taken as a whole, is fair to BJ Services from a financial point of view;

       (iv) an analysis of the opportunities for significant consolidation cost savings anticipated to be available as a result of the Merger;

       (v) an analysis of the potential business synergies to be achieved by the matching of relative strengths of the two companies, particularly in respect of customer base, geographic areas and operational strengths, thus creating opportunities for revenue and profit margin enhancement;

       (vi) an analysis of the increased competitiveness produced by combining under-performing operations;

       (vii) an analysis of the projected accretion in earnings and cash flow with respect to the BJ Common Stock resulting from the Merger; and

       (viii) an analysis of improved opportunities to utilize effectively the net operating losses of both companies.

       The Board of Directors of BJ Services did not attach specific weights to any of the foregoing factors; each was deemed to support the conclusion of the Board of Directors of BJ Services that the terms of the Merger are fair to, and in the best interests of, BJ Services and its stockholders.

       For a more detailed discussion regarding the anticipated financial and operational benefits inuring to the combined company as a result of the Merger, see "Management and Operations After the Merger -- Benefits of the Merger."

       In analyzing the Merger, BJ Services' Board of Directors was assisted and advised by Merrill Lynch and, at the November 17, 1994 special meeting, the Board of Directors of BJ Services received an oral opinion (subsequently confirmed in writing) from Merrill Lynch that the consideration to be paid by BJ Services pursuant to the Merger, taken as a whole, is fair to BJ Services from a financial point of view. See "-- Opinions of the Financial Advisors -- Opinion of Financial Advisors of BJ Services" for a discussion of the analysis performed by Merrill Lynch in connection with rendering its opinion and the terms of BJ Services' agreement to engage, compensate and indemnify Merrill Lynch.

       Recommendation of the Board of Directors of BJ Services. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF BJ SERVICES HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, THE PAYMENT OF THE MERGER CONSIDERATION, INCLUDING THE ISSUANCE OF THE STOCK CONSIDERATION AND WARRANT CONSIDERATION AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, AND UNANIMOUSLY RECOMMENDS THAT BJ SERVICES STOCKHOLDERS VOTE FOR APPROVAL OF SUCH MATTERS SUBMITTED TO THEM IN CONNECTION WITH THE MERGER, INCLUDING THE ISSUANCE OF THE STOCK CONSIDERATION AND WARRANT CONSIDERATION PURSUANT THERETO.

       Western Reasons for the Merger. At a meeting on November 17, 1994, the Board of Directors of Western unanimously determined that the Merger is fair to, and in the best interests of, Western and its stockholders (other than BJ Services). Accordingly, it recommends approval of the Merger Agreement and the Merger and the other transactions contemplated thereby to the Western stockholders. In reaching its determination, the Board of Directors of Western considered a number of factors, including:

       (i) the familiarity of the Board of Directors of Western with Western's business, operations and prospects and its review of the financial performance and prospects of BJ Services, including its prospects after giving effect to the Merger;

       (ii) the fact that the stockholders of Western receiving Stock Consideration and Warrant Consideration in the Merger would initially own, immediately after the Effective Time, approximately 42% of the outstanding shares of BJ Common Stock (assuming a Closing Price of BJ Common Stock of $19.00 and conversion of all of the Western Convertible Debentures then outstanding) and approximately 50% on a fully diluted basis (assuming the exercise of the BJ Warrants in full) and will be able to participate in a larger oilfield services company with a more diversified geographic coverage than Western on a stand-alone basis, with the ability to generate significant operating efficiencies and cost savings as a result of the combination;

       (iii) the opinion of Western's financial advisor, Goldman Sachs, that, as of November 17, 1994, the Merger Consideration to be received by the stockholders of Western pursuant to the Merger Agreement is fair to such stockholders;

       (iv) the fact that the Merger Consideration offered for the shares of Western Common Stock represented a substantial premium over the trading price of such shares one day before the public announcement on September 13, 1994 by BJ Services of its proposal to acquire Western, as well as a substantial premium over the average trading price of such shares for the 52 weeks preceding such announcement; and

       (v) the fact that the terms of the Merger Agreement were negotiated at arm's-length, including the provisions of the Merger Agreement expressly permitting Western to terminate the Merger Agreement to enter into a business combination with a third party, subject to the payment of certain fees and expenses set forth in the Merger Agreement.

       The Board of Directors of Western did not attach specific weights to any of the factors enumerated above; each was deemed to support the conclusion of the Board of Directors of Western that the terms of the Merger are fair to, and in the best interests of, Western and its stockholders (other than BJ Services).

       For a more detailed discussion regarding the anticipated financial and operational benefits inuring to the combined companies as a result of the Merger, see "Management and Operations After the Merger -- Benefits of the Merger."

       In analyzing the Merger, Western's Board of Directors was assisted and advised by Goldman Sachs and, at the November 17, 1994 special meeting, Western's Board of Directors received an oral opinion (subsequently confirmed in writing) from Goldman Sachs that as of November 17, 1994, the Merger Consideration to be received by the stockholders of Western pursuant to the Merger Agreement is fair to such stockholders of Western. See "-- Opinions of the Financial Advisors -- Opinion of Financial Advisors of Western" for a discussion of the analysis performed by Goldman Sachs in connection with rendering its opinion and the terms of Western's agreement to engage, compensate and indemnify Goldman Sachs.

       Recommendation of the Board of Directors of Western. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF WESTERN BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, WESTERN AND ITS STOCKHOLDERS (OTHER THAN BJ SERVICES) AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT WESTERN STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

         Opinion of Financial Advisors of BJ Services. At its meeting on November 17, 1994 to consider and vote on entering into the Merger Agreement, BJ Services' Board of Directors received the oral opinion (subsequently confirmed in writing) of Merrill Lynch that, as of such date, the consideration to be paid by BJ Services pursuant to the Merger is fair to BJ Services from a financial point of view. Such opinion was subsequently confirmed in writing to the Board of Directors of BJ Services. Merrill Lynch's opinion related only to the consideration to be paid by BJ Services in connection with the Merger and does not constitute a recommendation to any stockholder of BJ Services as to how such stockholder should vote at the BJ Services Special Meeting. The full text of Merrill Lynch's written opinion, which summarizes the assumptions made, procedures followed and matters considered in connection with such opinion, is attached as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. STOCKHOLDERS OF BJ SERVICES AND WESTERN ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY MERRILL LYNCH.

         In connection with rendering this opinion, Merrill Lynch, among other things: (i) reviewed Western's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1993 and its Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, June 30 and September 30, 1994; (ii) reviewed BJ Services' Annual Reports, Forms 10-K and related financial information for the three fiscal years ended September 30, 1993 and its Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly periods ending December 31, March 31 and June 30, 1994; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Western and of BJ Services, furnished to Merrill Lynch by Western and BJ Services, respectively; (iv) conducted discussions with members of senior management of Western and BJ Services concerning their respective businesses and prospects; (v) reviewed the historical market prices and trading activity for the shares of common stock of each of Western and BJ Services and compared them with similar characteristics of the common stock of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Western and BJ Services, respectively; (vi) compared the results of operations of Western and BJ Services with those of certain companies which Merrill Lynch deemed to be reasonably similar to Western and BJ Services, respectively; (vii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (viii) considered the pro forma effect of the Merger on BJ Services' capitalization ratios and earnings and cash flow per share; (ix) reviewed a draft of the Merger Agreement dated November 17, 1994; (x) reviewed a draft of the Warrant Agreement dated November 17, 1994; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

         In connection with orally advising the BJ Services Board of Directors of its opinion on November 17, 1994, confirming its opinion in writing and preparing its presentations to the BJ Services Board of Directors, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Consequently, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that considering any portions of such analyses or such factors without considering all analyses and factors could create an incomplete or misleading view of the process Merrill Lynch undertook with respect to rendering its opinion. In its analysis, Merrill Lynch made numerous assumptions with respect to general business and economic conditions, industry performance and other matters, many of which are beyond BJ Services' control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictions of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may trade or be acquired or sold.

         Purchase Price Analysis and Stock Trading History. Merrill Lynch performed an analysis of the Merger (assuming a Closing Price ranging from $17.25 to $22.25), which indicated that the pro forma ownership of former holders of the Western Common Stock of the pro forma combined company would range from approximately 34% (assuming a Closing Price of $22.25) to approximately 40% (assuming a Closing Price of $17.25), assuming no conversion of the Western Convertible Debentures and no exercise of BJ Warrants following the Merger (a range of approximately 40% to 46%, depending on the Closing Price, assuming conversion of all Western Convertible Debentures). Merrill Lynch also examined the history of trading prices and volume for BJ Common Stock and Western Common Stock and various historical ratios between such common stocks.

         Pro Forma Merger Analysis. Merrill Lynch analyzed certain pro forma effects which could result from the Merger. This analysis indicated that the pro forma net income per share of the combined company would be accretive in 1994 and 1995 as compared to the comparable stand alone projections for BJ Services. This analysis also indicated that the pro forma cash flow per share of the combined company would be accretive in 1994 and 1995 as compared to the comparable stand alone projections for BJ Services. For purposes of such analysis, Merrill Lynch defined cash flow per share as (i) net income to common stockholders plus depreciation and amortization plus deferred taxes, but before changes in working capital, divided by (ii) common shares outstanding. Merrill Lynch also analyzed the effects of the Merger on the pro forma statement of financial position of the combined company. The combined company's projected debt- to-debt plus common equity ratio as of December 31, 1994 was 51.1% (assuming no conversion of the Western Convertible Debentures) or 45.1% (assuming conversion of all outstanding Western Convertible Debentures) as compared to 36.2% for BJ Services on a stand-alone basis.

         Discounted Cash Flow Analysis. Utilizing a discounted cash flow analysis, Merrill Lynch, in conjunction with BJ Services, estimated the present value of the future unlevered free cash flows that Western could be expected to generate during the period from January 1, 1994 to December 31, 1998 based upon information provided to Merrill Lynch by Western and BJ Services and certain other assumptions.

         In connection with BJ Services and Western, Merrill Lynch utilized certain information presented below in its discounted cash flow analysis. Such analysis relied on a financial model for Western based on worldwide drilling rig activity. Projected worldwide oil and natural gas drilling rig activity was based on rig count forecasts provided by Merrill Lynch (representing approximately 3.0% growth per year). Operating costs were assumed to grow at an inflation rate of 3.0%. Western's effective cash tax rate was assumed to be zero as a result of Western's significant net operating loss carry-forward position. Maintenance capital expenditures were assumed. In addition, Merrill Lynch examined the discounted cash flow analysis assuming (i) no consolidation benefits and (ii) the realization of expected annual pre-tax consolidation benefits of $35 million (before giving effect to potential revenue loss which may result from the consolidation of certain overlapping operations).

         The estimated future unlevered free cash flows were discounted at after-tax rates of 9.0% to 13.0%, which provided a reference value range for Western Common Stock of $339.8 million to $418.4 million, or $18.47 to $22.74 per share, assuming no consolidation savings, and $564.1 million to $678.4 million, or $30.66 to $36.87 per share, assuming the realization of expected annual pre-tax consolidation benefits of $35 million.

         Analyses of Selected Publicly Traded Comparable Companies. Merrill Lynch compared selected historical stock, operating and financial ratios for each of BJ Services and Western to the respective corresponding data and ratios of certain similar publicly traded companies. With respect to both BJ Services and Western, Merrill Lynch made such comparisons to CAMCO International, Inc., Enterra Corp., Smith International, Inc., Tuboscope Vetco International Corporation, Varco International, Inc. and Weatherford International, Inc. For purposes of this analysis, data with respect to the companies were derived from certain publicly available information concerning estimates of future operating and financial performance of the companies as prepared by certain industry analysts.

         An analysis of the ratio of adjusted market capitalization to projected earnings before depreciation, interest and taxes ("EBDIT") for 1994 yielded a range of 7.0x to 9.4x with an average of 8.0x for the comparable group, compared to a ratio of total consideration to projected EBDIT in 1994 for Western of 11.8x excluding any consolidation benefits and 6.8x including expected annual pre-tax consolidation benefits of $35 million; and for 1995 yielded a range of 5.9x to 7.7x with an average of 6.8x for the comparable group, compared to a ratio of total consideration to projected EBDIT in 1995 for Western of 8.8x excluding any consolidation benefits and 5.7x including expected annual pre-tax consolidation benefits of $35 million.

         Because of the inherent differences between the operations of BJ Services, Western and the selected comparable companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger. Merrill Lynch believes that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of BJ Services, Western and the selected companies, which judgments are reflected in Merrill Lynch's opinion.

         Analyses of Selected Comparable Acquisition Transactions. Merrill Lynch also reviewed publicly available information on certain acquisition transactions which involved companies with primarily U.S. operations and consideration in excess of $50 million in the oil field service industry which took place between November 1989 and August 1994. The acquisitions considered by Merrill Lynch include (in reverse chronological order from August 1994 to November 1989 and listed by the acquiror/seller): Enterra/Total Energy Services; Dresser Industries/Wheatley TXT; Nabors/Sundowner Offshore; Dresser Industries/Baroid; Weatherford International/Homco International; Halliburton/Smith Directional Drilling; Baroid/Sub Sea International; Baker Hughes/Teleco Oilfield Services; Baker Hughes/Eastman Christensen; and Cooper Industries/Cameron Iron Works.

         Merrill Lynch examined the multiples of the total consideration paid in each of the transactions to, among other measures, such acquired companies' respective EBDIT for the latest reported twelve month period which yielded a range of 8.1x to 16.1x with an average of 10.9x. Merrill Lynch also reviewed certain recent non-contested stock mergers in a variety of industries from January 1990 through October 1994 and examined the premiums paid for the targets' equity over the targets' equity market value prior to announcement of the transactions.

         Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations of BJ Services, Western and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the Merger. Merrill Lynch believes that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the acquired companies and businesses and Western, which judgments are reflected in Merrill Lynch's opinion.

         Other.   In connection with rendering its opinion, Merrill Lynch
relied, without independent verification, upon the accuracy and completeness of all of the financial and other information supplied or otherwise made available to it by Western or BJ Services. With respect to forecasted financial information furnished to Merrill Lynch by Western and BJ Services (including estimates of consolidation benefits from the Merger), Merrill Lynch assumed such information to have been reasonably prepared and to reflect the best currently available estimates and judgments of the managements of BJ Services and Western as to the expected future financial performance of BJ Services and Western, respectively, and of the two companies combined. In rendering its opinion, Merrill Lynch did not make or receive an independent evaluation or appraisal of the assets or liabilities of BJ Services or Western. The opinion of Merrill Lynch is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

         Merrill Lynch is an internationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BJ Services selected Merrill Lynch to act as its financial advisor in connection with the Merger on the basis of such firm's expertise.

         In connection with Merrill Lynch's services as financial advisor to BJ Services, BJ Services has agreed to pay Merrill Lynch as compensation for its services a fee in the amount of $3,600,000 upon consummation of the Merger. BJ Services has paid Merrill Lynch fees of $300,000 that will be credited against such transaction fee. The Company has also agreed to reimburse Merrill Lynch for certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Merrill Lynch (and its employees and directors) against certain liabilities and expenses in connection with the Merger, including certain liabilities under the federal securities laws.

       In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of BJ Services and Western for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

       Opinion of Financial Advisors of Western. At the November 17, 1994 meeting of Western's Board of Directors, Goldman Sachs delivered their oral opinion to the Board of Directors of Western that, as of the date of such opinion, the consideration to be received by the holders of shares of Western Common Stock pursuant to the Merger Agreement is fair to the holders of shares of Western Common Stock. On December 5, 1994, Goldman Sachs delivered their written opinion to the Board of Directors of Western confirming their oral opinion of November 17, 1994. At the time Goldman Sachs rendered its opinion, the Merger was structured as a merger of Western into a wholly owned subsidiary of BJ Services. Subsequent to that time, the Merger has been restructured to provide for the Merger of Western with and into BJ Services. Goldman Sachs has orally advised Western that had such restructuring occurred prior to the rendering of its opinion, the opinion of Goldman Sachs as to the fairness as of November 17, 1994 of the consideration to be received by holders of shares of Western Common Stock pursuant to the Merger Agreement would not have been affected.

       The full text of the written opinion of Goldman Sachs, dated December 5, 1994, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. STOCKHOLDERS OF WESTERN AND BJ SERVICES ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY GOLDMAN SACHS.

       In connection with their opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Western for the five years ended December 31, 1993; Annual Reports to Stockholders and Annual Reports on Form 10-K of BJ Services for the three fiscal years ended September 30, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Western and BJ Services; certain other communications from Western and BJ Services to their respective stockholders; and certain internal financial analyses and forecasts for Western and BJ Services prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Western and BJ Services regarding the past and current business operations, financial condition and future prospects of their respective companies individually and as combined in the Merger. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Western Common Stock and the shares of BJ Common Stock, compared certain financial and stock market information for Western and BJ Services with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oilfield services industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

       Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion and assumed that the financial forecasts provided to them have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Western and BJ Services as to the expected future financial performance of their respective companies individually and as combined in the Merger. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Western or BJ Services or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

       The following is a summary of certain of the financial analyses performed by Goldman Sachs in connection with providing their oral opinion to the Board of Directors of Western on November 17, 1994 and their written opinion dated as of December 5, 1994 confirming their oral opinion. Goldman Sachs reviewed these financial analyses with the Board of Directors of Western. The following summary reflects these analyses as revised and updated at the November 17, 1994 meeting.

       Selected Companies Analysis. Goldman Sachs reviewed and compared certain actual and estimated financial, operating and stock market information of Western, BJ Services and selected companies in the oilfield services industry, including production and well service companies ("Service Companies") including BJ Services, Enterra Corp., Nowsco Well Services, Petrolite Corporation, Pool Energy Services, Pride Petroleum Services and Tuboscope Vetco, larger diversified oilfield service companies ("Diversified Companies"), including Baker Hughes, Camco International, Dresser Industries, Halliburton, Schlumberger, Smith International and Weatherford International, and primarily offshore drilling companies ("Offshore Companies"), including Energy Service Company,

Global Marine, Noble Drilling, Rowan Companies, Sonat Offshore, SEACOR Holdings and Nabors Industries. Such analysis indicated that (i) price/earnings multiples based on estimates of 1994 earnings and estimates of 1995 earnings (based on estimates of Wall Street financial analysts in the case of all companies other than Western and BJ Services and on management estimates in the case of Western and BJ Services) ranged: in the case of Service Companies, from 14.4x to 27.7x, with a mean of 20.6x, for 1994 earnings estimates and from 9.7x to 19.4x, with a mean of 13.9x, for 1995 earnings estimates; in the case of Diversified Companies, from 16.5x to 35.5x, with a mean of 23.8x, for 1994 earnings estimates and from 13.8x to 26.0x, with a mean of 19.1x, for 1995 earnings estimates; in the case of Offshore Companies, from 16.6x to 43.8x, with a mean of 25.5x, for 1994 earnings estimates, and from 14.1x to 44.5x, with a mean of 23.4x, for 1995 earnings estimates; and for all such companies an overall mean of 23.3x and 18.8x for 1994 and 1995 earnings estimates, respectively, as compared to 24.5x and 12.9x for 1994 and 1995 earnings estimates for Western (based on a $12.25 market price for Western Common Stock, the closing price on the date before BJ Services first announced a proposal to acquire Western) and 27.7x and 19.4x for 1994 and 1995 earnings estimates for BJ Services, (ii) levered market capitalization as a multiple of earnings before interest, taxes and depreciation based on 1994 and 1995 estimates ranged: in the case of Service Companies, from 5.0x to 9.2x, with a mean of 6.7x, for 1994 estimates, and from 3.2x to 8.0x, with a mean of 5.7x, for 1995 estimates; in the case of Diversified Companies, from 7.2x to 9.7x, with a mean of 8.5x, for 1994 estimates and from 6.1x to 8.3x, with a mean of 7.3x, for 1995 estimates; in the case of Offshore Companies, from 6.1x to 16.9x, with a mean of 9.8x, for 1994 estimates and from 3.9x to 11.0x, with a mean of 6.9x, for 1995 estimates; and for all such companies an overall mean of 8.4x and 6.6x for 1994 and 1995 estimates, respectively, as compared to 7.9x and 6.4x for 1994 and 1995 estimates for Western and 9.2x and 7.9x for 1994 and 1995 estimates for BJ Services, and (iii) market capitalization as a multiple of after-tax cash flow ranged from 5.7x to 12.7x, with a mean of 8.2x, for 1994 estimates and from 4.5x to 9.1x, with a mean of 6.6x, for 1995 estimates for Service Companies, from 7.0x to 11.1x, with a mean of 9.6x, for 1994 estimates and from 7.4x to 10.2x, with a mean of 8.8x, for 1995 estimates for Diversified Companies; and in the case of Offshore Companies, from 5.2x to 21.2x, with a mean of 11.2x, for 1994 estimates and from 3.6x to 12.8x, with a mean of 7.8x, for 1995 estimates; and for all such companies an overall mean of 9.7x and 7.7x for 1994 and 1995 estimates, respectively, as compared to 7.4x and 5.9x for 1994 and 1995 estimates for Western and 8.6x and 7.4x for 1994 and 1995 estimates for BJ Services.

       Discounted Cash Flow Analysis. Based on projections prepared by Western's management, Goldman Sachs estimated the net present value of Western's future cash flows. In conducting this analysis, Goldman Sachs assumed discount rates ranging from 15.0% to 25.0% and terminal value multiples (the multiple of earnings before interest, taxes and depreciation in the final year covered by projections) ranging from 5x to 8x. This analysis indicated, based upon management's estimates, a range of $14.33 per share of Western Common Stock to $27.78 per share of Western Common Stock for the net present value of Western's future cash flows.

       Selected Transactions Analysis. Goldman Sachs reviewed and analyzed selected financial, operating and stock market information relating to 28 acquisition transactions in the oilfield services industry since November 1989 (the "Selected Transactions"). This analysis indicated that (i) the aggregate consideration paid in the Selected Transactions represented a premium over the market price prior to the acquisition of the acquired company ranging from 5.0% to 67.5%, with a mean of 41.5% and a median of 47.0%, (ii) the levered consideration paid in the Selected Transactions as a multiple of the latest twelve months revenues, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization ranged from .40x to 4.52x, 10.1x to 38.4x, and 4.1x to 24.5x, respectively, and medians of 2.08x, 18.6x and 10.0x, respectively, and (iii) the aggregate consideration in the Selected Transactions as a multiple of latest twelve months' net income and book value ranged from 11.4x to 68.9x and 0.47x to 3.42x, respectively, with means of 29.8x and 1.72x, respectively, and medians of 21.3x and 1.67x, respectively. Goldman Sachs calculated similar financial indicia for the Merger employing assumed values for the consideration to be received by the holders of shares of Western Common Stock in the Merger. Assuming such consideration had a total value per share of Western Common Stock of each of $18.00, $19.50, $20.50, $21.00, $22.50 or $24.00

(i) the consideration to be paid by BJ Services represents a premium over the $12.25 September 12, 1994 closing price of shares of Western Common Stock of approximately 46.9%, 59.2%, 67.3%, 71.4%, 83.7% and 95.9%, respectively, (ii)
the levered consideration to be paid by BJ Services as a multiple (a) of Western's latest twelve months' revenues is 1.13x, 1.24x, 1.31x, 1.34x, 1.45x and 1.55x, respectively, and (b) of Western's latest twelve months' earnings before interest, taxes, depreciation and amortization is 10.6x, 11.5x, 12.2x, 12.5x, 13.5x and 14.5x, respectively and (iii) the aggregate consideration to be paid by BJ Services as a multiple of (a) the latest twelve months' net income of Western is 13.6x, 14.8x, 15.5x, 15.9x, 17.0x and 18.2x, respectively, and (b) book value of Western as of June 30, 1994 is 2.19x, 2.37x, 2.49x, 2.55x, 2.74x and 2.92x, respectively.

       Other Analyses. Goldman Sachs reviewed and analyzed various financial, operating and stock market information with respect to BJ Services. In this regard, Goldman Sachs performed a discounted cash flow analysis of BJ Services employing methodology similar to that employed in the discounted cash flow analysis of Western. Based upon management's estimates of future cash flows, Goldman Sachs derived a range of $12.78 per share to $30.91 per share for the net present value of BJ Services' future cash flows (before taking into account the Merger). Goldman Sachs also analyzed the impact of the Merger on BJ Services under various assumptions and based upon the projections of the managements of Western and BJ Services. This analysis indicated that at acquisition prices per share of Western Common Stock (excluding the value of the Warrant Consideration) of $19, $20 and $21, and assuming pre-tax synergies of $30 million earnings per share on a pro forma basis (giving effect to the issuance of BJ Common Stock in the Merger): earnings per share of BJ Common Stock in 1994 would accrete by 3.8% or be diluted by 6.6% and 16.6%, respectively, for 1995 would accrete by 39.2%, 30.8% and 22.7%, respectively, and for 1996 would accrete by 36.0%, 29.3% and 23.0%, respectively; and cash flow per share would show accretions of 13.6%, 9.4% and 5.4%, respectively, for 1994, 30.6%, 26.3% and 22.1%, respectively, for 1995, and 34.1%, 29.9% and
25.9%, respectively, for 1996. Assuming pre-tax synergies of $60 million, such pro forma earnings per share accretion would be 133.6%, 120.4%, and 107.7% in 1994 for acquisition prices of $19, $20 and $21 (excluding warrants), 124.4%, 114.1% and 104.3% in 1995 for such acquisition prices, and 94.5%, 86.6% and 79.0% in 1996 for such acquisition prices, and such pro forma cash flow per share would accrete by 52.8%, 47.8% and 43.0% in 1994 for such acquisition prices, 64.5%, 59.5% and 54.7% in 1995 for such acquisition prices, and 62.6%, 57.9% and 53.3% for such acquisition prices. Goldman Sachs also reviewed the valuation of the Merger Consideration under various assumptions relating to the various market prices of shares of BJ Common Stock and employing a value for the Warrant Consideration implied by a mathematical pricing model which is not necessarily indicative of actual trading values. This review indicated that the average value per share of Western Common Stock of the Merger Consideration would range from $18.49 for a stock price for a share of BJ Common Stock of $13.00 per share to $26.28 for a stock price for a share of BJ Common Stock of $31.00 per share at Closing and that the holders of shares of Western Common Stock would in the aggregate obtain ownership of BJ Common Stock (excluding shares issuable upon exercise of the BJ Warrants) representing between 48.1% and 40.0% of all BJ Common Stock outstanding following the Merger based on stock prices for a share of BJ Common Stock ranging from $13.00 to $31.00, respectively, and assuming the Western Convertible Debentures are converted into shares of Western Common Stock prior to the Merger. Goldman Sachs also reviewed selected analysts' earnings estimates for Western and BJ Services, information regarding institutional holdings of shares of Western Common Stock and shares of BJ Common Stock and historical trading prices for such securities.

       The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at their fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Western or BJ Services or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing their opinion to the Board of Directors of Western as to the fairness of the consideration to the holders of shares of Western

Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Western, BJ Services, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts. As described above, Goldman Sachs' opinion and presentation to the Board of Directors of Western was one of many factors taken into consideration by the Board of Directors of Western in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix D to this Joint Proxy Statement/Prospectus.

       Goldman Sachs, as part of their investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Western, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Prior to their engagement by Western, Goldman Sachs provided certain investment banking services to BJ Services from time to time and may provide investment banking services to BJ Services in the future. Western selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

       Goldman Sachs provide a full range of financial, advisory and brokerage services and in the course of their normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Western and BJ Services for their own account and for the account of customers. Prior to their retention by Western in connection with the Merger, Goldman Sachs accumulated a long position of 135,000 shares of Western Common Stock and a short position of 241 shares of BJ Common Stock.

       Pursuant to a letter agreement dated September 22, 1994 (the "Engagement Letter"), Western engaged Goldman Sachs to act as its financial advisor as of September 13, 1994, with respect to a proposal BJ Services had made to Western as of that date with respect to the acquisition of Western and other proposals Western might receive from BJ Services or any other person regarding a possible acquisition of, or business combination with, Western. Pursuant to the terms of the Engagement Letter, Western agreed to pay Goldman Sachs (i) a fee of $250,000 on the date of the Engagement Letter, which will be credited against the fee described in (ii), and (ii) a fee, payable upon consummation of the Merger, equal to 0.875% of the aggregate value of the consideration received by the holders of shares of Western Common Stock and Western Options in the Merger and the principal amount of indebtedness on Western's consolidated balance sheet. Western has agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses, including the fees and disbursements of their attorneys, plus any sales, use or similar taxes arising in connection with Goldman Sachs' engagement and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

       The respective obligations of each party to effect the Merger are subject to the fulfillment at or prior to the Closing Date of the following conditions: (i) the Merger Agreement and the Merger and the other transactions contemplated thereby shall have been adopted and approved by the requisite vote of the holders of Western Common Stock; (ii) the applicable waiting periods under the HSR Act shall have expired or been earlier terminated; (iii) no statute, rule or regulation shall have been enacted by any United States federal or state governmental, regulatory or administrative agency or authority that makes the consummation of the Merger illegal or would otherwise prevent the consummation of the Merger; (iv) no preliminary or permanent injunction or other order, decree or ruling by any federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger shall be in effect; (v) any required post-effective amendment to the registration statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective under the Securities Act and such registration statement shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the BJ Common Stock and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) to be exchanged for Western Common Stock shall have been complied with; (vi) the shares of BJ Common Stock issuable to Western's stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; and (vii) the issuance of BJ Common Stock and BJ Warrants in the Merger and the Merger Agreement shall have been approved by the requisite vote of holders of BJ Common Stock.

       The obligations of Western to effect the Merger also are subject to the fulfillment at or prior to the Closing Date of the following additional conditions: (i) BJ Services shall have performed or complied with in all material respects its agreements and covenants contained in the Merger Agreement and the Executive Termination Agreements required to be performed or complied with at or prior to the Closing Date and, subject to certain exceptions as provided in the Merger Agreement, the representations and warranties of BJ Services contained in the Merger Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date; and (ii) the Warrant Agreement shall have been executed and delivered by BJ Services.

       The obligations of BJ Services to effect the Merger also are subject to the fulfillment at or prior to the Closing Date of the following additional conditions: (i) Western shall have performed or complied with in all material respects its agreements and covenants contained in the Merger Agreement required to be performed or complied with at or prior to the Closing Date and, subject to certain exceptions as provided in the Merger Agreement, the representations and warranties of Western contained in the Merger Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date; and (ii) the amendment to the Western Rights Agreement adopted by the Board of Directors of Western prior to the execution of the Merger Agreement to the effect that none of the execution and delivery of the Merger Agreement, the conversion of shares of Western Common Stock into the right to receive Merger Consideration and the consummation of the Merger or any other transaction contemplated thereby will cause the Western Rights issued pursuant to the Western Rights Agreement to become exercisable shall be in full force and effect and shall be binding, valid and enforceable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following discussion is a summary of the material United States federal income tax consequences of the Merger and is not intended to be a complete discussion of all potential tax effects that might be relevant to the Merger. Such discussion deals only with U.S. Holders. This summary assumes that the Western Common Stock has been held as a capital asset. It may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, foreign persons, persons who hold Western Common Stock as part of a conversion transaction and persons who acquired Western Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation. Moreover, the state, local, foreign and estate tax consequences to Western stockholders of the Merger are not discussed.

       This summary is based on laws, regulations, rulings, practice and judicial decisions in effect at the date of this Joint Proxy Statement/Prospectus and the opinion of Sullivan & Cromwell. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences described herein to stockholders. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

       General. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that, for federal income tax purposes, no gain or loss will be recognized by BJ Services or Western as a result of the Merger.

       Western expects to receive a tax opinion of Sullivan & Cromwell, counsel to Western (the "Tax Opinion"), dated immediately prior to the Effective Time, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that Western and BJ Services will each be a party to the reorganization pursuant to Section 368(b) of the Code. An opinion is not binding on the Internal Revenue Service or the courts, and, therefore, the delivery of the Tax Opinion cannot assure that the Internal Revenue Service or the courts will treat the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Tax Opinion will be based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions will have been made with the consent of Western and BJ Services. These assumptions will include, among others, an assumption that is based on a representation to the effect that there is no plan or intention on the part of Western stockholders to sell, exchange or otherwise dispose of a number of shares received in the Merger that would reduce such stockholders' ownership of BJ Common Stock received in the Merger to a number of shares of BJ Common Stock having a value, as of the Effective Time, of less than 40% of the value of all the formerly outstanding shares of Western Common Stock as of the same time. For this purpose, shares of Western Common Stock received on any conversion of the Western Convertible Debentures immediately before the Merger will not be treated as outstanding shares of Western Common Stock as of the Effective Time.

       Exchange of Western Common Stock Solely for Cash and BJ Warrants. A U.S. Holder of Western Common Stock who, pursuant to the Merger, exchanges such U.S. Holder's Western Common Stock solely for cash and BJ Warrants generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of BJ Warrants received and the U.S. Holder's adjusted tax basis in the Western Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the Western Common Stock is more than one year.

       Exchange of Western Common Stock Solely for BJ Common Stock and BJ Warrants. A U.S. Holder of Western Common Stock who, pursuant to the Merger, exchanges such U.S. Holder's Western Common Stock solely for BJ Common Stock and BJ Warrants will realize gain or loss equal to the difference between the fair market value of the BJ Common Stock and the BJ Warrants received and the U.S. Holder's adjusted tax basis in the Western Common Stock surrendered therefor. Such U.S. Holder's gain, if any, will be recognized, however, only to the extent of the fair market value of the BJ Warrants received by such U.S. Holder; any loss will not be recognized. Generally, complicated rules apply for purposes of determining the character of any such recognized gain.
However, if, as expected, Western does not have any accumulated earnings and profits at the Effective Time, any gain recognized by a U.S. Holder as a result of the receipt of BJ Warrants should be treated as capital gain.

       The holding period of BJ Common Stock received by each U.S. Holder of Western Common Stock in the Merger will include the holding period of the Western Common Stock surrendered therefor. In general, the aggregate adjusted tax basis of such BJ Common Stock will equal the U.S. Holder's adjusted tax basis in the Western Common Stock surrendered, decreased by the fair market value of the BJ Warrants received and increased by the amount of gain recognized by such U.S. Holder, if any. The basis of the BJ Warrants received by a U.S. Holder pursuant to the Merger will equal the fair market value of such BJ Warrants.

       Exchange of Western Common Stock for Cash, BJ Common Stock and BJ Warrants. It is possible that if more than 50% of the Western stockholders make the Cash Election or the Stock Election, each U.S. Holder of Western Common Stock will receive in exchange therefor a combination of cash, BJ Common Stock and BJ Warrants. A U.S. Holder of Western Common Stock who receives cash (other than cash received in lieu of a fractional share of BJ Common Stock), BJ Warrants and BJ Common Stock pursuant to the Merger will realize gain or loss equal to the difference between the fair market value of the BJ Common Stock and the BJ Warrants, plus the amount of cash received, and the U.S. Holder's adjusted tax basis in the Western Common Stock surrendered therefor. Such U.S. Holder's gain, if any, will be recognized, however, only to the extent of the cash and the fair market value of the BJ Warrants received by such U.S. Holder; any loss will not be recognized. Generally complicated rules apply for purposes of determining the character of any such recognized gain. However, if, as expected, Western does not have any accumulated earnings and profits at the Effective Time, any gain recognized by a U.S. Holder who receives cash, BJ Common Stock and BJ Warrants should be treated as capital gain.

       The holding period of BJ Common Stock received by each U.S. Holder of Western Common Stock in the Merger will include the holding period of the Western Common Stock surrendered therefor. In general, the aggregate adjusted tax basis of such BJ Common Stock will equal the U.S. Holder's adjusted tax basis in the Western Common Stock surrendered, decreased by the amount of cash and the fair market value of the BJ Warrants received and increased by the amount of gain recognized by such U.S. Holder, if any. The basis of the BJ Warrants received by a U.S. Holder pursuant to the Merger will equal the fair market value of such BJ Warrants.

       Fractional Shares. No fractional shares of BJ Common Stock will be issued pursuant to the Merger. A U.S. Holder of Western Common Stock who, pursuant to the Merger, receives cash in lieu of a fractional share of BJ Common Stock will be treated as having received such fractional share of BJ Common Stock pursuant to the Merger and then as having received such cash in a redemption of such fractional share of BJ Common Stock. The U.S. Holder will generally recognize capital gain or loss on such deemed redemption equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share of BJ Common Stock.

       Other Tax Considerations. The Merger is not contingent on the receipt of the Tax Opinion. In the event that the Tax Opinion is not forthcoming because, for example, the 40% continuity representation described above cannot be satisfied, it is possible that the Merger might not be treated as a reorganization within the meaning of Section 368(a) of the Code. In that event, each stockholder of Western would recognize gain in the amount of the difference between the fair market value of the BJ Common Stock and/or the amount of cash received, plus the fair market value of the BJ Warrants received, and such holder's adjusted tax basis in the Western Common Stock surrendered therefor. Any such recognized gain would be generally capital gain or loss. In addition, Western would realize gain in the amount of the difference between the adjusted tax basis of the property of Western transferred to BJ Services pursuant to the Merger and the amount of cash and the fair market value of the BJ Common Stock and BJ Warrants received in exchange therefor.

ACCOUNTING TREATMENT

       The Merger will be treated for accounting purposes in accordance with the rules for purchase accounting, as a result of which the assets and liabilities of Western will be recorded on BJ Services' books at their estimated fair market values with the remaining purchase price reflected as goodwill. See the Notes to the Pro Forma Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

GOVERNMENTAL AND REGULATORY APPROVALS



       The Merger is subject to the requirements of the HSR Act. The HSR Act requires, among other things, that certain information regarding the Merger be furnished to the Antitrust Division and the FTC and that certain waiting periods have expired or been terminated before the Merger is consummated. On November 18, 1994, BJ Services and Western filed notification reports in connection with the Merger with the Antitrust Division and the FTC pursuant to the HSR Act On December 16, 1994, BJ Services and Western received a request from the Antitrust Division for additional information and documentary material in connection with the Merger, which extends the HSR Act waiting period until 20 days after both parties' substantive compliance therewith. On January 26, 1995 and January 27, 1995, respectively, Western and BJ Services filed additional information and documentary material with the Antitrust Division in response to such request and agreed with the Antitrust Division not to consummate the Merger until March 8, 1995. On March 7, 1995, the Antitrust Division agreed that it would not challenge the Merger subject to a restructuring involving the divestiture of certain of BJ Services' fracturing assets located in Brighton, Colorado. BJ Services has entered into an agreement with Nowsco for the sale of such assets and certain nitrogen pumping assets located in Cortland, Ohio, which is scheduled to close concurrently with the closing of the Merger. Despite such agreement, there can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that BJ Services and Western will prevail.



       Neither BJ Services nor Western is aware of any other governmental or regulatory approvals required for the consummation of the Merger.

EFFECT ON WESTERN EMPLOYEE BENEFIT PLANS AND EMPLOYEE AGREEMENTS

       Benefit Maintenance. The Merger Agreement provides that during the one-year period following the Effective Time, the employees of Western and its subsidiaries will continue to be provided with benefits under employee benefit plans that are no less favorable in the aggregate than those provided by Western to its employees as of the date of the Merger Agreement. The Merger Agreement also provides that BJ Services will honor all obligations to current and former employees and directors of Western under the Western Plans (as defined in the Merger Agreement) under the Retirement Plan for Non-Employee Directors and to the extent set forth in the Western SEC Documents (as defined in the Merger Agreement) and the Western Disclosure Statement, the special severance policy (described below) in existence on the date of the Merger Agreement and all employment, severance or indemnification agreements entered into by Western or adopted by the Board of Directors of Western prior to the date of the Merger Agreement.

       Service Credit. The Merger Agreement generally provides that the employees of the Surviving Corporation will be given credit for service with Western and its subsidiaries under all employee benefits plans, programs and policies of the Surviving Corporation in which they become participants, except that no service will be credited under any defined benefit pension plans that were sponsored by BJ Services prior to the Effective Time (or adopted by the Surviving Corporation on or after the Effective Time) to the extent counting such service would result in a duplication of benefits.

       Special Committee Enforcement. The covenants in the Merger Agreement regarding employee benefits will be enforced by a special committee consisting of two current outside directors of BJ Services and two current outside directors of Western.

       Severance Agreements. On March 1, 1994, Western renewed and amended an employment agreement with Mr. Erikson (previously entered into on May 12, 1989) and also renewed and amended severance agreements (together with the Erikson employment agreement, the "Executive Severance Agreements") with Messrs. Erikson, Adelman, Hix, Beatty and Will, and Ms. Crowder (the "Western
Executive Officers") that were originally entered into at the time each such individual became an officer of Western. Each Executive Severance Agreement provides for payment of compensation in the event of a change in control of Western. Entering into the Merger Agreement constituted a change of control under the Executive Severance Agreements as they were amended on the date of the Merger Agreement pursuant to the Executive Termination Agreements (defined below).

       An employee with whom Western has entered into a Executive Severance Agreement and who leaves Western for "good reason" (as defined in the Executive Severance Agreements) or has his employment terminated without "cause" (as defined in the Executive Severance Agreements) generally will be entitled to maximum severance benefits equal to (i) three times the highest base pay and cash incentive compensation he received during any of the three preceding years, (ii) certain other payments relating to the unvested portion of retirement savings or other "qualified" plans and retirement plans applicable to all employees, (iii) certain relocation expenses incurred within two years of the date of termination (and any additional payment necessary to provide such on an after tax basis) and outplacement services expenses incurred within 18 months of the date of termination, (iv) payment of all legal fees incurred by the executive as a result of termination or to enforce the rights under the agreement and (v) continuing life, disability, accident and group health benefits for a period of 36 months following the date of termination (or, upon the employee's election, three times the average cost of such benefits for the five preceding years). In addition, if a change of control occurs while an Executive Severance Agreement is in effect, all awards made to Western employees under the Western Long-Term Plan (as defined under "-- Western Stock Options and Performance Units") that are outstanding at such time would vest and become immediately distributable or payable.

       Western also has entered into severance agreements (the "Officer Severance Agreements") substantially identical to the Executive Severance Agreements with Messrs. de Grood, English, Garcia, Graham, Jordan, Merritt, Thomas and White (the "Western Officers"), except that the amount of compensation that each Western Officer will receive is equal to one and one-half times the highest base pay and cash incentive compensation that such Western Officer received during any of the three preceding years and except that a change of control under the Officer Severance Agreements did not occur as a result of Western entering into the Merger Agreement. The Merger will constitute a change of control for purposes of the Officer Severance Agreements. The Officer Severance Agreements will expire upon the earlier of
(i) 36 months after the change in control and (ii) the termination of the employment of the person who has entered into the Officer Severance Agreement by either the person or Western. The Officer Severance Agreements and the Executive Severance Agreements are herein collectively referred to as the "Severance Agreements."

       To the extent that any acceleration of vesting or any payment, distribution or issuance made under the Severance Agreements is subject to federal income, excise or other tax at a rate above the rate ordinarily applicable to like payments paid in the ordinary course of business (a "Penalty"), whether as a result of Code Section 4999 or otherwise, the Western Executive Officer or Western Officer who is a party to such Severance Agreement will receive an additional amount of cash (an "Excise Tax Gross-Up") to ensure that the payments and benefits received are as if such Penalty did not exist. Code Section 280G prevents the deductibility of amounts subject to the excise tax under Code Section 4999. The Severance Agreements were subsequently amended (as contemplated in the Executive Termination Agreements), in the case of the Western Executive Officers, to permit a partial prepayment of the cash amount that would be owed to them pursuant to their termination immediately prior to the Effective Time and, in the case of three of the Western Officers, to permit an advance payment of the bonus that would be owed to them in early 1995. Such prepayments must be repaid to Western if the Merger Agreement is terminated. A Western Executive Officer who receives such prepayment also must repay it if he voluntarily terminates employment prior to the Merger. As a result of such amendments, aggregate payments by Western under the Severance Agreements are expected to be reduced and the aggregate compensation realized by such Western Executive Officers and Western Officers is expected to increase.

       Western Executive Termination Agreements. To facilitate an orderly transition in management, pursuant to and concurrently with the execution and delivery of the Merger Agreement, Western, BJ Services and a subsidiary of BJ Services entered into termination agreements (the "Executive Termination Agreements") with the Western Executive Officers. The Executive Termination Agreements provide that the Western Executive Officers will be terminated without cause immediately prior to the Effective Time. Such termination will trigger payment under the Executive Severance Agreements. The Termination Agreements also provide for the amendment of the Severance Agreements to provide for the prepayments described in the above description of the Severance Agreements. The obligation of Western to pay the Excise Tax Gross-Up is unaffected by the Executive Termination Agreements or any amendment to the Severance Agreements. The Executive Termination Agreements provide, however, that nothing contained therein or in the amendments to the Severance Agreements may increase the aggregate obligation of Western under each Severance Agreement as in effect prior to such amendments or the execution of the Executive Termination Agreements.

       Indemnification. The Merger Agreement provides that the Surviving Corporation shall indemnify and hold harmless each person who is, or has been at any time prior to the date of the Merger Agreement, an officer or director of Western and its subsidiaries to the fullest extent allowed by law and by indemnity agreements between Western (or any of its subsidiaries) and its officers or directors in effect on the date of the Merger Agreement. For three years from the Effective Time, the Surviving Corporation must use its best efforts to maintain in effect the policies of directors' and officers' liability insurance being maintained by Western as of the date of the Merger Agreement (or a policy providing similar coverage) that covers claims arising from facts or events arising or occurring at or prior to the Effective Time, provided that the Surviving Corporation will not be obliged to pay more than 150% of the annual premium payments for such insurance as of the date of the Merger Agreement.

       Western Special Severance Policy. Western sponsors a special severance policy on behalf of its United States- based employees (other than those covered by employment or Severance Agreements). Employees covered by the policy are entitled to severance benefits under this policy if, within one year after the change of control, the employees' employment with Western is terminated, unless the termination is due to (i) death, (ii) disability, (iii) "cause" (as defined in the policy), (iv) retirement, (v) resignation for other than "good reason" (as defined in the policy) or (vi) the sale of the assets or the business of Western (and the employee is offered employment with the purchaser on substantially the same terms and conditions under which he worked). The consummation of the Merger will constitute a change of control under this policy.

       Western Management Incentive Compensation Plan. Western's Management Incentive Compensation Plan is a bonus plan which pays annual cash bonuses upon achievement of performance levels. The execution of the Merger Agreement effected a change of control under this Plan. As a result the performance level of each participant employed on the date the Merger Agreement was executed was deemed to be 100% (unless the participant's performance exceeded target, in which event, such participant's bonus was fixed by reference to his or her actual performance). The annual bonus shall be paid upon the earlier of April 1, 1995 or the Effective Time; provided, however, that payment may be accelerated if acceleration will reduce Western's liabilities. If the Merger is not consummated, the Compensation Committee of Western has discretion to pay awards based on actual performance.

       Western Stock Options and Performance Units. The Western Long-Term Performance Incentive Plan (the "Western Long-Term Plan") consists of a stock option plan and a performance unit program. In the event of a change of control, as defined under either the Executive Severance Agreements or Officer Severance Agreements, all options granted, performance units awarded and any other contingent compensation rights issued under the Western Long-Term Plan and the Western Stock Option Plan for Non-Employee Directors (the "Directors Plan") immediately shall become exercisable, distributable and unrestricted for a period of 90 days following such change of control. The entering into the Merger Agreement by Western constituted, and the consummation of the Merger also will constitute, such a change of control.

       The Merger Agreement provides that, immediately prior to the Effective Time, all holders of options to purchase Western Common Stock (whether or not then exercisable) will receive cash in return for the cancellation of their options in an amount equal to the number of shares subject to purchase pursuant to the option multiplied by the sum of (i) the difference between the exercise price of such option and $21.00 plus (ii) the amount, if any, by which the Warrant Consideration Value exceeds $1.00. (See "-- Merger Consideration -- Western Options.") The Western Long-Term Plan provides that performance units granted thereunder shall be valued by reference to Western's performance compared to a designated group of public companies. Pursuant to the Executive Severance Agreements, upon a change of control, the "actual value" (as defined in the Western Long-Term Plan) of all performance unit awards granted under the Western Long-Term Plan will be deemed to be their maximum value, which will result in the performance unit awards being valued as though Western's performance during all relevant periods was first among its peer group. Performance unit awards were exercised during the 90-day period following the execution of the Merger Agreement.

       Additional information relating to compensation and various benefits arrangements of Western is set forth in certain sections of Western's proxy statement for its 1994 annual meeting of stockholders. See "Available Information" and "Incorporation of Certain Documents by Reference."

STOCK EXCHANGE LISTING

       It is a condition to the Merger that the shares of BJ Common Stock issuable pursuant to the Merger Agreement be listed for trading on the NYSE, subject to official notice of issuance. The BJ Warrants have been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol "BJS WS."

RESTRICTIONS ON RESALES BY AFFILIATES

       BJ Services has registered the shares of BJ Common Stock and the BJ Warrants that the stockholders of Western will be entitled to receive upon consummation of the Merger under the Securities Act. Those Western stockholders who are not deemed to be "affiliates" of Western may freely sell the shares of BJ Common Stock they receive in the Merger, without additional registration under the Securities Act or an exemption from the registration requirements thereunder (including Rule 145 promulgated under the Securities
Act). Stockholders of Western who are deemed to be "affiliates" of Western may resell the shares of BJ Common Stock and the BJ Warrants received in the Merger in transactions in compliance with Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or in transactions exempt from registration, and may not use this Joint Proxy Statement/Prospectus to effect resales of the shares of BJ Common Stock they receive.

       Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the volume of resales that such affiliates, and others with whom they may act in concert, may make in any three-month period. The term "affiliates" is defined in the Securities Act to include any person who, directly or indirectly, controls, is controlled by, or is under common control with, Western at the time the Merger is submitted to a vote of the stockholders of Western. BJ Services has been advised by Western that Mr. Erikson, Mr. Adelman, Mr. Hix, Mr. Beatty, Mr. Will and Ms. Crowder (each a Western Executive Officer) and Mr. Avery, Mr. Brown, Mr. Dove, Mr. Johnson, Mr. Patrick and Mr. Ross (each a director of Western) may be deemed "affiliates" of Western for purposes of the Securities Act. Pursuant to the Merger Agreement, Western has agreed to use its reasonable best efforts to cause each such person to deliver an affiliates' agreement to BJ Services on or prior to the Closing Date in substantially the form attached as an exhibit to the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

       Composition of BJ Services Board. The Merger Agreement provides that at the Effective Time of the Merger the three following outside directors of Western are to be elected by the current directors of BJ Services to the Board of Directors of BJ Services: David A.B. Brown, William J. Johnson and Michael
E. Patrick. Pursuant to the Merger Agreement, BJ Services has agreed, subject to fiduciary obligations under applicable law, to use its best efforts to cause such persons to be elected by its stockholders to the Board of Directors of BJ Services for at least one year after the next annual Board meeting of BJ Services following the Effective Time.

       Termination of Western Executive Officers. The Merger Agreement provided that Western, BJ Services and a subsidiary of BJ Services would enter into the Executive Termination Agreements with the Western Executive Officers. Pursuant to the Executive Termination Agreements, the employment of each Western Executive Officer shall be terminated, without cause, immediately prior to the Effective Time. The termination of the Western Executive Officers immediately prior to the Effective Time pursuant to the Executive Termination Agreements will trigger payment obligations under the Executive Severance Agreements. For a more detailed description of such agreements, see "-- Effect on Western Employee Benefit Plans and Employee Agreements -- Western Executive Termination Agreements."

       Western Executive Severance Agreements.   The Western Executive Officers
are parties to the Executive Severance Agreements that provide for compensation in the event of termination of employment following a change in control of Western. Because entering into the Merger Agreement constituted a change of control under the Executive Severance Agreements, as amended pursuant to the terms of the Executive Termination Agreements, the Western Executive Officers will be entitled to certain payments and benefits upon termination. In December 1994, the Western Executive Officers received a partial prepayment of certain amounts payable to them upon the termination of their employment. For a more detailed description of such payments and benefits, see "-- Effect on Western Employee Benefit Plans and Employee Agreements -- Severance Agreements."

       Western Stock Options. Because entering into the Merger Agreement by Western accelerated the vesting of outstanding options to purchase Western Common Stock granted under the Western Long-Term Plan and the Directors Plan, certain officers and directors of Western will be entitled to a cash payment in exchange for options to purchase Western Common Stock that would not otherwise have been vested. The following represents the number of options granted to such directors and officers that became vested upon entering into the Merger
Agreement: Mr. Erikson, 86,000; Mr. Adelman, 22,925; Mr. Hix, 40,000; Mr. Beatty, 10,975; Mr. Will, 10,925; Ms. Crowder, 6,499; and outside directors as a group, 37,500. For a more detailed description of such payment and exchange, see "-- Effect on Western Employee Benefit Plans and Employee Agreements -- Western Stock Options and Performance Units."

       Western Performance Units. Because entering into the Merger Agreement by Western accelerated the vesting and the satisfaction of performance criteria under outstanding performance unit awards granted under the Long-Term Plan, certain officers of Western will be entitled to a cash distribution in respect of their performance unit awards. The following represents the amounts of such performance units that became vested and distributable to such officers upon entering into the

Merger Agreement: Mr. Erikson $1,331,568; Mr. Adelman $418,944; Mr. Hix $335,136; Mr. Beatty $235,152; Mr. Will $235,152; and Ms. Crowder $78,384.
For a more detailed description of such payments, see "-- Effect on Western Employee Benefit Plans and Employee Agreements -- Western Stock Options and Performance Units."

       Indemnification and Insurance of Western Officers and Directors. For a discussion of certain agreements by BJ Services to provide indemnification of certain officers and directors of Western, see "-- Effect on Western Employee
Benefit Plans and Employment Agreements -- Indemnification."   For a discussion
of certain agreements by BJ Services to provide liability insurance for certain directors and officers of Western, see "-- Effect on Western Employee Benefit Plans and Employee Agreements -- Benefit Maintenance."

        Interests of BJ Executive Officers and Certain Employees. The BJ Stock Incentive Plan, as amended and in effect as of the date hereof, consists of a stock option and performance unit program for officers and employees, and includes automatic grants of options to the nonemployee directors of BJ Services. Pursuant to the terms of the BJ Stock Incentive Plan, if the Western stockholders acquire more than 40% of the outstanding BJ Common Stock in the Merger, a change in control would result under the BJ Stock Incentive Plan. In such event, at the Effective Time, the vesting of all outstanding nonvested stock options granted under the BJ Stock Incentive Plan before November 1994 would be accelerated and all performance units granted under such Plan would become payable in full in shares of BJ Common Stock.

       In consideration for the stock option grants and the performance unit changes described under the caption "-- Recent Awards to BJ Services' Officers Contingent Upon Consummation of the Merger" below and the amendments to the severance agreements described under "-- BJ Services Executive Employment Agreements" below, each executive officer of BJ Services who holds stock options or performance units granted prior to November 1994 has agreed to waive the accelerated vesting of stock options and deemed satisfaction of performance units that would otherwise occur upon consummation of the Merger if it so constitutes such a "change in control." If the Merger constitutes such a "change in control," a total of 277,870 options held by employees of BJ Services (other than its officers) would become fully vested and exercisable at a weighted average exercise price of $19.25 per share of BJ Common Stock.

       BJ Services Executive Employment Agreements. BJ Services has entered into severance agreements (collectively, the "BJ Severance Agreements") with certain of its officers, including its principal executive officers. The BJ Severance Agreements were effective August 27, 1993, except for one agreement, which was effective February 14, 1994. The BJ Severance Agreements have initial terms of approximately three years and are automatically extended for an additional year at the end of each year of the agreements unless BJ Services has given one year's prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of BJ Services. The BJ Severance Agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of BJ Services. If, following a change in control, the executive is terminated by BJ Services for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for "good reason" (as such term is defined in the BJ Severance Agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer's base salary and bonus amount, as defined in the BJ Severance Agreements. The severance payment is generally made in the form of a lump sum. For a period of up to one year, BJ Services would also provide life, disability, accident and health coverage substantially similar to the benefits provided before termination.

       If a change in control occurs, the BJ Severance Agreements are effective for a period of two years from the date of such change in control. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, BJ Services would pay an additional payment (a "gross-up" payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment. If the Western stockholders acquire more than 40% of the outstanding BJ Common Stock in the Merger, a change in control (as defined in the BJ Severance Agreements) would result, but no payments would be made unless a covered employee's employment with BJ Services is terminated under circumstances described above during the two-year period following the Merger.

       Each executive officer of BJ Services who is a party to a BJ Severance Agreement has entered into an agreement modifying such BJ Severance Agreement
(i) to stipulate that consummation of the Merger will constitute a "change in control" under the terms of such agreement, whether or not the 40% threshold is satisfied, and (ii) to permit a greater change in such person's responsibilities without constituting "good reason" under such agreement. Pursuant to such modification, if any such person's employment with BJ Services is terminated by the Company (other than for "cause") or by such person for "good reason" within 24 months following the consummation of the Merger (the "Protected Period"), the vesting of stock options granted to such person prior to 1995 will be accelerated and such officer will receive (i) a cash payment with respect to all of such person's awards granted under the BJ Services Stock Incentive Plan after 1994 (other than stock options granted in February 1995), which will be deemed fully vested or earned, and (ii) a lump sum cash payment equal to three times such person's salary and bonus.

        Recent Awards to BJ Services' Officers Contingent Upon Consummation of the Merger. In connection with the Merger and conditioned upon its consummation, the Board of Directors of BJ Services has approved cash bonus awards aggregating $375,000 payable to three of BJ Services' executive officers.
Also, vesting of a portion of performance units granted under the BJ Stock Incentive Plan will occur upon consummation of the Merger, rather than at the end of their three-year performance period. The percentage of outstanding units to vest was determined by BJ Services' Executive Compensation Committee based on: (i) BJ Services' actual financial results for 1993 and 1994 compared to BJ Services' peer group of companies, (ii) the performance criteria for the fiscal years ending in 1995, 1996 and 1997 will be deemed to have been fully satisfied upon consummation of the Merger, (iii) execution of waivers with regard to changes in control acceleration rights in the BJ Stock Incentive Plan and (iv) successful completion of the Merger. As a result, 168,547 of the 220,316 performance units outstanding under the BJ Stock Incentive Plan will vest, and as a result 168,547 shares of BJ Common Stock will be issued to officers (including the executive officers) of BJ Services, plus an amount in cash, estimated to be $2.1 million in the aggregate, based upon an assumed price of $20.00 per share of BJ Common Stock on the date of issuance, to offset the federal income tax payable by the recipients in respect of such issuance. Upon consummation of the Merger, all rights with respect to the remaining
51,769 performance units outstanding at the time of the Merger will be cancelled.

       In addition, in consideration for the waivers previously described, a total of 368,157 stock options were authorized for issuance under the BJ 1995 Incentive Plan on February 15, 1995 to a total of nine officers (including all of BJ Services' executive officers). These options will expire if the Merger is not consummated or the BJ 1995 Incentive Plan is not approved by the requisite vote of the stockholders of BJ Services. If the Merger is consummated, such options will vest in whole or in part at the end of the two-year period commencing on consummation of the Merger if BJ Services achieves specified consolidation benefits from combining Western's operations with those of BJ Services over such two-year period. If an employee voluntarily leaves BJ Services or is terminated by BJ Services prior to the end of such two-year period, all options granted to such employee will be forfeited. All such options will become fully vested upon a change in control as defined in the BJ 1995 Incentive Plan, which excludes the Merger. See "Proposal No. 3 -- Proposed Adoption of the BJ 1995 Incentive Plan."

       Additional information relating to compensation and various benefits arrangements of BJ Services is set forth in certain sections of BJ Services' proxy statement for its 1995 annual meeting of stockholders. See "Available Information" and "Incorporation of Certain Documents by Reference."

CONDUCT OF BUSINESS OF WESTERN PRIOR TO THE MERGER

       Western has agreed that, prior to the Effective Time, unless BJ Services shall otherwise consent in writing, Western shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of the Merger Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them. In addition, Western has agreed that, prior to the Effective Time, subject to certain exceptions, except as expressly contemplated by the Merger Agreement or unless BJ Services shall otherwise consent in writing, Western will not, and will cause each of its subsidiaries not to, among other things: (i) sell or pledge or otherwise encumber any stock owned by it in any direct or indirect subsidiary of Western; (ii) redeem, purchase or otherwise acquire any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities exercisable or exchangeable for or convertible into shares of, the capital stock of Western or any of its subsidiaries, except as provided in the Merger Agreement; (iii) amend the Restated Certificate of Incorporation or Bylaws of Western or the certificate of incorporation or bylaws or other governing documents of any of Western's subsidiaries; (iv) split, combine or reclassify any of Western's capital stock or the capital stock of any of Western's subsidiaries; or (v) declare, set aside or pay any dividend on, or make any other distributions in respect of, any of Western's capital stock or the capital stock of any of Western's subsidiaries, other than dividends and distributions by a direct or indirect subsidiary of Western to its stockholders; (vi) issue, authorize the issuance of or agree to issue any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities exercisable or exchangeable for or convertible into shares of, Western's capital stock or the capital stock of any of Western's subsidiaries, or issue or agree to issue any other equity securities; (vii) acquire or dispose of any business or line of business or any assets, other than in the ordinary course of business and consistent with past practice; (viii) make any capital expenditures in excess of specified levels; (ix) amend or modify any of the terms of any Western Option or grant any stock option, stock appreciation rights or stock bonuses;
(x) amend or modify the Western Rights Agreement or redeem any Western Rights;
(xi) merge or consolidate with another corporation, other than the merger of a wholly owned subsidiary of Western into Western or another wholly owned subsidiary; (xii) lease, license, mortgage or otherwise encumber or subject to any consensual lien any material assets other than in the ordinary course of business and consistent with past practice; (xiii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity;
(xiv) make any loans, advances or capital contributions to, or investments in, any other person or entity; (xv) pay, discharge or satisfy any material claims, liabilities or obligations; (xvi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (xvii) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (xviii) change any accounting principle used by it; (xix) settle or compromise any litigation brought against it in excess of specified levels; (xx) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any current officer, director or employee; (xxi) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of Western and its subsidiaries and their respective predecessors that would increase the cost of aggregate benefits available by more than 1%; (xxii) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case





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
consistent with past practice; or (xxiii) authorize or enter into any agreement to do any of the foregoing.

NO SOLICITATION

       Western has agreed not to, and to cause its subsidiaries, affiliates, employees, agents and representatives not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to an Alternative Transaction, participate in any negotiations concerning, or provide to any other person any information or data relating to Western or its subsidiaries for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that Western or its Board of Directors may take and disclose to the stockholders of Western a position with respect to any such Alternative Transaction that, in the judgment of the Board of Directors of Western, as determined in good faith by the Board based upon the advice of counsel, is required by applicable law; provided, further, that (i) the Board of Directors of Western may (a) upon the unsolicited request of a third party which executes a confidentiality agreement with Western in customary form, furnish information or data in order to allow such third party to consider making a proposal with respect to, or entering into, an Alternative Transaction involving such third party and Western, (b) participate in negotiations or have substantive discussions with a third party who makes an unsolicited, bona fide proposal regarding an Alternative Transaction, and (c) in connection therewith, cooperate with or assist or facilitate such third party in its attempt to effect such Alternative Transaction, and (ii) following receipt of an unsolicited, bona fide proposal from a third party regarding an Alternative Transaction, the Board of Directors of Western may withdraw or modify its recommendation of the Merger, in each case to the extent that the Board determines in good faith, based upon the advice of counsel, that such action may be required in order for the Board to act in a manner that is consistent with its fiduciary obligations under applicable law.

STANDSTILL AGREEMENTS

       If the Merger Agreement is terminated (i) by either BJ Services or Western because (a) either is prohibited by a final and nonappealable order or injunction of a United States federal or state court of competent jurisdiction from consummating the Merger (but only if the action giving rise to an order or injunction sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws) or (b) the Consent Decree Final Agreement between the Consenting Parties (BJ Services and the Antitrust Division or the FTC) with respect to the Merger have not been agreed to by the Consenting Parties (as confirmed by Western), or an order of a Federal District Court adjudging that the Merger does not violate the federal antitrust laws shall not have been issued (such Consent Decree Final Agreement or court order being collectively referred to as the Antitrust Disposition Action) by a date no later than 160 days after Western and its outside counsel have each certified as to Western's substantial compliance with information requests of the Antitrust Division or the FTC (which certification was made on January 25, 1995), and in either case BJ Services is thereby obligated to pay the $20,000,000 fee described in "-- Termination Fees; Expenses" below; (ii) by either BJ Services or Western because the stockholders of BJ Services fail to approve the Merger Agreement and the issuance of the Stock Consideration and Warrant Consideration in the Merger; or (iii) by Western, because the Closing Price is below $14.00 and BJ Services has not offered to amend the Merger Agreement so that each share of Western Common Stock which is the subject of a Stock Election will be converted into a number of shares of BJ Common Stock having the same aggregate value based on the actual Closing Price as the aggregate value of the number of shares of BJ Common Stock into which such share of Western Common Stock would have been converted if the Closing Price had been $14.00; then for five years after the date of such termination in the case of clauses (i) and (ii) and for two years after the date of termination in the case of clause (iii), BJ Services, its successors and its affiliates will be prohibited from (v) acquiring or offering, proposing or agreeing to acquire, directly or indirectly, by merger, purchase or otherwise, beneficial ownership of any assets or voting securities of Western or its affiliates; (w) making, or in any way participating in, directly or indirectly, any solicitation of proxies to vote, or seeking to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of Western; (x) calling, or in any way participating in a call for, any meeting of stockholders of Western (or taking any action with respect to stockholders acting by written consent); (y) forming, joining or in any way participating in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Western; or (z) otherwise acting to control or influence, or seeking to control or influence, Western or the management, Board of Directors, policies or affairs of Western. If clause (i) above is applicable and BJ Services has paid the $20,000,000 fee to Western, for five years after the termination of the Merger Agreement Western will be prohibited from taking any of the actions set forth above with respect to BJ Services.

ADDITIONAL COVENANTS OF BJ SERVICES

       BJ Services has agreed that, prior to the Effective Time, it will not declare, set aside or pay any dividend payable in cash, stock or property with respect to any of its capital stock. In addition, BJ Services has agreed to vote any Western Common Stock beneficially owned by it or any of its subsidiaries in favor of the adoption and approval of the Merger Agreement at any meeting of stockholders of Western at which the Merger Agreement shall be submitted for adoption and approval.

TERMINATION

       The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual written consent of the Boards of Directors of BJ Services and Western, (ii) by either BJ Services or Western if the Merger shall not have been consummated by August 31, 1995 (which date may be extended by mutual written consent), provided that such right will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributes to the failure of the Merger to occur on or before such date, provided, further, that such right will not be available to BJ Services if BJ Services shall have exercised its rights (as described in clause (xi) below or as described in paragraph (e) under "-- Termination Fees; Expenses") to extend either the Antitrust Approval Period (as defined below) or the Section 10.1(m) Period (as defined below) until after the Antitrust Approval Period and the Section 10.1(m) Period shall have expired, (iii) by Western or BJ Services if there has not been satisfied the condition to closing described in clause (iii) of the first paragraph under "-- Conditions to the Consummation of the Merger" or any of the conditions to closing described thereunder in the second or, as the case may be, third paragraph thereof, but in each case only after such time as such condition can no longer be satisfied, (iv) by BJ Services if (a) the Board of Directors of Western withdraws or modifies in a manner adverse to BJ Services its recommendation or approval of the Merger or the Merger Agreement and recommends to its stockholders any proposal regarding a Western Alternative Transaction,
(b) the Board of Directors of Western withdraws or modifies in a manner adverse to BJ Services its recommendation or approval of the Merger or the Merger Agreement under any other circumstances or (c) if a third party shall have become an "Acquiring Person" (defined generally in the Western Rights Plan to be a person who acquires 15% or more of outstanding Western Common Stock), (v) by Western upon at least three trading days' prior written notice to BJ Services, if it terminates the Merger Agreement as described in clause (ii) of the first paragraph under "-- No Solicitation" above, (vi) by Western if BJ Services enters into an agreement to effect a "BJ Alternative Transaction" (as defined below), (vii) by either BJ Services or Western if the stockholders of Western fail to adopt the Merger Agreement and approve the Merger or the stockholders of BJ Services fail to approve the Merger Agreement and the issuance of the Stock Consideration and Warrant Consideration in the Merger,
(viii) by either BJ Services or Western if either is prohibited by a final and nonappealable order or injunction of a United States federal or state court of competent jurisdiction from consummating the Merger, (ix) by Western if the Closing Price is below $14 (unless BJ Services offers to amend the Merger Agreement as provided in clause (iii) of "-- Standstill Agreements" above), (x) by either BJ Services or Western if the final terms





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


of an Antitrust Disposition Action have not been agreed to by 100 days after Western and its outside counsel have each certified to BJ Services (the "Western Compliance Certificates") that to the best of their knowledge Western has "substantially complied" with the Antitrust Division's or FTC's "second request" for information from Western under the Hart Scott Act (which certification was made on January 25, 1995), provided that such 100-day period may be extended for two successive 30-day periods in the manner specified in paragraph (e) of "-- Termination Fees; Expenses" below (but in no event longer than a total of 160 days), and (xi) by either BJ Services or Western, if the Merger shall not have occurred by the thirtieth day after the later of (a) the date of the Antitrust Disposition Action, (b) the date on which Western's stockholders approve the Merger or (c) the date on which BJ Services' stockholders approve the Merger (provided the meeting of BJ Services' stockholders shall have initially been scheduled to be held prior to the thirtieth day after the date of the Antitrust Disposition Action and adjourned for good reason to no later than the Final Adjournment Date (as defined below)); provided, however, that BJ Services and Western shall not have the right to terminate the Merger Agreement as described in this clause (xi) if the Merger shall not have occurred by such thirtieth day due to the existence of a preliminary or permanent injunction or other order, decree or ruling by any United States federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger (unless the action giving rise to such injunction, order, decree or ruling sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws or such action was initiated by BJ Services); provided, further, that in the event any such injunction, order, decree or ruling shall cause the 30-day period referred to at the beginning of this clause (xi) (the "Section 10.1(m) Period") to be delayed, Western and BJ Services shall use their best efforts to cause such injunction, order, decree or ruling to be lifted at the earliest practicable date; provided, further, that BJ Services shall have the option to extend the Section 10.1(m) Period for a period of 30 additional days (but in no event later than the Final Adjournment Date) if either of the following conditions shall have been satisfied:



              (1) if the Antitrust Approval Period was not extended as described in paragraph (e) in "-- Termination Fees; Expenses" below, by the delivery of written notice of such extension by BJ Services to Western; or

              (2) if the Antitrust Approval Period was not extended for more than 30 days as described in paragraph (e) in "-- Termination Fees; Expenses" below, by (A) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended as described in clause (i) of paragraph (e) in "-- Termination Fees; Expenses" below, or (B) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended as described in clause (ii) of paragraph (e) in "-- Termination Fees; Expenses" below.

If the Antitrust Approval Period was not extended as described in paragraph (e) in "-- Termination Fees; Expenses" below, the date of BJ Services' stockholders' meeting may not be adjourned for more than 60 days after the Antitrust Disposition Action (the "Final Adjournment Date"). If the Antitrust Approval Period was extended for 30 days as described in paragraph (e) in "-- Termination Fees; Expenses" below, the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action; provided, however, that BJ Services may extend the Final Adjournment Date for up to 60 days after the date of the Antitrust Disposition Action by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended as described in clause
(i) of paragraph (e) in "-- Termination Fees; Expenses" below, or (y) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended as described in clause (ii) of paragraph (e) in "-- Termination Fees; Expenses" below. If the Antitrust Approval Period was extended for 60 days as described in paragraph (e) in "-- Termination Fees; Expenses" below, the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action. Notwithstanding anything to the contrary provided elsewhere in the termination provisions of the Merger Agreement, BJ Services may not terminate the Merger Agreement as described in clauses (iii) or (iv)(c) above after the 100-day Antitrust Approval Period.

       "BJ Alternative Transaction" is defined to mean (i) any merger, consolidation or other business combination involving BJ Services in which another entity or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire beneficial ownership of at least 50% of the aggregate voting power of all voting securities of BJ Services; (ii) any tender offer or exchange offer for any securities of BJ Services which, if consummated, would result in another entity or group becoming the beneficial owner of at least 50% or more of the aggregate voting power of all voting securities of BJ Services;
(iii) any sale or other disposition of assets of BJ Services or any of its subsidiaries in a single transaction or in a series of related transactions if the fair market value of such assets exceeds 50% of the aggregate fair market value of the assets of BJ Services and its subsidiaries, taken as a whole, before giving effect to such sale or other disposition; (iv) the adoption by BJ Services of a plan of liquidation; or (v) the repurchase by BJ Services or any of its subsidiaries of shares of BJ Common Stock representing at least 50% or more of the aggregate voting power of all voting securities of BJ Services.

       In the event of termination of the Merger Agreement by either BJ Services or Western, the Merger Agreement will become void and there will be no liability or obligation on the part of either Western or BJ Services or their respective officers or directors, other than under certain specified provisions of the Merger Agreement relating to payments of fees and expenses, standstill agreements and confidentiality agreements, and other than the liability of any party arising from any breach of the Merger Agreement.

TERMINATION FEES; EXPENSES

       Except as provided in paragraphs (a) through (f) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expense.

       (a) If (i) Western terminates the Merger Agreement as described in clause (v) of "-- Termination" above; (ii) BJ Services terminates the Merger Agreement as described in clause (iv)(a) of "-- Termination" above; or (iii) either Western or BJ Services terminates the Merger Agreement because of the failure of Western's stockholders to adopt the Merger Agreement and approve the Merger and, prior to such failure of Western's stockholders to adopt the Merger Agreement and approve the Merger, another party makes a proposal to effectuate an Alternative Transaction and such proposal shall have been publicly announced, then in any such event Western must pay to BJ Services, in immediately available funds, (A) on the date on which such Alternative Transaction is consummated, $16,000,000 (the "Topping Fee") and (B) within one trading day after requested by BJ Services from time to time, all of BJ Services' Expenses up to a maximum payment pursuant to this clause (B) of $3,500,000. The term "BJ Services' Expenses" includes all out-of-pocket expenses actually incurred by BJ Services on its behalf in connection with the consummation of all transactions contemplated by the Merger Agreement.

       (b) If the provisions of paragraph (a) above are not applicable and BJ Services terminates the Merger Agreement as described in clause (iv)(b) of "-- Termination" above, then Western must pay to BJ Services, within one trading day after requested by BJ Services from time to time, all of BJ Services' Expenses up to a maximum payment of $3,500,000.

       (c)    If Western terminates the Merger Agreement as described in clause
(vi) of "-- Termination" above and if (and only if) such termination occurs on or after the date of consummation of the BJ Alternative Transaction which gave rise to such right of termination as described in such clause (vi), then in such event BJ Services must pay to Western, in immediately available funds, (i) on the date of such termination, $16,000,000 and (ii) within one trading day after requested by Western from time to time, all of Western's Expenses up to a maximum payment of $3,500,000 pursuant to this clause (ii). The term "Western's Expenses" includes all out-of-pocket expenses actually incurred by

Western or on its behalf in connection with the consummation of the transactions contemplated by the Merger Agreement.

       (d) If either BJ Services or Western terminates the Merger Agreement due to the failure of BJ Services' stockholders to approve the transactions contemplated by the Merger, then BJ Services must pay to Western, within one trading day after requested by Western from time to time, all of Western's Expenses up to a maximum payment of $3,500,000; provided, however, that BJ Services must pay to Western a termination fee of $20,000,000 and will not make any additional payment to Western in reimbursement of Western's Expenses, if either BJ Services or Western terminates the Merger Agreement as described in this paragraph (d) and both of the following conditions shall have been satisfied: (i) the meeting of BJ Services' stockholders shall have been held subsequent to the receipt of the first Antitrust Termination Notice sent by Western at the end of the 100-day period referred to in clause (x) of "-- Termination" above (the "Antitrust Approval Period") (without regard to any extensions thereof) and (ii) BJ Services shall have elected to extend the Antitrust Approval Period as described in clause (i) of paragraph (e) below rather than as described in clause (ii) of paragraph (e) below.

       (e) If either BJ Services or Western terminates the Merger Agreement as described in clauses (viii) or (x) of "-- Termination" above (but only if, in the case of a termination as described in clause (viii), the action giving rise to an order or injunction sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws), then BJ Services must pay to Western a termination fee of $20,000,000 within five trading days after written notice of termination as described in clauses (viii) or (x) of "-- Termination" above (the "Antitrust Termination Notice") is received by BJ Services from Western or received by Western from BJ Services; provided, however, that BJ Services will have the option to require Western to rescind any such Antitrust Termination Notice sent by Western under such clause
(x) if either of the conditions set forth below shall have been satisfied, in which event such Antitrust Termination Notice will be rescinded and the Antitrust Approval Period will be deemed to have been changed to 130 days:

                (i) if at the time such Antitrust Termination Notice is received, BJ Services has been engaged in active and continuous negotiations with the Antitrust Division or the FTC with respect to the Consent Decree Final Agreement, provided that prior to the tenth day after receipt by BJ Services of the Western Compliance Certificates, BJ Services and its outside counsel each delivered to Western certificates that to the best of their knowledge BJ Services is in "substantial compliance" with the Antitrust Division's or FTC's "second request" for information from BJ Services under the Act, or

                (ii) if the foregoing clause (i) is not applicable, if BJ Services has paid a fee of $2,500,000 to Western on or prior to the fifth Trading Day after BJ Services' receipt of such Antitrust Termination Notice;

provided, further, that at the end of such extended Antitrust Approval Period BJ Services will have the option to extend the Antitrust Approval Period for a second 30-day period by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) above, or (y) paying an additional fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) above, in which event upon such payment the Antitrust Approval Period will be deemed to have been changed to 160 days.

       (f) If either BJ Services or Western terminates the Merger Agreement as described in clause (xi) of "-- Termination" above, then BJ Services must pay to Western a termination fee of $20,000,000; provided, however, that if Western's stockholders fail to approve the Merger or BJ Services' stockholders fail to approve the issuance of BJ Common Stock and BJ Warrants in the Merger and the Merger Agreement at the BJ Services Special Meeting and BJ Services is not in breach of its obligations contained in the Merger Agreement, BJ Services will have no obligation to pay any termination fee to Western as described in this paragraph
(f).

AMENDMENT AND WAIVER

       The Merger Agreement may be amended by the parties at any time before or after approval thereof by the stockholders of Western; provided that after any such approval, no amendment may be made which changes the way in which the Merger Consideration is calculated pursuant to the Merger Agreement or which in any way alters or changes any of the other terms or conditions of the Merger Agreement, if such alteration or change would materially adversely affect the rights of such Western stockholders, without the further approval of such stockholders. At any time prior to the Closing Date, each of the parties to the Merger Agreement may (i) extend the time of the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, (iii) waive compliance with any of the agreements or conditions contained therein which may legally be waived and (iv) grant any consents thereunder.

REPRESENTATIONS AND WARRANTIES

       The Merger Agreement contains customary representations and warranties of BJ Services and Western relating to, among other things, (a) organization, good standing, qualification to do business and other corporate matters, (b) capitalization, (c) subsidiaries, (d) the authorization, execution, delivery and enforceability of the Merger Agreement, the actions taken by each company's Board of Directors with respect thereto and related matters, (e) reports filed by each company with the Commission and the financial statements included therein, (f) the absence of certain changes or events since the end of each company's last fiscal year, (g) tax matters, (h) environmental matters, (i) the absence of certain litigation, (j) the absence of any notice of revocation or modification of certain governmental licenses and permits and compliance with law, (k) the required vote of each company's stockholders, and (l) the receipt by each company of the opinions discussed above under "Opinions of Financial Advisors." BJ Services also represents and warrants in the Merger Agreement that it will have available to it at the Effective Time all funds necessary to satisfy its obligations under the Merger Agreement. The Merger Agreement also contains additional customary representations of Western relating to (w) employee benefit plans, (x) labor matters, (y) intellectual property and (z) the amendment of the Western Rights Agreement referred to in clause (ii) of the last paragraph under "-- Conditions to the Consummation of the Merger."

DISSENTERS' APPRAISAL RIGHTS

       Record holders of BJ Common Stock are not entitled to appraisal rights under Section 262 of the DGCL.

       Record holders of Western Common Stock are entitled to appraisal rights under Section 262 of the DGCL. A holder of Western Options or Western Convertible Debentures must exercise such options or convert such debentures in order to obtain Western Common Stock before such holder will be entitled to appraisal rights as a stockholder of Western. A holder of Western Options or Western Convertible Debentures is not otherwise entitled to appraisal rights. This discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of
Section 262, which is reprinted in its entirety as Appendix E to this Joint Proxy Statement/Prospectus. A person having a beneficial interest in shares of Western Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect the appraisal rights provided under Section 262.

       Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Western Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of
Section 262. THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL CONSTITUTE SUCH NOTICE TO THE RECORD HOLDERS OF WESTERN COMMON STOCK. ANY SUCH STOCKHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS SHOULD REVIEW THE FOLLOWING DISCUSSION AND APPENDIX E CAREFULLY, BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL.

       Under the DGCL, record holders of Western Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Western Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. Such holders are, in such circumstances, entitled to appraisal rights because they hold stock of constituent corporations to the Merger and may be required by the Merger Agreement to accept Merger Consideration in the form of Cash Consideration and Warrant Consideration. A holder of shares of Western Common Stock wishing to exercise his appraisal rights must deliver to the Secretary of Western, before the vote on the Merger Agreement at the Western Special Meeting, a written demand for appraisal of his shares of Western Common Stock. In addition, a holder of shares of Western Common Stock wishing to exercise his appraisal rights must hold such shares of record on the date the written demand for appraisal is made and must hold such shares continuously through the Effective Time. Stockholders who hold their shares of Western Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder.

       Within 10 days after the Effective Time of the Merger, BJ Services, as the Surviving Corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who is entitled to appraisal rights under Section
262. Within 120 days after the Effective Time, but not thereafter, BJ Services or any holder of shares of Western Common Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of such shares. BJ Services is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the "fair value" of the shares of Western Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. A holder of shares of Western Common Stock will fail to perfect, or effectively lose, his right to appraisal if no petition for appraisal of shares of Western Common Stock is filed within 120 days after the Effective Time.

       If any holder of shares of Western Common Stock who demands appraisal of his shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of Western Common Stock of such stockholder will be deemed to be Non-Election Shares in accordance with the Merger Agreement. A holder may withdraw his demand for appraisal by delivering to BJ Services a written withdrawal of his demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of BJ Services. Failure to follow the steps required by
Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

       Any holder of shares of Western Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Western Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Western Common Stock as of a date prior to the Effective
Time). Pursuant to the Merger Agreement, Western shall not, except with the prior written consent of BJ Services, voluntarily make any payment with respect to any demands for appraisals of Western Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

DESCRIPTION OF THE WARRANT AGREEMENT

       General. The BJ Warrants are to be issued under a Warrant Agreement between BJ Services and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent"). THE DESCRIPTION OF THE WARRANT AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE WARRANT AGREEMENT, AS AMENDED, AND THE FORM OF WARRANT CERTIFICATE, AS AMENDED, COPIES OF WHICH ARE ANNEXED AS ANNEX I TO THE FIRST AMENDMENT TO THE MERGER AGREEMENT INCLUDED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND WHICH ARE INCORPORATED HEREIN IN THEIR ENTIRETY BY THIS REFERENCE.

       Each BJ Warrant will entitle the registered holder thereof (the "holder"), subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, prior to the close of business on the fifth anniversary of the Closing Date (the "Expiration Date"), to purchase the number of shares of BJ Common Stock set forth therein at an initial Exercise Price of $30 per share, with the number of such shares and the Exercise Price to be subject to adjustment as described below.

       At any time after the Effective Time and prior to the close of business on the Expiration Date, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate, entitling the registered holder to purchase a like number of shares of BJ Common Stock as the Warrant Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate must make such request in writing delivered to the Warrant Agent, and must surrender the Warrant Certificate to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon the Warrant Agent will countersign and deliver to the person entitled thereto a Warrant Certificate as so requested. BJ Services may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to BJ Services and the Warrant Agent of all reasonable expenses incidental thereto.

       Holders of BJ Warrants will not be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, BJ Common Stock or any other securities of BJ Services which may at any time be issuable on the exercise or conversion of the BJ Warrants. Nothing contained in the Warrant Agreement or in any Warrant Certificate shall be construed to confer upon the holder of any Warrant Certificate any rights of a stockholder of BJ Services or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or distributions or subscription rights, or otherwise, until the BJ Warrant or BJ Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions of the Warrant Agreement.

       Adjustments of Exercise Price, Number of Shares or Number of Warrants. The Exercise Price, the number of shares covered by each BJ Warrant and the number of BJ Warrants outstanding are subject to adjustment from time to time.

       If, at any time after the Effective Time, BJ Services (i) declares a dividend on shares of BJ Common Stock payable in shares of any class of capital stock of BJ Services, (ii) subdivides the outstanding shares of BJ Common Stock into a greater number of shares of BJ Common Stock, (iii) combines the outstanding shares of BJ Common Stock into a smaller number of shares of BJ Common Stock, or (iv) issues any shares of capital stock in a reclassification of shares of BJ Common Stock (including any such reclassification in connection with a consolidation or merger in which BJ Services is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any BJ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such BJ Warrant had been exercised immediately prior to such date and at a time when the BJ Common Stock transfer books of BJ Services were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

       If BJ Services fixes a record date for the issuance of rights, options or warrants to all holders of BJ Common Stock (such rights, options or warrants not being available to holders of BJ Warrants) entitling them (for a period expiring within 45 calendar days after such date of issue) to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock), other than Permitted Issuances (as defined below), at a price per share of BJ Common Stock (or having a conversion, exercise or exchange price per share of BJ Common Stock, in the case of a security convertible into or exercisable or exchangeable for BJ Common Stock) less than the Current Market Price (as defined in Section 10(f) of the Warrant Agreement) per share of BJ Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of shares of BJ Common Stock which the aggregate offering price of the total number of shares of BJ Common Stock so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of additional shares of BJ Common Stock to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of BJ Services, whose determination shall be described in a statement filed with the Warrant Agent. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed. "Permitted Issuances" shall mean any and all issuances of shares of BJ Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock) pursuant to any stock option, stock purchase or other employee or director benefit plan of BJ Services or any of its subsidiaries approved by stockholders.

       If BJ Services fixes a record date for the making of a dividend or distribution (other than aggregate cash dividends and distributions not in excess of $0.25 per share of BJ Common Stock for the fiscal year ended September 30, 1995, and then $1.50 for each 12-month period thereafter payable out of retained earnings or earned surplus) to all holders of BJ Common Stock (including any distribution made in connection with a consolidation or merger in which BJ Services is the continuing corporation) or evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in the foregoing paragraph), the Exercise Price to be in effect after such record date will be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of BJ Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of BJ Services, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one share of BJ Common Stock, and of which the denominator shall be such Current Market Price per share of BJ Common Stock. Such adjustment will be made successively whenever such a record date is fixed, and if such distribution is not so made the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

       In case a tender offer (a "Tender Offer") made by BJ Services or any of its subsidiaries for all or any portion of the BJ Common Stock shall expire (the "Expiration Time") and the Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors of BJ Services) as of the Expiration Time of such Tender Offer that combined with the aggregate of the cash plus the fair market value (as determined by such Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by BJ Services or any of its subsidiaries for all or any portion of the BJ Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to this paragraph has been made exceeds 12.5% of the product of the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer multiplied by the number of shares of BJ Common Stock outstanding (including any shares tendered and not withdrawn) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the first trading day after the date of the Expiration Time of the Tender Offer, the Exercise Price shall be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date of the Expiration Time of the Tender Offer by a fraction (A) the numerator of which shall be equal to (x) the product of (i) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (ii) the number of shares of BJ Common Stock outstanding (including any shares tendered and not withdrawn) at the Expiration Time of the Tender Offer less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares, and
(B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (y) the number of shares of BJ Common Stock outstanding (including any shares tendered and not withdrawn) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum. The term "Purchased Shares" shall mean such shares as are deemed so accepted for purchase up to any maximum.

       If the BJ Rights outstanding under the BJ Rights Agreement become exercisable for shares of Series Two Junior Participating Preferred Stock, par value $1.00 per share, of BJ Services ("BJ Preferred Stock") or other property, the Exercise Price and the number of and kind of securities or other property issuable upon exercise of each BJ Warrant will be appropriately adjusted so that the holder of any BJ Warrant exercised after such time will be entitled to receive the aggregate number and kind of shares of BJ Preferred Stock or other property which would have been issuable under the BJ Rights that would have been attached to the shares of BJ Common Stock for which such BJ Warrant was exercisable immediately prior to the BJ Rights having become exercisable, upon payment of the same consideration, if any, payable under such BJ Rights for such shares or other property.

       No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which are not required to be made will be carried forward and taken into account in any subsequent adjustment.

       Except as otherwise provided in the Warrant Agreement, upon each adjustment of the Exercise Price, each BJ Warrant outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a BJ Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

       On or after any adjustment of the Exercise Price, BJ Services may elect to adjust the number of BJ Warrants in substitution for any adjustment in the number of shares of BJ Common Stock purchasable upon the exercise of a BJ Warrant. Each of the BJ Warrants outstanding after such adjustment of the number of BJ Warrants shall be exercisable for one share of BJ Common Stock. Each BJ Warrant held of record prior to such adjustment of the number of BJ Warrants shall become that number of BJ Warrants (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price.

       Whenever the Exercise Price or the number of shares of BJ Common Stock issuable upon the exercise of each BJ Warrant is adjusted as provided in the Warrant Agreement, BJ Services shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of shares of BJ Common Stock issuable upon exercise of each BJ Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the BJ Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Warrant Certificate.

       Reclassification, Consolidation, Merger, Combination, Sale or Conveyance. In case any of the following occurs while any BJ Warrants are outstanding: (i) any reclassification or change of the outstanding shares of BJ Common Stock (other than a change in par value, or from par value to no par value or as described in the second paragraph of "-- Adjustments of Exercise Price, Number of Shares or Number of Warrants" above), (ii) any consolidation, merger or combination of BJ Services with or into another corporation as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock or (iii) any sale or conveyance of the property or assets of BJ Services as, or substantially as, an entirety to any other entity as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock, then BJ Services, or such successor corporation or transferee, as the case may be, will make appropriate provision so that the holders of the BJ Warrants then outstanding shall have the right at any time thereafter, upon exercise of such BJ Warrants, to receive the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of shares of BJ Common Stock issuable upon exercise of such BJ Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

       If the holders of the BJ Common Stock may elect the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance, then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the BJ Warrant. If the holder of the BJ Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of BJ Common Stock not affiliated with BJ Services or any other party to the reclassification, consolidation, merger, combination, sale or conveyance. Such new BJ Warrants shall provide for adjustments which, for events subsequent to the effective date of such new BJ Warrants, shall be as nearly equivalent as may be practicable to the adjustments described herein and in "-- Adjustments of Exercise Price, Number of Shares or Number of Warrants" above.

       BJ Services will mail to each registered holder of a BJ Warrant written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments described in "-- Adjustments of Exercise Price, Number of Shares or Number of Warrants" above.

       Fractional BJ Warrants and Fractional Shares. BJ Services will not be required to issue fractions of BJ Warrants. In lieu of such fractional BJ Warrants, there will be paid to the persons to whom Warrant Certificates representing such fractional BJ Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a BJ Warrant multiplied by the following: (i) with respect to all fractions of BJ Warrants issued in the Merger, the Warrant Merger Price (as defined in Section 10(f) of the Warrant Agreement) and (ii) with respect to all other fractions of BJ Warrants, the Current Market Price per whole BJ Warrant.

       BJ Services will not be required to issue fractions of shares of BJ Common Stock upon exercise of BJ Warrants or to distribute stock certificates that evidence fractional shares of BJ Common Stock. In lieu of fractional shares, there will be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fraction of a share of BJ Common Stock multiplied by the Current Market Price per share of BJ Common Stock.

       Reservation and Availability of Shares of BJ Common Stock or Cash. BJ Services has agreed to reserve and keep available out of its authorized and unissued shares of Common Stock, the number of shares of BJ Common Stock that will be sufficient to permit the exercise in full of all outstanding BJ Warrants or keep sufficient cash available for payment in lieu of BJ Common Stock.

       Listing on the NYSE. BJ Services has agreed to use its best efforts to cause the BJ Common Stock issuable upon the exercise of the BJ Warrants to be listed for trading on the NYSE. The BJ Warrants have been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol "BJS WS."

       Payment of Taxes. BJ Services has agreed to pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing BJ Common Stock upon exercise of a Warrant Certificate. However, BJ Services is not required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for BJ Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing BJ Warrants surrendered for exercise or to issue or deliver any certificate for shares of BJ Common Stock upon the exercise of any BJ Warrants until any such tax or governmental charge has been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to BJ Services' satisfaction that no such tax or governmental charge is due.

       Notice of Proposed Actions. In case BJ Services shall propose to (a) declare a stock dividend or make certain other distributions to holders of BJ Common Stock, (b) offer rights, options or warrants to all holders of BJ Common Stock entitling them to subscribe for or purchase BJ Common Stock (or securities exercisable or exchangeable for or convertible into BJ Common Stock or other securities), (c) offer any shares of capital stock in a reclassification of shares of BJ Common Stock, (d) effect any consolidation or merger with, or to effect any sale or other transfer of more than 50% of the assets or net income of BJ Services and its subsidiaries to, another person, or (e) effect the liquidation, dissolution or winding up of BJ Services, then BJ Services shall give notice of such proposed action to each registered holder of a BJ Warrant.

       Supplements and Amendments. The Warrant Agreement permits BJ Services and the Warrant Agent, from time to time, to supplement or amend the Warrant Agreement without the approval of any holders of BJ Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, or to make any other provisions with regard to matters or questions which BJ Services and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates. In addition to the foregoing, with the consent of holders of not less than a majority in number of the then outstanding BJ Warrants, BJ Services and the Warrant Agent may modify the Warrant Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Warrant Agreement or modifying in any manner the rights of the holders of the BJ Warrant Certificates; provided, however, that no modification of the terms upon which the BJ Warrants are exercisable or that reduce the percentage required for consent to modification of the Warrant Agreement may be made without the consent of the holder of each outstanding BJ Warrant affected thereby.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER


BENEFITS OF THE MERGER

       The managements of BJ Services and Western expect that the Merger will provide substantial opportunities to improve the earnings and cash flow of the combined entity, primarily by (i) exploiting opportunities for significant consolidation cost savings, (ii) achieving revenue enhancements through integration of the relative strengths of the two companies and (iii) pursuing opportunities to improve underperforming operations by increasing market presence.

       Consolidation Cost Savings. The combination of BJ Services and Western will present opportunities for achieving significant consolidation cost savings through elimination of duplicate operating and manufacturing facilities, research and development efforts and corporate and administrative overhead. BJ Services management estimates that such annual aggregate cost savings will range from $30 million to $40 million. Certain of these cost savings will be realized upon consummation of the Merger, while the remainder would not be realized until the operations of the two companies have been fully integrated (expected in fiscal 1996). BJ Services management also believes that the Merger should provide the combined company the ability to reduce its purchasing costs due to increased volume. Management also expects to realize increased efficiencies in the North Sea vessels operations by re-deploying one of the two stimulation vessels into another region. The Merger also will reduce the need for certain future expenditures budgeted by Western in connection with its international market expansion efforts due to BJ Services' current presence in those targeted markets.

       Integration of Relative Business Strengths. The managements of BJ Services and Western expect that the Merger will combine the relative strengths of the two companies, particularly with respect to customer base and geographic areas of operation. The U.S. customer base of BJ Services has historically included a concentration of primarily oil producers, while Western's customer base includes a larger concentration of producers whose exploration activities focus on natural gas. The two companies' geographic strengths also complement each other. In recent years, BJ Services has significantly increased its international presence, while Western's operations are focused primarily within the United States. In the United States, BJ Services is a stronger competitor in the Alaska North Slope, California and the Gulf of Mexico. Western's historical competitive strength has been in the United States midcontinent and Rocky Mountain regions.

       Increased Competitiveness. Managements of BJ Services and Western believe that the Merger will enable the combined company to compete more effectively with its larger competitors, Halliburton and Dowell Schlumberger.

       The foregoing benefits are based upon analyses and beliefs of members of management of BJ Services and Western. Because of the highly competitive nature of the oil field service industry, the adverse impact on the industry resulting from oil and gas price fluctuations and the inherent uncertainties involved in combining two companies, there can be no assurance that the combined company will be able to fully exploit the foregoing opportunities or realize the benefits described herein, including achieving the estimates of consolidation cost savings.

BOARD OF DIRECTORS

       Pursuant to the Merger Agreement, the Board of Directors of BJ Services has approved an increase in the number of directors comprising the Board of Directors of BJ Services from 7 to 10, such increase to be effective at the Effective Time. Pursuant to the Merger Agreement, BJ Services has agreed that for at least one year after the next annual meeting of the stockholders of BJ Services, subject to fiduciary obligations under applicable law, the Board of Directors of BJ Services shall use its best efforts to cause the three current outside directors of Western named in the table below to be elected to the Board of Directors of BJ Services by the stockholders of BJ Services, in order to fill the three vacancies created by such increase. The Board of Directors of BJ Services is divided into three classes with terms of office of the classes ending in successive years after the annual meetings of stockholders in such years. Pursuant to the BJ Services Charter and Bylaws, newly created directorships resulting from an increase in the number of directors fixed by the Board of Directors are required to be apportioned to each class of directors so that the classes are approximately equal. Pursuant to the Bylaws, to the extent that the number of directors in each class is not equal, the additional director is required to be included in Class III. The three directors of Western that are to be appointed to BJ Services Board of Directors upon consummation of the Merger have been apportioned according to these requirements.

       Set forth below is certain information about each person who is to be a member of the Board of Directors of BJ Services as of the Effective Time, including those directors of Western who, following consummation of the Merger, will be appointed to the BJ Services Board of Directors to fill the vacancies created by the increase referred to above.

                          YEAR FIRST
                          SERVED AS A
                          DIRECTOR OF
                          BJ SERVICES                            OTHER BUSINESS POSITIONS
NAME                      OR WESTERN       AGE                        AND EXPERIENCE
- ----                      -----------      ---   -----------------------------------------------------------
CLASS I DIRECTORS:
Terms Expiring in 1997

John R. Huff              1992             48    Chairman, President and Chief Executive Officer of
                          BJ Services            Oceaneering International, Inc., an oilfield services
                                                 corporation.  Mr. Huff has been President, Chief Executive
                                                 Officer and a director of Oceaneering since 1986 and
                                                 Chairman of the Board of Oceaneering  since 1990.  Mr. Huff is also a director of Production Operators Corp.

R.A. LeBlanc              1994             64    Chairman of the Board and Chief Executive Officer and a
                          BJ Services            director of Keystone International, Inc., a manufacturer of flow  control products.  Mr. LeBlanc has been employed by
                                                 Keystone since 1959 and was elected Chairman of the Board
                                                 and Chief Executive Officer of Keystone in 1985 following
                                                 several years' service as President and Chief Operating
                                                 Officer.  Mr. LeBlanc also serves an an advisory member of the board of directors of Texas Commerce Bank National
                                                 Association.

Michael E. Patrick        1989             51    Managing Director of M.E. Zukerman & Co., a merchant
                          Western                banking firm, since 1994; President of Lomas Information
                                                 Systems, Inc., a subsidiary of Lomas Financial Corporation, from 1993 to 1994; Executive Vice President, Chief
                                                 Financial Officer and a director of Lomas Financial
                                                 Corporation and President and Chief Operating Officer of
                                                 its Lomas Mortgage USA subsidiary, both of which are
                                                 engaged in mortgage banking, real estate and information
                                                 services, from 1992 until 1994; Director of Farm & Home
                                                 Financial Corporation; and Executive Vice Chancellor for
                                                 Asset Management of the University of Texas System, where
                                                 he was responsible for the investment of all endowment
                                                 funds, from 1984 to 1991.  Mr. Patrick is currently a
                                                 member of the Governance Committee and of the Executive
                                                 Development and Compensation Committee of the Board of
                                                 Directors of Western.

                          YEAR FIRST
                          SERVED AS A
                          DIRECTOR OF
                          BJ SERVICES                            OTHER BUSINESS POSITIONS
NAME                      OR WESTERN       AGE                        AND EXPERIENCE
- ----                      -----------      ---   -----------------------------------------------------------
CLASS II DIRECTORS:
Terms Expiring in 1998

William J. Johnson        1985             60    Independent oil and natural gas producer and consultant,
                          Western                since May 1994; President and Chief Operating Officer and a director of Apache Corporation, an independent oil and gas exploration and production company, from 1991 to 1994;
                                                 director of Camco International, Inc., a provider of oil
                                                 and natural gas production equipment and services, since
                                                 December 1993; director of Snyder Oil Corporation, an
                                                 independent oil and gas exploration and production company, since 1994; President and Chief Executive Officer of
                                                 TEX/CON Oil & Gas Company, a subsidiary of BP Exploration,
                                                 Inc.; President, U.S.A. of BP Exploration, Inc., and
                                                 President of Standard Oil Production Company, a wholly
                                                 owned subsidiary of The Standard Oil Company, from 1986 to
                                                 1987.  Mr. Johnson is currently the Chairman of the Govern-
                                                 ance Committee and a member of the Audit Committee of the
                                                 Board of Directors of Western.

Don D. Jordan             1990             62    Chairman, Chief Executive Officer and a director of Houston
                          BJ Services            Industries Incorporated, a public utility holding company
                                                 with interests in the electric utilities, cable
                                                 television, coal and transportation businesses.  Mr. Jordan has been employed by various subsidiaries of Houston
                                                 Industries Incorporated since 1956.  He currently serves as a director of Texas Commerce Bancshares, UTECH  Joint
                                                 Venture and AEGIS Insurance Services.

Michael McShane           1990             40    Vice President - Finance and Chief Financial Officer of  BJ
                          BJ Services            Services.  Mr. McShane joined BJ Services in 1987 from Reed
                                                 Tool Company, an oil field tool company, where he was
                                                 employed for seven years.  At Reed Tool Company, he held
                                                 various financial management positions including Corporate
                                                 Controller and Regional Controller of Far East Operations.

                          YEAR FIRST
                          SERVED AS A
                          DIRECTOR OF
                          BJ SERVICES                            OTHER BUSINESS POSITIONS
NAME                      OR WESTERN       AGE                        AND EXPERIENCE
- ----                      -----------      ---   -----------------------------------------------------------
CLASS III DIRECTORS:
Terms Expiring in 1996

David A.B. Brown         1989             51     President of the Windsor Group, Inc., a management
                          Western                consulting firm since 1984; and director of BTU
                                                 International, Inc., a manufacturer of thermal processing
                                                 equipment.  Mr. Brown is currently a  member of the Audit
                                                 Committee of the Board of Directors of Western.

L. William                1992             53    President, Chief Operating Officer and a director of
  Heiligbrodt             BJ Services            Service Corporation International, a funeral services
                                                 corporation ( "SCI").  He has served in various management positions with SCI since February 1990.  Prior to joining
                                                 SCI, Mr. Heiligbrodt served as  President of Provident
                                                 Services, Inc. from March 1988 to February 1990.  Prior to that, he served for five years as Vice Chairman and Chief
                                                 Executive Officer of WEDGE Group, Incorporated, a multi-
                                                 industry holding company.

James E. McCormick        1990             67    Mr. McCormick served in various executive positions with
                          BJ Services            ORYX Energy Company, a diversified energy company,
                                                 including President and Chief Operating Officer and a
                                                 director, from 1977 until his retirement on March 1, 1992.
                                                 Mr. McCormick currently serves on the board of directors of
                                                 Lone Star Technology, Petrolite Corporation, Snyder Oil
                                                 Company and Texas Commerce Bank National Association.

J.W. Stewart              1990             50    Chairman of the Board, President and Chief Executive
                          BJ Services            Officer of BJ Services.  Mr. Stewart joined Hughes Tool
                                                 Company in 1969 as Project Engineer, and served as Vice
                                                 President-Legal and Secretary of Hughes Tool Company and as
                                                 Vice President-Operations for a predecessor of BJ Services prior to being named President of BJ Services in 1986.

       The retirement age policy applicable to BJ Services will result in retirement of board members from the BJ Services Board of Directors from time to time.

COMMITTEES OF THE BOARD OF DIRECTORS OF BJ SERVICES

       The Board of Directors of BJ Services has designated three committees of its directors, the Audit Committee, the Executive Compensation Committee and the Nominating Committee, the members of which are appointed by the entire Board of Directors.

       The responsibilities of the Audit Committee, currently comprised of Messrs. McCormick (Chairman), Jordan, Huff and LeBlanc, include reviewing the scope and results of the audit with the independent auditors, internal auditors and management; reviewing the independence of the independent auditors and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and independent auditors to review the effectiveness of BJ Services' system of internal control and internal audit procedures. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.

       The responsibilities of the Executive Compensation Committee, comprised of Messrs. Jordan (Chairman), McCormick, Heiligbrodt and Huff, include reviewing BJ Services' executive salary and bonus structure; reviewing BJ Services' employee stock incentive plan, thrift plan and employee stock purchase plan as well as other incentive alternatives; reviewing BJ Services' perquisite program; and recommending directors' fees.

       The responsibilities of the Nominating Committee, comprised of Messrs. Heiligbrodt (Chairman), McCormick and LeBlanc, include selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board of Directors; and considering qualification required for continued service on the Board of Directors. The Nominating Committee also considers nominees recommended by stockholders.

       Pursuant to the Merger Agreement, a Special Committee of the Board of Directors of BJ Services will be established, consisting of two current outside directors of BJ Services and two of the outside directors of Western (named in the table above) who were in office prior to the Effective Date. The Special Committee will be responsible for enforcement of the provisions of the Merger Agreement relating to employee arrangements. BJ Services intends to establish the Special Committee and to designate the members thereof prior to the Merger, contingent upon consummation thereof.

OFFICERS

       Each of the nine executive officers, including the chief executive officer and the other four most highly compensated executive officers of BJ Services, will continue as an executive officer of BJ Services after the Merger. Each of the executive officers serves at the discretion of the Board of Directors.

POST-MERGER DIVIDEND POLICY

       BJ Services does not currently intend to pay dividends on outstanding shares of BJ Common Stock. It is the intention of the Board of Directors of BJ Services to maintain its current dividend policy with respect to the BJ Common Stock following the Merger.

WESTERN DIRECTORS, OFFICERS AND EMPLOYEES

       Officer and Director Indemnification and Insurance. For a discussion of certain agreements by BJ Services to provide indemnification of officers and directors of Western, see "The Merger -- Effect on Western Employee Benefit Plans and Employee Agreements -- Indemnification." For a discussion of certain agreements by BJ Services to provide liability insurance for certain directors and officers of Western, see "The Merger -- Effect on Western Employee Benefit Plans and Employee Agreements -- Benefit Maintenance."

       Benefit Maintenance and Service Credit. For a discussion of certain agreements by BJ Services to provide benefits to employees of Western and its subsidiaries, see "The Merger -- Effect on Western Employee Benefit Plans and Employment Agreements -- Benefit Maintenance." The Merger Agreement generally provides that employees of the Surviving Corporation will be given credit for all service with Western and its subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation or BJ Services in which they became participants.

       Western Executive Officers. To facilitate an orderly transition in management, the Western Executive Officers will be terminated immediately prior to the Effective Time pursuant to the Executive Termination Agreements. For a more detailed description of these agreements, see "The Merger -- Interests of Certain Persons in the Merger -- Termination of Western Executive Officers" and "The Merger -- Effect on Western Employee Benefit Plans and Employee Agreements
- -- Western Executive Termination Agreements."

       Special Committee Enforcement. The covenants in the Merger Agreement regarding employee benefits will be enforced by a special committee consisting of two current outside directors of BJ Services and two current outside directors of Western.

               PRINCIPAL STOCKHOLDERS OF BJ SERVICES AND WESTERN



BJ SERVICES

       According to information supplied to BJ Services by the beneficial owners listed below and, where applicable, the books and records of BJ Services, the following entities each owned beneficially more than 5% of the shares of BJ Common Stock outstanding as of February 15, 1995. No other person (or "group" within the meaning of Section 13(d)(3) of the Exchange Act) is known by BJ to be beneficial owner, as of February 15, 1995 of more than 5% of the BJ Common Stock.

                                                 AMOUNT AND NATURE
     NAME AND ADDRESS OF                           OF BENEFICIAL                PERCENT
      BENEFICIAL OWNER                             OWNERSHIP(1)                 OF CLASS
     ------------------                          -----------------              --------
FMR Corp.                                          2,059,036 (2)                13.1 %
82 Devonshire Street
Boston, Massachusetts  02109

The Equitable Companies Incorporated               1,762,725 (3)                11.2 %
787 Seventh Avenue
New York, New York  10019

T. Rowe Price Associates, Inc.                     1,565,600 (4)                10.0 %
100 East Pratt St., 9th Floor
Baltimore, Maryland  21202

The Prudential Insurance Company of America        1,239,000 (5)                 7.9 %
19 Prudential Plaza
Newark, New Jersey  07102

- ----------------

 (1) Except as otherwise indicated, all shares are owned directly, and the entities named in the table above have sole voting and dispositive power with respect to all shares of BJ Common Stock shown as beneficially owned by them.

 (2) Based on information provided at February 13, 1995 by FMR Corp., FMR Corp., through its wholly owned subsidiaries, Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited was the beneficial owner of 2,059,036 shares of BJ Common Stock. FMR Corp. had sole voting power with respect to 797,655 shares, no voting power with respect to 1,261,381 shares, and sole dispositive power with respect to 2,059,036 shares. Fidelity International Limited had sole voting and dispositive power with respect to the 49,800 shares it beneficially owned.

 (3) Based on information provided at February 10, 1995 by The Equitable Companies Incorporated, The Equitable Companies Incorporated and its subsidiaries, including Alliance Capital Management L.P., and The Equitable Life Assurance Society of the United States (collectively, "Equitable"), held 1,762,725 shares of BJ Common Stock. Equitable had sole voting power with respect to 1,525,125 shares and sole dispositive power with respect to 1,762,725.

 (4) Based on information provided at February 14, 1995 by T. Rowe Price Associates, Inc. ("Price"), Price was the beneficial owner of 1,565,600 shares of BJ Common Stock. Price had sole voting power with respect to 111,100 shares and sole dispositive power with respect to 1,565,600 shares. The shares beneficially owned by Price include any shares owned by the T. Rowe Price Mutual Funds.

 (5) Based on information provided at February 10, 1995 by The Prudential Insurance Company of America ("Prudential"), Prudential held 1,239,000 shares of BJ Common Stock. Of those shares, Prudential had shared voting and dispositive power with respect to 1,235,500 shares and sole voting and dispositive power with respect to 3,500 shares.

     The following table sets forth the beneficial ownership of the outstanding shares of BJ Common Stock as of February 15, 1995 by each current director, by certain executive officers and by all current directors and officers as a group.

                                                                             Number
                                                                        of Shares (1)(2)
                                                                        ----------------
L. William Heiligbrodt.......................................                  7,000
John R. Huff ................................................                  5,000
Don D. Jordan................................................                  6,500
R. A. LeBlanc...............................................                    435
James E. McCormick...........................................                  7,000
J.W. Stewart.................................................                174,569
Michael McShane ............................................                 75,914
G. R. Goodarzi ..............................................                 51,463
Kenneth A. Williams..........................................                 27,425
Thomas H. Koops .............................................                 54,967

All current directors and officers as a group (14 persons)(3)                489,244


____________

 (1) The persons named in the table have sole voting and dispositive power with respect to all shares of BJ Common Stock shown as beneficially owned by them. As of February 15, 1995, no executive officer or director owned in excess of 1% of the outstanding shares of BJ Common Stock, other than Mr. Stewart, who owned 1.1%.

 (2) Includes shares subject to options granted pursuant to the BJ Services Stock Incentive Plan and exercisable within 60 days:
       Mr. Heiligbrodt - 5,000 shares; Mr. Huff - 5,000 shares; Mr. Jordan - 6,000 shares; Mr. LeBlanc - 0 shares; Mr. McCormick - 6,000 shares; Mr. Stewart - 162,108 shares; Mr. McShane - 70,399 shares; Mr. Goodarzi - 51,463 shares; Mr. Williams - 24,326 shares; Mr. Koops - 51,572 shares.

 (3) On February 15, 1995, all current directors and executive officers as a group owned beneficially an aggregate of approximately 3.2% of the outstanding shares of BJ Common
       Stock.

Western

       According to information supplied to Western by the beneficial owners listed below and, where applicable, the books and records of Western, the following entities each owned beneficially more than 5% of the shares of Western Common Stock outstanding as of February 15, 1995. No other person (or "group" within the meaning of Section 13(d) (3) of the Exchange Act) is known to Western to be the beneficial owner, as of February 15, 1995, of more than 5% of the shares of Western Common Stock.

                                                                       Amount and
                                                                        Nature of
Name and Address                                                        Beneficial          Percent
of Beneficial Owner                                                    Ownership(1)         of Class
- ------------------                                                     ------------         --------
Metropolitan Life Insurance Company                                     1,046,580 (2)        5.6% (3)
One Madison Avenue
New York, New York 10010

Carl C. Icahn                                                           1,704,450 (4)        9.3%
100 South Bedford Road
Mount Kisco, New York 10549

Wyser-Pratte & Co., Inc.                                                  938,000 (5)        5.1%
Wyser-Pratte Management Co., Inc.
63 Wall Street
New York, New York  10005

____________

(1) Except as otherwise indicated, all shares of Western Common Stock are owned directly, and the entities named in the table have sole voting and dispositive power with respect to all shares of Western Common Stock shown as beneficially owned by them.

(2) Based upon the most recent amended Schedule 13G delivered to Western by such person which states that it has sole power to vote 904,380 of such shares and sole dispositive power with respect to all such shares and that 596,600 of such shares are beneficially owned by a related entity, State Street Research & Management Company, which disclaims any beneficial interest in the shares. Includes 441,180 shares which such person has the right to acquire by conversion of the Western Convertible Debentures.

(3) Computed as if 441,180 shares of Western Common Stock had been issued to such person due to conversion of the Western Convertible Debentures and that such number of additional shares had been outstanding.

(4) Based upon the most recent amended Schedule 13D delivered to Western by such person which states that such Schedule 13D was filed on its behalf and on behalf of certain related entities, that such person has shared voting and dispositive powers with respect to all such shares together with such related entities, that 1,408,650 of such shares are owned directly by Riverdale Investors Corp., Inc. ("Riverdale") and that Riverdale has sole voting and dispositive powers with respect to those shares. Carl C. Icahn is the sole stockholder and director of Riverdale and as such may be deemed to be the beneficial owner of shares owned by Riverdale.

(5) Based upon a Schedule 13D delivered to Western by such persons which states that such Schedule 13D was filed on their behalf. Pursuant to such Schedule 13D, Wyser-Pratte & Co., Inc. directly owns 253,900 shares of Western Common Stock and Wyser-Pratte Management Co., Inc. directly owns 684,100 shares of Western Common Stock. Both companies are owned by Mr. Guy Wyser-Pratte who is the chief executive officer and sole director of each of them.

       The following table sets forth the beneficial ownership of the outstanding shares of Western Common Stock as of February 15, 1995, by each current director, by certain executive officers and by all current directors and officers as a group.



                                                                                      Percent of
                                                         Common Stock                Common Stock
  Name of Director                                   Owned Beneficially(1)        Owned Beneficially
  ---------------                                    ---------------------        ------------------
Sheldon R. Erikson                                        714,508 (2)                   3.8%(3)

Graham L. Adelman                                          76,011 (4)                     *

Nathan M. Avery                                             5,623 (5)                     *

David A.B. Brown                                            3,123 (5)                     *

Grant A. Dove                                               5,623 (5)                     *

William J. Johnson                                          5,623 (5)                     *

Michael E. Patrick                                          3,123 (5)                     *

David Ross, III                                             2,873 (6)                     *

All above Directors and officers as a group
(22 persons)                                            1,114,840 (7)                   5.7%(3)

_______________

* Indicates ownership of less than 1% of the outstanding shares of Western Common Stock.

(1) Unless otherwise indicated, all shares of Western Common Stock are owned directly and the persons named in the table have sole voting and dispositive power with respect to all shares of Western Common Stock shown as beneficially owned by them.

(2)    Includes 524,400 shares subject to then exercisable stock options.

(3) Computed as if all stock options granted to such person or persons had been exercised and the equivalent number of shares was issued and outstanding.

(4)    Includes 22,100 shares subject to then exercisable stock options.

(5)    Includes 3,123 shares subject to then exercisable stock options.

(6)    Includes 1,873 shares subject to then exercisable stock options.

(7) Includes 95,485 shares as to which persons in the group may be deemed to have had shared voting power by virtue of their positions as members of the committee which administers The Western Company of North America Retirement Savings Plan and 747,687 shares as to which persons in the group held then exercisable stock options.

       Section 16(a) of the Exchange Act requires officers and directors, and persons who own more than 10% of a registered class of the equity securities of either BJ Services or Western, to file reports of ownership and changes in ownership of such equity securities with the Commission and the NYSE. Officers, directors and greater-than-10% stockholders of BJ Services and Western are required to furnish BJ Services and Western, respectively, with copies of all forms filed by them pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, BJ Services and Western believe that all filing requirements applicable to such officers, directors and stockholders were complied with during 1994.

                  DESCRIPTION OF CAPITAL STOCK OF BJ SERVICES

       The following statements are brief summaries of certain provisions relating to BJ Services' capital stock and are qualified in their entirety by reference to the provisions of BJ Services' Restated Certificate of Incorporation (the "BJ Services Charter") and Bylaws, which are incorporated by reference as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

       The authorized capital stock of BJ Services consists of 40,000,000 shares of BJ Common Stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, including 400,000 authorized shares of Series Two Junior Participating Preferred Stock, par value $1.00 per share ("BJ Preferred Stock"), issuable upon exercise of the BJ Rights. If BJ Proposal No. 2 is approved by the requisite vote of the stockholders of BJ Services and the Merger is consummated, the authorized BJ Common Stock will be increased to 80,000,000 shares. See "BJ Proposal No. 2: Proposed Increase in Authorized Shares of BJ Common Stock." The following description of the capital stock of BJ Services does not purport to be complete or to give full effect to the provisions of statutory or common law and is subject in all respects to the applicable provisions of BJ Services' Charter, the Certificate of Designation for the BJ Preferred Stock, and the BJ Rights Agreement, which is between BJ Services and First Chicago Trust Company of New York, as Rights Agent, and the information herein is qualified in its entirety by this reference.

COMMON STOCK

       BJ Services is authorized by the BJ Services Charter to issue 40,000,000 shares of BJ Common Stock, of which 15,717,270 shares were issued and outstanding as of March 15, 1995. Each outstanding share of BJ Common Stock, and each of the shares of BJ Common Stock to be offered hereby, include an associated BJ Right.

       The holders of shares of BJ Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The BJ Common Stock does not have cumulative voting rights, which means that the holders of a majority of the shares of BJ Common Stock outstanding have the ability to elect all the directors.

       Each share of BJ Common Stock is entitled to participate equally in dividends, as and when declared by BJ Services' Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. The shares of BJ Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of BJ Common Stock are duly and validly issued, fully paid and nonassessable.

PREFERRED STOCK

       Pursuant to the BJ Services Charter, BJ Services is authorized to issue 5,000,000 shares of preferred stock, and BJ Services' Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. BJ Services' Board of Directors has established the BJ Preferred Stock with 400,000 authorized shares, none of which were outstanding as of the date of this Joint Proxy Statement/Prospectus. See " -- BJ Preferred Stock" below.

TRANSFER AGENT

       First Chicago Trust Company of New York, located in New York City, is the transfer agent, registrar and dividend disbursing agent for the BJ Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

       The provisions of the BJ Services Charter and Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a payment of a premium over the market price for the shares held by stockholders.

       Classified Board of Directors. The Board of Directors of BJ Services is divided into three classes that are elected for staggered three-year terms. Stockholders may only remove a director for cause.

       Preferred Stock. Pursuant to the BJ Services Charter, BJ Services' Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of BJ Services.

       Fair Price Provision. The BJ Services Charter contains a "fair price" provision that requires the approval of holders of not less than 75% of the outstanding shares of voting stock of BJ Services (including not less than 66 2/3% of the outstanding shares of voting stock not owned, directly or indirectly, by persons who are Related Persons (as defined below)) as a condition for mergers, consolidations and certain other business combinations involving BJ Services and any Related Person; provided that the 66 2/3% voting requirement is not applicable if the business combination is approved by the holders of not less than 90% of the outstanding shares of voting stock of BJ Services. Related Persons include the holder of 10% or more of BJ Services' outstanding voting stock and any affiliate of such person. The 75% voting requirement of the "fair price" provision is not applicable to a business combination involving a holder of 10% or more of BJ Services' outstanding voting stock if the acquisition by such holder of such stock or the business combination is approved in advance of such person's becoming a holder of 10% of BJ Services' outstanding voting stock by not less than 75% of the directors of BJ Services then holding office or the following conditions are met: (i) the transaction is a merger or consolidation proposed to occur within one year of the time such holder acquired 10% of BJ Services' outstanding voting stock and the price to be paid to holders of BJ Common Stock is at least as high as the highest price per share paid by such holder in acquiring any of its holdings of BJ Common Stock, (ii) the consideration to be paid in the transaction is cash or the same form of consideration paid by such holder to acquire a majority of its holdings of BJ Common Stock, (iii) between the date of the acquisition by such holder of 10% of BJ Services' outstanding voting stock and the transaction there has been no failure to declare and pay preferred stock dividends and no reduction in BJ Common Stock dividends (except as approved by a majority of the unaffiliated directors), no further acquisition of voting stock by such holder and no benefit, direct or indirect, received by such holder through loans or other financial assistance from BJ Services or tax credits or other tax advantages provided by BJ Services, and (iv) a proxy statement shall have been mailed to stockholders of record at least 30 days prior to the consummation of the business combination for the purpose of soliciting stockholder approval of such business combination.

       Action by Written Consent; Special Meetings; Bylaw Amendments; and Other. The BJ Services Charter further provides that (i) stockholders may act only at an annual or special meeting of stockholders and may not act by written consent; (ii) special meetings of stockholders can be called only by BJ Services' Board of Directors; (iii) a 75% vote of the outstanding voting stock is required for the stockholders to amend BJ Services' Bylaws; and (iv) a 75% vote of the outstanding voting stock is required to amend the BJ Services Charter with respect to certain matters, including, without limitation, the matters set forth in clauses (i) and (iii) above and the 75% voting requirement required for certain business combinations described in the preceding paragraph.

       Advance Notice for Board Nominees. BJ Services' Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors of BJ Services or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of BJ Services. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of BJ Services prior to the meeting at which directors are to be elected. The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors of BJ Services or by a stockholder who has given timely prior written notice to the Secretary of BJ Services of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received at the principal executive offices of BJ Services not less than 30 days nor more than 60 days prior to the meeting (or if fewer than 40 days' notice or prior public disclosure of the meeting date is given or made by BJ Services, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The notice must contain certain information specified in the Bylaws.

       Delaware Section 203. BJ Services is a Delaware corporation and is subject to Section 203 of the DGCL ("Section 203"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

THE BJ RIGHTS PLAN

       On January 5, 1994, the Board of Directors of BJ Services declared a dividend distribution of one BJ Right for each outstanding share of BJ Common Stock, payable to BJ Services stockholders of record on January 14, 1994. Each BJ Right entitles the registered holder to purchase from BJ Services one one-hundredth of a share of BJ Preferred Stock, at a price of $75 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment under certain circumstances. The following summary of the BJ Rights does not purport to be complete and is qualified in its entirety by reference to the BJ Rights Agreement, which is an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

       The BJ Rights attach to all certificates representing outstanding shares of BJ Common Stock, and no separate BJ Rights certificates have been distributed. Until the earlier to occur of (i) 30 days following a public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of BJ Common Stock (an "Acquiring Person") and (ii) 30 days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares (the earlier of such dates being called the "Distribution Date") or earlier redemption or expiration of the BJ Rights, (a) the BJ Rights will be evidenced, with respect to the shares of BJ Common Stock outstanding, by the certificates representing such shares and will be transferred with and only with the BJ Common Stock, (b) new BJ Common Stock certificates will contain a notation incorporating the BJ Rights Agreement by reference, and (c) the surrender for transfer of any certificates representing shares of BJ Common Stock outstanding will also constitute the transfer of the BJ Rights associated with such shares of BJ Common Stock. As soon as practicable following the Distribution Date, separate certificates representing the BJ Rights ("Rights Certificates") will be mailed to holders of record of BJ Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the BJ Rights.

       The BJ Rights are not exercisable until the Distribution Date and will expire at the close of business on January 17, 2004, unless such date is extended or the BJ Rights are earlier redeemed by BJ Services as described below.

       The Purchase Price payable, and the number of one one-hundredths of a share of BJ Preferred Stock or other securities or property issuable, upon exercise of the BJ Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the BJ Preferred Stock, (ii) upon the grant to holders of BJ Preferred Stock of certain rights or warrants to subscribe for BJ Preferred Stock or convertible securities at less than the current per share market price of the BJ Preferred Stock, or (iii) upon the distribution to holders of BJ Preferred Stock of evidences of indebtedness or assets of BJ Services (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in BJ Preferred Stock) or of subscription rights or warrants (other than those referred to above).

       With certain exceptions, in the event (i) BJ Services is acquired in a merger or other business combination transaction or (ii) more than 50% of BJ Services' consolidated assets or earning power is sold, each holder of a BJ Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the BJ Right, that number of shares of common stock of the acquiring person that, at the time of such transaction, would have a market price (as defined in the BJ Rights Agreement) of two times the Purchase Price of the BJ Right. In the event (i) BJ Services is the surviving corporation in certain mergers and the outstanding BJ Common Stock is not changed or exchanged, or (ii) any person acquires 30% or more of BJ Services' outstanding Common Stock, each holder of a BJ Right, other than BJ Rights that were or are beneficially owned by the Acquiring Person on or after the earlier of the Distribution Date or the date an Acquiring Person acquires 20% or more of the Common Stock (which BJ Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of BJ Common Stock (or cash, other securities or property) having a market price (as defined in the BJ Rights Agreement) of two times the Purchase Price of the BJ Right.

       With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Purchase Price. No fractional shares (other than fractions that are integral multiples of one one-hundredth of a share of Series Two Preferred Stock, which may, at BJ Services' election, be evidenced by depositary receipts) will be issued, and, in lieu thereof, a payment in cash will be made.

       At any time prior to 30 days after such time as any person or group has become an Acquiring Person (or a longer period if the BJ Services' Board of Directors extends such period), BJ Services may redeem the BJ Rights in whole, but not in part, at a price of $0.01 per BJ Right (the "Redemption Price"). In certain circumstances, the decision to redeem the BJ Rights requires the concurrence of a majority of the Continuing Directors (as defined in the BJ Rights Agreement). Immediately upon the action of the Board of Directors of BJ Services electing to redeem the BJ Rights, a holder's right to exercise the Rights will terminate and he or she will only be entitled to receive the Redemption Price.

       Until a BJ Right is exercised, the holder thereof, as such, will have no rights as a stockholder of BJ Services, including, without limitation, the right to vote or to receive dividends.

       The BJ Rights Agreement may be amended by BJ Services and the Rights Agent without the approval of the holders of BJ Rights (i) in order to cure any ambiguity or to correct or supplement any provision contained therein that may be defective or inconsistent with any other provision therein, (ii) to extend the final expiration date or to extend the period during which, or the conditions under which, the BJ Rights may be redeemed, or (iii) to make any other change that does not adversely affect the interests of holders of BJ Rights.

       The BJ Rights have certain anti-takeover effects. The BJ Rights will cause substantial dilution to any person or group that attempts to acquire BJ Services without conditioning the offer on a substantial number of BJ Rights being acquired. The BJ Rights should not interfere with any merger or other business combination approved by the Board of Directors of BJ Services since the Board of Directors may, at its option, at any time prior to the close of business on the earlier of (i) the 30th day following the Distribution Date or
(ii) January 17, 2004, redeem all, but not less than all, the then outstanding BJ Rights at $0.01 per BJ Right.

BJ PREFERRED STOCK

       General. Shares of the BJ Preferred Stock may be purchased pursuant to the terms and conditions of the BJ Rights Agreement. No shares of BJ Preferred Stock are currently outstanding. The BJ Preferred Stock ranks junior to all other series of BJ Services' preferred stock as to the payment of dividends and distribution of assets. The following summary of the terms and provisions of the BJ Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the BJ Preferred Stock.

       Dividends. Subject to the rights of the holders of any series of BJ Services' preferred stock ranking senior to the BJ Preferred Stock, holders of shares of the BJ Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of BJ Services, cumulative quarterly cash dividends in an amount per share equal to the greater of (a) $1.00 or (b) subject to the adjustments set forth below, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of BJ Common Stock or a subdivision of the outstanding shares of BJ Common Stock by reclassification or otherwise) declared on the BJ Common Stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of BJ Preferred Stock. The foregoing dividend amounts are subject to adjustment in the event of any stock dividend, stock split or combination with respect to the BJ Common Stock. The holders of BJ Preferred Stock are not entitled to the payment of interest with respect to accrued but unpaid dividends.

       Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of BJ Services, the holders of shares of the BJ Preferred Stock are entitled to receive out of assets of BJ Services available for distribution to stockholders, before any distribution or payment of assets is made to holders of BJ Common Stock or any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the BJ Preferred Stock, liquidating distributions in the amount of $1.00 per share, plus an amount equal to accrued and unpaid dividends thereon (the "Series Two Liquidation Preference"). Following the payment of the full amount of the Series Two Liquidation Preference, no additional distribution will be made to the holders of BJ Preferred Stock except under certain limited circumstances.

       Redemption; Consolidation or Merger. The shares of BJ Preferred Stock are not redeemable. In the event BJ Services enters into any consolidation, merger, combination or other transaction in which the shares of BJ Common Stock are exchanged for or converted into other stock or securities, cash or other property, the shares of BJ Preferred Stock will be similarly exchanged or changed in an amount per share (subject to adjustment for any stock dividend, stock split or combination with respect to the BJ Common Stock) equal to 100 times the aggregate amount of stock, securities, cash or other property, as the case may be, into which or for which each share of BJ Common Stock is exchanged or converted.

       Voting Rights. Each share of BJ Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of BJ Services, subject to adjustment in the event of any stock dividend, stock split or combination with respect to the BJ Common Stock. Except as indicated below or as otherwise provided by applicable law, the holders of shares of BJ Preferred Stock and the holders of shares of BJ Common Stock will vote together as one class on all matters submitted to a vote of stockholders.

       If, on the date used to determine stockholders of record for any meeting of stockholders of BJ Services for the election of directors, the equivalent of six full quarterly dividends payable on the BJ Preferred Stock is accrued and unpaid, then the holders of the BJ Preferred Stock, voting as a class together with all other holders of preferred stock expressly entitled to a similar voting right, will be entitled to elect at such meeting and subsequent meetings of stockholders held for the purpose of electing directors a total of two directors, to be distributed among the several classes of directors as nearly equally as possible. Upon election, such directors will become additional directors of BJ Services and the authorized number of directors of BJ Services will thereupon be automatically increased by such number of directors. Such right to elect directors will continue until all accrued dividends on all such shares of the BJ Preferred Stock shall have been paid for all past dividend periods at which time the term of such directors will terminate. At any such meeting, each share of the BJ Preferred Stock entitled to vote thereat will be entitled to one vote per share.

       Unless the vote or consent of the holders of a greater number of shares is then required by law, so long as any shares of the BJ Preferred Stock are outstanding, BJ Services may not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the BJ Preferred Stock, voting as a separate class, amend any of the provisions of the BJ Services Charter so as to affect adversely the powers, preferences or special rights of the BJ Preferred Stock.

       Certain Restrictions. Whenever dividends or other distributions payable on the BJ Preferred Stock are in arrears and until such dividends and other distributions are fully paid, BJ Services is prohibited from (a) declaring or paying dividends or other distributions on or redeeming or purchasing any stock ranking junior to the BJ Preferred Stock, (b) declaring or paying dividends or other distributions on or redeeming or purchasing any stock ranking on a parity with the BJ Preferred Stock unless such distribution, redemption or purchase is effected ratably with the BJ Preferred Stock and (c) purchasing any shares of BJ Preferred Stock or stock ranking on a parity therewith unless pursuant to a written published purchase offer made to all holders of such shares in accordance with the terms of the Certificate of Designation of the BJ Preferred Stock.

WARRANTS

       For a description of the BJ Warrants and the Warrant Agreement, see "The Merger -- Description of the Warrant Agreement."

                    DESCRIPTION OF CAPITAL STOCK OF WESTERN

       The following statements are brief summaries of certain provisions relating to Western's capital stock and are qualified in their entirety by reference to the provisions of Western's Restated Certificate of Incorporation (the "Western Charter") and Bylaws, which are incorporated by reference as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

       Western has one class of common stock with a par value of $0.10. Each share of Western Common Stock has equal dividend and liquidation rights. Western is authorized to issue 50,000,000 shares of common stock. The Western Charter also authorizes the issuance without further stockholder action of up to 6,000,000 shares of preferred stock, without par value, from time to time in one or more series with such rights and privileges as are determined by the Board of Directors and not inconsistent with Delaware law, provided that all such shares are required to be voting shares. No shares of preferred stock are outstanding.

       As of March 15, 1995, Western had 18,288,037 shares of Western Common Stock outstanding. Outstanding shares of Western Common Stock are fully paid and nonassessable. Approximately an additional 974,165 shares are reserved for issuance upon exercise of certain options granted or which may be granted to employees and directors of Western. The plans and agreements pursuant to which stock options may be granted and shares may be issued upon the exercise of stock options provide that the number of shares subject thereto will be proportionately increased in the event additional Western Common Stock is issued for no consideration, as in the case of a stock split or stock dividend or, as to such agreements and one of such plans, in exchange for indebtedness. Consequently, the number of shares so reserved ultimately will include, to the extent not previously issued, shares issuable upon the conversion of the Western Convertible Debentures that remain outstanding after the Merger. Based upon the conversion price for the Western Convertible Debentures, 5,220,352 additional shares of Western Common Stock are reserved for issuance in the event of conversion of such Debentures.

       Holders of Western Common Stock are entitled to one vote for each share held on each matter submitted to a vote of stockholders and are entitled to cumulate their votes in any election for Directors. This entitles each stockholder to cast for each share held by him as many votes as there are Directors to be elected at a stockholders' meeting, all of which may be cast for a single candidate or distributed among candidates as the stockholder may desire. See "-- Certain Anti-takeover Provisions" below. Stockholders have no pre-emptive or other rights to acquire or subscribe to Western Common Stock or any obligations of Western convertible into Western Common Stock.

       Holders of Western Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from time to time pursuant to, and in compliance with, Delaware law and, on liquidation of Western, to share ratably in any assets available for distribution to such holders. Western currently does not pay dividends on Western Common Stock and has no present plan to pay dividends. Certain debt agreements to which Western is a party prohibit, and Western's indentures may affect, payment of cash dividends on Western Common Stock.

TRANSFER AGENT

       Harris Trust and Savings Bank is the transfer agent and the registrar for the Western Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

       Certain provisions of the Western Charter and Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a Western stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a payment of a premium over the market price for the shares held by stockholders.

       Classified Board of Directors. Western's Board of Directors is divided into three classes. Each class has a three-year term and only one class is elected by the stockholders each year. Although the Western Charter provides for cumulative voting for directors, such classification results in votes being spread among fewer directors, thereby reducing the ability of stockholders to elect one or more Directors if a majority of shares are voted for a slate of nominees.

       Super-Majority Provisions. The Western Charter requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the approval of (i) any merger or consolidation of Western, (ii) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of Western or (iii) any issuance or delivery of securities of Western in exchange or payment for any securities, properties or assets of any other person or entity in a transaction in which the authorization or approval of stockholders of Western is required by law or any agreement to which Western is a party. A 66 2/3% approval vote is also required for amendment of the provision of the Western Charter that creates a staggered Board of Directors and that imposes a 66 2/3% vote for certain fundamental corporate transactions. An 85% approval vote is required for amendment of the fair price provision.

       Preferred Stock. The Board of Directors has the power, without further action by holders of Western Common Stock, to designate the relative rights and preferences of preferred stock, when and if issued. Such rights could include conversion rights and voting rights and such preferences could include preferences as to liquidation, redemption and dividends. Certain of Western's shares have been designated as "Participating Preferred Stock." See "-- Western Rights Plan" below.

       Fair Price Provision. The Western Charter requires that certain business transactions with related persons be approved by the affirmative vote of the holders of not less than 85% of the outstanding shares of Western's voting stock. Related persons are defined in the Western Charter as those having beneficial ownership of 15% or more of Western's voting stock. This super-majority vote of Western's stockholders does not apply (i) to a business transaction with a related person that is a merger or consolidation in which, among other things, the price paid for Western Common Stock equals or exceeds the highest price paid by the related person in acquiring any of its holdings of Western Common Stock during the one-year period prior to or in the transaction pursuant to which such person became a related person or (ii) to a business transaction with a related person which is approved by at least two-thirds of the Continuing Directors. A "Continuing Director" is a director who is not a Related Person or a nominee, employee or a representative of a Related Person and who either was a member of the Board of Directors of Western prior to the time such Related Person became a Related Person or who subsequently became a director of Western and whose election or nomination for election by the stockholders of Western was approved by a vote of at least three-fourths of the Continuing Directors then on the Western Board.

       Advance Notice for Board Nominees. Western's Bylaws require that a record date be set by the Board of Directors to determine stockholders entitled to consent to corporate action in writing without a meeting. The Board must adopt a resolution fixing a record date for that purpose within ten days after being requested to do so by a stockholder. The record date so fixed may not be more than ten days after adoption of the resolution. Other Bylaw provisions establish procedures, similar in certain respects to those relating to special stockholder meetings, for action to be taken by written consent.

WESTERN RIGHTS PLAN

       On March 5, 1990, Western's Board of Directors approved the Western Rights Plan, which involves the distribution of one Western Right (to be initially represented only by the existing Western Common Stock certificates) for each outstanding share of Western Common Stock issued prior to the time that the Western Rights separate from the Western Common Stock. Unless earlier terminated by the Board of Directors, the Western Rights will separate from the Western Common Stock and become exercisable following the earlier of (i) the date any person or group becomes an Acquiring Person by becoming the beneficial owner of 15% or more of the Western Common Stock outstanding or (ii) the tenth business day (or such later time as the Board may decide) after a person makes a tender or exchange offer which would result in such person becoming an Acquiring Person. On April 6, 1990, the Western Rights Plan was amended by the Board of Directors to clarify that, except in specified circumstances, a person will not be considered the beneficial owner of shares of Western Common Stock which it has the power to vote pursuant to a revocable proxy given in response to a proxy or consent solicitation made to more than 10 persons in accordance with applicable regulations under the Exchange Act. Until a Western Right is exercised, the holder thereof, in the sole capacity of holder, will have no rights as a stockholder of Western, including, without limitation, the right to vote or receive dividends.

       If and when the Western Rights separate from the Western Common Stock, certificates evidencing the Western Rights will be mailed to all holders of Western Common Stock, and the Western Rights will then trade apart from the Western Common Stock. From that time, each Western Right will entitle the holder to purchase one one-hundredth (1/100) of a share of participating Preferred Stock of Western ("Participating Preferred Stock") at an initial exercise price (the "Exercise Price") of $70, subject to adjustment. The terms of the Participating Preferred Stock are designed so that each one one-hundredth of a share is the economic and voting equivalent of one share of Western Common Stock.

       If any person or group should become an Acquiring Person, each Western Right (other than Western Rights that are or were beneficially owned by the Acquiring Person, which Western Rights become void) will entitle the holder thereof to purchase, for the Exercise Price, Western Common Stock (or, at the Board's option, Participating Preferred Stock) of Western having a market value of twice the Exercise Price (a "Flip-in"). In addition, after an Acquiring Person has become such, Western may not merge with, or sell 50% or more of its assets, earning power or cash flow to, any person (a "Flip-over") if, at the time of such merger or sale (or agreement to do any of the foregoing), the Acquiring Person controls the Board of Directors and, in the case of a merger, will receive different treatment than all other stockholders, unless proper provision is made so that each Western Right would thereafter entitle the holder to purchase, for the Exercise Price, common stock of the Acquiring Person or other party to such transaction having a market value of twice the Exercise Price.

       If any person acquires between 15% and 50% of the outstanding Western Common Stock, the Board may, at its option, effect the Flip-in by causing, without any action by the holders of Rights, the automatic exchange of each outstanding Western Right for one share of Western Common Stock or one one-hundredth of a share of Participating Preferred Stock. If there is an insufficient number of authorized but unissued shares of Western Common Stock (or Participating Preferred Stock) to permit the exercise in full of either the Flip-in or the exchange feature, debt or equity or other assets (or a combination thereof) of Western may be issued in lieu of Western Common Stock (or Participating Preferred Stock) and the Exercise Price may be adjusted.

       The Western Rights, generally, may be terminated, without cost, by the Western Board of Directors at any time until any person has become an Acquiring Person. However, if, as the result of any action (whether by action taken by stockholders or directors), a majority of the Board of Directors is composed of directors (i) who were not nominated or appointed by a majority of the directors in office immediately prior to such action and (ii) whose notices of nomination for election or appointment as a director were not submitted to Western at least 60 days but not more than 90 days prior to such action, then for a period of 180 days following the effectiveness of such action the Western Rights shall not be terminable by the Board if such termination is reasonably likely to have the purpose or effect of (x) facilitating a Flip-over with an Interested Person or (y) allowing an Interested Person to become an Acquiring Person without causing a Flip-in to occur. For purposes of the foregoing, an "Interested Person" means any person (or any affiliate, associate or other person acting in concert with such person) who has nominated a director in office at the time the Board of Directors considers whether to terminate the Western Rights Plan if such person's director nominee was not nominated or appointed by a majority of the directors then in office and whose notice of nomination was not given to Western at least 60 days but not more than 90 days prior to such nominee's election or appointment as a director.

       Finally, before the occurrence of a Flip-in, the Board may supplement or amend the Western Rights Plan in any respect, with the exception of certain fundamental terms (for example, the ten-year term and the Exercise Price). Thereafter, the Board may amend the Western Rights Plan in any respect not materially adverse to holders of Western Rights generally. For 180 days following the effectiveness of an action described above with regard to termination, the Western Rights Plan also may not be supplemented or amended in any manner reasonably likely to have the purpose or effect of facilitating a Flip-over with an Interested Person, or allowing an Interested Person to become an Acquiring Person without causing a Flip-in to occur.

       On November 17, 1994, the Western Rights Plan was further amended by the Board of Directors of Western to provide that so long as neither BJ Services nor any of its affiliates is not otherwise an Acquiring Person, BJ Services and its affiliates will not be deemed the "Beneficial Owner," or to have "Beneficial Ownership" of, or to "Beneficially Own," any security by having entered into the Merger Agreement or consummating the transactions contemplated therein.

               DESCRIPTION OF CERTAIN INDEBTEDNESS OF BJ SERVICES


NEW BANK CREDIT FACILITY

       BJ Services has entered into a commitment letter with Bank of America to establish new bank credit facilities (collectively, the "New Bank Credit Facility"). Pursuant to the commitment letter, Bank of America has agreed, subject to the execution of a definitive credit agreement, completion of satisfactory due diligence and other conditions, to advance up to $440 million in borrowings in connection with the Merger and for general corporate purposes, including issuances of standby letters of credit. An affiliate of Bank of America will act as arranger in syndicating a part of the commitment to a group of financial institutions. All significant operating subsidiaries of BJ Services will be borrowers and/or guarantors under the New Bank Credit Facility. The New Bank Credit Facility will include the following covenants, among others: a limitation on liens, security interests and other encumbrances; a limitation on the sale, lease, transfer or other disposition of property; a limitation on permitted consolidations and mergers; a limitation on permitted investments; a limitation on the indebtedness incurred by certain subsidiaries to 10% of consolidated net worth; a limitation on contingent obligations to 10% of consolidated net worth; the maintenance of a maximum capitalization ratio (the ratio of funded indebtedness to total capitalization) of 50% declining to 40% in the third fiscal quarter of 1997 (52.5% declining to 40% in the third fiscal quarter of 1997 if none of the Western Convertible Debentures are exchanged or converted into or for BJ Common Stock and Warrant Consideration); the maintenance of a minimum consolidated net worth of no less than $400 million (declining to $380 million if none of the Western Convertible Debentures are exchanged or converted for BJ Common Stock and Warrant Consideration) plus 50% of consolidated net income (and no deduction for net losses) earned on a cumulative basis after June 30, 1995 plus 50% of the aggregate amount of net proceeds from the issuance by BJ Services of capital stock after December 31, 1994 (excluding stock issued in connection with the Merger); the maintenance of an interest coverage ratio of at least 1.75-to-1.0 during fiscal year 1995 increasing to 2.5-to-1.0 during fiscal year 1997 and thereafter; a restriction on amounts payable as dividends and as other "Restricted Payments," including the repurchase of stock (no dividends are payable and no stock may be repurchased by BJ Services until the capitalization ratio is equal to or less than 35% and no dividends may be paid in an amount in excess of 50% of consolidated net income for the preceding four fiscal quarters (net of other Restricted Payments made) and no stock may be repurchased in an amount in excess of 50% of consolidated net income on a cumulative basis (net of other Restricted Payments made)); a mandatory prepayment obligation with respect to certain asset sales; and an obligation to prepay the term loan facility by 50% of BJ Services' free cash flow during any fiscal year as long as BJ Services' capitalization ratio exceeds 35% during any fiscal quarter of such year. The Merger is not conditioned upon BJ Services' concluding such financing arrangements, and there can be no assurances that the New Bank Credit Facility will be concluded on the terms summarized above or on other terms.

9.2% NOTES DUE AUGUST 1, 1998

       On August 1, 1991 BJ Services issued $30 million of 9.2% Notes Due August 1, 1998 (the "Notes") pursuant to Note Agreements between BJ Services, BJ Services' subsidiaries and the purchasers of the Notes (the "Note Agreements"). The principal amount of the Notes is payable in five annual installments beginning on August 1, 1994 and ending on August 1, 1998.
Interest is payable quarterly on the first day of each February, May, August and November beginning on November 1, 1991. For as long as any of the Notes remain outstanding, BJ Services is prohibited from declaring or paying dividends or other distributions on, or purchasing or redeeming any shares of or rights with respect to, BJ Services' capital stock (each a "Restricted Payment" and, collectively, "Restricted Payments") if (i) any such Restricted Payment would result in an event of default under the Note Agreements or (ii) the sum of (a) the aggregate amount of Restricted Payments made during the period from and after September 30, 1990 to and including the date of making the Restricted Payment in question plus (b) the aggregate amount of all restricted investments made by BJ Services or any restricted subsidiary during said period would exceed the sum of (x) the consolidated net income of BJ Services and its subsidiaries for the period beginning September 30, 1990 and ending on the last day of the fiscal quarter immediately preceding the date of any determination (or if such consolidated net income is a deficit figure, then minus 100% of such deficit) plus (y) the aggregate amount of net cash proceeds to BJ Services from the issuance or sale (other than to BJ Services or a wholly owned restricted subsidiary) after September 30, 1990 of shares of BJ Common Stock or warrants, rights or options to purchase or acquire any shares of its common stock plus (z) $15,000,000. Notwithstanding the foregoing, the Note Agreements provide that BJ Services may issue and distribute securities pursuant to the BJ Rights Agreement and may redeem BJ Rights up to an aggregate amount of $500,000; provided that amounts expended for such redemptions reduce, pro tanto, the amount otherwise available for the making of Restricted Payments thereunder. In addition, the Note Agreements prohibit BJ Services from declaring any dividend constituting a Restricted Payment which is payable more than 60 days after the declaration thereof. BJ Services intends, prior to the Merger, to pursue certain amendments to the covenants and other terms and conditions of the Note Agreements. No assurances can be given that such amendments will be concluded.


                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

       As a result of the Merger, holders of Western Common Stock may elect to become stockholders of BJ Services, and the rights of such former Western stockholders will thereafter be governed by the BJ Services Charter and Bylaws and the DGCL. The rights of the holders of Western Common Stock are presently governed by the Western Charter and Bylaws and the DGCL. The following summary, which does not purport to be a complete statement of the differences between the rights of the stockholders of BJ Services and Western, sets forth certain differences between the BJ Services Charter and the Western Charter and the BJ Services Bylaws and the Western Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents and the DGCL. For information as to how such documents may be obtained, see "Available Information."

       Reference is also made to the description herein of the BJ Rights Agreement and the Western Rights Plan, which contain, among other things, provisions regarding the election of directors and the voting of BJ Services and Western Common Stock. See "Description of Capital Stock of BJ Services -- The BJ Rights Plan" and "Description of Capital Stock of Western -- Western Rights Plan."

CLASSIFIED BOARD OF DIRECTORS

       Section 141(d) of the DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of offices. Both the BJ Services Charter and the Western Charter provide that each company's board be divided into three classes of directors, as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors is elected for a three-year term.

       Classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the board of directors. Such a delay may help ensure that BJ Services' directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternative to the proposal and to act in what they believe to be the best interests of the stockholders.

       The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of BJ Services, even though such a transaction could be beneficial to BJ Services and its stockholders. The classification of the board of directors might also increase the likelihood that incumbent directors will retain their positions.

NUMBER OF DIRECTORS; REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

       The BJ Services Charter and Bylaws provide that, subject to any rights of holders of BJ Preferred Stock, the number of directors will be fixed from time to time by resolution of the Board of Directors adopted by a vote of three-quarters of the board of directors, but in no case shall the Board consist of less than four nor more than nine members, unless such change is approved by the vote of not less than 75% of the Board of Directors of BJ Services. The Western Charter and Bylaws provide that the number of directors will be fixed as may be determined by vote of not less than a majority of the directors then in office or by the stockholders at an annual or special meeting, but in no case shall the Board consist of less than three, nor more than 15 members. The Western Charter and Bylaws also provide for cumulative voting by stockholders in the election of directors. The Board of Directors of BJ Services currently consists of 7 members (and will be increased to 10 upon consummation of the Merger), and the Board of Directors of Western currently consists of 8 members.

       The BJ Services Charter and Bylaws provide that, subject to any rights of holders of BJ Preferred Stock, any vacancies (including newly created directorships) shall be filled by a majority of the directors remaining in the class in which the vacancy occurs. The Western Certificate and Bylaws provide that any vacancy (including newly created directorships) shall be filled by the affirmative vote of a majority of the directors then in office. Any such director will serve for the remainder of the term of such director's predecessor.

       Section 141(k)(1) of the DGCL provides that directors of a corporation with a classified board of directors, such as BJ Services and Western, may be removed only for cause unless the certificate of incorporation provides otherwise. The BJ Services Charter provides that directors can only be removed for cause. The Western Charter provides that any director, or the entire Board of Directors, may be removed with or without cause; provided that, if such removal is without cause, not less than 90 days' notice of such proposal is provided prior to the annual meeting of stockholders and no such removal may occur more than once in any 12-month period.

QUORUM OF STOCKHOLDERS

       The BJ Services Bylaws and the Western Bylaws provide that the holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business.

ADJOURNMENT AND NOTICE OF STOCKHOLDER MEETINGS

       The BJ Services Bylaws provide that, in general, the stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, and if a quorum is not present or represented at a meeting, the stockholders entitled to vote shall have power to adjourn the meeting. The Western Bylaws provide that, in the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding 20 days in any one case.

       The BJ Services Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of BJ Services prior to the meeting at which directors are to be elected. The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of BJ Services of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received at the principal executive offices of BJ Services not less than 30 days nor more than 60 days prior to the meeting (or if fewer than 40 days' notice or prior public disclosure of the meeting date is given or made by BJ Services, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The notice must contain certain information specified in the BJ Services Bylaws.

       The Western Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of Western prior to the meeting at which directors are to be elected. The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of Western of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received at the principal executive offices of Western not less than 60 days (90 days if such notice pertains to removal of directors without cause) nor more than 90 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made by BJ Services, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The notice must contain certain information specified in the Western Bylaws.

CALL OF SPECIAL STOCKHOLDER MEETINGS

       The BJ Services Charter and Bylaws provide that special meetings of stockholders may be called at any time by the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as provided in the resolution of the Board of Directors or in the BJ Services Bylaws, include the power to call such meetings. The Western Charter and Bylaws provide that special meetings may be called by the Chairman of the Board, the President or the Board of Directors and shall be called by the Secretary of Western upon written request by the holders of 20% or more of the issued and outstanding Western Common Stock entitled to vote; provided that no meeting may be held during the 60-day period preceding or the 45-day period succeeding the date fixed for the annual meeting of stockholders.

STOCKHOLDER CONSENT IN LIEU OF MEETING

       The BJ Services Charter and Bylaws provide that no action shall be taken by stockholders except at an annual or special meeting of stockholders, and stockholders may not act by written consent. The Western Bylaws provide that any action that may be taken at an annual or special meeting may be taken without a meeting by written consent of all of the stockholders who would have been entitled to vote upon such action if such meeting were held.

DISSENTERS' RIGHTS

       Section 262 of the DGCL generally entitles a stockholder to exercise its appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the holder complies with the requirements of Section 262 thereof. The DGCL, however, does not provide (unless required by a charter provision, which neither the BJ Services Charter nor Western Charter include) appraisal rights for stockholders of a corporation that engages in a sale of all or substantially all of its assets or an amendment to its certificate of incorporation. Appraisal rights are available under Section 262 of the DGCL if holders of shares in a constituent company are required by the terms of the merger to accept consideration other than shares of stock of the surviving corporation, shares of stock of any corporation listed on a national securities exchange, designated as a national market system security by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders or cash in lieu of fractional shares. Accordingly, because stockholders of Western may be required to accept Merger Consideration in the form of Cash and Warrant Consideration, such stockholders have appraisal rights available under the DGCL. Stockholders of BJ Services are not entitled to appraisal rights under the DGCL because BJ Common Stock is listed on the NYSE and holders of BJ Common Stock are not required upon consummation of the Merger to exchange such shares for any other consideration. See "The Merger -- Dissenters' Appraisal Rights."

DERIVATIVE ACTIONS

       Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. Section 327 of the DGCL provides that a stockholder must aver in the complaint that he was a stockholder of the corporation at the time of the transaction of which he complains. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from his corporation's board of directors unless such a demand for redress is excused. The board of directors of a Delaware corporation can appoint an independent litigation committee to review a stockholder's action subject to a court's review of such committee's independence, good faith and reasonable investigation. Under the DGCL, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation that vary depending on the facts and circumstances of the case and the nature of the claims brought.

DIVIDENDS AND DISTRIBUTION

       Subject to any restrictions in a corporation's charter (which neither the BJ Services Charter nor the Western Charter include), Section 170 of the DGCL generally provides that the directors of a corporation may declare and pay dividends out of surplus (defined as the excess if any, of the net assets over stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the stated capital of the corporation is less than the amount of stated capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

DIRECTOR QUALIFICATION AND NUMBER

       The number of directors of a Delaware corporation shall be fixed by, or in the manner provided in, the Bylaws unless such number is changed by action of the majority of the directors. Under Section 141(b) of the DGCL, a director need not be a stockholder to be qualified unless so required by the charter or Bylaws. The BJ Services Bylaws and the Western Bylaws require written notice of a stockholder's intent to nominate a director. As to the number of directors, the BJ Services Bylaws provide for the number of directors to be not less than four nor more than nine and the Western Bylaws provide for the number of directors to be no less than three nor more than 15.

BUSINESS COMBINATIONS

       Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless certain conditions are satisfied. For a description of Section 203 of the DGCL, see "Description of Capital Stock of BJ Services -- Certain Anti-takeover Provisions." Section 203(b)(1) of the DGCL permits corporations to elect not to be governed by Section 203. Neither the BJ Services Charter nor the Western Certificate makes such an election.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

       The BJ Services Charter contains a "fair price" provision that requires the approval of holders of not less than 75% of the outstanding shares of voting stock of BJ Services (including not less than 66 2/3% of the outstanding shares of voting stock not owned, directly or indirectly, by persons who are BJ Related Persons (as defined above)) as a condition for mergers, consolidations and certain other business combinations involving BJ Services and any BJ Related Person. For a description of such provision, see "Description of Capital Stock of BJ Services -- Certain Anti-takeover Provisions -- Fair Price Provision."

       The BJ Services Charter further provides a requirement that the repeal or amendment of those articles of the BJ Services Charter pertaining to the stockholder vote required to amend certain articles of the BJ Services Charter, the amendment of Bylaws by stockholders, the prohibition of stockholder action without meetings, the liability of directors, the classification and number of directors, the addition of any article imposing cumulative voting in the election of directors and the 75% vote of stockholders required for certain business combinations be authorized only upon receiving at least three-quarters of the vote that all voting stockholders of BJ Services, voting as a single class, are entitled to cast thereon. For a description of such provision, see "Description of Capital Stock of BJ Services -- Certain Anti-takeover Provisions."

       The Western Charter requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the approval of (i) any merger or consolidation of Western, (ii) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of Western or (iii) any issuance of delivery of securities of Western in exchange or payment for any securities, properties or assets of any other person or entity in a transaction in which the authorization or approval of stockholders of Western is required by law or any agreement to which Western is a party. A 66 2/3% approval vote is also required for amendment of the provision of the Western Charter that creates a staggered Board of Directors and that imposes a 66 2/3% vote for certain fundamental corporate transactions. An 85% approval vote is required for amendment of the fair price provision. For a description of such provision, see "Description of the Capital Stock of Western -- Certain Anti-takeover Provisions -- Super-Majority Provisions."

       The Western Charter contains a "fair price" provision that requires the approval of holders of not less than 85% of the outstanding shares of voting stock of Western as a condition for mergers, consolidations and certain other business combinations involving Western and any Western Related Person. For a description of such provision, see "Description of Capital Stock of Western -- Certain Anti-takeover Provisions -- Fair Price Provision."

       The Western Charter further provides a requirement that the repeal or amendment of those articles of the Western Charter pertaining to the requirement of a 66 2/3% stockholder vote, the classification of directors and the number of directors be authorized only upon receiving at least 66 2/3% of the vote that all holders of capital stock of Western are entitled to cast thereon. Additionally, the repeal or amendment of, or the adoption of any provision inconsistent with, the article containing the "fair price" provision requires the approval of the holders of not less than 85% of the voting stock.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Section 145 of the DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Sections 145(e) and 145(g), respectively, of the DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Section 145(b) of the DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that such court deems proper.

       The BJ Services Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, or is or was serving at the request of the Company or any of its direct or indirect wholly owned subsidiaries as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the full extent permitted by the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The indemnification rights conferred by the BJ

Services Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise. BJ Services is authorized to purchase and maintain (and BJ Services maintains) insurance on behalf of its directors, officers, employees and agents. The Western Charter contain similar provisions relating to indemnification, and Western is authorized to purchase and maintain (and Western maintains) insurance on behalf of its directors, officers, employees and agents.

DIRECTOR LIABILITY

       Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for breach of the director's fiduciary duty subject to certain limitations. Each of the BJ Services Charter and the Western Charter includes such a provision, as set forth below, to the maximum extent permitted by law.

       Each of the BJ Services Charter and the Western Charter provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

       While these provisions provide directors with protection from liability for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

              BJ PROPOSAL NO. 2:  PROPOSED INCREASE IN AUTHORIZED
                           SHARES OF BJ COMMON STOCK


BJ PROPOSAL NO. 2

       At the BJ Services Special Meeting, stockholders of BJ Services will also be asked to approve BJ Proposal No. 2, an amendment to the BJ Services Charter, in order to increase the authorized number of shares of BJ Common Stock from 40,000,000 shares to 80,000,000 shares. The affirmative vote of a majority of the outstanding shares of BJ Common Stock is required to approve BJ Proposal No. 2. Abstentions and broker nonvotes will have the effect of a vote against such proposal.

       RECOMMENDATION OF THE BOARD OF DIRECTORS OF BJ SERVICES WITH RESPECT TO BJ PROPOSAL NO. 2. THE BOARD OF DIRECTORS OF BJ SERVICES HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE BJ SERVICES CHARTER INCREASING THE AUTHORIZED NUMBER OF SHARES OF BJ COMMON STOCK FROM 40,000,000 SHARES TO 80,000,000 SHARES AND UNANIMOUSLY RECOMMENDS THAT THE BJ SERVICES STOCKHOLDERS VOTE FOR APPROVAL OF BJ PROPOSAL NO. 2. Consummation of the Merger is not subject to or conditioned upon stockholder approval of BJ Proposal No. 2. If BJ Proposal No. 2 is approved by the requisite vote of stockholders, however, BJ Proposal No. 2 will not be implemented unless the Merger is consummated.

DESCRIPTION OF THE PROPOSAL

       BJ Proposal No. 2 consists of a proposed amendment to the BJ Services Charter that would increase the number of authorized shares of BJ Common Stock from 40,000,000 to 80,000,000 shares (the "Authorized Shares Amendment") is being proposed for approval at the BJ Services Special Meeting. The text of Article FOURTH of the BJ Services Charter, as the same would read if BJ Proposal No. 2 is approved at the BJ Services Special Meeting, is set forth in Appendix
F to this Joint Proxy Statement/Prospectus. The additional shares of BJ Common Stock would constitute additional shares of the existing class of BJ Common Stock and, if and when issued, would have the same rights and privileges as the shares of BJ Common Stock presently authorized. See "Description of Capital Stock of BJ Services."

       The BJ Services Charter currently authorizes the issuance of 40,000,000 shares of BJ Common Stock. Of such shares, as of March 15, 1995, 15,717,270 shares were outstanding and 2,032,730 shares were reserved for issuance pursuant to the BJ Stock Incentive Plan and other employee benefit plans, leaving only approximately 22,000,000 shares currently unreserved and available for future use. If the Merger is consummated and the proposed BJ 1995 Incentive Plan is approved by the stockholders of BJ Services, a total of approximately 33,000,000 additional shares of BJ Common Stock will be issued or will have to be reserved for issuance, leaving only approximately 7,000,000 authorized but unissued shares of BJ Common Stock available for the future needs of BJ Services. See "BJ Proposal No. 3: Proposed Adoption of the BJ 1995 Incentive Plan." If the Authorized Shares Amendment is approved, the Board of Directors of BJ Services would be authorized to issue an additional 40,000,000 shares of BJ Common Stock.

       The additional shares of BJ Common Stock that would be authorized by the Authorized Shares Amendment could be issued at the direction of BJ Services' Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in BJ Services' business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of BJ Common Stock do not presently have preemptive rights to subscribe for any of BJ Services' securities and will not have any such rights to subscribe for the additional BJ Common Stock proposed to be authorized. Any future issuance of authorized shares of BJ Common Stock may be authorized by BJ Services' Board of Directors without further action by the stockholders, subject to the rules of the NYSE (for so long as the BJ Common Stock is listed for trading on the NYSE). Under the NYSE's current rules, stockholder approval is required in connection with certain issuances of BJ Common Stock or securities convertible into or exercisable or exchangeable therefor, including issuance of shares of BJ Common Stock that would result in an increase equal to or in excess of 20% of the shares of BJ Common Stock outstanding before such issuance.

       Stockholders of BJ Services should recognize that, although the Board of Directors will issue BJ Common Stock only when it considers such issuance to be in the best interests of BJ Services, the issuance of additional BJ Common Stock may, among other things, have a dilutive effect on the earnings per share of BJ Common Stock and on the equity and voting rights of holders of shares of BJ Common Stock. Furthermore, since the DGCL requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, and the BJ Services Charter requires a two-thirds vote to approve certain transactions with major stockholders and their affiliates, the Authorized Shares Amendment could permit the Board to issue shares to persons supportive of management's position. Such persons might then be in a position to vote to prevent a proposed business combination that is deemed unacceptable to BJ Services' Board of Directors, although perceived to be desirable by some stockholder(s), including, potentially, a majority stockholder or stockholders. This could provide management with a means to block any two-thirds vote that might be used to effect a business combination in accordance with the BJ Services Charter. Also, the presence of such additional authorized but unissued shares of BJ Common Stock could discourage unsolicited business combination transactions that might otherwise be desirable to stockholders.

       Except for (i) shares of BJ Common Stock reserved for issuance under BJ Services' current employee benefit plans and (ii) shares of BJ Common Stock that would be issued or reserved upon approval of the Merger and the BJ 1995 Incentive Plan proposed in BJ Proposal No. 3, the Board of Directors of BJ Services has no current plans to issue additional shares of BJ Common Stock. However, the Board of Directors of BJ Services believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination that the Board of Directors of BJ Services believes is not in the best interests of BJ Services' stockholders, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders of BJ Services to provide the advantage of greater flexibility that will result from the adoption of the Authorized Shares Amendment.

                  BJ PROPOSAL NO. 3:  PROPOSED ADOPTION OF THE
                             BJ 1995 INCENTIVE PLAN


BJ PROPOSAL NO. 3

       At the BJ Services Special Meeting, stockholders of BJ Services will also be asked to approve BJ Proposal No. 3, the BJ 1995 Incentive Plan and to authorize 1,500,000 shares for issuance thereunder. The affirmative vote of holders of a majority of the shares of BJ Common Stock present in person or represented by proxy and entitled to vote at the BJ Special Meeting is required to approve BJ Proposal No. 3. Any abstention with respect to the approval of the BJ 1995 Incentive Plan will have the effect of a vote against such proposal. Any broker nonvote will not affect the outcome of such proposal.

       RECOMMENDATION OF THE BOARD OF DIRECTORS OF BJ SERVICES WITH RESPECT TO BJ PROPOSAL NO. 3. THE BOARD OF DIRECTORS OF BJ SERVICES HAS UNANIMOUSLY APPROVED THE BJ 1995 INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT BJ SERVICES STOCKHOLDERS VOTE FOR APPROVAL OF BJ PROPOSAL NO. 3. Consummation of the Merger is not subject to or conditioned upon stockholder approval of BJ Proposal No. 3. If BJ Proposal No. 3 is approved by the requisite vote of stockholders, however, BJ Proposal No. 3 will not be implemented unless the Merger is consummated.

GENERAL

       The purpose of the BJ 1995 Incentive Plan is to promote the interests of BJ Services and its stockholders by encouraging employees of BJ Services, its subsidiaries (including, following the consummation of the Merger, Western) and affiliated entities and its non-employee directors (including, following the consummation of the Merger, the three former directors of Western who become directors of BJ Services) to acquire or increase their equity interest in BJ Services, and, with respect to employees, to be able to relate cash bonuses to performance goals of BJ Services, thereby giving them an added incentive to work toward the continued growth and success of BJ Services. The Board of Directors of BJ Services also contemplates that through the BJ 1995 Incentive Plan BJ Services, its subsidiaries and its affiliated entities will be better able to compete for the services of personnel needed for growth and success. However, nothing in the plan shall operate or be construed to prevent the Company from granting awards outside of the plan. In the opinion of BJ Services, the BJ 1995 Incentive Plan is not subject to any of the provisions of the Employees Retirement Income Security Act of 1974, as amended ("ERISA").

       The full text of the BJ 1995 Incentive Plan is set forth in Appendix G to this Joint Proxy Statement/Prospectus. Certain features of the plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the BJ 1995 Incentive Plan. All capitalized terms not defined herein shall have the meanings set forth in the BJ 1995 Incentive Plan.

TYPES OF AWARDS

       The BJ 1995 Incentive Plan would permit the granting of the following types of awards: stock options ("Options") to purchase shares of BJ Common Stock to key employees, officers and non-employee directors ("Optionees"), which may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code, or options that do not constitute Incentive Stock Options ("Nonqualified Options"); stock based awards ("Performance Stock," "Performance Units" and "Bonus Stock"); and cash awards ("Tandem Cash Tax Rights," "Performance Cash Awards" or "Bonus Cash Awards," collectively referred to as "Cash Awards") to key employees and officers ("Employee Grantees"). Options, Performance Stock, Performance Units, Bonus Stock and Cash Awards are collectively referred to in as "Awards."

ELIGIBILITY FOR PARTICIPATION

       Incentive Stock Options may be granted only to individuals who are key employees and officers (whether or not they are directors) of BJ Services or any "Parent Corporation" or any "Subsidiary Corporation" (as defined in Section 424 of the Code) of BJ Services, and Nonqualified Options,

Performance Stock, Performance Units, Bonus Stock and Cash Awards may be granted to individuals who are key employees and officers (whether or not they are directors) of BJ Services, its subsidiaries and affiliated entities. Options granted to non-employee directors shall be Nonqualified Options, and non-employee directors shall not be eligible to receive any other Award. As of the date of this Joint Proxy Statement/Prospectus, approximately 72 employees and five non-employee directors (eight non-employee directors if the Merger if consummated) are eligible to participate in the BJ 1995 Incentive Plan.

ADMINISTRATION

       Under the terms of the BJ 1995 Incentive Plan, the BJ 1995 Incentive Plan will be administered by the Executive Compensation Committee of BJ Services' Board of Directors consisting of two or more directors of BJ
Services appointed by the Board of Directors. The members of the Executive Compensation Committee, as of the date of this Joint Proxy Statement/Prospectus, are Messrs. Don D. Jordan, James E. McCormick, L. William Heiligbrodt and John R. Huff. Each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, if and as then in effect, and also an "outside director" within the meaning of Section 162(m) of the Code. Subject to the terms and conditions of the BJ 1995 Incentive Plan, the Executive Compensation Committee has authority to determine the employees who are to be granted Awards, the number of shares to be issued pursuant to such Awards, and, to a limited extent, the exercise price of Options (other than Options granted to non-employee directors), to interpret the BJ 1995 Incentive Plan and all Options and Awards, and to administer the BJ 1995 Incentive Plan.

AMENDMENT AND TERMINATION

       The Board of Directors of BJ Services in its discretion may amend, suspend or terminate the BJ 1995 Incentive Plan; provided that any amendment that would (i) extend the period within which Awards may be granted under the BJ 1995 Incentive Plan, (ii) increase the aggregate number of shares of BJ Common Stock to be optioned or awarded under the BJ 1995 Incentive Plan (other than as prescribed for changes in capitalization as described herein), (iii) reduce the Option exercise prices per share of BJ Common Stock provided in the BJ 1995 Incentive Plan, (iv) change the class of persons to whom Awards may be made under the BJ 1995 Incentive Plan, (v) modify provisions relating to the grant of Options to non-employee directors or (vi) grant Options to non-employee directors other than pursuant to existing provisions of the BJ 1995 Incentive Plan requires the approval of the stockholders of BJ Services; and provided, further, that no amendment, suspension or termination of the BJ 1995 Incentive Plan may cause the BJ 1995 Incentive Plan to fail to meet the requirements of Rule 16b-3 of the Exchange Act or may, without the consent of the holder of an Award, terminate an Award or adversely affect such person's rights in any material respect. The provisions of the BJ 1995 Incentive Plan relating to grants of Options to non-employee directors may not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder, unless otherwise permitted by Rule 16b-3 of the Exchange Act.

       The Executive Compensation Committee may, with the consent of the person or persons entitled to exercise an Option, amend an Option (other than an Option granted to a non-employee director); provided, however, that any such amendment increasing the number of shares of BJ Common Stock subject to the Option or reducing the exercise price per share of BJ Common Stock (other than as prescribed for changes in capitalization as described herein), will be subject to the approval of the stockholders of BJ Services. The Executive Compensation Committee may at any time or from time to time, in its discretion (other than for Options granted to non-employee directors), (i) in the case of an Option previously granted that is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times; and (ii) grant to holders of outstanding Nonqualified Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Executive Compensation Committee may deem appropriate.

TERM OF THE BJ 1995 INCENTIVE PLAN

       The BJ 1995 Incentive Plan was adopted by the BJ Services Board of Directors on January 26, 1995, subject to approval by the BJ Services stockholders on or before January 25, 1996. No Awards will be exercisable or payable prior to approval of the BJ 1995 Incentive Plan by the BJ Services stockholders. Except with respect to Awards then outstanding, if not sooner terminated, the BJ 1995 Incentive Plan will terminate on December 31, 2004, and no further Awards may be granted after such date.

SHARES SUBJECT TO THE BJ 1995 INCENTIVE PLAN

       The BJ 1995 Incentive Plan provides for the issuance of up to an aggregate of 1,500,000 shares of BJ Common Stock (subject to adjustment in the event of stock splits and certain other corporate events; see " -- Adjustments to Shares") upon the purchase of BJ Common Stock acquired through the BJ 1995 Incentive Plan's Awards. Such shares of BJ Common Stock may be authorized but unissued shares or reacquired shares. Each share of BJ Common Stock issued pursuant to the BJ 1995 Incentive Plan will be fully paid and nonassessable and will include an associated BJ Right.

OPTIONS

       The Executive Compensation Committee has the authority to grant to the Employee Optionees, prior to the termination of and subject to the terms and conditions of the BJ 1995 Incentive Plan, Options that will be in such form as the Executive Compensation Committee may from time to time approve. (For a description of Options automatically granted to non-employee directors of BJ Services, see "-- Non-Employee Directors' Options.") The Executive Compensation Committee also has the authority to determine whether Options granted to Employee Optionees will be Incentive Stock Options or Nonqualified Options. No Optionee may receive more than 250,000 Options under the BJ 1995 Incentive Plan during any calendar year.

       To exercise an Option granted under the BJ 1995 Incentive Plan, the person entitled to exercise the Option must deliver to BJ Services payment in full for the shares being purchased, together with any required withholding tax in the case of the exercise of a Nonqualified Option. The payment must either be in cash or check acceptable to the Company or through delivery to BJ Services of shares of BJ Common Stock or sale through broker, or by any combination thereof. The value of each share of BJ Common Stock delivered will be deemed to be equal to the per share price of the last sale of BJ Common Stock on the trading day prior to the date the Option is exercised, based on the composite transactions in the BJ Common Stock as reported in The Wall Street Journal.

       The price at which shares of BJ Common Stock may be purchased upon the exercise of a Nonqualified Option is determined by the Executive Compensation Committee at the time the Option is granted; provided, however, that the exercise price of a Nonqualified Option may not be less than the lesser of (i) the per share price of the last sale of BJ Common Stock on the trading day prior to the grant of such Option, based on the composite transactions in the BJ Common Stock as reported by The Wall Street Journal, and (ii) the arithmetic average of the closing prices per share of BJ Common Stock on all days on which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the BJ Common Stock as reported by The Wall Street Journal. In the case of Options granted to non-employee directors, the exercise price of each Option shall be equal to the lesser of (i) and (ii) above.

       In the case of the exercise of an Incentive Stock Option, the purchase price per share of BJ Common Stock will be equal to the fair market value per share of BJ Common Stock at the time the Incentive Stock Option is granted as determined by the Executive Compensation Committee, based on the composite transactions in the BJ Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of BJ Common Stock on the trading day prior to the date of grant; provided, however, the exercise price per share of BJ Common Stock shall be at least 110% of the fair market value per share of BJ Common Stock at the time of grant if the Employee Optionee, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of BJ Services or any Parent Corporation or Subsidiary Corporation.

       The exercise price for Options shall be subject to appropriate adjustments in the event that the outstanding shares of BJ Common Stock are changed into or exchanged for a different number or kind of shares or other securities of BJ Services by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like.

PERFORMANCE STOCK, PERFORMANCE UNITS AND BONUS STOCK

       The Executive Compensation Committee has the authority to grant Awards to Employee Grantees, which in the case of Performance Stock will be shares of BJ Common Stock subject to a Performance Period (as defined below), in the case of Performance Units will represent a phantom share of BJ Common Stock subject to a Performance Period, and in the case of Bonus Stock will be shares of BJ Common Stock that are not subject to a Performance Period. No individual may receive more than 250,000 Performance Stock and/or Performance Unit awards under the BJ 1995 Incentive Plan during any calendar year.

       Subject to amendment with the consent of the affected Employee Grantee of the performance objectives or period applicable to Awards of Performance Stock and Performance Units (provided that awards intended to qualify under Section 162(m) of the Code can be amended only to the extent permitted by such Section), and subject to acceleration upon a Change of Control, no shares of Performance Stock or Performance Units granted under the BJ 1995 Incentive Plan shall be subject to becoming vested (in other words, earned and nonforfeitable) earlier than six months from the date of grant nor later than ten years after the date of grant (the "Performance Period"). To the extent not prohibited by other provisions of the BJ 1995 Incentive Plan, each share of Performance Stock and each Performance Unit shall be subject to becoming vested upon the achievement of such performance goals (BJ Services and/or individual) over such Performance Period as the Executive Compensation Committee in its discretion may determine at or prior to the grant of such Award. With respect to any Performance Stock or Performance Unit grant that is intended to meet the requirements of Section 162(m) of the Code (as designated by the Executive Compensation Committee at the time of granting such Award), the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or BJ Services as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to an Award of Performance Stock or Performance Units, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall also be determined by the Executive Compensation Committee at the time of grant of the Award. Upon the occurrence of a Change of Control, each share of Performance Stock and each Performance Unit that was previously granted under the BJ 1995 Incentive Plan and that is not then immediately vested in full will be immediately vested in full. Bonus Stock represents shares of BJ Common Stock that are not subject to a Performance Period under the BJ 1995 Incentive Plan.

TANDEM CASH TAX RIGHTS, PERFORMANCE CASH AWARDS AND BONUS CASH AWARDS

       With respect to a Performance Stock or Performance Unit Award, the Executive Compensation Committee may grant a Tandem Cash Tax Right that will entitle a recipient to receive a cash amount from BJ Services sufficient to gross up the value of such Award to equal its value before any federal, state and other taxes payable thereon. Cash Awards may also include Performance Cash Awards, which shall not be exercisable prior to six months from the date of grant or after 10 years from the date of grant (the "Performance Period"), subject to achievement of certain performance goals (as determined by the Executive Compensation Committee, in its discretion). With respect to any Performance Cash Award grant that is intended to meet the requirements of
Section 162(m) of the Code (as designated by the Executive Compensation Committee at the time of granting such Award), the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; EBITDA; EBIT; EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; RONCE and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or BJ Services as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall also be determined by the Executive Compensation Committee at the time of grant of the Award. No individual may receive a Performance Cash Award in excess of $2 million under the BJ 1995 Incentive Plan during any calendar year.

       The Executive Compensation Committee may, from time to time and subject to the provisions of the BJ 1995 Incentive Plan, grant Bonus Cash Awards to key employees and officers (whether or not they are directors) of BJ Services, its subsidiaries and affiliated entities. Bonus Cash Awards are cash payments that are not subject to a Performance Period.

NON-EMPLOYEE DIRECTORS' OPTIONS

       Subject in each case to the limitation on the number of shares of BJ Common Stock included in the BJ 1995 Incentive Plan, each director of BJ Services who is neither an employee nor officer of BJ Services, its subsidiaries or affiliated entities, is eligible to receive an automatic grant of Options. Each non-employee director who is first elected to the Board of Directors of BJ Services on or after the date director options may no longer be granted under the terms of the BJ Services 1990 Stock Incentive Plan (the "1990 Plan Termination") will be granted, as of the date of his initial election, a Nonqualified Option under the BJ 1995 Incentive Plan to purchase 1,000 shares of BJ Common Stock. Annually, beginning on the fourth Thursday of October of 1995 and each year thereafter until the expiration of the BJ 1995 Incentive Plan, each person who is a non-employee director on such date will receive a grant of a Nonqualified Option to purchase 1,000 (increased to 3,000 after the 1990 Plan Termination) shares of BJ Common Stock. All Options granted to non-employee directors are Nonqualified Options. Other than the foregoing provisions, the terms and provisions of Options granted to non-employee directors are generally the same as the terms and provisions of Nonqualified Options. If, as of any date that the BJ 1995 Incentive Plan is in effect, there are not sufficient shares of BJ Common Stock available under the BJ 1995 Incentive Plan to allow for the grant to each non-employee director of an Option for the number of shares provided for in the BJ 1995 Incentive Plan, then each non-employee director shall receive an Option for his pro rata share of the total number of shares of BJ Common Stock then available under the BJ 1995 Incentive Plan.

CHANGE IN CONTROL

       Upon the occurrence of a Change of Control (defined generally as certain acquisitions (other than the Merger) by a person, entity or group of 25% or more of BJ Common Stock or 25% of the combined voting power of the then outstanding voting securities of BJ Services or certain reorganizations, mergers or consolidations, except for the Merger), each Option that is not then immediately exercisable in full shall be immediately exercisable in full. In addition, upon the occurrence of a Change of Control, each share of Performance Stock and each Performance Unit that was previously granted under the BJ 1995 Incentive Plan and that is not then immediately vested in full will be immediately vested in full.

ADJUSTMENTS TO SHARES

       In the event the outstanding shares of BJ Common Stock are changed into or exchanged for a different number or kind of shares of BJ Services or other securities of BJ Services by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Executive Compensation Committee will make an appropriate and equitable adjustment in the number and kind of shares of BJ Common Stock subject to the BJ 1995 Incentive Plan (including shares of BJ Common Stock as to which all outstanding Options, or portions thereof then unexercised, are exercisable) so that after such event the shares of BJ Common Stock subject to the BJ 1995 Incentive Plan and the proportionate interest of each Option or Award will be maintained as before the occurrence of such event.

Any such adjustment made by the Executive Compensation Committee will be final and binding upon BJ Services and all other interested persons. Any adjustment of an Incentive Stock Option will be made in such a manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Additional provisions apply to adjustments related to Options received by non-employee directors.

RECENT AWARDS TO BJ SERVICES' OFFICERS CONTINGENT UPON CONSUMMATION OF THE
MERGER

       As of February 15, 1995, a total of 368,157 stock options were authorized for issuance under the BJ 1995 Incentive Plan to a total of nine officers (including all of BJ Services' executive officers), which options will expire if the Merger is not consummated or the BJ 1995 Incentive Plan is not approved by the requisite vote of the stockholders of BJ Services. If the Merger is consummated, such options will vest in whole or in part at the end of the two-year period commencing on consummation of the Merger if BJ Services achieves certain consolidation benefits from combining Western's operations with those of BJ Services over such two-year period. If an employee voluntarily leaves BJ Services or is terminated by BJ Services prior to the end of such two-year period, all options granted to such employee will be forfeited. All such options will become fully vested upon a change in control as defined in the BJ 1995 Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

       In General. The BJ 1995 Incentive Plan is not qualified under Section 401(a) of the Code.

       The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. It is recommended that before exercising an Option or disposing of shares of BJ Common Stock acquired pursuant to the exercise of an Option, through vesting of Performance Stock or Performance Units, or through the grant of Bonus Stock, the Optionee or Grantee consult his tax advisor about the federal, state and local income tax consequences of such an exercise or disposition.

       Status of Options. Options granted under the BJ 1995 Incentive Plan may be either Incentive Stock Options or Nonqualified Options. As described above, however, under certain circumstances, an Incentive Stock Option may be treated as a Nonqualified Option. The tax consequences both to the Optionee and to BJ Services differ depending on whether an Option is an Incentive Stock Option or a Nonqualified Option.

       Nonqualified Options. Nonqualified Options do not qualify for special federal income tax treatment. No federal income tax is imposed on the Optionee upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee will generally be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares of BJ Common Stock at the time of exercise over the exercise price paid for such shares of BJ Common Stock. Upon a subsequent disposition of the shares of BJ Common Stock received upon exercise of a Nonqualified Option, any difference between the fair market value of the shares of BJ Common Stock at the time of exercise and the amount realized on the disposition would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an Optionee's exercise of a Nonqualified Option, BJ Services may claim a deduction for compensation paid at the same time and in the same amount as income is recognized by the Optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

       Incentive Stock Options. No federal income tax is imposed on the Optionee upon the grant of an Incentive Stock Option. If the Optionee does not dispose of shares acquired pursuant to his exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares were transferred to him (the "Holding Period"), except for the item of tax adjustment described below under "Alternative Minimum Tax," no income would be recognized by the Optionee by reason of his exercise of the Option, and the difference between the Option price and the amount realized upon a subsequent disposition of the shares of BJ Common Stock would be treated as a long-term capital gain or loss. In such event, BJ Services would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares of BJ Common Stock so acquired.

       If, however, an Optionee disposes of shares of BJ Common Stock acquired pursuant to his exercise of an Incentive Stock Option before the Holding Period has expired, the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event BJ Services may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee. The amount treated as compensation is the excess of the fair market value of the shares of BJ Common Stock at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the Option price; any amount realized in excess of the fair market value of the shares of BJ Common Stock at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares of BJ Common Stock.

       Alternative Minimum Tax. The excess of the fair market value of shares of BJ Common Stock acquired upon exercise of an Incentive Stock Option over the exercise price paid for such shares is an adjustment to alternative minimum taxable income for the Optionee's taxable year in which such exercise occurs (unless the shares of BJ Common Stock are disposed of in the same taxable year).

       Payment of Option Price in Shares. In the case of a Nonqualified Option, if the Option price is paid by the delivery of shares of BJ Common Stock previously acquired by the Optionee having a fair market value equal to the Option price ("Previously Acquired Shares"), gain or loss would not be recognized on the exchange of the Previously Acquired Shares for a like number of shares of BJ Common Stock pursuant to such an exercise of the Option, and the Optionee's basis in the number of shares of BJ Common Stock received equal to the Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares. In addition, the Optionee would be treated as receiving compensation taxable as ordinary income equal to fair market value at the time of exercise of the shares of BJ Common Stock received in excess of the number of Previously Acquired Shares, and the Optionee's basis in such excess shares of BJ Common Stock would generally be equal to their fair market value at the time of exercise.

       In the case of an Incentive Stock Option, the federal income tax consequences to the Optionee of the payment of the Option price with Previously Acquired Shares will depend on the nature of the Previously Acquired Shares.
If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an Incentive Stock Option or an option granted under an employee stock purchase plan ("Statutory Option") and if such Previously Acquired Shares are being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the Optionee's basis in the number of shares of BJ Common Stock acquired equal to the number of Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares, increased by any income recognized to the Optionee upon the disqualifying disposition of the Previously Acquired Shares, (ii) the Optionee's basis in the shares of BJ Common Stock acquired in excess of the number of Previously Acquired Shares would be zero and (iii) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of BJ Common Stock so received, the shares of BJ Common Stock with the lowest basis would be treated as disposed of first.

       Performance Stock and Performance Units. In general, an employee of BJ Services who receives either a Performance Stock Award or a Performance Unit Award will not be taxed on the receipt of the Award but instead will be taxed on the fair market value of the shares of BJ Common Stock (i) with respect to a Performance Stock Award, on the date that the shares cease to be subject to forfeiture and (ii) with respect to a Performance Unit Award, on the date that the shares are received in payment of the Award. BJ Services will be entitled to a deduction for a corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation. If, upon a taxable disposition of the shares of BJ Common Stock, the employee receives more or less than his or her basis in the shares, the gain or loss will be long- or short-term capital gain or loss, depending on the holding period of the shares, measured from the date that the receipt of the shares was a taxable event to such employee.

       Bonus Stock. In general, a person will be taxed upon the fair market value of Bonus Stock Awards on the date such amount is received, and BJ Services will be entitled to a deduction for the corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

       Cash Awards. Generally, a Cash Award would be subject to tax at ordinary income tax rates when paid.

       Additional Tax Consequences. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to the golden parachute 20% excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax is entitled to receive a gross-up payment from BJ Services so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility by BJ Services of amounts subject to the excise tax under Code Section 4999.

       Important Tax Considerations. The foregoing does not constitute a definitive statement of the tax effects of Awards granted under the BJ 1995 Incentive Plan and is based upon the laws and regulations presently in effect. There can be no assurance that the tax consequences discussed above will continue or that other tax laws will not be applicable. Accordingly, prior to exercising an Option or upon receipt of any other Award granted under the BJ 1995 Incentive Plan and prior to disposing of shares acquired pursuant to an Award, a participant should consult his or her own tax advisor.

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

       Deloitte & Touche LLP has acted as independent public accountants for BJ Services since its initial public offering in 1990, and Price Waterhouse LLP has acted as independent public accountants for Western since presenting a report on Western's financial statements for the year ended December 31, 1968. It is expected that representatives of Deloitte & Touche LLP and Price Waterhouse LLP will be present at the BJ Services Special Meeting and the Western Special Meeting, respectively, to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL OPINIONS

              Certain legal matters with respect to the securities offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas. Certain tax consequences of the Merger will be passed upon for Western by Sullivan & Cromwell.

                                    EXPERTS

              The consolidated financial statements and the related financial statement schedules of BJ Services as of September 30, 1994 and 1993 and for each of the three years in the period ended September 30, 1994 included and incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              The consolidated financial statements of The Western Company of North America as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        INDEX TO FINANCIAL STATEMENTS

I.     Audited Consolidated Financial Statements of BJ Services Company

              Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . .      F -2
              Consolidated Statement of Operations for the Years Ended
                  September 30, 1994, 1993 and 1992   . . . . . . . . . . . . . . . . . . . . . . .      F -3
              Consolidated Statement of Financial Position as of
                  September 30, 1994 and 1993   . . . . . . . . . . . . . . . . . . . . . . . . . .      F -4
              Consolidated Statement of Stockholders' Equity for the Years Ended
                  September 30, 1994, 1993 and 1992   . . . . . . . . . . . . . . . . . . . . . . .      F -6
              Consolidated Statement of Cash Flows for the Years Ended
                  September 30, 1994, 1993 and 1992   . . . . . . . . . . . . . . . . . . . . . . .      F -7
              Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . .      F -8

II.    Unaudited Consolidated Condensed Financial Statements of BJ Services Company

              Consolidated Condensed Statement of Operations (Unaudited) for the
                  Three Months Ended December 31, 1994 and 1993   . . . . . . . . . . . . . . . . .      F -20
              Consolidated Condensed Statement of Financial Position
                  as of December 31, 1994 (Unaudited) and September 30, 1994  . . . . . . . . . . .      F -21
              Consolidated Condensed Statement of Cash Flows (Unaudited) for the
                  Three Months Ended December 31, 1994 and 1993   . . . . . . . . . . . . . . . . .      F -22
              Notes to Unaudited Consolidated Condensed Financial Statements  . . . . . . . . . . .      F -23

III.   Audited Consolidated Financial Statements of The Western Company of North America

              Report of Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . .      F -24
              Consolidated Balance Sheets as of December 31, 1994 and 1993  . . . . . . . . . . . .      F -25
              Consolidated Statements of Operations for the Years Ended
                  December 31, 1994, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . .      F -26
              Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 1994, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . .      F -27
              Consolidated Statements of Stockholders' Equity
                  for the Years Ended December 31, 1994, 1993 and 1992  . . . . . . . . . . . . . .      F -28
              Notes to Consolidated Financial Statements    . . . . . . . . . . . . . . . . . . . .      F -29

IV.    Unaudited Pro Forma Financial Statements of BJ Services Company and
              The Western Company of North America

              Pro Forma Financial Information  (Unaudited)  . . . . . . . . . . . . . . . . . . . .      F -55
              Pro Forma Statement of Financial Position (Unaudited) as of
                  December 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F -56
              Pro Forma Statement of Operations (Unaudited) for the
                  Three Months Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . .      F -57
              Pro Forma Statement of Operations (Unaudited) for the Year
                  Ended September 30, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F -58
              Notes to Pro Forma Financial Statements (Unaudited)   . . . . . . . . . . . . . . . .      F -59

                         REPORT OF INDEPENDENT AUDITORS

Stockholders of BJ Services Company:

We have audited the accompanying consolidated statements of financial position of BJ Services Company and its subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BJ Services Company and its subsidiaries at September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.

As described in Note 9 to the consolidated financial statements, the Company changed its method of accounting for postretirement benefits other than pensions effective October 1, 1993 to conform with Statement of Financial Accounting Standards No. 106.





DELOITTE & TOUCHE LLP
Houston, Texas
November 22, 1994

                              BJ SERVICES COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                           Year Ended September 30,
                                                            ----------------------------------------------------
                                                                1994                 1993              1992
                                                            ----------------------------------------------------
                                                                   (in thousands, except per share amounts)
Revenue                                                     $    434,476        $    394,363      $     330,028
Operating Expenses:
   Cost of sales and services                                    368,232             329,270            275,627
   Research and engineering                                        8,621               9,098              8,551
   Marketing                                                      14,169              12,969             11,866
   General and administrative                                     22,709              22,825             20,523
   Restructuring charge and asset writedowns                                                             15,700
                                                            -------------       -------------     --------------
      Total operating expenses                                   413,731             374,162            332,267
                                                            -------------       -------------     --------------
Operating income (loss)                                           20,745              20,201             (2,239)
Interest expense                                                  (7,383)             (5,414)            (2,977)
Interest income                                                      729                 500                465
Other income (expense) - net                                      (1,183)              1,551                559
                                                            -------------       -------------     --------------
Income (loss) before income taxes,
   minority interest and cumulative effect
   of accounting change                                           12,908              16,838             (4,192)
Income tax expense (benefit)                                       2,006               1,593             (3,657)
                                                            -------------       -------------     --------------
Income (loss) before minority interest and
   cumulative effect of accounting change                         10,902              15,245               (535)
Minority interest                                                    132                 684                569
                                                            -------------       -------------     --------------
Income (loss)  before cumulative effect of
   accounting change                                              10,770              14,561             (1,104)
Cumulative effect of change in
   accounting principle, net of tax benefit of
   $5,600,000                                                    (10,400)
                                                            -------------       -------------     --------------
Net income (loss)                                           $        370        $     14,561       $     (1,104)
                                                            =============       =============      =============

Net income (loss) per share:
Income (loss) per share before
   cumulative effect of accounting change                   $        .69        $        .94      $        (.08)
Cumulative effect of change in
   accounting principle, net of tax                                 (.67)
                                                            -------------       --------------    --------------
Net income (loss) per  share                                $        .02        $        .94      $        (.08)
                                                            =============       =============     ==============

Weighted average shares outstanding                               15,665              15,456             13,000
                                                            =============       =============     ==============

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY
                 CONSOLIDATED STATEMENT OF FINANCIAL POSITION



                                                                          September  30,
                                                                1994                         1993
                                                          --------------------------------------------
                                                                          (in thousands)
                     ASSETS
Current Assets:
   Cash and cash equivalents                              $         3,218               $        1,620
   Receivables - Less allowance for doubtful
     accounts: 1994, $2,184,000; 1993, $2,352,000                 103,754                       94,519
   Inventories:
     Finished goods                                                30,970                       29,257
     Work in process                                                1,118                        1,521
     Raw materials                                                  6,591                        7,280
                                                          ---------------               --------------
       Total inventories                                           38,679                       38,058
   Deferred income taxes                                            4,478                        5,665
   Other current assets                                             8,230                        6,509
                                                          ---------------               --------------
     Total current assets                                         158,359                      146,371
Property:
   Land                                                            12,031                       12,352
   Buildings                                                       47,042                       43,604
   Machinery and equipment                                        446,739                      436,056
                                                          ---------------               --------------
     Total property                                               505,812                      492,012
   Less accumulated depreciation                                  306,968                      308,050
                                                          ---------------               --------------
     Property - net                                               198,844                      183,962
Goodwill                                                           20,998                       20,646
Deferred income taxes                                              20,607                        6,758
Investments and other assets                                       11,258                       11,794
                                                          ---------------               --------------
                                                          $       410,066               $      369,531
                                                          ===============               ==============

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION



                                                                             September  30,
                                                                  1994                          1993
                                                            --------------------------------------------
                                                                             (in thousands)
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable - trade                                  $     54,609                   $    46,192
   Short-term borrowings                                            2,250                         4,530
   Current portion of long-term debt                               31,200                         6,000
   Accrued employee compensation and benefits                      10,521                        11,205
   Income taxes                                                     7,927                         6,711
   Taxes other than income                                          2,751                         2,619
   Accrued insurance                                                2,637                         4,257
   Other accrued liabilities                                        9,162                         8,340
                                                             -------------                  ------------
     Total current liabilities                                    121,057                        89,854
Long-term debt                                                     74,700                        84,500
Deferred income taxes                                               6,986                         4,871
Accrued postretirement benefits                                    15,834
Minority interest and other long-term liabilities                   1,562                         3,174
Commitments and contingencies

Stockholders' Equity:
   Preferred Stock (authorized 5,000,000 shares)
   Common stock, $.10 par value (authorized
       40,000,000 shares; issued and outstanding
        1994 - 15,670,903 shares,
        1993 - 15,607,006 shares)                                   1,567                          1,561
   Capital in excess of par                                       151,340                        149,889
   Retained earnings                                               43,616                         43,246
   Cumulative translation adjustment                               (4,133)                        (5,209)
   Unearned compensation                                           (2,463)                        (2,355)
                                                             -------------                  -------------
     Total stockholders' equity                                   189,927                        187,132
                                                             -------------                  -------------
                                                             $    410,066                   $    369,531
                                                             =============                  =============

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                       Capital      Unearned      Cumulative
                                           Common     In Excess      Compen-       Retained   Translation
                                            Stock      Of Par        sation        Earnings    Adjustment   Total
                                           -------    ---------     --------      ----------  -----------   --------
                                                                        (in thousands)
BALANCE, SEPTEMBER 30, 1991                $ 1,300    $ 104,777                    $ 29,789     $  (559)    $135,307
 Net loss                                                                            (1,104)                  (1,104)
 Issuance of stock for stock options             4          597                                                  601
 Cumulative translation adjustment                                                                  (10)         (10)
                                           -------    ---------     --------       --------     -------     --------
BALANCE, SEPTEMBER 30, 1992                  1,304      105,374                      28,685        (569)     134,794
 Net income                                                                          14,561                   14,561
 Issuance of stock for:
  Business acquisition                         250       40,537                                               40,787
  Stock options                                  3          504                                                  507
  Stock purchase plan                            4          619                                                  623
  Stock performance awards                               2,855      $ (2,855)
 Amortization of unearned compensation                                   500                                     500
 Cumulative translation adjustment                                                               (4,640)      (4,640)
                                           -------    ---------     --------       --------     -------     --------
Balance, September 30, 1993                  1,561      149,889       (2,355)        43,246      (5,209)     187,132
 Net income                                                                             370                      370
 Issuance of stock for:
  Stock options                                  2          294                                                  296
  Stock purchase plan                            4          680                                                  684
  Stock  performance awards                                 944         (944)
 Buyback of stock rights                                   (155)                                                (155)
 Amortization of unearned compensation                                   524                                     524
 Revaluation of stock performance awards                   (312)         312
 Cumulative translation adjustment                                                                1,076        1,076
                                           -------    ---------     --------       --------     -------     --------
BALANCE, SEPTEMBER 30, 1994                $ 1,567    $ 151,340     $ (2,463)      $ 43,616     $(4,133)    $189,927
                                           =======    =========     ========       ========     =======     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   Year Ended September 30,
                                                                             1994            1993             1992
                                                                       -------------------------------------------------
                                                                                         (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                      $       370      $     14,561      $     (1,104)
Adjustments to reconcile net income (loss) to
 cash provided from (used for) operating activities:
   Cumulative effect of accounting change                                   10,400
   Depreciation and amortization                                            25,335            24,170            12,742
   Net (gain) loss on disposal of assets                                      (346)               62              (429)
   Amortization of unearned compensation                                       524               500
   Deferred income tax benefit                                              (4,959)           (4,877)          (10,447)
   Restructuring charge (non cash)                                                                              10,645
   Minority interest                                                           132               684               569
Changes in:
   Receivables                                                              (9,235)          (17,550)            4,212
   Accounts payable-trade                                                    8,417             6,687            (2,651)
   Inventories                                                                (621)             (572)              260
   Other current assets and liabilities                                     (1,960)          (16,481)           (2,187)
   Other non-current assets and liabilities                                 (2,295)           (3,886)           (2,985)
   Other, net                                                                  493            (3,613)             (498)
                                                                       ------------     -------------     -------------
Net cash flows provided from (used for)
    operating activities                                                    26,255              (315)            8,127

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property additions                                                      (39,345)          (37,350)          (26,197)
   Proceeds from disposal of assets                                          2,588             3,982             1,883
   Acquisitions of businesses                                               (2,000)           (7,400)          (52,000)
                                                                       ------------     -------------     -------------
Net cash used for investing activities                                     (38,757)          (40,768)          (76,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                                     40,787
   Proceeds from exercise of stock options
      and stock purchase grants                                                980             1,130               601
     Proceeds from (reduction of) borrowings-net                            19,120              (689)           63,656
   Principal payment on long-term notes                                     (6,000)
                                                                       ------------     -------------     -------------
   Net cash flows provided from financing activities                        14,100            41,228            64,257

Increase (decrease) in cash and
  cash equivalents                                                           1,598               145           (3,930)

Cash and cash equivalents at
  beginning of year                                                          1,620             1,475            5,405
                                                                       ------------     -------------     -------------
Cash and cash equivalents at end of year                               $     3,218      $      1,620      $     1,475
                                                                       ============     =============     =============

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry. The consolidated financial statements include the accounts of BJ Services Company and its majority-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Certain amounts for 1993 and 1992 have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Net income (loss) per share: Net income (loss) per share has been computed by dividing net income (loss) by the weighted average number of outstanding common shares. Common stock equivalents had no material dilutive effect on the computation of net income (loss) per share for each year presented.

Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Inventories: Inventories, which consist principally of (a) products which are consumed in the Company's services provided to customers, (b) spare parts for equipment used in providing these services and (c) manufactured components and attachments for equipment used in providing services, are stated primarily at the lower of average cost or market.

Property: Property is stated at cost less amounts provided for permanent impairments and includes capitalized interest of $541,000, $167,000 and $800,000 for the years ended September 30, 1994, 1993 and 1992, respectively, on funds borrowed to finance the construction of capital additions. Depreciation is generally provided using the straight-line method over the estimated useful lives of individual items. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the lease term.

Goodwill: Goodwill represents the excess cost over fair value of the net assets of companies acquired in purchase transactions. Goodwill is being amortized on a straight-line method over periods ranging from 5 to 40 years. Accumulated amortization at September 30, 1994 and 1993 was $1,880,000 and $691,000, respectively.

Investments: Investments in companies in which the Company's ownership interest ranges from 20 to 50 percent and the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method.

Foreign currency translation: Gains and losses resulting from balance sheet translation of foreign operations where the U.S. dollar is the functional currency are included in the consolidated statement of operations. Gains and losses resulting from balance sheet translation of foreign operations where a foreign currency is the functional currency are included as a separate component of stockholders' equity. The Company's foreign operations primarily use the U.S. dollar as the functional currency.

Foreign exchange contracts: From time to time, the Company enters into forward foreign exchange contracts to hedge the impact of foreign currency fluctuations on certain assets and liabilities denominated in foreign currencies. Changes in market value are offset against foreign exchange gains or losses on the related assets or liabilities and are included in other income (expense). There were no foreign exchange contracts outstanding at September 30, 1994 or 1993.

Environmental remediation and compliance: Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.

3.  RESTRUCTURING CHARGE AND ASSET WRITEDOWNS

During 1992, the Company recorded a provision of $13.7 million ($9.0 million after tax, or $.69 per share) for restructuring its operations in North America. The restructuring charge included $10.0 million relating primarily to U.S. operations for writedowns of assets no longer used in operations, severance costs for terminated employees and costs resulting from relocation of equipment and personnel. The remaining $3.7 million was provided for the closing of the Company's operations in Canada, consisting primarily of writedowns of property and inventories to net realizable value, provisions for future lease obligations and severance costs for terminated employees. These restructurings were substantially completed in 1992.

In addition to the restructuring of its North American operations, in 1992 the Company also recorded a provision of $2.0 million ($1.4 million after tax, or $.11 per share) to reduce its investment in the Company's North Sea stimulation vessel.

4.  ACQUISITIONS OF BUSINESSES

In September 1992, the Company acquired from Christian Salvesen PLC all of the business and operations of Salvesen (Oilfield Technology) Limited ("Salvesen") and certain related assets for a total purchase price of $52.0 million. The operations of Salvesen acquired by the Company include casing and tubing services and coiled tubing services provided to the oil and gas exploration and production industry and commissioning and leak detection services provided to offshore platforms and pipelines. Salvesen conducts its operations primarily in the U.K. North Sea.

On April 1, 1993, the Company completed a transaction to acquire the assets, including existing service contracts, of Norsk Bronnservice A/S, a subsidiary of Odfjell Drilling & Consulting A/S, for $5.4 million. These operations provide cementing, gravel packing and completion fluids services to the Norwegian oil and gas industry.

On July 30, 1993 the Company acquired the coiled tubing operations of Italog, S.p.A. for $2.0 million. Italog is based in Milan, Italy and provides coiled tubing and nitrogen pumping services in Italy and Nigeria, under the name of SIAT. The acquisition included the assets and existing contracts of SIAT.

On February 9, 1994, the Company acquired the remaining 50% ownership of its joint venture in Egypt, Hughes Services C.I., Ltd., for $2.0 million. Prior to the acquisition, this joint venture was accounted for using the equity method of consolidation.

These acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill.

5.  LONG-TERM DEBT AND BANK CREDIT FACILITIES

Long-term debt consisted of the following:

                                                         September 30,
                                                   1994                1993
                                                -------------------------------
                                                        (in thousands)
Notes payable, banks                            $     81,900        $    60,500
9.2% notes due August 1998                            24,000             30,000
                                                ------------        -----------
                                                     105,900             90,500
Less current maturities of long-term debt             31,200              6,000
                                                ------------        -----------
   Long-term debt                               $     74,700        $    84,500
                                                ============        ===========

At September 30, 1994, the Company had $117.0 million in revolving credit facilities with commercial banks. Included in this amount is a committed, unsecured bank credit agreement (the "Agreement") under which the Company may borrow up to $85.0 million until July 1995, at which time the commitment is reduced to $56.7 million.

The commitment further reduces to $28.3 million in July 1996 and the Agreement expires in July 1997. Borrowings under the Agreement bear interest at a LIBOR based rate, corporate based prime rate or at a certificate of deposit based rate, at the Company's option. The Company is charged various fees in connection with the Agreement, including a commitment fee charged on the daily unborrowed portion of the commitment. Borrowings under this and another $3.0 million committed credit facility in the United Kingdom, which expires in April 1995, amounted to $84.2 million and $60.5 million at September 30, 1994 and 1993, respectively. The weighted average interest rate for such outstanding borrowings was 5.4% and 4.1% as of September 30, 1994 and 1993, respectively.

Commitment fees under the Company's credit facilities were $16,223, $63,679 and $124,374 for 1994, 1993 and 1992, respectively.

In addition to the committed facility, the Company had $29.0 million in various unsecured, discretionary lines of credit at September 30, 1994 which expire at various dates in 1995. There are no requirements for commitment fees or compensating balances in connection with these lines of credit. There is no stated interest rate for borrowings under these credit lines. At September 30, 1994, there were no outstanding borrowings under these lines of credit. There were $4.5 million in outstanding borrowings under these lines of credit at September 30, 1993.

In August 1991, the Company placed $30.0 million of unsecured notes with private investors. The notes bear interest at a fixed rate of 9.2% with principal payments due in five equal annual installments the first of which was paid in August 1994. Since October 1991, the Company has entered into interest rate swap agreements which effectively converted $30.0 million of fixed rate debt with an interest rate of 9.2% to floating rate debt. Under the current agreement which expires in August 1998, the Company makes payments at variable rates based on LIBOR and in return receives payments based on fixed interest rates. The agreements resulted in an average annual effective interest rate of 9.3% and 6.2% on the notes for 1994 and 1993, respectively.

At September 30, 1994, the Company had outstanding letters of credit and performance related bonds totaling $10.0 million and $11.4 million, respectively. The letters of credit are issued to guarantee various trade and insurance activities.

The Company's credit facilities contain various customary covenants including the maintenance of certain profitability and solvency ratios, and a restriction on dividend payments which provides that the aggregate dividends paid by the Company cannot exceed an amount equal to 50% of cumulative net income from July 1, 1990.

At September 30, 1994, long-term debt was due in aggregate annual installments of $31,200,000, $34,400,000, $34,300,000 and $6,000,000 in the years ended
September 30, 1995, 1996, 1997 and 1998, respectively.

6.  FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and Cash Equivalents, Trade Receivables and Trade Payables: The carrying amount approximates fair value because of the short maturity of those instruments.

Long-term debt and Interest Swap Agreement: Based on the rates currently available to the Company for debt with similar terms and average maturities, the fair value of the Company's unsecured notes is $26.0 million. The Company would pay approximately $1.3 million to terminate the related interest swap agreement at September 30, 1994. Other long-term debt consists of borrowings under the Company's revolving credit facilities with commercial banks. The carrying amount of such borrowings approximates fair value as the individual borrowings under the revolver bear interest at current market rates.

7.  INCOME TAXES

The geographical sources of income (loss) before income taxes, minority interest and cumulative effect of accounting change for the three years ended September 30, 1994, were as follows:

                                                                             September 30,
                                                            1994                 1993                  1992
                                                     -------------------------------------------------------------
                                                                            (in thousands)
United States                                        $      (12,793)      $       (8,540)       $         (23,333)
Foreign                                                      25,701               25,378                   19,141
                                                     ---------------      ---------------       ------------------
 Income (loss) before income taxes,
      minority interest and cumulative
      effect of accounting change                    $       12,908       $       16,838        $          (4,192)
                                                     ===============      ===============       ==================

The provision (benefit) for income taxes for the three years ended September 30, 1994 is summarized as follows:

                                                                          September 30,
                                                     1994                     1993                   1992
                                               ------------------------------------------------------------------
                                                                         (in thousands)
Current:
  United States
  Foreign                                      $           6,965        $          6,470        $          6,790
                                               ------------------       -----------------       -----------------
   Total current                                           6,965                   6,470                   6,790
                                               ------------------       -----------------       -----------------
Deferred:
  United States                                           (2,831)                 (4,414)                (10,698)
  Foreign                                                 (2,128)                   (463)                    251
                                               ------------------       -----------------       -----------------
    Total deferred                                        (4,959)                 (4,877)                (10,447)
                                               ------------------       -----------------       -----------------
Income tax expense (benefit)                   $           2,006        $          1,593        $         (3,657)
                                               ==================       =================       =================

Due to improving economic conditions in certain foreign jurisdictions, the Company now believes that its remaining unrecognized foreign net operating loss carryforwards are more likely than not to be utilized before they expire. As a result, the current year income tax provision for 1994 and 1993 includes $1,867,000 and $620,000, respectively, of deferred foreign tax benefits related to the recognition of foreign net loss carryforwards which were reserved for in the valuation account at September 30, 1993 and September 30, 1992.

The consolidated effective income tax rates (as a percent of income (loss) before income taxes, minority interest and cumulative effect of accounting change) for the three years ended September 30, 1994, varied from the United States statutory income tax rate for the reasons set forth below:

                                                                                September 30,
                                                               1994                 1993             1992
                                                            -----------------------------------------------
Statutory rate                                                 35.0%                35.0%           (34.0%)
Foreign earnings at varying tax rates                         (17.4)               (11.9)           (15.4)

Amortization of excess tax basis over book basis
  resulting from separation from former parent                (13.8)               (10.6)           (41.3)
Changes in valuation reserve                                  (14.5)                (3.7)

Foreign income recognized domestically                         25.6                  4.3
Other - net                                                      .7                 (3.6)             3.5
                                                            --------              -------         ---------
Effective income tax rate                                      15.6%                 9.5%           (87.2%)
                                                            ========              =======         =========

Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations. Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The estimated deferred tax effect of temporary differences and carryforwards at September 30, 1994 and 1993 were as follows:

                                                                                          September 30,
                                                                                    1994                 1993
                                                                               ----------------------------------
                                                                                         (in thousands)
Deferred assets:
  Expenses accrued for financial reporting,
    not yet deducted for tax                                                   $       7,956        $      1,692
  Net operating loss carryforwards                                                    44,621              42,593
  Valuation allowance                                                                (11,164)            (13,031)
                                                                               --------------       -------------
Total deferred tax asset                                                              41,413              31,254

Deferred liabilities:
  Differences in depreciable basis of property                                        16,838              17,193
  Income accrued for financial reporting,
    not yet reported for tax                                                           6,684               6,509
                                                                               --------------       -------------
Total deferred tax liability                                                          23,522              23,702
                                                                               --------------       -------------
Deferred tax asset  - net                                                      $      17,891        $      7,552
                                                                               ==============       =============

At September 30, 1994, the Company had approximately $112 million of U.S. tax net operating loss carryforwards expiring in varying amounts between 2004 and 2009. In addition, the Company had approximately $3.4 million of tax net operating loss carryforwards in various foreign jurisdictions in which the Company operates. If not utilized, the foreign net operating losses will expire beginning in 1996.

At September 30, 1994, the Company had approximately $3.5 million in foreign tax credits available to offset future payments of federal income taxes. If not used, the foreign tax credits will expire in varying amounts between 1995 and 1999. The Company had approximately $.9 million of research and development tax credits available to offset future payments of federal income taxes at September 30, 1994. If not used, the research and development tax credits will expire in varying amounts between 2003 and 2006.

The Company does not provide federal income taxes on the undistributed earnings of its foreign subsidiaries that the Company considers to be permanently reinvested in foreign operations. The cumulative amount of such undistributed earnings was approximately $111 million at September 30, 1994. If these earnings were to be remitted to the Company, any U.S. income taxes payable would be substantially reduced by foreign tax credits generated by the repatriation of the earnings.

8.  GEOGRAPHIC INFORMATION

Summarized information concerning geographic areas in which the Company operated at September 30, 1994, 1993 and 1992 and for each of the years then ended is shown as follows:

                                              Western Hemisphere                Eastern Hemisphere
                                        -----------------------------       ---------------------------
                                           United       Latin America
                                           States        and Canada           Europe           Other         Total
                                        ------------    -------------       ----------      -----------    ----------
                                                                     (in thousands)
1994:
 Revenue                                $   208,279     $      75,745       $  95,181       $    55,271    $ 434,476
                                        ------------    -------------       ----------      -----------    ----------
 Operating income(loss)                 $    (2,634)    $      10,352       $   5,858       $     7,169    $  20,745
                                        ------------    -------------       ----------      -----------    ----------
 Identifiable assets                    $   127,561     $      72,558       $ 156,594       $    53,353    $ 410,066
                                        ------------    -------------       ----------      -----------    ----------

1993:
 Revenue                                $   196,674     $      60,560       $  83,553       $    53,576    $ 394,363
                                        ------------    -------------       ----------      -----------    ----------
 Operating income                       $     1,694     $       2,249       $   6,908       $     9,350    $  20,201
                                        ------------    -------------       ----------      -----------    ----------
 Identifiable assets                    $   117,543     $      54,950       $ 150,612       $    46,426    $ 369,531
                                        ------------    -------------       ----------      -----------    ----------

1992:
 Revenue                                $   162,471     $      62,008       $  50,040       $    55,509    $ 330,028
                                        ------------    -------------       ----------      -----------    ----------
 Operating income (loss)                $   (13,198)    $       2,482       $  (2,470)      $    10,947    $  (2,239)
                                        ------------    -------------       ----------      -----------    ----------
 Identifiable assets                    $   160,696     $      45,259       $  80,865       $    41,979    $ 328,799
                                        ------------    -------------       ----------      -----------    ----------


Included in revenues for the United States are export sales totaling $1,392,000, $1,861,000 and $3,065,000 for the years ended September 30, 1994,
1993 and 1992, respectively.

Corporate general and administrative expense, research and engineering expense and certain other expenses related to worldwide manufacturing and other support functions benefit both domestic and international operations. An allocation of these expenses has been made to foreign areas based on total revenues. The expenses allocated totaled $6,847,000, $8,390,000 and $7,236,000 for the years ended September 30, 1994, 1993 and 1992, respectively.

9.  EMPLOYEE BENEFIT PLANS

The Company has a thrift plan whereby eligible employees elect to contribute from 2% to 12% of their base salaries to an employee benefit trust. Employee contributions are matched by the Company at the rate of $.50 per $1.00 up to 6% of the employee's base salary. In addition, the Company contributes between 2% and 5% of each employee's base salary depending on his age as of January 1 each year as a base contribution. Company matching contributions vest immediately while base contributions become fully vested after five years of employment.

The Company's contributions to these thrift plans amounted to $2,551,000, $2,324,000 and $2,287,000 in 1994, 1993 and 1992, respectively.

In addition, the Company sponsors defined benefit plans for foreign operations which cover substantially all employees in the United Kingdom and Venezuela. Due to differences in foreign pension laws and economics, the defined benefit plans are at least partially unfunded. The funded status of these plans at September 30, 1994 and 1993 is as follows (in thousands):

                                                                 1994                               1993
                                                            ----------------                --------------------
Actuarial present value of:
  Vested benefit obligation                                 $         4,789                 $             3,498
                                                            ================                ====================

  Accumulated benefit obligation                            $         5,292                 $             4,001
                                                            ================                ====================
Projected benefit obligation                                $         7,155                 $             6,204
Plan assets at fair value                                            (5,531)                             (4,558)
                                                            ----------------                --------------------
Projected benefit obligation in
   excess of plan assets                                              1,624                               1,646
Unrecognized gain (loss)                                                248                                 (22)
Unrecognized transition asset,
   net of amortization                                                  166                                 175
Unrecognized prior service cost                                        (281)                               (290)
                                                            ----------------                --------------------
Net pension liability                                       $         1,757                 $             1,509
                                                            ================                ====================

Assumptions used in accounting for the Company's defined-benefit pension plans are as follows:

                                                                             1994                          1993
                                                                        --------------                ---------------
Weighted average discount rate                                                      8%                             9%
Weighted average rate of increase in future compensation                            7%                             8%
Weighted average expected long-term rate of return on assets                        9%                             9%

Combined costs for the Company's defined plans are as follows (in thousands):

                                                                           1994                            1993
                                                                      --------------                 ----------------
Net Periodic Foreign Pension Cost:
  Service cost for benefits earned                                    $          830                  $          760
  Interest cost on projected benefit obligation                                  497                             424
  Actual return on plan assets                                                   (45)                           (651)
  Net amortization and deferral                                                 (391)                            441
                                                                      ---------------                 ---------------
Net pension cost                                                      $          891                  $          974
                                                                      ===============                 ===============


The Company also sponsors a plan whereby certain health care (primarily in the U.S.) and life insurance benefits are provided for retired employees (and their eligible dependents) if the employee meets specified age and service requirements. These plans are unfunded and the Company retains the right, subject to existing agreements, to modify or eliminate these plans.

Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" ("SFAS 106"). In accordance with the requirements of SFAS 106, the Company has changed its accounting for postretirement benefits from a cash basis to an accrual basis over an employee's period of service. The Company elected to immediately recognize the cumulative effect at October 1, 1993 of the change in accounting principle of $16.0 million ($10.4 million after taxes, or $.67 per share).

Effective January 1, 1994 the Company amended its postretirement medical benefit plan to provide credits based on years of service which could be used to purchase coverage under the active employee plans. This change effectively caps the Company's health care inflation rate at a 4% increase per year. The reduction of approximately $5.7 million in the accumulated postretirement benefit obligation due to this amendment is being amortized over the average period of future service to the date of full eligibility for such postretirement benefits of the active employees. As a result of this amendment, the net postretirement benefit cost for 1994 was comparable to the prior year's cost. Postretirement medical benefit costs were $639,000, $590,000 and $425,000 in 1994, 1993 and 1992, respectively.

Net periodic postretirement benefit costs for the year ended September 30, 1994 included the following components (in thousands):

Service cost-benefits attributed to service during the period                       $                 512
Interest cost on accumulated postretirement benefit obligation                                        798
Amortization of prior service costs                                                                  (671)
                                                                                     ---------------------
Net periodic postretirement benefit cost                                            $                 639
                                                                                    ======================

The actuarial and recorded liabilities for these postretirement benefits are as follows at September 30, 1994 (in thousands):

Accumulated postretirement benefit obligation:

  Retirees                                                                          $                 5,312
  Fully eligible active plan participants                                                             1,391
  Other active plan participants                                                                      4,059
                                                                                     -----------------------
                                                                                                     10,762
  Unrecognized prior service cost                                                                     5,072
                                                                                     -----------------------
  Accrued postretirement benefit liability                                          $                15,834
                                                                                    ========================

The accumulated postretirement benefit obligation was determined using a discount rate of 7% and a health care cost trend rate of 13%, decreasing ratably to 5.2% in the year 2020 and thereafter. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1994 by approximately $1.4 million and increase the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for fiscal 1994 by approximately $200,000.

10.  COMMITMENTS AND CONTINGENCIES

The Company through performance of its service operations is sometimes named as a defendant in litigation, usually relating to either personal injury claims or product and service liability claims. The Company maintains insurance coverage against such claims to the extent deemed prudent by management. The Company believes that there are no existing claims of a potentially material adverse nature for which it has not already provided.

Federal, state and local laws and regulations govern the Company's operation of underground fuel storage tanks. Rather than incur additional costs to restore and upgrade tanks as required by regulations, management has opted to remove the existing tanks. The Company is in the process of removing these tanks and has identified certain tanks with leaks which will require remedial cleanups. In addition, the Company is conducting a number of environmental investigations and remedial actions at current and former company locations and, along with other companies, has been named a potentially responsible party for two waste disposal sites. The Company has established an accrual of $1,333,000 for such environmental matters which management believes to be its best estimate of the Company's portion of future costs to be incurred. The Company also maintains insurance for environmental liabilities which the Company believes is reasonable based on its knowledge of its industry.

Lease Commitments: At September 30, 1994, the Company had long-term operating leases covering certain facilities and equipment with varying expiration dates. Minimum annual rental commitments for the years ended September 30, 1995, 1996, 1997, 1998 and 1999 are $9,187,000, $7,566,000, $5,386,000, $4,350,000 and
$3,841,000, respectively, and $7,568,000 in the aggregate thereafter.

11.  SUPPLEMENTAL FINANCIAL INFORMATION

Supplemental financial information for the three years ended September 30, 1994 is as follows:

                                                               1994             1993            1992
                                                           ---------------------------------------------
                                                                           (in thousands)
Consolidated Statement of Operations:
 Maintenance and repairs                                   $   32,338       $   27,890        $  23,907
 Rent expense                                                  15,580           11,020            7,539
 Research and development                                       6,421            6,500            4,858
 Taxes other than payroll and income                            8,960            8,308            7,951

Consolidated Statement of Cash Flows:
 Income taxes paid                                         $    6,233       $    7,168        $   6,033
 Interest paid                                                 10,330            5,112            3,088
 Details of acquisitions:
  Fair value of assets acquired                                 1,808            4,483           37,801
  Liabilities assumed                                             501                             3,436
  Goodwill                                                        693            2,917           17,635
  Cash paid for acquisitions                                    2,000            7,400           52,000

Other income - net for the three years ended September 30, 1994 is summarized as follows:

                                                              1994             1993            1992
                                                           ----------------------------------------------
                                                                          (in thousands)
Net foreign exchange translation gain (loss)               $    (762)       $     228       $       262
Gain (loss) on sales of assets - net                             346              (62)              429
Gain on Argentine bonds                                          400              800
Amortization of intangibles                                   (1,298)            (691)
Gain on forward foreign exchange contract                                       1,416
Other - net                                                      131             (140)             (132)
                                                           ----------       ----------      ------------
Other income (expense)  - net                              $  (1,183)       $   1,551       $       559
                                                           ==========       ==========      ============

12.  EMPLOYEE STOCK PLANS

Stock Incentive Plan:

The Company's 1990 Stock Incentive Plan as amended and restated provides for the granting of options for the purchase of the Company's common stock ("Common Stock") to officers and key employees of the Company. Such options vest over a three year period and are exercisable for periods ranging from one to ten years. An aggregate of 1,500,000 shares of Common Stock have been reserved for grants through the year 2000. At September 30, 1994, there were 809,820 options to purchase shares of Common Stock granted. Stock option activity under the Company's 1990 Stock Incentive Plan is summarized below:

Number of Shares                                                             1994            1993            1992
- ----------------                                                          ---------         -------        -------
                                                                                         (in thousands)
Stock options outstanding, beginning of year                                   621             451            300

Changes during the year:
  Granted (per share):
    1994, $19.63 to $22.75                                                     188
    1993, $16.28                                                                               195
    1992, $12.00 to $19.38                                                                                    151

  Exercised/surrendered(per share):
     1994, $13.63 to $23.25                                                    (42)
     1993, $19.38 to $23.25                                                                    (25)

                                                                          ---------         -------       --------
Stock options outstanding, end of year
     (per share: $12.00 to $23.25)                                             767             621            451
                                                                          =========         =======        =======

Stock options exercisable, end of year
     (per share: $13.63 to $23.25)                                             417             250            176
                                                                          =========         =======       ========

In addition to the options granted, the Company has also issued 177,700 Performance Units ("Units"), pursuant to the terms of the 1990 Stock Incentive Plan, to certain officers of the Company. Each Unit represents the right to receive from the Company at the end of a stipulated period an unrestricted share of Common Stock, contingent upon achievement of certain financial performance goals over the stipulated period. The underlying shares are considered granted under the 1990 Stock Incentive Plan which reduces the number available for future grants at September 30, 1994 to 512,480. Should the Company fail to achieve the specific financial goals as set by the Executive Compensation Committee of the Board of Directors, the Units are canceled and the related shares revert to the Company for reissuance under the plan. The aggregate fair market value of the underlying shares granted under this plan is considered unearned compensation at the time of grant and is adjusted annually based on the current market price for the Company's Common Stock. Compensation expense is determined based on management's current estimate of the likelihood of meeting the specific financial goals and charged ratably over the stipulated period.

Stock Purchase Plan:

In July 1990, the Company adopted the 1990 Employee Stock Purchase Plan (the "Purchase Plan") under which all employees may purchase shares of the Company's Common Stock at 85% of market value on the first or last business day of the twelve-month plan period beginning each October, whichever is lower. Such purchases are limited to 10% of the employee's regular pay. A maximum aggregate of 750,000 shares has been reserved under the Purchase Plan, 621,827 of which were available for future purchase at September 30, 1994. In October 1994, 45,001 shares were purchased at $16.15 per share.

13.  STOCKHOLDER RIGHTS PLAN

The Company has a Stockholder Rights Plan designed to deter coercive takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. Under this plan, each outstanding share of the Company's Common Stock includes one preferred share purchase right ("Right") which becomes exercisable under certain circumstances, including when beneficial ownership of the Company's Common Stock by any person, or group, equals or exceeds 20% of the Company's outstanding Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series Two Junior Participating Preferred Stock, at a price of $75, subject to adjustment under certain circumstances. Upon the occurrence of certain events specified in the Rights Plan, each holder of a Right (other than an Acquiring Person) will have the right, upon exercise of such Right to receive that number of shares of common stock of the Company (or the surviving corporation) that, at the time of such transaction, would have a market price of two times the purchase price of the Right. No shares of Series Two Junior Participating Preferred Stock have been issued by the Company at September 30, 1994.

In January 1994 the former Rights Plan was triggered and the Company redeemed all of the preferred share purchase rights issued under its Stockholder Rights Agreement to acquire Series One Junior Participating Preferred Stock at a redemption price of $.01 per Right, at a total cost to the Company of $155,000.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                           Fiscal
                                            First         Second              Third         Fourth          Year
                                           Quarter        Quarter            Quarter        Quarter        Total
                                          --------------------------------------------------------------------------
                                                            (in thousands, except per share amounts)
Fiscal Year 1994:

Revenue                                    $ 104,757      $98,451         $    106,318    $ 124,950       $  434,476
Gross profit(a)                               11,853        7,219               10,143       14,239           43,454
Income before cumulative effect
   of accounting change                        3,572          445                2,067        4,686           10,770
Cumulative effect of change in
  accounting  principle, net of tax
  benefit of $5,600,000                      (10,400)                                                        (10,400)
Net income (loss)                             (6,828)         445                2,067        4,686              370
Net income (loss) per share:
  Before cumulative effect of
     accounting change                           .23          .03                  .13          .30              .69
  Cumulative effect of change in
     accounting principle, net of tax           (.67)                                                           (.67)
Net income (loss) per share                     (.44)         .03                  .13          .30              .02

Fiscal Year 1993:

Revenue                                    $  94,444     $100,106         $     96,692    $ 103,121       $  394,363
Gross profit(a)                                9,867        9,471               12,077       11,611           43,026
Net income                                     3,082        2,287                3,250        5,942(b)        14,561
Net income  per share                            .21          .15                  .21          .38(b)           .94

(a) Represents revenue less cost of sales and services, research and engineering expenses and marketing expenses.
(b)  Includes $1.3 million ($.08 per share) of nonrecurring tax benefits.

15.  SUBSEQUENT EVENT (UNAUDITED)

On November 17, 1994, the Company and The Western Company of North America ("Western") entered into a definitive merger agreement whereby the Company will exchange cash, common stock and warrants with an estimated value of approximately $493 million to acquire all of Western's outstanding common shares. The transaction is subject to customary closing conditions, including shareholder and normal government approvals, and is expected to be completed in the first half of calendar 1995. Both the Company and Western are leading providers of oilfield services. Western's revenue from continuing operations for the twelve months ended September 30, 1994 was $328.8 million. The transaction will be accounted for using the purchase method of accounting.

                              BJ SERVICES COMPANY
           CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                          Three  Months Ended
                                                                                              December 31,
                                                                                       1994                1993
                                                                                   --------------     -------------
Revenue                                                                            $     119,415      $    104,757
Operating Expense:
   Cost of sales and services                                                             99,453            87,478
   Research and engineering                                                                2,063             2,044
   Marketing                                                                               3,944             3,382
   General and administrative                                                              6,104             5,635
                                                                                   --------------     -------------
      Total operating expense                                                            111,564            98,539
                                                                                   --------------     -------------
Operating income                                                                           7,851             6,218
Interest expense                                                                          (2,307)           (1,542)
Interest income                                                                              137               186
Other income (expense) - net                                                                 401              (452)
                                                                                   --------------     -------------
Income  before income taxes and
   cumulative effect of accounting change                                                  6,082             4,410
Income taxes                                                                               1,338               838
                                                                                   --------------     -------------
Income  before cumulative effect of
   accounting change                                                                       4,744             3,572
Cumulative effect of change in accounting principle, net of tax                                            (10,400)
                                                                                   --------------     -------------
Net income (loss)                                                                  $       4,744      $     (6,828)
                                                                                   ==============     =============

Net income (loss) per common share:
Income per common share before cumulative effect
   of accounting change                                                            $         .30      $        .23
Cumulative effect of change in accounting principle, net of tax                                               (.66)
                                                                                   --------------     -------------
Net income (loss) per common share                                                 $         .30      $       (.43)
                                                                                   ==============     =============

Average shares outstanding                                                                15,716            15,663
                                                                                   ==============     =============

            See Notes to Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY
             CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                                                                  December 31,           September 30,
                                                                      1994                   1994
                                                                 ---------------       -----------------
                                                                   (Unaudited)
ASSETS

Current Assets:
   Cash and cash equivalents                                     $         6,934       $          3,218
   Receivables - net                                                     102,910                103,754
   Inventories:
      Finished goods                                                      29,955                 30,970
      Work in process                                                      1,515                  1,118
      Raw materials                                                        7,375                  6,591
                                                                 ----------------      -----------------
         Total inventories                                                38,845                 38,679
   Deferred income taxes                                                   4,972                  4,478
   Other current assets                                                    8,710                  8,230
                                                                 ----------------      -----------------
         Total current assets                                            162,371                158,359
Property - net                                                           195,192                198,844
Goodwill                                                                  20,692                 20,998
Investments and other assets                                              32,917                 31,865
                                                                 ----------------      -----------------
                                                                 $       411,172       $        410,066
                                                                 ================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                              $        45,728       $         54,609
   Short-term borrowings and current
      portion of long-term debt                                           29,713                 33,450
   Accrued employee compensation and benefits                             11,496                 10,521
   Income and other taxes                                                 10,437                 10,678
   Accrued insurance                                                       3,706                  2,637
   Other accrued liabilities                                              13,611                  9,162
                                                                 ----------------      -----------------
      Total current liabilities                                          114,691                121,057
Long-term debt                                                            74,700                 74,700
Deferred income taxes                                                      8,554                  6,986
Accrued postretirement benefits and other                                 17,940                 17,396
Stockholders' equity                                                     195,287                189,927
                                                                 ----------------      -----------------
                                                                 $       411,172       $        410,066
                                                                 ================      =================

            See Notes to Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY
           CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                   Three Months Ended
                                                                                       December 31,
                                                                             1994                        1993
                                                                        ---------------            ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                       $         4,744            $        (6,828)
Adjustments to reconcile net income (loss) to cash
   provided by (used for) operating activities:
   Cumulative effect of accounting change                                                                   10,400
   Depreciation and amortization                                                  6,675                      6,205
   Deferred income taxes (benefit)                                               (1,057)                    (1,121)
   Gain on disposal of property                                                    (687)                      (132)
   Changes in:
         Receivables                                                                844                     (1,850)
         Accounts payable                                                        (8,881)                      (148)
         Other current assets and liabilities                                     5,744                     (4,986)
   Other, net                                                                     2,087                     (1,758)
                                                                        ---------------            ---------------
Net cash provided by (used for) operating activities                              9,469                       (218)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property additions                                                            (6,093)                   (10,458)
   Proceeds from disposal of assets                                               3,328                        834
                                                                        ---------------            ---------------
Net cash used for investing activities                                           (2,765)                    (9,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                                                                 10,520
   Reduction of borrowings                                                       (3,737)
   Proceeds from issuance of stock                                                  749                        854
                                                                        ---------------            ---------------
Net cash provided by (used for) financing activities                             (2,988)                    11,374

Increase  in cash and cash equivalents                                            3,716                      1,532
Cash and cash equivalents at beginning of period                                  3,218                      1,620
                                                                        ---------------            ---------------
Cash and cash equivalents at end of period                              $         6,934            $         3,152
                                                                        ===============            ===============



            See Notes to Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY
        NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.       GENERAL

In the opinion of management, the unaudited consolidated condensed financial statements for BJ Services Company (the "Company") include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position as of December 31, 1994, and the results of operations and cash flows for each of the three month periods ended December 31, 1994 and 1993. The consolidated condensed statement of financial position at September 30, 1994 is derived from the September 30, 1994 audited financial statements. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations and the cash flows for the three-month period ended December 31, 1994 are not necessarily indicative of the results to be expected for the full year.

Certain amounts for fiscal 1994 have been reclassified in the accompanying consolidated condensed financial statements to conform to current year presentation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
THE WESTERN COMPANY OF NORTH AMERICA

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Western Company of North America and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 7 to the consolidated financial statements, The Western Company of North America changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards No. 109 in 1993. Also in 1993, The Western Company of North America adopted Statement of Financial Accounting Standards No. 106, discussed in Note 8, and accordingly changed its method of accounting for postretirement benefits other than pensions.



PRICE WATERHOUSE LLP

Houston, Texas
February 22, 1995

                      THE WESTERN COMPANY OF NORTH AMERICA
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                               DECEMBER 31,
                                                         -----------------------
                                                            1994          1993
                                                         ----------     --------
                                     ASSETS
CURRENT ASSETS:
  Cash (including cash equivalents of $10,459 in
   1994 and $134,467 in 1993) .......................     $ 12,650      $141,279
  Marketable securities .............................         --          18,868
  Receivables (less allowances of $4,273 in
   1994 and $4,373 in 1993) .........................       74,080        63,853
  Inventories .......................................       20,065        16,887
  Assets held for sale, net - discontinued
   operations .......................................       35,060          --
  Other current assets ..............................        5,154         9,464
                                                          --------      --------
    Total current assets ............................      147,009       250,351
                                                          --------      --------
PROPERTY AND EQUIPMENT, AT COST:
  Pressure pumping equipment ........................      199,720       183,172
  Offshore drilling equipment .......................         --          69,668
  Buildings and other ...............................       56,395        45,098
  Construction in progress ..........................        6,676         8,775
                                                          --------      --------
                                                           262,791       306,713
    Less - Accumulated depreciation and
     amortization ...................................       76,696        77,897
                                                          --------      --------
                                                           186,095       228,816
                                                          --------      --------
OTHER ASSETS ........................................       20,597         9,218
                                                          --------      --------
                                                          $353,701      $488,385
                                                          ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt .................    $    --        $ 97,784
  Accounts payable ..................................       29,996        33,112
  Accrued liabilities ...............................       38,389        51,184
                                                         ---------      --------
    Total current liabilities .......................       68,385       182,080
                                                         ---------      --------
LONG-TERM DEBT ......................................       90,909        90,910
                                                         ---------      --------
OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS ....       15,258        14,948
                                                         ---------      --------
STOCKHOLDERS' EQUITY:
  Common stock -- par value $.10; authorized
   50,000,000 shares, issued 18,279,914 and
   18,198,285 shares at December 31, 1994
   and 1993, respectively ...........................        1,828         1,820
  Additional paid-in capital ........................      193,991       193,451
  Cumulative translation adjustment .................         (317)         --
  Retained earnings (accumulated deficit),
   since May 12, 1989 ...............................      (16,353)        5,176
                                                         ---------      --------
                                                           179,149       200,447
                                                         ---------      --------
COMMITMENTS AND CONTINGENCIES (NOTE 6)
                                                         $ 353,701      $488,385
                                                         =========      ========

The accompanying notes are an integral part of these balance sheets.

                     THE WESTERN COMPANY OF NORTH AMERICA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                   --------------------------------------
                                                      1994          1993          1992
                                                   ----------    ----------    ----------
REVENUES:
  Pressure pumping .............................   $  307,511    $  294,073    $  225,353
  Production chemicals .........................       34,990          --            --
                                                   ----------    ----------    ----------
                                                      342,501       294,073       225,353
                                                   ----------    ----------    ----------
OPERATING COSTS AND EXPENSES:
  Pressure pumping .............................      270,737       250,471       200,532
  Production chemicals .........................       31,027          --            --
  Depreciation and amortization ................       18,814        14,589        14,887
  General and administrative ...................        8,846         9,022         8,076
                                                   ----------    ----------    ----------
                                                      329,424       274,082       223,495
                                                   ----------    ----------    ----------
    Operating income ...........................       13,077        19,991         1,858
                                                   ----------    ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest capitalized       (10,032)      (13,505)      (10,407)
  Interest income ..............................        1,236         4,653         1,059
  Merger related expenses ......................      (21,118)         --            --
  Writedown of pressure pumping assets and other         --          (7,132)         --
                                                   ----------    ----------    ----------
    Total other income (expense) ...............      (29,914)      (15,984)       (9,348)
                                                   ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE PROVISION FOR INCOME TAXES AND
 EXTRAORDINARY LOSSES ..........................      (16,837)        4,007        (7,490)
  Provision for income taxes ...................          495           627           353
                                                   ----------    ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
 BEFORE EXTRAORDINARY LOSSES ...................      (17,332)        3,380        (7,843)

DISCONTINUED OPERATIONS ........................       (4,197)       35,321         9,510

EXTRAORDINARY LOSSES ...........................         --         (25,713)       (1,223)
                                                   ----------    ----------    ----------
NET INCOME (LOSS) ..............................   $  (21,529)   $   12,988    $      444
                                                   ==========    ==========    ==========
EARNINGS (LOSS) PER SHARE:
  Primary:
    Income (loss) from continuing
     operations before extraordinary
     losses ....................................   $    (0.95)   $     0.18    $    (0.44)
    Discontinued operations ....................        (0.23)         1.90          0.53
    Extraordinary losses .......................         --           (1.38)        (0.07)
                                                   ----------    ----------    ----------
    Net income (loss) ..........................   $    (1.18)   $     0.70    $     0.02
                                                   ==========    ==========    ==========
  Fully diluted:
    Income (loss) from continuing operations
     before extraordinary losses ...............   $      *      $      *      $      *
    Discontinued operations ....................          *            1.48           *
    Extraordinary losses .......................          *             *             *
                                                   ----------    ----------    ----------
    Net income (loss) ..........................   $      *      $      *      $      *
                                                   ==========    ==========    ==========

* Fully diluted computation is not reflected because per share effect is antidilutive

The accompanying notes are an integral part of these statements.

                     THE WESTERN COMPANY OF NORTH AMERICA
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                               1994          1993           1992
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH OPERATING ACTIVITIES:
  Net income (loss) ...................................    $  (21,529)    $   12,988     $      444
  Reconciliation of net income (loss) to net
   cash provided by operating activities --
    Depreciation and amortization .....................        22,846         24,294         26,891
    (Gains)/losses on sales of offshore
     drilling rigs ....................................         4,818        (59,161)          --
    Writedown of offshore drilling rigs ...............          --           18,328           --
    Writedown of pressure pumping assets ..............          --            3,500           --
    Extraordinary losses ..............................          --           25,713          1,223
    Non-cash provision for income taxes ...............          --            6,630            825
    Provision for doubtful accounts receivable ........          (207)          (450)          --
    Other, net ........................................         1,439          2,146            457
    Changes in assets and liabilities --
     Accounts receivable ..............................         1,721         10,935         (3,177)
     Inventory ........................................        (1,319)        (4,689)         1,869
     Accounts payable .................................        (5,778)         5,077         (2,066)
     Accrued interest payable .........................        (1,049)          (448)           572
     Accrued merger related expenses ..................        10,386           --             --
     Other, net .......................................         1,523           (246)        (2,512)
                                                           ----------     ----------     ----------
       Net cash provided by operating activities ......        12,851         44,617         24,526
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH INVESTING ACTIVITIES:
  Additions to property and equipment .................       (21,313)       (53,312)       (38,773)
  Acquisitions, net of cash acquired ..................       (27,535)       (10,400)          --
  Proceeds from sales of offshore drilling rigs .......         5,340        169,250           --
  Disposition costs for rig sales .....................          --           (4,406)          --
  Proceeds from sales of marketable securities ........        18,711        153,458           --
  Purchases of marketable securities ..................          --         (173,687)          --
  Other, net ..........................................           964            347            367
                                                           ----------     ----------     ----------
       Net cash provided (used) in investing activities       (23,833)        81,250        (38,406)
                                                           ----------     ----------     ----------
CASH FLOWS ASSOCIATED WITH FINANCING ACTIVITIES:
  Debt incurred .......................................         7,000          7,000        114,801
  Debt payments .......................................      (124,946)        (7,000)      (106,118)
  Proceeds from exercise of stock options .............           486          2,243           --
  Other, net ..........................................          (187)           (10)          (307)
                                                           ----------     ----------     ----------
       Net cash provided (used) by financing activities      (117,647)         2,233          8,376
                                                           ----------     ----------     ----------
         Net increase (decrease) in cash and
          cash equivalents ............................      (128,629)       128,100         (5,504)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR .........       141,279         13,179         18,683
                                                           ----------     ----------     ----------
CASH AND CASH EQUIVALENTS - END OF YEAR ...............    $   12,650     $  141,279     $   13,179
                                                           ==========     ==========     ==========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid, net of interest capitalized ..........    $   11,007     $   14,182     $   10,577
  Income taxes paid ...................................         1,804          1,965          1,345

NONCASH INVESTING AND FINANCING ACTIVITIES (NOTES 1, 3, 4 AND 8)

The accompanying notes are an integral part of these statements.

                     THE WESTERN COMPANY OF NORTH AMERICA
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)

                                                   COMMON STOCK                                         RETAINED
                                                  PAR VALUE $.10          ADDITIONAL     CUMULATIVE     EARNINGS
                                            -------------------------       PAID-IN     TRANSLATION   (ACCUMULATED
                                              SHARES         AMOUNT         CAPITAL      ADJUSTMENT     DEFICIT)          TOTAL
                                            ----------     ----------     -----------   -----------   ------------     ----------
BALANCE DECEMBER 31, 1991 ..............       17,741       $  1,774       $ 180,618        --         $  (8,256)      $  174,136
  Net income ...........................         --             --              --          --               444              444
  Realization of pre-reorganization net
   operating losses ....................         --             --               825        --              --                825
  Other, net ...........................            1           --              --          --              --               --
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1992 ..............       17,742          1,774         181,443        --            (7,812)         175,405
  Net income ...........................         --             --              --          --            12,988           12,988
  Realization of pre-reorganization net
   operating losses ....................         --             --             6,013        --              --              6,013
  Exercise of stock options ............          455             46           5,374        --              --              5,420
  Tax benefit of stock options exercised         --             --               617        --              --                617
  Other, net ...........................            1           --                 4        --              --                  4
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1993 ..............       18,198          1,820         193,451        --             5,176          200,447
  Net loss .............................         --             --              --          --           (21,529)         (21,529)
  Exercise of stock options ............           90              9             539        --              --                548
  Cumulative translation adjustment ....         --             --              --          (317)           --               (317)
  Other, net ...........................           (9)            (1)              1        --              --               --
                                              -------       --------       ---------      ------       ---------       ----------
BALANCE DECEMBER 31, 1994 ..............       18,279       $  1,828       $ 193,991      $ (317)      $ (16,353)      $  179,149
                                              =======       ========       =========      ======       =========       ==========

The accompanying notes are an integral part of these statements.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include all accounts of The Western Company of North America and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions have been eliminated in consolidation.

PLAN OF REORGANIZATION
On February 2, 1988, The Western Company of North America ("WCNA") filed a voluntary petition for reorganization under chapter 11 of the federal Bankruptcy Code. On May 12, 1989 the WCNA Third Amended Plan of Reorganization was consummated.

The Company adopted reorganization accounting to record the effects of consummating the Plan of Reorganization.

REVENUE RECOGNITION
Revenue related to pressure pumping, production chemicals and offshore drilling services and sales of pressure pumping and production chemical products are recognized as services are provided and products are shipped or delivered.

The Company uses the percentage-of-completion method for equipment sales contracts to recognize revenues and expenses as the earnings process progresses.

CONCENTRATION OF CREDIT RISK
The Company's customers consist primarily of major integrated international oil companies and independent oil and gas companies, including companies owned in whole or in part by foreign governments. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses, and historically such losses have been within its expectations. No single customer accounted for 10% or more of the Company's consolidated revenues during 1994, 1993 and 1992.

CASH EQUIVALENTS AND MARKETABLE SECURITIES
Cash equivalents represent highly liquid investments with a maturity of three months or less. Marketable securities represent highly liquid investments with a maturity in excess of three months but less than one year. Cash equivalents and marketable securities are carried at cost, which approximates market value at December 31, 1994 and 1993. During 1994, proceeds from the sales of marketable securities classified as available for sale totaled $18.7 million. Loss on the sales of these securities was immaterial.

INVENTORIES
Inventories are comprised principally of materials and supplies and are stated at lower of cost or market. Cost is determined using the first-in, first-out method for pressure pumping inventories and the average cost method for production chemicals and offshore drilling rig inventories.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

PROPERTY AND EQUIPMENT
Except for offshore drilling rigs and associated equipment and a well stimulation vessel and associated equipment, property and equipment is depreciated or amortized using the straight-line method over their estimated useful lives.

The Company uses the units-of-service method to calculate depreciation expense associated with offshore drilling rigs and its well stimulation vessel. Under this method, depreciation is reduced to 20% of its normal rate while the rigs and the well stimulation vessel are not being utilized.

The Company capitalizes renewals and improvements which significantly enhance the value or extend the useful life of an asset. Expenditures for normal maintenance and repairs are charged to expense as incurred. The cost of pressure pumping equipment retired or sold and related accumulated depreciation are removed from the accounts, and gains and losses are reflected in operations. Normal retirements of offshore drilling equipment are reflected in accumulated depreciation accounts; gains or losses arising from unusual retirements are reflected in earnings, and asset cost and related accumulated depreciation are removed from the accounts.

INTEREST EXPENSE
The Company capitalizes interest expense applicable to significant capital projects which require a period of time to construct. In 1994, 1993 and 1992, total interest incurred was $10.0 million, $19.3 million and $14.0 million, respectively, and interest of $5.8 million in 1993 and $2.3 million in 1992 was capitalized. No interest was capitalized in 1994. Included in the 1992 income from discontinued operations is $1.3 million of interest expense associated with certain rig debt.

IMPAIRMENT OF LONG-LIVED ASSETS
An impairment writedown on long-lived assets is recorded whenever events or changes in circumstances indicate that market value is less than net book value. Market value is determined by either independent appraisals or calculation of future undiscounted net cash flows.

A 1993 writedown of pressure pumping assets and other included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal.

GOODWILL
Goodwill represents the excess of cost of acquisitions over the fair value of identifiable assets acquired less liabilities assumed. Goodwill is included as a component of other assets and is amortized on a straight-line basis over 15 years. As of December 31, 1994 and 1993, goodwill was $18.4 million and $1.2 million, respectively, net of accumulated amortization of $1.4 million and $0.2 million, respectively. Impairment of goodwill is evaluated in the same manner as other long-lived assets.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


ACCRUED LIABILITIES

At December 31, 1994 and 1993, accrued liabilities included the following:

                                                              1994       1993
                                                            --------   -------
                                                               (In thousands)
Accrued extraordinary loss (see Note 5)..................    $    --   $23,408
Accrued merger related expenses..........................     10,386        --
Accrued payroll and related expenses.....................     11,371    10,356
Income taxes payable.....................................      4,495     5,806
Accrued interest.........................................      3,127     4,022

ENVIRONMENTAL COSTS
Environmental costs that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when remedial efforts are probable and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of an environmental evaluation or the Company's commitment to a formal plan of action. At December 31, 1994 and 1993, liabilities for environmental costs were $2.6 million and $2.4 million, respectively.

INTEREST RATE SWAP
During 1993, the Company entered into an interest rate swap agreement to manage its interest rate exposure. This agreement involves the exchange of fixed rate interest payments for floating rate interest payments based on the six month London Interbank Offering Rate ("LIBOR"). The estimated differential to be paid or received at each semiannual settlement date is charged or credited to interest expense as interest rates change.

This agreement was entered into with a major financial institution. Management believes the risk of incurring losses related to nonperformance by the financial institution is remote and any such losses would be immaterial.

FOREIGN CURRENCY TRANSLATION
The financial statements of certain foreign operations are translated from the functional currencies to U.S. dollars. Adjustments resulting from the translation process totaled $0.3 million in 1994 and are reflected as a cumulative translation adjustment in stockholders' equity.

EARNINGS (LOSS) PER SHARE
Primary earnings (loss) per share is based on the weighted average number of shares of Common Stock, $.10 par value ("Common Stock") and Common Stock equivalent shares (when dilutive) outstanding during the year. Common stock equivalent shares relate to options to purchase shares under various stock option plans (see Note 9). Additionally, the fully diluted earnings per share computation assumes the conversion of the Company's 7 1/4% Convertible Subordinated Debentures (see Note 5).

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The weighted average number of shares used in computing earnings (loss) per share are as follows:

                                                   1994       1993       1992
                                                   ----       ----       ----
                                                           (In thousands)
Primary........................................    18,236     18,591    17,757
Fully diluted..................................    23,958     23,794    23,136

RESEARCH AND DEVELOPMENT
During the years ended December 31, 1994, 1993 and 1992, expenditures classified as research and development costs incurred by the Company were $8.4 million, $6.5 million and $5.5 million, respectively.

RECLASSIFICATIONS
Certain amounts in the prior years' consolidated financial statements and notes thereto have been reclassified to conform to the current year's presentation including the presentation of discontinued operations.

NOTE 2 - MERGER

In November 1994, the Company and BJ Services Company ("BJ Services") entered into a definitive merger agreement. Subject to certain conditions and to appraisal rights under Delaware law, this agreement provides that stockholders of the Company will receive $20 in cash or in shares of BJ Services common stock for each outstanding share of Company Common Stock they own. Additionally, for each share of Common Stock they hold, each stockholder will receive .2 of a five-year warrant to purchase one share of BJ Services common stock for $30 per share. Pursuant to the merger agreement, stockholders may elect to receive any proportion of cash and BJ Services common stock, provided that the total number of shares of Common Stock for which such elections are made will be adjusted so that the total shares for which each type of election is made will be approximately equal. The transaction is subject to the approval of both companies' stockholders, antitrust review and other customary closing conditions, and is expected to close during the first half of 1995. Merger related expenses of $21.1 million represent costs associated with the expected merger with BJ Services and include investment banker, legal and accounting fees, certain severance costs and other miscellaneous expenses. In addition to the expenses recorded in 1994, additional legal fees and other expenses related to the merger are expected to be incurred and recorded in 1995.

NOTE 3 - ACQUISITIONS

The Company completed the acquisitions, in February 1994, of substantially all of the assets of the production and process chemical business of Unichem International, Inc. ("Unichem") for $19.8 million in cash and in June 1994, of substantially all of the oilfield chemicals business and assets of Betz Energy Chemicals, Inc. ("Betz") for $4.8 million in cash. The businesses acquired from Unichem and Betz are substantially the same. In July 1994, the Company completed the

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

acquisition of the coiled tubing business of Coiltech, Inc. ("Coiltech") for $3.1 million in cash. All three acquisitions were accounted for using the purchase method of accounting. Goodwill associated with these transactions totaled $18.4 million (see Note 1). The Unichem, Betz and Coiltech results of operations have been included in the consolidated financial statements since January 1994, July 1994 and July 1994, respectively. In April 1993, the Company completed a $10.4 million cash acquisition of the assets of the Smith Energy Services division of Allied Products Corporation. This acquisition was accounted for using the purchase method of accounting.

NOTE 4 - DISCONTINUED OPERATIONS

The Company formalized a plan in November 1994 (the "Measurement Date") to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations.

The results of the discontinued operations were as follows:

                                                   1994         1993         1992
                                                 ---------    ---------    ---------
                                                            (In thousands)
Revenues .....................................   $  22,609    $  64,676    $  89,613
                                                 =========    =========    =========
Income from discontinued operations:
  Operating income ...........................   $   2,429    $   4,161    $  13,919

  Other income (loss):
    Gains on sales of offshore drilling
     rigs ....................................        --         59,161         --
    Writedowns of offshore drilling rigs .....        --        (18,328)        --
    Interest expense .........................        --           --         (1,333)
                                                 ---------    ---------    ---------
  Income from discontinued operations before
   income taxes ..............................       2,429       44,994       12,586
  Provision for income taxes .................         152        9,673        3,076
                                                 ---------    ---------    ---------
                                                     2,277       35,321        9,510
                                                 ---------    ---------    ---------

Loss on disposal, net of income tax benefit in
 1994 of $(152) ..............................      (6,474)        --           --
                                                 ---------    ---------    ---------
                                                 $  (4,197)   $  35,321    $   9,510
                                                 =========    =========    =========

The loss on disposal includes operating results subsequent to the Measurement Date including shut-down expenses and gain (loss) from the disposal of the two semi-submersible offshore drilling rigs, ALASKAN STAR and PACESETTER IV. In December 1994, the Company completed the sale of the ALASKAN STAR for $11.8 million, of which $6.3 million is a bankers' acceptance drawn on a U.S. bank due within one year. This rig sale resulted in a gain of $0.3 million. In December 1994, the Company signed a letter of intent to sell the PACESETTER IV. The Company completed the sale in early February 1995 for $37.2 million which resulted in a loss of $6.7 million (see Note 13). At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net realizable value of the PACESETTER IV.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Income from discontinued operations includes operating results prior to the Measurement Date. Income from discontinued operations during 1993 included the following sales of offshore drilling rigs and writedowns of offshore drilling rigs. In March 1993, the Company completed the sale of the TRITON III jack-up drilling rig for $17.8 million in cash. This sale resulted in a gain of $9.1 million. In July 1993, the Company completed the sale of the DELTA jack-up drilling rig for $1.5 million in cash which resulted in a gain of $0.4 million. In October 1993, the Company completed the sale of nine jack-up drilling rigs and associated equipment and inventories for $150.0 million cash that resulted in a 1993 fourth quarter gain of $49.7 million. The rigs sold were: APOLLO I, APOLLO II, APOLLO IV, NIKE I, POLARIS I, POLARIS II, TRITON I, TRITON II and TRITON IV. In March 1993, the Company wrote down the net book value of its three mat-supported jack-up rigs by $8.8 million. This writedown reflected the low utilization experienced by these types of rigs and the expectation of lower future utilization for them. In December 1993, the Company wrote down the net book value of the ALASKAN STAR semi-submersible drilling rig by $9.5 million. This writedown reflected the Company's lower expectation of future operating cash flow opportunities for second generation semi-submersibles like the ALASKAN STAR.

Included in the 1992 income from discontinued operations is $1.3 million of interest expense associated with certain rig debt.

NOTE 5 - LONG-TERM DEBT

At December 31, 1994 and 1993, long-term debt consisted of the following:

                                                            1994        1993
                                                          --------   ---------
                                                              (In thousands)
Senior Unsecured:
   12 7/8% Senior Notes................................   $  2,212   $ 100,000
Subordinated Unsecured:
   7 1/4% Convertible Subordinated Debentures..........     88,746      88,746
                                                          --------   ---------
                                                            90,958     188,746
Less:  Unamortized portion of original issue discount..         49          52
                                                          --------   ---------
                                                            90,909     188,694
Less:  Current portion.................................        --       97,784
                                                          --------   ---------
                                                          $ 90,909   $  90,910
                                                          ========   =========

The 12 7/8% Senior Notes, Due 2002 (the "Notes"), are unsecured and were issued in November 1992 in the face amount of $100 million. During March 1994, the Company purchased, through a tender offer, and retired $97.8 million face amount of the Notes. The aggregate purchase price of these Notes was $117.3 million, resulting in an extraordinary loss of $25.7 million ($1.38 per share) including unamortized original debt issuance costs of $3.2 million, unamortized original issue discount of $2.3 million and offering costs of $0.7 million. This extraordinary loss was recognized in December 1993. The carrying value of the Notes represents the face amount less unamortized original issue discount. Interest at 12 7/8% per annum is payable semiannually. The effective interest rate associated with the Notes, after considering amortization of original issue discount, is 13.33%.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The Notes mature December 1, 2002, and there are no sinking fund requirements. The indenture governing the Notes contains restrictions and requirements relating to mergers.

During the fourth quarter of 1992, the Company issued the Notes and used the net proceeds to prepay secured debt totaling $94.6 million associated with bank loan facilities, ship financing bonds and a note relating to an offshore drilling rig. As a result, it incurred a $1.2 million ($0.07 per share) extraordinary loss primarily representing prepayment penalties and the write-off of unamortized debt issuance costs.

In 1990, the Company issued $90 million face amount of 7 1/4% Convertible Subordinated Debentures, due January 15, 2015 (the "Debentures"). Interest at
7 1/4% per annum is payable semiannually. Annual payments equal to 5% of the principal amount of the Debentures commence in 2001; such payments are calculated to retire 70% of principal prior to maturity. The Debentures, unless previously redeemed, are convertible into Common Stock at $17 per share at the option of the holder at any time prior to maturity. The indenture governing the Debentures contains restrictions and requirements relating to mergers.

The Company has a $30 million revolving credit facility which had no borrowings outstanding at December 31, 1994 and 1993. Borrowings under this revolving credit facility are secured by the Company's accounts receivable and are limited to a percentage of such receivables. The revolving credit facility bears interest at 1 1/2% over LIBOR or 1/2% over prime and matures December 31, 1995. Commitment fees on the unused portion of the revolving credit facility are 1/2% per annum. The revolving credit facility contains restrictions and requirements relating to, among other things, mergers and maintenance of certain financial ratios.

The Company has entered into an interest rate swap agreement which effectively changes fixed-rate debt into floating-rate debt. Under the agreement, the Company receives a fixed rate of 5.26% on a notional principal amount of $100 million and pays a floating rate based on LIBOR, as determined in six month intervals. On June 1, 1995 the notional principal amount will be reduced from $100 million to $75 million until the agreement expires on June 1, 1996. The Company may elect from time to time to terminate the swap agreement. Had it elected to do so at December 31, 1994, it would have been required to make a termination payment of $4.1 million.

At December 31, 1994, there were no required principal payments associated with long-term debt until 2001.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

At December 31, 1994, the fair value of the Company's long-term debt, determined based on quoted market prices, was as follows:

                                                                     Amount
                                                                 --------------
                                                                 (In thousands)
12 7/8% Senior Notes............................................   $   2,349
7 1/4% Convertible Subordinated Debentures......................      91,519
                                                                   ---------
                                                                   $  93,868
                                                                   =========

Such market prices are subject to changing market conditions; therefore, the fair value of the Company's long-term debt at December 31, 1994 is not indicative of future fair market value.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company's operating leases include rental commitments associated with office buildings, equipment and vehicles. As of December 31, 1994, the Company had lease commitments for future minimum rental payments as follows:

                                                                     Amount
                                                                 --------------
                                                                 (In thousands)
1995..............................................................   $ 7,570
1996..............................................................     5,281
1997..............................................................     3,070
1998..............................................................     1,791
1999..............................................................     1,528
Thereafter........................................................     5,452
                                                                     -------
                                                                     $24,692
                                                                     =======

Rental expense for the years ended December 31, 1994, 1993 and 1992 was approximately $9 million, $7 million and $7 million, respectively.

At December 31, 1994, the Company was contingently liable for outstanding letters of credit, not reflected in the accompanying consolidated financial statements, in the amount of $3.5 million.

Actions for well damage and loss of oil and gas production alleging negligence, breach of contract and fraud, under common law as well as state and federal statutes, are incidental to the pressure pumping business. Actions for personal injury are also incidental to that business and the offshore drilling business where federal statutes permit employees who work on rigs to sue their employers instead of pursuing workmen's compensation remedies. Increasingly, plaintiffs in both property damage and personal injury litigation allege damages for which insurance coverage generally does not exist or is prohibited, such as punitive damages, treble damages or damages for breach of contract. Numerous such incidental lawsuits are pending against the Company which include claims covered by insurance and which are being defended by the Company's insurance carriers. To the extent a plaintiff is ultimately successful on an uninsured portion of a claim, the Company would be responsible for satisfying such judgment. To date, the Company has not, by judgment or through

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

settlement, incurred a material uninsured liability arising out of personal injury or property damage litigation.

From time to time it has been alleged by competitors of the Company that the use by the Company of certain products or methods to perform particular pressure pumping services constitutes infringement of patents they hold. Such claims could result in payment by the Company of damages or royalties and the Company could be enjoined from performing services in which such products or services are used. To date, the Company has not experienced a material reduction in revenues or incurred a material loss as a result of such allegations.

Shortly after the public announcement by BJ Services in September 1994 of a proposal to acquire the Company ("BJS Proposal"), four actions were commenced against the Company and its directors in the Delaware Court of Chancery styled CROYDEN ASSOCIATES VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13740, filed September 13, 1994, REGGIE P. JUDICE VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13742, filed September 14, 1994, WILLIAM T. HENDERSON VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13743, filed September 14, 1994, and RUSS SEGER VS. SHELDON R. ERIKSON, ET AL. AND THE WESTERN COMPANY OF NORTH AMERICA, C. A. No. 13769, filed September 27, 1994. The allegations in these lawsuits, all of which were filed as class action complaints, are substantially the same and relate to the rejection of the BJS Proposal by the Company's Board of Directors. The purported class of plaintiffs on whose behalf the class action complaints were filed is all stockholders of the Company. It is claimed in these lawsuits, INTER ALIA, that by failing to accept the BJS Proposal the Company and its directors breached their fiduciary duties to the stockholders of the Company. The plaintiffs seek equitable relief to compel the Company and its directors to perform their fiduciary duties, as such are construed by the plaintiffs, and unspecified damages. The Company believes the allegations in these lawsuits are untrue and that the claims they assert are totally without merit. A motion to consolidate the four actions is pending.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 7 - INCOME TAXES

Components of the provision for income taxes consisted of the following:

                                                   1994       1993      1992
                                                 -------    -------    ------
                                                         (In thousands)
Current tax expense:
   U.S. federal................................  $    --    $    --    $   --
   Foreign.....................................      495        241       353
                                                 -------    -------    ------
                                                     495        241       353
                                                 -------    -------    ------
Noncash tax expense:
   U.S. federal................................       --        386        --
   Foreign.....................................       --         --        --
                                                 -------    -------    ------
                                                      --        386        --
                                                 -------    -------    ------
                                                 $   495    $   627    $  353
                                                 =======    =======    ======

The non-cash taxes are due primarily to the utilization of prereorganization tax benefits which are recorded directly to stockholders' equity and, therefore, are not reflected as a reduction of income tax expense.

The total provision for income taxes is reflected in the consolidated statements of operations under the following components:

                                                  1994       1993       1992
                                                 -------    -------    ------
                                                         (In thousands)
Continuing operations.........................   $   495    $   627    $  353
Discontinued operations........................     --        9,673     3,076
                                                 -------    -------    ------
                                                 $   495    $10,300    $3,429
                                                 =======    =======    ======

The deferred tax assets (liabilities) consisted of the following:

                                                   December 31,
                                                 -----------------    January 1,
                                                   1994       1993      1993
                                                 --------   --------   -------
                                                         (In thousands)
Gross deferred tax assets:
   Loss carryforwards..........................  $144,388   $129,346   $157,080
   Stock of foreign affiliates.................    28,055     23,247     20,625
   Property and equipment......................     7,433      6,202      5,800
   Inventory reserves..........................     3,201      4,818      5,637
   Allowances for doubtful accounts receivable.       --         --       5,449
   Other.......................................    16,010     13,566     10,614
                                                 --------   --------    -------
                                                  199,087    177,179    205,205
Gross deferred tax liabilities:
   Property and equipment......................   (13,569)   (10,301)   (27,050)

Deferred tax asset valuation allowance.........  (185,518)  (166,878)  (178,155)
                                                 --------   --------   --------
                                                 $    --    $    --    $    --
                                                 ========   ========   ========

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The differences between the provision for income taxes and income taxes computed using the U.S. federal income tax rate and income (loss) from continuing operations before provision for income taxes and extraordinary losses were as follows:

                                                        1994       1993      1992
                                                       -------    ------   --------
                                                              (In thousands)
Income taxes computed using the U.S. federal rate..    $(5,893)  $ 1,402    $(2,547)
Losses not receiving income tax benefits...........      2,350      --        2,491
Foreign taxes, net of foreign tax deduction taken..        327       159        233
Merger related costs not deductible................      2,720      --          --
Noncash taxes due to carryover tax benefits
 recorded directly to stockholders' equity.........        --        386        --
Net benefit of operating loss carryforwards........        --     (1,605)       --
Other, net.........................................        991       285        176
                                                       -------    ------    -------
                                                       $   495   $   627    $   353
                                                       =======   =======    =======

In 1993, current taxable income was reduced by $84.5 million of net operating loss carryforwards. The financial statement impact was limited to $14.2 million due to the change in deferred tax assets and liabilities.

The net change in the deferred tax asset valuation allowance was an increase of $18.6 million in 1994 and a decrease of $11.3 million in 1993. The portion of the deferred tax asset valuation allowance which, if realized, will be recorded directly to stockholders' equity was $114 million at December 31, 1994, $114 million at December 31, 1993 and $120 million at January 1, 1993.

The Company has net operating loss carryforwards for federal income tax purposes of $372 million. If not utilized, these carryforwards will expire between 2001 and 2009. As a result of the Company having experienced changes in control as defined in Internal Revenue Code Section 382 in prior years, the usage of approximately $219 million of these carryforwards is subject to an annual limitation. The entire $372 million of carryforwards could be subject to an annual limitation due to the pending merger with BJ Services (see Note 2). For United Kingdom income tax purposes, the Company at December 31, 1994 had tax attribute carryforwards amounting to (pound)43 million which are not subject to an annual limitation. However, these United Kingdom tax benefits will be reduced substantially as a result of the sale of the PACESETTER IV in 1995 (see Note
13).

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The Company elected to adopt SFAS 109 prospectively. The initial adoption did not materially affect results of operations.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Income (loss) before provision for income taxes and extraordinary items consisted of the following:

                                                 1994       1993        1992
                                              ---------   ---------   ---------
                                                       (In thousands)
Domestic income (loss)......................  $ (13,303)  $  37,245   $ (20,457)
Foreign income (loss).......................     (7,731)     11,756      25,553
                                              ---------   ---------   ---------
                                              $ (21,034)  $  49,001   $   5,096
                                              =========   =========   =========

NOTE 8 - RETIREMENT AND OTHER BENEFIT PROGRAMS

PENSION PLAN
The Company has a defined benefit pension plan (the "Pension Plan") covering all employees with one year of service. Pension benefits are based on years of service and average compensation for each employee's five consecutive highest paid years during the last ten years worked. Pension benefits are fully vested after five years of service.

Generally, the Company makes annual contributions to the Pension Plan to the extent they are tax deductible and, at a minimum, funds the amount necessary to meet minimum funding requirements under the Employees' Retirement Income Security Act, as amended.

Net pension expense for 1994, 1993 and 1992 included the following components:

                                                  1994       1993       1992
                                                 -------    -------    ------
                                                         (In thousands)
Service cost - benefits earned during the
  period ......................................  $ 1,309    $ 1,153    $ 1,240
Interest cost on projected benefit obligation..    2,822      2,697      2,513
Actual return on plan assets...................      448     (3,485)    (1,614)
Net gain (loss) deferred.......................   (3,132)     1,106       (566)
                                                 -------    -------    -------
                                                 $ 1,447    $ 1,471    $ 1,573
                                                 =======    =======    =======

Assumptions used in determining 1994, 1993 and 1992 net pension expense were:

                                                    1994       1993       1992
                                                    ----       ----       ----
Discount rate.....................................  7.0%       7.75%      8.0%
Rate of increase in compensation levels...........  5.0%       5.0%       5.0%
Expected long-term rate of return on assets.......  9.0%       9.0%       9.0%

Pension Plan assets consist primarily of government debt securities, corporate equities, money market instruments and long-term corporate debt obligations, both domestic and foreign.

The following table sets forth as of December 31, 1994 and 1993 the Pension Plan's estimated funded status, amounts recognized in the Company's consolidated balance sheets and actuarial present value of benefit obligations. The discount rates used to determine all benefit obligations at December 31, 1994 and 1993 were 8.00% and 7.00%, respectively.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                            1994       1993
                                                          --------   --------
                                                             (In thousands)
Projected benefit obligation............................. $ 37,849   $ 39,732
Pension Plan assets at fair value........................   28,994     29,675
                                                          --------   --------
Projected benefit obligation in excess of
 Pension Plan assets ....................................    8,855     10,057
Net unrecognized prior service cost and gain/loss from
 past experience.........................................   (1,608)    (1,879)
                                                          --------   --------
Accrued pension liability................................ $  7,247   $  8,178
                                                          ========   ========
Accumulated benefit obligation, including vested benefits
 of $33.4 million in 1994 and $36.5 million in 1993...... $ 34,684   $ 37,416
                                                          ========   ========

POSTRETIREMENT BENEFITS
The Company provides postretirement life insurance and medical benefits to retired employees between the ages of 55 and 65. Certain life insurance benefits are also provided to retired employees over 65 years of age. The life insurance is funded by insurance premiums paid entirely by the Company. The medical benefits are funded by a capped self insurance program with contributions made by retirees for themselves and their covered dependents. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the accrual method of accounting for the expected costs of providing such benefits. Under such accounting method, the future costs of postretirement benefits are recorded during the years employees render service to earn eligibility for such benefits.

Net periodic postretirement benefit cost for 1994 and 1993 included the following components:

                                                           1994       1993
                                                          ------     ------
                                                            (In thousands)
Service cost - benefits attributed to service during
   the period............................................ $  282     $  232
Actual return on plan assets.............................    --         --
Interest cost on accumulated postretirement benefit
   obligation........................................        349        336
Amortization of transition obligation....................     99        117
Other, net...............................................     21        214
                                                          ------     ------
                                                          $  751     $  899
                                                          ======     ======

The discount rates used to determine postretirement benefit costs were 7% in 1994 and a weighted average of 7.75% in 1993.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The following table sets forth the status of postretirement benefit obligations at December 31, 1994 and 1993:

                                                             1994      1993
                                                            ------    -------
                                                               (In thousands)
Accumulated postretirement benefit obligation
   Retirees..............................................   $ 1,741   $ 1,746
   Other fully eligible participants.....................     1,160     1,134
   Other active participants.............................     2,180     2,237
                                                            -------   -------
Total accumulated postretirement benefit obligation......     5,081     5,117
Unrecognized actuarial loss..............................       (44)     (546)
Unrecognized transition obligation.......................    (1,782)   (1,881)
Plan assets at fair value................................       --        --
                                                            -------   -------
Accrued postretirement benefit cost......................   $ 3,255   $ 2,690
                                                            =======   =======

The discount rate used to determine postretirement benefit obligations at December 31, 1994 and 1993 were 8% and 7%, respectively. There were no plan assets.

For measurement purposes, a 9% annual rate of increase for covered health care benefits was assumed for 1994. The rate is assumed to decrease gradually to 5% by 2026 and remain at that level thereafter.

Increasing the health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by $279,000 and the aggregate of the service and interest cost components of net postretirement health care cost for fiscal year 1994 by $59,000.

NON-EMPLOYEE DIRECTOR RETIREMENT PLAN
During 1994, the Company adopted an unfunded retirement plan for non-employee directors. To be eligible for benefits under the plan, a director must have retired from the Board of Directors after having served for at least 10 consecutive years and reached the age of 65. Benefits are payable for 10 years and at December 31, 1994, the Company accrued $250,000 related to the plan.


RETIREMENT SAVINGS PLAN
All employees with one year of service are eligible to participate in the Company's Retirement Savings Plan. Subject to certain Internal Revenue Code limitations, participants may contribute up to 15% of their annual compensation. Effective March 1, 1994, the Company began matching employee contributions to the Plan up to 6% of compensation at the rate of 25 cents for each dollar the employee contributes. In addition, the Company has the option of providing an additional match at the end of each year at the rate of 1 cent to 25 cents for each dollar the employee has contributed to the Plan during the year up to 6% of compensation. In February 1995, the Company elected to make an additional match at the 25 cents level for the 1994 plan year. Matching contributions made or accrued in 1994 were $656,000.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

POSTEMPLOYMENT BENEFITS

Effective January 1, 1994, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" which requires accrual accounting for postemployment benefits such as disability-related and workers' compensation payments. The effect of this adoption on 1994 operating income was immaterial, as the Company has historically accrued for most of these costs incurred by the Company. At December 31, 1994, the Company's liability for these benefits was $5.1 million.

NOTE 9 - STOCK INCENTIVE PLANS

The Company maintains a long-term management incentive plan and a non-employee Director stock option plan. Up to 1,837,500 shares of Common Stock may be or have been issued under this long-term management incentive plan. Of such number, 1,112,500 shares were allocated to an employee stock option plan, 375,000 shares were allocated for restricted stock awards and 350,000 shares were allocated for performance share awards. Under the non-employee Director stock option plan, 75,000 shares of Common Stock were reserved for issuance.

Under the employee stock option plan, shares of Common Stock may be purchased at a price determined by the Executive Development and Compensation Committee (the "Committee") of the Board of Directors, but in no case less than 90% of market price on date of grant for nonqualified options and 100% of market price on date of grant for incentive stock options. Options which have been granted expire up to ten years after date of grant and are exercisable on a cumulative basis equal to either 25% or 33% for each year outstanding or such other basis as may be determined by the Committee. At December 31, 1994, options to purchase 693,538 shares were outstanding under this plan at option prices ranging from $4.50 to $19.00 per share.

Under the non-employee Director stock option plan, shares of Common Stock may be purchased at 100% of market price on date of grant. During 1989, options to purchase 2,500 shares were granted to each non-employee Director, thereafter, pursuant to the plan options to purchase 1,250 shares have been granted to each Director at each annual meeting of the Company's stockholders. This plan is, in most other respects, similar in its operation to the employee stock option plan discussed above. At December 31, 1994, options to purchase 37,500 shares were outstanding under this plan at option prices ranging from $4.00 to $15.38 per share; options to purchase 18,750 shares were exercisable at that date.

As a result of the merger agreement signed by BJ Services and the Company (see
Note 2), all stock options outstanding under the long-term management incentive plan became fully vested and exercisable for a period of ninety days. At the end of the ninety day period, all options still outstanding will revert back to the original terms of the option plans until consummation of the merger, at which time they will again become fully vested and exercisable.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


A summary of transactions relating to these stock option plans during 1994, 1993 and 1992 is as follows:

                                                         Number of  Total Option
                                                          Options      Price
                                                         ---------  ------------
                                                              (In thousands)
Outstanding at December 31, 1991........................  320,700     $  3,472
   Granted ($4.00 to $7.00 per share)...................  251,125        1,257
   Cancelled ($5.88 to $19.13 per share)................  (96,450)      (1,348)
                                                         --------     --------
Outstanding at December 31, 1992........................  475,375        3,381
   Granted ($4.88 to $12.13 per share)..................  338,500        3,114
   Exercised ($4.50 to $9.00 per share)................. (155,937)        (898)
   Cancelled ($7.00 to $18.25 per share)................  (11,281)        (101)
                                                         --------     --------
Outstanding at December 31, 1993........................  646,657        5,496
   Granted ($12.50 to $14.50 per share).................  238,500        3,076
   Exercised ($4.50 to $12.13 per share)................  (69,994)        (425)
   Cancelled ($4.50 to $15.50 per share)................  (84,125)        (777)
                                                         --------     --------
Outstanding at December 31, 1994........................  731,038     $  7,370
                                                         ========     ========

The number of shares of Common Stock available for future granting of options under these stock option plans was 178,406, 332,781 and 60,000 at December 31, 1994, 1993 and 1992, respectively.

In addition to the stock options included in the preceding table, an executive of the Company was granted an option to purchase 268,750 shares of Common Stock at a price of $3.02 per share in connection with his employment in 1987. Compensation associated with these options was recorded pursuant to reorganization accounting. The option agreement expires December 31, 1998. At December 31, 1994, such option was outstanding and exercisable for 248,750 shares.

During 1989, the 375,000 shares of Common Stock reserved for restricted stock awards were issued. Compensation associated with such awards was recorded pursuant to reorganization accounting. With one exception, 50% of the shares issued were issued without forfeiture restrictions, and, generally, the remaining restrictions lapsed as to 12.5% of the shares awarded on each of the first four anniversaries of the date the restricted stock awards were issued. At December 31, 1994, no shares remained subject to forfeiture restrictions.

The 350,000 performance shares were awarded during 1989 subject to vesting over four years upon the attainment of specified performance objectives or at earlier dates under certain conditions relating to the reduction of principal and interest outstanding under a long-term debt agreement. During 1990, the performance share awards became vested and 140,000 shares of Common Stock were issued. The remainder of the performance share awards were converted into options to purchase 298,945 shares of Common Stock based on the value of such performance share awards. During 1993, all 298,945 options were exercised. This resulted in a 1993 non-cash reclassification of the difference between $4.50, the exercise price, and the value of the share awards when vested from other long-term liabilities to additional paid-in capital.

                      THE WESTERN COMPANY OF NORTH AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 10 - STOCKHOLDER PROTECTION RIGHTS PLAN

In March 1990, the Company's Board of Directors (the "Board") adopted a Stockholder Protection Rights Plan (the "Rights Plan") designed to protect against attempts to acquire control of the Company that the Board believes are not in the best interest of the stockholders. The Rights Plan provides for the distribution of one Right for each outstanding share of Common Stock. Such Rights will separate from the Common Stock upon the earlier of (i) the date any person or group becomes the beneficial owner of 15% or more outstanding Common Stock, or (ii) the tenth business day (or a later date designated by the Board) after any person makes a tender or exchange offer for 15% or more of outstanding Common Stock.

Upon separation from Common Stock, each Right will entitle the holder thereof to purchase 1/100th share of Participating Preferred Stock at an exercise price of $70, subject to adjustment (the "Exercise Price"). Each 1/100th share of the Participating Preferred Stock is the economic and voting equivalent to one share of Common Stock. Additionally, if any person or group becomes the beneficial owner of 15% or more of outstanding Common Stock, each Right will entitle the holder thereof to purchase, for the Exercise Price, Common Stock having a value of twice the Exercise Price. Rights held by such person or group would become void. Under certain circumstances, without action by the holders of Rights, the Board may exchange each Right for one share of Common Stock or 1/100th share of Participating Preferred Stock. The Board can terminate the Rights anytime before a person or group acquires 15% or more of outstanding Common Stock.

The Company amended the Rights Plan in November 1994 to provide that BJ Services would not be a beneficial owner of Company securities for purposes of the Rights Plan by reason of entering into the merger agreement with the Company or consummating the transactions contemplated therein (see Note 2).

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS

Following is a summary of the Company's domestic and foreign operations by business segment:

                                                       PRESSURE        PRODUCTION       OFFSHORE         ELIMINA-
                                                        PUMPING        CHEMICALS        DRILLING          TIONS         CONSOLIDATED
                                                       --------        ----------       --------         -------        ------------
                                                                                      (In thousands)
1994
  REVENUES:
   Domestic ....................................      $  291,441        $  34,990      $     --         $     --         $  326,431
   Foreign and export sales ....................          16,070             --              --               --             16,070
   Intersegment sales ..........................            --                963            --               (963)            --
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  307,511        $  35,953      $     --         $     (963)      $  342,501
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic ....................................      $   29,258        $   1,861      $     --         $     --         $   31,119
   Foreign and export sales ....................          (8,086)            --              --               --             (8,086)
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   21,172        $   1,861      $     --         $     --             23,033
                                                      ----------        ---------      ----------       ----------
   General and administrative ..................                                                                             (9,956)
                                                                                                                         ----------
   Operating income ............................                                                                             13,077
   Interest expense, net of interest
    capitalized ................................                                                                            (10,032)
   Interest income .............................                                                                              1,236
   Merger related expenses .....................                                                                            (21,118)
                                                                                                                         ----------
   Loss from continuing operations before
    provision for income taxes .................                                                                         $  (16,837)
                                                                                                                         ==========
IDENTIFIABLE ASSETS:
   Domestic ....................................      $  234,031        $  29,112      $     --        $      --         $  263,143
   Foreign .....................................          25,517             --            39,655             --             65,172
                                                      ----------        ---------      ----------      -----------       ----------
                                                      $  259,548        $  29,112      $   39,655      $      --            328,315
                                                      ----------        ---------      ----------      -----------
   Corporate assets ............................                                                                             25,386
                                                                                                                         ----------
                                                                                                                         $  353,701
                                                                                                                         ==========
1993
  REVENUES:
   Domestic.....................................      $  278,131        $     --       $     --         $     --         $  278,131
   Foreign and export sales.....................          15,942              --             --               --             15,942
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  294,073        $     --       $     --         $     --         $  294,073
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic ....................................      $   35,409        $    --        $     --         $     --         $   35,409
   Foreign and export sales ....................          (5,744)            --              --               --             (5,744)
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   29,665        $    --        $     --         $     --             29,665
                                                      ----------        ---------      ----------       ----------
   General and administrative ................                                                                               (9,674)
                                                                                                                         ----------
   Operating income ..........................                                                                               19,991
   Interest expense, net of interest
    capitalized ..............................                                                                              (13,505)
   Interest income ...........................                                                                                4,653
   Writedown of pressure pumping assets
    and other ................................                                                                               (7,132)
                                                                                                                        -----------
   Income from continuing operations
    before provision for income tax and
    extraordinary loss .......................                                                                           $    4,007
                                                                                                                         ==========
  IDENTIFIABLE ASSETS:
   Domestic ..................................        $  157,031        $   --         $      894       $     --         $  157,925
   Foreign ...................................            96,932            --             62,311             --            159,243
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  253,963        $   --         $   63,205       $     --            317,168
                                                      ----------        ---------      ----------       ----------
   Corporate assets ..........................                                                                              171,217
                                                                                                                         ----------
                                                                                                                         $  488,385
                                                                                                                         ==========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)


                                                       PRESSURE        PRODUCTION       OFFSHORE         ELIMINA-
                                                       PUMPING         CHEMICALS        DRILLING          TIONS         CONSOLIDATED
                                                      ----------       ----------      ----------       ----------      ------------
                                                                                     (In thousands)
1992
  REVENUES:
   Domestic...................................        $  211,576        $   --         $    --          $     --         $  211,576
   Foreign and export sales...................            13,777            --              --                --             13,777
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  225,353        $   --         $    --          $     --         $  225,353
                                                      ==========        =========      ==========       ==========       ==========
  OPERATING INCOME:
   Domestic...................................        $   10,640        $   --         $    --          $     --         $   10,640
   Foreign and export sales...................                23            --              --                --                 23
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $   10,663        $   --         $    --          $     --             10,663
                                                      ----------        ---------      ----------       ----------
   General and administrative ................                                                                               (8,805)
                                                                                                                         ----------
   Operating income...........................                                                                                1,858
   Interest expense, net of interest..........
     capitalized..............................                                                                              (10,407)
   Interest income............................                                                                                1,059
                                                                                                                         ----------
   Loss from continuing operations before
     provision for income taxes and
     extraordinary loss.......................                                                                           $   (7,490)
                                                                                                                         ==========

  IDENTIFIABLE ASSETS:
   Domestic...................................        $  145,828        $   --         $   27,990       $     --         $  173,818
   Foreign....................................            64,969            --            166,648             --            231,617
                                                      ----------        ---------      ----------       ----------       ----------
                                                      $  210,797        $   --         $  194,638       $     --            405,435
                                                      ----------        ---------      ----------       ----------
   Corporate assets...........................                                                                               26,535
                                                                                                                         ----------
                                                                                                                         $  431,970
                                                                                                                         ==========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)

In November 1994, the Company formalized a plan to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the business segment data for 1993 and 1992 has been restated to exclude the offshore drilling segment (see Note 4).

The results of operations for the offshore drilling segment for 1993 and 1992 were as follows:

                                                                1993     1992
                                                              -------  -------
                                                               (In thousands)
Revenues...................................................   $64,676  $89,613
                                                              -------  -------

Operating income...........................................   $ 4,161  $13,919
Interest expense...........................................       --    (1,333)
Gains on sales of offshore drilling rigs...................    59,161      --
Writedowns of offshore drilling rigs.......................   (18,328)     --
                                                              -------  -------

Income before income taxes and extraordinary losses........   $44,994  $12,586
                                                              =======  =======

                                                    1994                            1993                           1992
                                      ------------------------------  ------------------------------  -----------------------------
                                        DEPRECIATION      CAPITAL       DEPRECIATION      CAPITAL       DEPRECIATION      CAPITAL
                                      AND AMORTIZATION  EXPENDITURES  AND AMORTIZATION  EXPENDITURES  AND AMORTIZATION  EXPENDITURES
                                      ----------------  ------------  ----------------  ------------  ----------------  ------------
                                                                               (In thousands)
Pressure pumping ...................        $ 15,601        $ 21,353        $ 13,937        $ 50,166        $ 14,158        $ 29,921
Production chemicals ...............           2,103           5,722            --              --              --              --
Offshore drilling ..................            --                66            --            11,526            --             8,765
Corporate ..........................           1,110             861             652           2,020             729              87
                                            --------        --------        --------        --------        --------        --------
                                            $ 18,814        $ 28,002        $ 14,589        $ 63,712        $ 14,887        $ 38,773
                                            ========        ========        ========        ========        ========        ========

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 11 - SEGMENT INFORMATION AND FOREIGN OPERATIONS - (CONTINUED)

Amounts reported above for 1994, 1993 and 1992 foreign and export sales include operations in the following geographic areas:

                                     1994         1993          1992
                                 ----------    ----------    ----------
                                             (In thousands)
Revenues:
   Northwest Europe ..........   $    1,130    $      434    $     --
   West Africa ...............        3,280         3,995         5,997
   South America .............        4,420         1,171         2,014
   Far East ..................        1,774         9,355         4,949
   Eastern Europe and Former
    Soviet Union .............        5,231           814           602
   Other .....................          235           173           215
                                 ----------    ----------    ----------
                                 $   16,070    $   15,942    $   13,777
                                 ==========    ==========    ==========
Operating income (loss):
   Northwest Europe ..........   $   (4,362)   $   (4,193)   $   (1,260)
   West Africa ...............       (1,452)       (1,029)          767
   South America .............        1,034           140           561
   Far East ..................       (1,016)         (152)          327
   Eastern Europe and Former
    Soviet Union .............       (2,062)         (408)         (206)
   Other .....................         (228)         (102)         (166)
                                 ----------    ----------    ----------
                                 $   (8,086)   $   (5,744)   $       23
                                 ==========    ==========    ==========
Identifiable assets:
   Northwest Europe ..........   $   41,676    $  116,232    $   86,458
   West Africa ...............        5,442         5,338        89,097
   South America .............        4,835        16,737        45,040
   Far East ..................        5,975        11,982         9,886
   Eastern Europe and Former
    Soviet Union .............        6,528         7,095         1,023
   Other .....................          716         1,859           113
                                 ----------    ----------    ----------
                                 $   65,172    $  159,243    $  231,617
                                 ==========    ==========    ==========

The pressure pumping business provides two major services, stimulation and cementing. During 1994, 1993 and 1992, stimulation services accounted for approximately 71%, 73% and 68%, respectively, of the segment's revenues, exclusive of export sales of equipment and products of approximately $5 million, $9 million and $7 million in 1994, 1993 and 1992, respectively.

The production chemical business was acquired in 1994 (see Note 3). This segment provides specialty chemicals and services to the upstream oil and gas industry as well as downstream to the refinery, petrochemical, gas processing, pipeline and power generation industries.

The Company's well stimulation vessel, WESTERN RENAISSANCE, moved from foreign to domestic operations during the third quarter of 1994.

Offshore drilling foreign identifiable assets represent all assets associated with offshore drilling rigs which are operating in foreign waters at the end of each year (see Note 4).

Capital expenditures represent cash expended on property and equipment, including interest capitalized.

Corporate assets are comprised principally of cash and other assets.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Company operating results by quarter for the year ended December 31, 1994 were as follows:

                                                                     QUARTER
                                            ------------------------------------------------------------
                                             FIRST            SECOND           THIRD            FOURTH             TOTAL
                                            --------         --------         --------         ---------         ---------
                                                              (In thousands, except per share amounts)
1994
Revenues:
   Pressure pumping ................        $ 70,278         $ 70,901         $ 82,052         $  84,280         $ 307,511
   Production chemicals ............           7,773            7,867            9,700             9,650            34,990
                                            --------         --------         --------         ---------         ---------
                                              78,051           78,768           91,752            93,930           342,501
                                            --------         --------         --------         ---------         ---------

Operating costs and expenses:
   Pressure pumping ................          64,677           63,139           71,107            71,814           270,737
   Production chemicals ............           7,092            7,215            8,108             8,612            31,027
   Depreciation and amortization ...           4,577            4,347            4,832             5,058            18,814
   General and administrative ......           2,234            2,366            1,953             2,293             8,846
                                            --------         --------         --------         ---------         ---------
                                              78,580           77,067           86,000            87,777           329,424
                                            --------         --------         --------         ---------         ---------
      Operating income (loss) ......            (529)           1,701            5,752             6,153            13,077
                                            --------         --------         --------         ---------         ---------

Other income (expense):
   Interest expense ................          (3,746)          (1,950)          (1,954)           (2,382)          (10,032)
   Interest income .................             772              174              109               181             1,236
   Merger related expenses(1) ......            --               --               --             (21,118)          (21,118)
                                            --------         --------         --------         ---------         ---------
      Total other income
        (expense) ..................          (2,974)          (1,776)          (1,845)          (23,319)          (29,914)
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing
 operations before provision for
 income taxes and extraordinary
 loss ..............................          (3,503)             (75)           3,907           (17,166)          (16,837)
   Provision for income taxes ......             103                2              205               185               495
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing
 operations ........................          (3,606)             (77)           3,702           (17,351)          (17,332)
Discontinued operations ............             318              978            1,142            (6,635)           (4,197)
                                            --------         --------         --------         ---------         ---------
Net income (loss) ..................        $ (3,288)        $    901         $  4,844         $ (23,986)        $ (21,529)
                                            ========         ========         ========         =========         =========

Earnings (loss) per share:
   Income (loss) from continuing
    operations .....................        $  (0.20)        $   0.00         $   0.20         $   (0.95)        $   (0.95)
   Discontinued operations .........            0.02             0.05             0.06             (0.36)            (0.23)
                                            --------         --------         --------         ---------         ---------
   Net income (loss) ...............        $  (0.18)        $   0.05         $   0.26         $   (1.31)        $   (1.18)
                                            ========         ========         ========         =========         =========

(1) Merger related expenses of $21.1 million represent costs associated with the expected merger with BJ Services and include investment banker, legal and accounting fees, certain severance costs and other miscellaneous expenses. In addition to the expenses recorded in 1994, additional legal fees and other expenses related to the merger are expected to be incurred and recorded in 1995 (see Note 2).

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12- QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)

The Company formalized a plan in November 1994 to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations (see Note 4).

The results of the discontinued operations by quarter for the year ended December 31, 1994 were as follows:

                                                                                QUARTER
                                                             -------------------------------------------
                                                               FIRST      SECOND     THIRD       FOURTH       TOTAL
                                                             --------    --------   --------    --------    --------
                                                                                 (In thousands)
Revenues .................................................   $  5,495    $  6,056   $  6,115    $  4,943    $ 22,609
                                                             ========    ========   ========    ========    ========
Income from discontinued operations ......................   $    345    $  1,081   $  1,172        (169)   $  2,429
Provision for income taxes ...............................         27         103         30          (8)        152
                                                             --------    --------   --------    --------    --------
                                                                  318         978      1,142        (161)      2,277
                                                             --------    --------   --------    --------    --------
Loss on disposal, net of income tax benefit of $(152) ....       --         --          --        (6,474)     (6,474)
                                                             --------   --------    --------    --------    --------
                                                             $    318    $    978   $  1,142    $ (6,635)   $ (4,197)
                                                             ========    ========   ========    ========    ========

Income from discontinued operations includes operating results prior to the Measurement Date.

The loss on disposal includes operating results subsequent to the Measurement Date including shut-down expenses and gain (loss) from the disposal of the two semi-submersible offshore drilling rigs, ALASKAN STAR and PACESETTER IV. In December 1994, the Company completed the sale of the ALASKAN STAR for $11.8 million, of which $6.3 million is a bankers' acceptance drawn on a U.S. bank due within one year. This rig sale resulted in a gain of $0.3 million. In December 1994, the Company signed a letter of intent to sell the PACESETTER IV. The Company completed the sale in early February 1995 for $37.2 million (see Note
13). At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net book value and inventory of the PACESETTER IV, net of the loss on sale of such rig.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 12 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)

Company operating results by quarter for the year ended December 31, 1993 were as follows:


                                                                      QUARTER
                                            ------------------------------------------------------------
                                             FIRST            SECOND           THIRD            FOURTH             TOTAL
                                            --------         --------         --------         ---------         ---------
                                                              (In thousands, except per share amounts)
1993
Revenues:
  Pressure pumping. . . . . . . . . . . .   $ 74,901         $ 67,361         $ 71,545         $  80,266         $ 294,073

Operating costs and expenses:
  Pressure pumping. . . . . . . . . . . .     62,921           57,487           60,778            69,285           250,471
  Depreciation and amortization . . . . .      3,508            3,984            3,596             3,501            14,589
  General and administrative. . . . . . .      1,955            1,926            2,029             3,112             9,022
                                            --------         --------         --------         ---------         ---------
                                              68,384           63,397           66,403            75,898           274,082
                                            --------         --------         --------         ---------         ---------
    Operating income  . . . . . . . . . .      6,517            3,964            5,142             4,368            19,991
                                            --------         --------         --------         ---------         ---------
Other income (expense):
  Interest expense. . . . . . . . . . . .     (3,631)          (3,432)          (2,962)           (3,480)          (13,505)
  Interest income . . . . . . . . . . . .        146            1,575              383             2,549             4,653
  Writedown of pressure pumping assets
    and other (1) . . . . . . . . . . . .       (248)            --               --              (6,884)           (7,132)
                                            --------         --------         --------         ---------         ---------
    Total other income (expense). . . . .     (3,733)          (1,857)          (2,579)           (7,815)          (15,984)
                                            --------         --------         --------         ---------         ---------

Income (loss) from continuing operations
  before provision for income taxes and
  extraordinary loss. . . . . . . . . . .      2,784            2,107            2,563            (3,447)            4,007
    Provision for income taxes. . . . . .        180              309              538              (400)              627
                                            --------         --------         --------         ---------         ---------
Income (loss) from continuing operations
  before extraordinary loss                    2,604            1,798            2,025            (3,047)            3,380
Discontinued operations . . . . . . . . .       (114)             166            2,131            33,138            35,321
Extraordinary loss (2). . . . . . . . . .       --               --               --             (25,713)          (25,713)
                                            --------         --------         --------         ---------         ---------
Net income  . . . . . . . . . . . . . . .   $  2,490         $  1,964         $  4,156         $   4,378         $  12,988
                                            ========         ========         ========         =========         =========
Earnings (loss) per share:
  Primary:
    Income (loss) from continuing
      operations. . . . . . . . . . . . .   $   0.15         $   0.10         $   0.11         $   (0.16)        $    0.18
    Discontinued operations . . . . . . .      (0.01)            0.01             0.11              1.77              1.90
    Extraordinary loss. . . . . . . . . .       --               --               --               (1.38)            (1.38)
                                            --------         --------         --------         ---------         ---------
    Net income (loss) . . . . . . . . . .   $   0.14         $   0.11         $   0.22         $    0.23         $    0.70
                                            ========         ========         ========         =========         =========
  Fully diluted:
    Income (loss) from continuing
      operations. . . . . . . . . . . . .   $     *          $     *          $     *          $      *          $      *
    Discontinued operations . . . . . . .         *                *                *               1.39              1.48
    Extraordinary loss. . . . . . . . . .         *                *                *                 *                 *
                                            --------         --------         --------         ---------         ---------
    Net income (loss) . . . . . . . . . .   $     *          $     *          $     *          $      *          $      *
                                            ========         ========         ========         =========         =========

- -------------
*Fully diluted computation is not reflected because per share effect is antidilutive.

(1) The writedown of pressure pumping assets and other totaled $7.1 million and included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal and various other non-operating costs.

(2) During March 1994, the Company purchased through a tender offer $97.8 million face amount of Notes. The aggregate purchase price of these Notes was $117.3 million, resulting in an extraordinary loss of $25.7 million ($1.38 per share) including unamortized original issue costs of $3.2 million, unamortized original issue discount of $2.3 million and offering costs of $.7 million. The anticipated extraordinary loss was accrued during the fourth quarter of 1993.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 12- QUARTERLY FINANCIAL INFORMATION (UNAUDITED) - (CONTINUED)


The Company formalized a plan in November 1994 to dispose of the remaining assets of its offshore drilling segment. These assets consisted primarily of two semi-submersible offshore drilling rigs and related equipment and inventory. As a result, the offshore drilling segment has been reclassified in the consolidated statements of operations as discontinued operations.

The results of the discontinued operations by quarters for the year ended December 31, 1993 were as follows:

                                                                       QUARTER
                                                    ----------------------------------------------
                                                      FIRST       SECOND      THIRD        FOURTH      TOTAL
                                                    --------     --------    --------     --------    --------
                                                                          (In thousands)
Revenues .......................................    $ 18,629     $ 19,186    $ 19,870     $  6,991    $ 64,676
                                                    ========     ========    ========     ========    ========
Income from discontinued operations
  Operating income .............................    $    462     $    896    $  2,406     $    397    $  4,161
                                                    --------     --------    --------     --------    --------
  Other income (loss):
    Gains on sales of offshore drilling rigs....       9,076         --           372       49,713      59,161
    Writedowns of offshore drilling rigs .......      (8,828)        --          --         (9,500)    (18,328)
                                                    --------     --------    --------     --------    --------
                                                         248         --           372       40,213      40,833
                                                    --------     --------    --------     --------    --------
  Income from discontinued
   operations before income taxes ..............         710          896       2,778       40,610      44,994

Provision for income taxes .....................         824          730         647        7,472       9,673
                                                    --------     --------    --------     --------    --------
                                                    $   (114)    $    166    $  2,131     $ 33,138    $ 35,321
                                                    ========     ========    ========     ========    ========

Income from discontinued operations includes operating results prior to the Measurement Date. Income from discontinued operations during 1993 included the following sales of offshore drilling rigs and writedowns of offshore drilling rigs. In March 1993, the Company completed the sale of the TRITON III jack-up drilling rig for $17.8 million in cash. This sale resulted in a gain of $9.1 million. In July 1993, the Company completed the sale of the DELTA jack-up drilling rig for $1.5 million in cash which resulted in a gain of $0.4 million. In October 1993, the Company completed the sale of nine jack-up drilling rigs and associated equipment and inventories for $150.0 million cash that resulted in a 1993 fourth quarter gain of $49.7 million. The rigs sold were: APOLLO I, APOLLO II, APOLLO IV, NIKE I, POLARIS I, POLARIS II, TRITON I, TRITON II and TRITON IV. In March 1993, the Company wrote down the net book value of its three mat-supported jack-up rigs by $8.8 million. This writedown reflected the low utilization experienced by these types of rigs and the expectation of lower future utilization for them. In December 1993, the Company wrote down the net book value of the ALASKAN STAR semi-submersible drilling rig by $9.5 million. This writedown reflected the Company's lower expectation of future operating cash flow opportunities for second generation semi-submersibles like the ALASKAN STAR.

                     THE WESTERN COMPANY OF NORTH AMERICA
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 13 - SUBSEQUENT EVENT  (UNAUDITED)

The Company completed the sale of the PACESETTER IV in early February 1995 for $37.2 million which resulted in a loss of $6.7 million. At December 31, 1994, Assets held for sale, net - discontinued operations primarily consists of the net book value and inventory of the PACESETTER IV, net of the loss on sale of such rig.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


       The pro forma financial statements are based on the historical financial information of BJ Services and Western giving effect, under the purchase method of accounting, to certain adjustments. The pro forma financial statements are derived from BJ Services' and Western's historical consolidated financial data for the indicated periods, which, in the case of the statement of operations of Western, differ from those periods used for presentation of Western's financial statements included elsewhere in this Joint Proxy Statement/Prospectus. In the case of Western, the statement of operations for the year ended September 30, 1994 was derived by combining the last three months of its fiscal year ended December 31, 1993 with the first nine months of its fiscal 1994. The pro forma statement of financial position was prepared as if the Merger occurred on December 31, 1994. The pro forma statements of operations were prepared as if the Merger had occurred as of October 1, 1993 and do not include any estimate for loss of revenue from overlapping locations or the effect of any modifications in operations that might have occurred had BJ Services owned and operated the businesses during the periods presented except as described in the Notes to the Pro Forma Financial Statements. The statements also do not reflect the disposition of assets from BJ Services' Brighton, Colorado and Cortland, Ohio operations (see "Description of the Companies' Businesses -- BJ Services -- Competition" and "The Merger -- Governmental and Regulatory Approvals"). Revenue generated from these operations was $5.6 million for the year ended September 30, 1994 and $1.4 million for the three months ended December 31, 1994. A supplemental pro forma presentation of operating results for the year ended September 30, 1994 was made to reflect the effects of eliminating certain nonrecurring charges included in Western's historical financial statements so that the results would, in management's opinion, be more reflective of normal operations.

       The pro forma financial statements should be read in conjunction with the Notes to Pro Forma Financial Statements and with the Consolidated Financial Statements of BJ Services and the related notes thereto and the Consolidated Financial Statements of Western and the related notes thereto, all contained elsewhere in this Joint Proxy Statement/Prospectus. The pro forma financial information has been prepared based upon assumptions deemed appropriate by management of BJ Services and Western. This information is prepared for informational purposes only and is not necessarily indicative of the actual results or financial condition that would have been achieved had the Merger and related financings occurred at these dates or of future results. Actual results of Western's operations will be included with BJ Services' results only from the date on which the Merger is consummated.

             PRO FORMA STATEMENT OF FINANCIAL POSITION (UNAUDITED)
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)


                                                    Historical                         Pro Forma
                                              ----------------------          ----------------------------
                                                 BJ
                                              Services       Western          Adjustments         Combined
                                              --------       -------          -----------         --------

ASSETS

Current assets:

  Cash and cash equivalents..............   $   6,934       $  12,650       $ (12,650) (2)      $      6,934
  Receivables, net.......................     102,910          74,080                                176,990
  Inventories............................      38,845          20,065                                 58,910
  Deferred income taxes and other........      13,682          40,214                                 53,896
                                            ---------       ---------        ---------           -----------
    Total current assets.................     162,371         147,009          (12,650)              296,730
Property, net............................     195,192         186,095           53,000  (1)          434,287
Goodwill.................................      20,692          18,400          149,141  (1)          188,233
Deferred income taxes....................      21,118                           60,000  (1)           81,118
Investments and other assets.............      11,799           2,197                                 13,996
                                            ---------       ---------        ---------           -----------
                                            $ 411,172       $ 353,701        $ 249,491           $ 1,014,364
                                            =========       =========        =========           ===========


LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.......................   $  45,728       $  29,996        $                   $    75,724
  Short-term borrowings and current
    portion of long-term debt............      29,713                          (29,713) (2)
  Accrued liabilities....................      39,250          38,389           27,100  (1)
                                                                                20,000  (9)          124,739
                                            ---------       ---------        ---------           -----------
    Total current liabilities............     114,691          68,385           17,387               200,463
Long-term debt...........................      74,700          90,909          (88,750) (1)
                                                                               261,783  (2)          338,642
Other long-term liabilities..............      26,494          15,258                                 41,752
Stockholders' equity.....................     195,287         179,149           79,071  (1)
                                                                               (20,000) (9)          433,507
                                            ---------       ---------        ---------           -----------
                                            $ 411,172       $ 353,701        $ 249,491           $ 1,014,364
                                            =========       =========        =========           ===========




                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                              HISTORICAL                        PRO FORMA
                                       -----------------------        -----------------------------
                                          BJ
                                       SERVICES        WESTERN        ADJUSTMENTS          COMBINED
                                       --------        -------        -----------          --------
Revenue............................   $ 119,415      $  93,930       $                    $ 213,345
Operating expenses:
  Cost of sales and services.......     105,460         85,100          2,219  (3)
                                                                       (6,750) (4)          186,029
  General and administrative.......       6,104          2,677         (2,000) (4)            6,781
                                      ---------      ---------       --------             ---------
                                        111,564         87,777         (6,531)              192,810
                                      ---------      ---------       --------             ---------
Operating income...................       7,851          6,153          6,531                20,535
Other income (expense):
  Interest expense.................      (2,307)        (2,382)        (2,180) (5)           (6,869)
  Interest income..................         137            181                                  318
  Write-downs and other............         401        (21,118)          (932) (6)
                                                                       21,118  (8)             (531)
                                      ---------      ---------       --------             ---------
Income (loss) from continuing
  operations before income taxes...       6,082        (17,166)         24,537                13,453
Income tax expense.................       1,338            185           2,724  (7)            4,247
                                      ---------      ---------        --------             ---------
Income (loss) from continuing
  operations.......................   $   4,744      $ (17,351)       $ 21,813             $   9,206
                                      =========      =========        ========             =========
Weighted average shares
  outstanding......................      15,716                         11,736  (1)           27,452
                                      =========                       ========             =========

Income per share from continuing
  operations before extraordinary
  loss and cumulative effect of
  accounting change................   $     .30                                            $     .34
                                      =========                                            =========



                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                         YEAR ENDED SEPTEMBER 30, 1994
                                 (IN THOUSANDS)


                                                                                                            Supplemental
                                              Historical                      Pro Forma                       Pro Forma
                                       ----------------------        --------------------------       ---------------------------
                                                                                                         Non-
                                          BJ                                                           recurring            As
                                       Services       Western        Adjustments       Combined       Adjustments        Adjusted
                                       --------       -------        -----------       --------       -----------        --------
Revenue............................   $ 434,476      $ 328,837                          $ 763,313                        $ 763,313
Operating expenses:
  Cost of sales and services.......     391,022        306,947      $    8,875 (3)
                                                                       (27,000)(4)        679,844                          679,844
  General and administrative.......      22,709         10,598          (8,000)(4)         25,307                           25,307
                                      ---------      ---------       ---------          ---------                        ---------
                                        413,731        317,545         (26,125)           705,151                          705,151
                                      ---------      ---------       ---------          ---------                        ---------
Operating income...................      20,745         11,292          26,125             58,162                           58,162
Other income (expense):
  Interest expense.................      (7,383)       (11,130)         (4,821)(5)        (23,334)                         (23,334)
  Interest income..................         729          3,604                              4,333                            4,333
  Write-downs and other............      (1,315)        (6,884)         (3,729)(6)        (11,928)       $ 6,884(10)        (5,044)
                                      ---------      ---------       ---------          ---------        -------         ---------
Income (loss) from continuing
  operations before income taxes...      12,776         (3,118)         17,575             27,233          6,884            34,117
Income tax expense (benefit).......       2,006            (90)          6,455 (7)          8,371          2,409(10)        10,780
                                      ---------      ---------       ---------          ---------        -------         ---------
Income (loss) from continuing
  operations before extraordinary
  loss and cumulative effect of
  accounting change................   $  10,770      $  (3,028)      $  11,120          $  18,862        $ 4,475         $  23,337
                                      =========      =========       =========          =========        =======         =========
Weighted average shares
  outstanding......................      15,665                         11,736 (1)         27,401                           27,401
                                      =========                      =========          =========                        =========
Income per share from continuing
  operations before extraordinary
  loss and cumulative effect of
  accounting change................   $     .69                                         $     .69                        $     .85
                                      =========                                         =========                        =========


                  See Notes to Pro Forma Financial Statements

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
                                 (IN THOUSANDS)


(1) The pro forma financial statements reflect the purchase of 100% of the outstanding shares of Western common stock in exchange for total consideration of $492.9 million ($21.00 per share), consisting of 11,736,000 shares of BJ Common Stock, cash of $234.7 million and warrants to purchase 4,700,000 shares of BJ Common Stock. For purposes of determining Western's outstanding shares, it is assumed that Western's convertible debentures, which have a face value of $88.8 million, are converted into 5,221,000 shares of common stock prior to the transaction. The BJ Common Stock to be issued will be valued at the average closing price prior to the closing date in accordance with the Merger Agreement. The Pro Forma Financial Statements assume a Closing Price (as such term is defined in the Merger Agreement) of $20.00 per share. Within a certain range (see "The Merger -- Merger Consideration"), any change in the Closing Price from $20.00 per share will increase or decrease, as applicable, the number of shares to be issued. In addition, transaction costs are estimated at $10.0 million, resulting in an assumed total purchase price of $502.9 million.

       In accordance with purchase accounting, the assets and liabilities of Western will be recorded on BJ Services' books at estimated fair market value with the remaining purchase price reflected as goodwill. For purposes of these Pro Forma Financial Statements, the allocation of the purchase price has been made based upon valuations and other studies which have not been finalized. Accordingly, the allocation of the purchase price is preliminary. The following adjustments reflect management's estimates of the necessary adjustments to Western's historical Statement of Financial Position to reflect fair market value:


              BJ Consideration Paid:
                     Cash                                                           $   234,720
                     Stock                                                              234,720
                     Warrants                                                            23,500
                     Transaction costs                                                   10,000
                                                                                    -----------
                                                                                        502,940

              Less:  Western stockholders' equity                                       179,149
                     Conversion of Western debentures                                    88,750
                                                                                    -----------
                                                                                        267,899
                                                                                    -----------

              Net Adjustment                                                        $   235,041
                                                                                    ===========

              Allocation of adjustment:
                     Property                                                       $    53,000
                     Deferred tax asset - net operating loss carryforwards               60,000
                     Accrual for severance, facility closings and other
                       nonrecurring costs associated with the acquisition               (11,500)
                     Accrual for buyout of Western stock options                        (12,200)
                     Accrual of past service costs - benefit plans                       (3,400)
                     Goodwill                                                           149,141
                                                                                    -----------
                                                                                    $   235,041
                                                                                    ===========


(2) Assumes that immediately upon consummation of the Merger, BJ Services will utilize a new credit facility to retire all of its then outstanding debt and, after utilizing $12.7 million in available excess cash held by Western (which excludes $37.2 million received from the sale of an offshore drilling rig subsequent to December 31, 1994), pay the cash portion of the merger consideration as discussed in Note (1).

(3) Reflects increased depreciation expense due to the net write-up of property depreciated over its average estimated remaining useful life.

(4) Reflects estimated consolidation savings from the elimination of personnel and facility costs from overlapping operations, corporate staff and other administrative and support functions.

(5) Reflects the interest expense on the borrowings under the new credit facility described in Note (2) at an average assumed rate of 5.125% for the fiscal year and 6.625% for the three-month period. The effect of each .125% change in the assumed rate would change interest expense by $423,000 per annum.

(6)    Reflects amortization of increase to goodwill over a 40-year period.

(7) Adjustment to reflect 35% effective tax rate for Western and the tax effect of the pro forma adjustments, with the exception of goodwill amortization.

(8) Adjustment to eliminate expenses incurred by Western which are directly attributable to the Merger.

(9) The pro forma statement of operations has not been adjusted for the following nonrecurring charges which are estimated and are expected to be incurred by BJ Services within the 12-month period following the
       Merger:

                     Severance and special incentive costs                         $   8,600
                     Facility closings, equipment relocation, etc.                     8,000
                     Legal, accounting and other                                       3,400
                                                                                   ---------
                                                                                   $  20,000
                                                                                   =========

       These items have been reflected in the pro forma statement of financial position as an addition to accrued liabilities and a reduction to stockholders' equity.

(10) Adjustment to eliminate the following historical nonrecurring charge (and the related tax effects) of Western:

       (a) The writedown of pressure pumping assets and other which totaled $6.9 million and included a $3.5 million writedown of older pressure pumping equipment and idle facilities to net realizable value in anticipation of disposal and various other non-operating costs.

       (b)    Tax expense on the above at a 35% rate.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of November 17, 1994, among BJ SERVICES COMPANY ("BJ"), WCNA ACQUISITION CORP., a wholly owned subsidiary of BJ ("BJ Sub"), and THE WESTERN COMPANY OF NORTH AMERICA ("Western"), each a Delaware corporation.

         WHEREAS, the respective Boards of Directors of BJ, BJ Sub and Western have approved the merger of Western with and into BJ Sub (the "Merger"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties and covenants contained herein, the parties hereto agree as follows:


                                  ARTICLE I
                                  THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), Western shall be merged with and into BJ Sub, which shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") whose corporate existence shall continue under the Delaware Corporation Law. At the Effective Time the separate existence of Western shall cease.

         Section 1.2 Effective Time of the Merger. As soon as practicable after the Closing (as defined in Section 1.3 hereof), BJ, BJ Sub and Western shall cause this Agreement to be duly certified and acknowledged in accordance with the Delaware Corporation Law, and as soon as practicable thereafter BJ shall cause the Surviving Corporation to file with the Delaware Secretary of State and the appropriate County Recorder a certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with, the Delaware Corporation Law. The Merger shall become effective as of the time and date of the filing of the Certificate of Merger with the Delaware Secretary of State, unless otherwise provided in the Certificate of Merger (the "Effective Time").

         Section 1.3 Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 10.1, the closing (the "Closing") of this Agreement shall take place (a) at 10:00 a.m. (New York time) on the fifth Trading Day (as defined in Section 3.1(b) hereof) immediately following the date on which the waiting periods under the Hart Scott Act (as hereinafter defined) shall have expired or otherwise been terminated and all other conditions to the respective obligations of the parties set forth in
Article IX hereof shall have been satisfied or waived or (b) at such other time and date as BJ and Western shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at such location as BJ and Western shall agree.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Western and BJ Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Western and BJ Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 1.5 Alternative Structure. Notwithstanding anything to the contrary provided elsewhere in this Agreement, if BJ notifies Western in writing prior to the Closing Date that BJ prefers to structure the Merger so that Western merges into BJ and BJ is the Surviving Corporation after the Effective Time, the parties hereto shall forthwith execute an appropriate amendment to this Agreement which eliminates BJ Sub as a party hereto and otherwise reflects the foregoing changes and any other changes required to be made as a result thereof.


                                   ARTICLE II
                           THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of BJ Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until amended in accordance with its terms, or as otherwise provided by law.

         Section 2.2 Bylaws. The Bylaws of BJ Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation, or as otherwise provided by law.

         Section 2.3 Officers and Directors. The officers and directors of BJ Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until their respective successors are duly elected and/or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. The senior executive officers of Western, Western, BJ and BJ Sub will enter into the Senior Executive Termination Agreements, dated the date hereof (the "Senior Executive Termination Agreements").


                                  ARTICLE III
                     CONVERSION AND EXCHANGE OF SECURITIES

         Section 3.1 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

                 (a) Western Common Stock. Except as otherwise provided herein and subject to Section 3.3, each share of common stock, par value $.10 per share, of Western ("Western Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as hereinafter defined, and shares of Western Common Stock owned by BJ, BJ Sub or any other direct or indirect subsidiary of BJ) shall be converted into, exchanged for and represent the right to receive (without interest) (i) $20.00 in cash ("Cash Consideration") and .2 warrants (the "BJ Warrants") to purchase one share of BJ Common Stock in substantially the form annexed to the Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A at an exercise price of $30 per share of BJ Common Stock (subject to adjustment as provided in the Warrant Agreement) ("Warrant Consideration"), or (ii) Stock Consideration (as defined in Section 3.1(b) (ii)) and Warrant Consideration, in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 3.3 (collectively, the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of BJ Common Stock or Western Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Cash Consideration, the Warrant Consideration and the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All shares of Western Common Stock so converted or exchanged shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.6, the applicable Merger Consideration and any cash to be paid in lieu of fractional shares of BJ Common Stock and associated fractional rights ("BJ Purchase Rights") to purchase one one-hundredth of a share of Series Two Junior Preferred Stock, without par value, of BJ ("BJ Junior Preferred Stock") pursuant to the Rights Agreement, dated as of January 12, 1994, as amended, between BJ and First Chicago Trust Company of New York, as rights agent, to which such holder is entitled pursuant to Section 3.4 (without interest thereon). The holders of such certificates previously evidencing such shares of Western Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Western Common Stock except as otherwise provided herein or by law.

                 (b)      Certain Definitions.  As used in this Agreement:

                          (i) "Closing Price" means the average of the midpoint of the daily high and low trading prices of BJ Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date.

                          (ii) "Stock Consideration" is (x) if the Closing Price of BJ Common Stock is $17.25 or lower, 1.1594 shares of BJ Common Stock, together with a corresponding number of BJ Purchase Rights; (y) if the Closing Price of BJ Common Stock is $22.25 or greater, .8989 shares of BJ Common Stock, together with a corresponding number of BJ Purchase Rights; or
                 (z) if the Closing Price of the BJ Common Stock is greater than $17.25 but less than $22.25, that portion of a share of BJ Common Stock equal to the quotient of $20.00 divided by the Closing Price of the BJ Common Stock, together with a corresponding number of BJ Purchase Rights.

                          (iii) "Trading Day" means a day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading.

                 (c) Western Common Stock Held by Western or BJ; Western Preferred Stock. Each share of Western Common Stock held in the treasury of Western or held by BJ, BJ Sub or any other direct or indirect subsidiary of BJ immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment or other consideration shall be made in respect thereof. The Western Preferred Stock shall be cancelled, and no payment or other consideration shall be made in respect thereof.

                 (d) BJ Sub Shares. Each share of common stock, par value $0.01 per share, of BJ Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                 (e) Convertible Debentures. The 7 1/4% Convertible Subordinated Debentures due January 15, 2015 of Western (the "Western Convertible Debentures") which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby.

         Following the Effective Time of the Merger, each outstanding Western Convertible Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of BJ Common Stock and associated BJ Purchase Rights), Cash Consideration and Warrant Consideration which the holder thereof would have had the right to receive after the Effective Time of the Merger if such Western Convertible Debenture had been converted immediately prior to the Effective Time of the Merger and the holder thereof had made the Stock Election (as defined in Section 3.3(b)) with respect to 50% of such holder's Western Convertible Debentures and the Cash Election (as defined in Section 3.3(b)) with respect to the remaining 50% of such holder's Western Convertible Debentures.

                 (f) Senior Notes. The 12-7/8% Senior Notes due December 1, 2002 of Western ("Western Senior Notes") that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby.

         Section 3.2 Treatment of Western Options. (a) Immediately prior to the Effective Time, Western shall take such action as may be necessary so that each outstanding Western Option (as defined in Section 6.2) whether or not then exercisable, shall be cancelled by Western, and each holder of a cancelled Western Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such Western Option an amount in cash equal to the product (the "Spread") of (i) the total number of shares of Western Common Stock subject to such holder's Western Option and (ii) the excess, if any, of (x) $20.00 plus the "Warrant Consideration Value" (as hereinafter defined) over (y) the exercise price per share of the Western Common Stock previously subject to such Western Option. The "Warrant Consideration Value" shall be equal to the greater of (i) $1.00 or (ii) .2 multiplied by the "Warrant Current Market Price" (as defined below).

         (b) For the purpose of any computation hereunder, the "Warrant Current Market Price" means the average of the midpoint of the daily high and low trading prices of BJ Warrants, rounded to four decimal places, on a when-issued basis as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date or, if the BJ Warrants are not then admitted to trading on the NYSE on a when-issued basis, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are admitted to trading on a when-issued basis or, if the BJ Warrants are not admitted to trading on any national securities exchange on a when-issued basis, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), of BJ Warrants on a when-issued basis. If on any such Trading Day or Days the BJ Warrants are not quoted on a when-issued basis by any such organization, the 20 Trading Day period referred to above shall be reduced by the number of such Trading Days on which the BJ Warrants are not so quoted. If the BJ Warrants are not quoted on a when-issued basis on any Trading Day during such 20 Trading Day period, the Warrant Current Market Price shall be deemed to be $1.00.

         Section 3.3  Allocation of Merger Consideration; Election Procedures.
(a) Allocation. Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Western Common Stock (the "Cash Election Number") to be converted into the right to receive Cash Consideration and Warrant Consideration in the Merger shall be equal to (i) 50% of the number of shares of Western Common Stock issued and outstanding immediately prior to the Effective Time of the Merger less (ii) the sum of (A) the number of Dissenting Shares (as defined in Section 3.5), if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5, and (B) the number of shares of Western Common Stock to be cancelled in accordance with Section 3.1(c). The number of shares of Western Common Stock to be converted into the right to receive Stock Consideration and Warrant Consideration in the Merger (the "Stock Election Number") shall be equal to the number of shares of Western Common Stock issued and outstanding immediately prior to the Effective Time of the Merger less the sum of (i) the Cash Election Number, (ii) the number of Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5 and (iii) the number of shares of Western Common Stock to be cancelled in accordance with Section 3.1(c).

         (b) Election. Subject to allocation and proration in accordance with the provisions of this Section 3.1, each record holder of shares of Western Common Stock (other than Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5 and shares to be cancelled in accordance with Section 3.1(c)) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such share (in addition to Warrant Consideration)
(i) Cash Consideration (a "Cash Election") or (ii) Stock Consideration (a "Stock Election") or to indicate that such record holder has no preference as to the receipt (in addition to Warrant Consideration) of Cash Consideration or Stock Consideration for such shares (a "Non-Election"). Shares of Western Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this
Section 3.3 and Section 3.5) (collectively, "Non-Election Shares") shall be deemed by BJ, in its sole and absolute discretion, to be shares in respect of which Cash Elections or Stock Elections have been made.

         (c) Procedure for Elections. Elections pursuant to Section 3.3(b) shall be made on a form to be mutually agreed upon by Western and BJ (a "Form of Election") to be provided by the Exchange Agent (as defined in Section 3.6) for that purpose to holders of record of Western Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of Western Common Stock of the Joint Proxy Statement (as defined in Section 4.3) in connection with the Stockholders Meetings referred to in Section 8.3. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two Trading Days prior to the Closing Date (which date shall be publicly announced by BJ as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii) accompanied by the certificates representing the shares of Western Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). Western shall use its best efforts to make a Form of Election available to all persons who become holders of record of Western Common Stock between the date of mailing described in the first sentence of this Section 3.3(c) and the Election Deadline. BJ shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of BJ (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither BJ nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of Western Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

         (d) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of Western Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted in accordance with paragraph
(c), such shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of Western Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

         (e) Proration of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made and, in the case of Non-Election Shares, are deemed to have been made (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares of Western Common Stock in respect of which Stock Elections have been made and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (collectively, the "Stock Election Shares") shall be converted into the right to receive Stock Consideration (in addition to Warrant Consideration), and the Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) in the following manner:

                 (i) Cash Election Shares shall be deemed converted to Stock Election Shares, on a pro-rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the other Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration); and

                 (ii) any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration).

         (f) Proration of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration), and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) in the following manner:

                 (i) Stock Election Shares shall be deemed converted into Cash Election Shares, on a pro-rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the other Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such shares of Western Common Stock so converted shall be converted into the right to receive the Cash Consideration (in addition to Warrant Consideration); and

                 (ii) the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration).

         (g) No Proration. In the event that neither paragraph (e) nor paragraph (f) of this Section 3.3 is applicable, all Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration) and all Stock Election Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration).

         (h) Computations. The Exchange Agent, in consultation with BJ, shall make all computations to give effect to this Section 3.3.

         Section 3.4 Fractional Interests. No certificates or scrip representing fractional shares of BJ Common Stock and associated BJ Purchase Rights or fractions of BJ Warrants shall be issued in





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connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder or warrantholder of BJ. In lieu of any such fractional securities, each holder of shares of Western Common Stock exchanged pursuant to Section 3.1(a) who would otherwise have been entitled to receive a fraction of a share of BJ Common Stock and associated BJ Purchase Rights or a fraction of a BJ Warrant (after taking into account all shares of Western Common Stock then held of record by such holder) shall receive (a) cash (without interest) in an amount equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Closing Price, and/or (b) cash (without interest) in an amount equal to the product of such fraction of a BJ Warrant multiplied by the Warrant Consideration Value.

         Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of Western Common Stock, the holder of which shall have complied with the provisions of Section 262 of the Delaware Corporation Law as to appraisal rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the Delaware Corporation Law, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or
(ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 262 and each such Dissenting Share shall thereupon be treated as a Non-Election Share for purposes of Section 3.3. Western shall give BJ (i) prompt notice of any written demands for appraisal of any Western Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by Western relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Corporation Law. Western shall not, except with the prior written consent of BJ, voluntarily make any payment with respect to any demands for appraisals of Western Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Section 3.6 Exchange of Certificates. (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing to holders of Western Common Stock of the Joint Proxy Statement, BJ shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to BJ and Western) to act as exchange agent (the "Exchange Agent") in effecting the exchange of certificates (the "Certificates") that, prior to the Effective Time, represented shares of Western Common Stock for Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.4). Upon the surrender of each such Certificate representing shares of Western Common Stock, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of Western Common Stock formerly represented by such Certificate in exchange therefor (and cash in lieu of fractional interests in accordance with Section 3.4), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented shares of Western Common Stock (other than Certificates representing Dissenting Shares which are not to be treated as Non-Election Shares pursuant to Section 3.3 or shares of Western Common Stock to be cancelled in accordance with Section 3.1(c)) shall represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4). No interest shall be paid or accrue on Merger Consideration.





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         (b)     As of or promptly after the Effective Time, BJ shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the holders of shares of Western Common Stock, for exchange in accordance with this Article III, the aggregate Merger Consideration.

         (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

         (d) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of BJ Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or dividends or other payments thereon.

         (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Western Common Stock. If, after the Effective Time, Certificates formerly representing shares of Western Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), as provided in this Article III.

         (f) No dividends or other distributions declared or made after the Effective Time with respect to shares of BJ Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of BJ Common Stock they are entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.4 until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.

         Section 3.7 No Liability. Neither BJ nor the Surviving Corporation shall be liable to any holder of shares of Western Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BJ, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or dividends or other payments thereon, upon due surrender of and deliverable in respect of such Certificate pursuant to this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF BJ

         BJ represents and warrants to Western as follows, except as set forth in the disclosure letter delivered to Western by BJ on or prior to the date hereof(the "BJ Disclosure Memorandum"):





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         Section 4.1  Organization and Qualification.  BJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. BJ is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely, individually or in the aggregate, to have a BJ Material Adverse Effect (as defined below).

         As used in this Agreement, the term "BJ Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition or results of operations of BJ and its subsidiaries taken as a whole; provided, however, that any change or changes in, or caused by, the prices of oil, gas or chemical products, general economic conditions or local, regional, national or international industry conditions shall not be deemed to constitute a BJ Material Adverse Effect, it also being understood that a BJ Material Adverse Effect shall not include a change with respect to BJ resulting from any change in law, rule or regulation or generally accepted accounting principles, consistently applied, that applies to both BJ and Western.

         Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of BJ consists of 40,000,000 shares of BJ Common Stock and 5,000,000 shares of preferred stock, without par value. As of November 11, 1994, 15,717,270 shares of BJ Common Stock (together with the associated BJ Purchase Rights) were validly issued and outstanding, fully paid and nonassessable and no other shares of BJ's capital stock were outstanding. Since November 11, 1994, no shares of BJ's capital stock have been issued, except for shares of BJ Common Stock issued pursuant to (i) the exercise of stock options granted to employees under BJ's 1990 Stock Option Plan ("BJ Options") and (ii) pursuant to other employee plans disclosed in the BJ SEC Documents (as defined in Section 4.5 hereof) ("Other Plans"). Except for (i) BJ Options, (ii) the BJ Purchase Rights and (iii) the Other Plans, as of the date hereof there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations outstanding obligating BJ to issue or sell shares of its capital stock or any securities exercisable or exchangeable for or convertible into any shares of its capital stock. There are no voting trusts or other agreements or understandings to which BJ or any of its subsidiaries is a party or by which BJ or any of its subsidiaries is bound with respect to the voting of BJ Common Stock or the stock of any subsidiary of BJ. Except as disclosed prior to the date hereof in the BJ SEC Documents (as defined in Section 4.5), there are no agreements or other understandings to which BJ or any of its subsidiaries is a party or by which BJ or any of its subsidiaries is bound with respect to the repurchase, redemption or other acquisition of or payment in respect of any shares of capital stock of BJ or any of its subsidiaries. Each of the shares of BJ Common Stock issuable in accordance with this Agreement in exchange for Western Common Stock at the Effective Time will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and will include an associated BJ Purchase Right.

         Section 4.3 BJ Subsidiaries. Each Significant Subsidiary (as defined in Rule 12b-1 under the Exchange Act) of BJ is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Each such Significant Subsidiary of BJ is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties directly or indirectly owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not, individually or in the aggregate, reasonably likely to have a BJ Material Adverse Effect. Except as disclosed in the BJ SEC Documents and except for directors' qualifying shares, all the outstanding shares of capital stock of each such Significant Subsidiary of BJ are directly or indirectly owned (of record and beneficially) by BJ or a wholly owned subsidiary of BJ. All the outstanding shares of capital stock of such Significant Subsidiaries of BJ are





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validly issued, fully paid and nonassessable, and those shares owned by BJ or by a subsidiary of BJ are owned free and clear of any pledges, liens, claims, security interests or other encumbrances of any kind other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which BJ, directly or indirectly through a subsidiary, is a party. As of the date hereof, there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of BJ other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law pursuant to an agreement among the equity owners of such Significant Subsidiary to which BJ, directly or indirectly through a subsidiary, is a party. BJ does not directly or indirectly have any investment in any corporation, partnership, joint venture or other business association or entity which equity investment was when initially made, or has a current market value as of the date hereof, in excess of $750,000, except as disclosed prior to the date of this Agreement in the BJ SEC Documents.

         Section 4.4 Authority Relative to this Agreement. BJ has the requisite corporate power and authority to enter into this Agreement and the Warrant Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by BJ's Board of Directors and, except for the approval of its stockholders as contemplated in Section 8.3, no other corporate proceedings on the part of BJ are necessary to authorize any of this Agreement, the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed, acknowledged and delivered by each of BJ and BJ Sub and (assuming the valid authorization, execution and delivery of this Agreement by Western) is a valid and binding obligation of BJ and of BJ Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles. When executed and delivered by BJ at the Closing, the Warrant Agreement will be a valid and binding obligation of BJ, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles and except that indemnification for certain matters pertaining to federal and state securities laws may not be enforceable by reason of applicable public policy. Neither BJ nor BJ Sub is subject to or obligated under (i) any charter or bylaw provision or (ii) any other contract, indenture, loan document, license, franchise, permit, order, decree or instrument binding on BJ or any of its subsidiaries which would be breached or violated by its executing and performing this Agreement and the transactions contemplated hereby or, with respect to BJ, the Warrant Agreement (or pursuant to which the transactions contemplated hereby may give rise to any right of termination, cancellation, acceleration or payment) other than, in the case of clause (ii) only, any breaches or violations (or rights of termination, cancellation, acceleration or payment) which will not, either singly or in the aggregate, have a BJ Material Adverse Effect or materially impair the ability of BJ to perform its obligations hereunder or under the Warrant Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Scott Act"), the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), applicable NYSE rules or rules promulgated by the National Association of Securities Dealers, Inc. ("NASD") and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BJ of the Merger or the other transactions contemplated by this Agreement and the Warrant Agreement, other than such as may be required solely because Western is a party to the Merger, except where the failure to so file or register or to obtain such authorizations, consents or approvals is not reasonably likely to have a BJ Material Adverse Effect.





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
         Section 4.5 Reports and Financial Statements. BJ has filed with the Securities and Exchange Commission (the "Commission") all prospectuses, proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) which were required under the Securities Act or the Exchange Act to be filed with the Commission by BJ since December 31, 1991, and will file all proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) required to be filed after the date hereof and prior to the Effective Time (collectively, the "BJ SEC Documents"). As of their respective dates, the BJ SEC Documents filed with the Commission prior to the date hereof complied in all material respects with all material requirements of the Securities Act or the Exchange Act, as the case may be, and the BJ SEC Documents to be filed with the Commission after the date hereof will so comply. BJ has made available to Western copies of all BJ SEC Documents filed with the Commission prior to the date hereof and will deliver promptly to Western after they are filed with the Commission all BJ SEC Documents filed after the date hereof. None of the BJ SEC Documents contained, or will contain, as of its date, any untrue statement of a material fact or omitted or will omit, to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The (i) audited fiscal year end consolidated statements of financial position and related consolidated statements of operations, stockholders' equity and cash flows, including the notes thereto, together with the reports thereon of BJ's independent public accountants, and (ii) unaudited interim consolidated statements of financial position and the related unaudited interim consolidated statements of operations, stockholders' equity and cash flows, which are, or will be, included in the BJ SEC Documents or incorporated by reference therein present, or will present, in accordance with the books and records of BJ and its subsidiaries, fairly the financial position, results of operations, cash flows and financial position of BJ and its subsidiaries as of the dates and for the periods indicated and are, or will be, in conformity with generally accepted accounting principles, except, in the case of interim financial statements, for the lack of explanatory footnote disclosures required by generally accepted accounting principles, and subject to normal year end audit adjustments. BJ's consolidated balance sheet at June 30, 1994 included in the BJ SEC Documents is hereinafter called the "Latest BJ Balance Sheet." There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of BJ or any subsidiary of BJ required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the Latest BJ Balance Sheet which is not so reflected or reserved against of which the executive officers of BJ have knowledge, that individually or in the aggregate is reasonably likely to have a BJ Material Adverse Effect, except for normal year-end adjustments and other adjustments described in the Latest BJ Balance Sheet.

         Section 4.6 Absence of Certain Changes or Events. Except as disclosed prior to the date of this Agreement in BJ SEC Documents, since September 30, 1993, the respective businesses of BJ and its subsidiaries have been conducted only in the ordinary course and consistent with past practice and there has not been (i) any change in the business, assets, liabilities, financial condition or results of operations of BJ and its subsidiaries, taken as a whole, that is reasonably likely to (x) have a BJ Material Adverse Effect or (y) as of the date hereof, materially impair the ability of BJ to perform its obligations hereunder or (ii) any material change by BJ or its subsidiaries in accounting principles or methods except insofar as required by a change in generally accepted accounting principles or rules of the Commission.

         Section 4.7 Tax Matters. Each of BJ and each of its Significant Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which BJ or any of its Significant Subsidiaries is or has been a member, has timely filed all material Tax Returns (as hereinafter defined) required to be filed by it, has paid all Taxes (as hereinafter defined) shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a BJ Material Adverse





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Effect, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of BJ or any of its Significant Subsidiaries or is being asserted against BJ or any of its Significant Subsidiaries; no audit of any Tax Return of BJ or any of its Significant Subsidiaries is being conducted by a Tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by BJ or any of its Significant Subsidiaries and is currently in effect. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits or assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. Neither BJ nor any of its Significant Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         Section 4.8 Environmental Matters. (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a BJ Material Adverse Effect, to the knowledge of the executive officers of BJ:

                 (i) BJ and its subsidiaries hold, and are in compliance with and have been in compliance with for the last two years, all Environmental Permits (as hereinafter defined), and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws (as hereinafter defined) and there is no condition that is reasonably likely to prevent or materially interfere in the near future with compliance by BJ and its subsidiaries with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by BJ of the transactions contemplated hereby or the operation of the business of BJ or any of its subsidiaries on the Closing Date;

                 (iii) neither BJ nor any of its subsidiaries has received any Environmental Claim (as hereinafter defined), nor has any Environmental Claim been threatened against BJ or any of its subsidiaries;

                 (iv) neither BJ nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials (as hereinafter defined);

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which BJ or any subsidiary of BJ would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of BJ or any of its subsidiaries under any Environmental Laws.

         (b) For purposes of this Agreement, the terms below shall have the following meanings:

                 "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to BJ or any of its





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
         subsidiaries (or, for purposes of Section 6.10, Western or any of its subsidiaries) asserting liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

                 "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for BJ or any of its subsidiaries (or, for purposes of Section 6.10, Western or any of its subsidiaries) to conduct their operations as presently conducted.

                 "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                 "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

         Section 4.9 Litigation. Except as disclosed prior to the date hereof in BJ SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of BJ, threatened against or affecting BJ or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is reasonably likely to have a BJ Material Adverse Effect or (with respect to such matters that are pending or threatened as of the date hereof) materially impair the ability of BJ to perform its obligations hereunder and there is no judgment, decree, injunction, rule or order of any court, governmental department,commission, board, bureau, agency, instrumentality or arbitrator outstanding against or applicable to BJ or any of its subsidiaries that is reasonably likely to have a BJ Material Adverse Effect or (with respect to such items that are outstanding or applicable as of the date hereof) materially impair the ability of BJ to perform its obligations hereunder.

         Section 4.10 Governmental Licenses and Permits; Compliance with Law. Except as disclosed prior to the date hereof in the BJ SEC Documents, since September 30, 1993 neither BJ nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval the revocation or modification of which has had or is reasonably likely to have a BJ Material Adverse Effect. To the knowledge of the executive officers of BJ, the conduct of the business of each of BJ and its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, are not reasonably likely to have a BJ Material Adverse Effect.

         Section 4.11 Required Vote of BJ Stockholders. The affirmative vote of holders of outstanding shares of BJ Common Stock provided for in NYSE Rule
312.05 is required to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger. No other vote of the stockholders of BJ is required by law, the Restated Certificate of Incorporation or Bylaws of BJ or otherwise to approve this Agreement and the transactions contemplated hereby.





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         Section 4.12  BJ Action.  The Board of Directors of BJ (at a meeting duly called and held on November 17, 1994) unanimously (a) determined that the Merger is fair to and in the best interests of BJ and its stockholders, (b) approved this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger, (c) resolved to recommend approval by BJ's stockholders of this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger and
(d) directed that this Agreement be submitted to BJ's stockholders for their approval, including approval of the Stock Consideration and Warrant Consideration to be issued pursuant to this Agreement.

         Section 4.13 Opinion of Financial Advisor. On the date hereof, BJ has received the opinion of Merrill Lynch & Co. to the effect that the Merger is fair to BJ's stockholders.

         Section 4.14 Brokers and Finders. Except for Merrill Lynch & Co, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of BJ or BJ Sub. Except as expressly set forth in this Agreement, no valid claim against BJ or BJ Sub or, to the knowledge of the executive officers of BJ, against Western exists for payment of any fee or other compensation as a result of any of the transactions contemplated hereby.

         Section 4.15 Available Funds. BJ will have available to it at the Effective Time all funds necessary to satisfy all of its obligations hereunder and in connection with the transactions contemplated herein.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES REGARDING BJ SUB

         BJ and BJ Sub jointly and severally represent and warrant to Western as follows:

         Section 5.1 Organization. BJ Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BJ Sub has not engaged in any business since it was incorporated, except in connection with the Merger and the other transactions contemplated hereby.

         Section 5.2 Capitalization. The authorized capital stock of BJ Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by BJ free and clear of all liens, claims and encumbrances.

         Section 5.3 Authority Relative to this Agreement. BJ Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by BJ Sub's Board of Directors and its sole stockholder and no other corporate proceedings on the part of BJ Sub are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the Act, the Securities Act, the Exchange Act, applicable NYSE rules and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BJ Sub of the Merger or the other transactions contemplated by this Agreement, other than such as may be required solely because Western is a party to the Merger.





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                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF WESTERN

         Western represents and warrants to BJ and BJ Sub, except as set forth in the disclosure letter delivered to BJ by Western on or prior to the date hereof (the "Western Disclosure Memorandum") as follows:

         Section 6.1 Organization and Qualification. Western is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Western is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not reasonably likely to, individually or in the aggregate, have a Western Material Adverse Effect (as defined below).

         As used in this Agreement, the term "Western Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition or results of operations of Western and its subsidiaries taken as a whole; provided, however, that any change or changes in, or caused by, the prices of oil, gas or chemical products, general economic conditions or local, regional, national or international industry conditions shall not be deemed to constitute a Western Material Adverse Effect, it also being understood that a Western Material Adverse Effect shall not include a change with respect to Western resulting from any change in law, rule or regulation or generally accepted accounting principles, consistently applied, that applies to both BJ and Western.

         Section 6.2 Capitalization. The authorized capital stock of Western consists of 50,000,000 shares of Western Common Stock and 6,000,000 shares of preferred stock, without par value ("Western Preferred Stock"). As of November 11, 1994, 18,243,238 shares of Western Common Stock were validly issued and outstanding, fully paid and nonassessable and no other shares of Western's capital stock were outstanding. As of November 9, 1994, Western had outstanding options to purchase, in the aggregate, 1,018,714 shares of Western Common Stock granted under the Western Plans (as defined in Section 6.7), which includes options to purchase 268,750 shares of Western Common Stock granted under an agreement, dated May 12, 1989, with an executive officer of Western, options to purchase 37,500 shares of Western Common Stock granted under Western's Non-Employee Directors' Plan and options to purchase 712,464 shares of Western Common Stock granted under Western's Long-Term Performance Incentive Plan (collectively, the "Western Options"). As of October 31, 1994, there was outstanding $88,746,000 principal amount of Western Convertible Debentures convertible into 5,220,352 shares of Western Common Stock. Since November 11, 1994, no shares of Western's capital stock have been issued. Except for Western Options, Western Convertible Debentures and the preferred stock purchase rights (the "Western Rights") issued pursuant to Western's Stockholders Protection Rights Agreement dated as of March 5, 1990, as amended (the "Western Rights Agreement"), there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations outstanding obligating Western to issue or sell any shares of its capital stock or any securities exercisable or exchangeable for or convertible into any shares of its capital stock. There are no voting trusts or other agreements or understandings to which Western or any of its subsidiaries is a party or by which Western or any of its subsidiaries is bound with respect to the voting of Western Common Stock or the stock of any subsidiary of Western. Western has provided to BJ true and correct lists of the record holders as of November 9, 1994 of all Western Options. Except as disclosed prior to the date hereof in the Western SEC Documents (as defined in Section 6.5), there are no agreements or other understandings to which Western or any of its subsidiaries is a party or by which Western or any of its subsidiaries is bound with respect to the repurchase, redemption or other acquisition of or payment in respect of any shares of capital stock of Western or any of its subsidiaries.





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
         Section 6.3 Western Subsidiaries. Each Significant Subsidiary (as defined in Rule 12b-1 under the Exchange Act) of Western is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Each such Significant Subsidiary of Western is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties directly or indirectly owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not, individually or in the aggregate, reasonably likely to have a Western Material Adverse Effect. Except as disclosed in the Western SEC Documents all the outstanding shares of capital stock of each such Significant Subsidiary of Western are directly or indirectly owned (of record and beneficially) by Western or a wholly owned subsidiary of Western. All the outstanding shares of capital stock of such Significant Subsidiaries of Western are validly issued, fully paid and nonassessable, and those shares owned by Western or by a subsidiary of Western are owned free and clear of any pledges, liens, claims, security interests or other encumbrances of any kind other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which Western, directly or indirectly through a subsidiary, is a party. As of the date hereof, there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Western other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which Western, directly or indirectly through a subsidiary, is a party. Western does not directly or indirectly have any equity investment in any corporation, partnership, joint venture or other business association or entity which equity investment was when initially made, or has a current market value as of the date hereof, in excess of $750,000, except as disclosed prior to the date of this Agreement in the Western SEC Documents.

         Section 6.4 Authority Relative to this Agreement. Subject to the approval of this Agreement by the holders of at least two-thirds of the outstanding shares of Western Common Stock, Western has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Western's Board of Directors and, except for the approval of its stockholders as contemplated in Section 8.3, no other corporate proceedings on the part of Western are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed, acknowledged and delivered by Western and (assuming the valid authorization, execution and delivery of this Agreement and the transactions contemplated hereby by each of BJ and BJ Sub) is a valid and binding obligation of Western, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles and except that indemnification for certain matters pertaining to federal and state securities laws may not be enforceable by reason of applicable public policy. Western is not subject to or obligated under (i) any charter or bylaw provision or (ii) any other contract, indenture, loan document, license, franchise, permit, order, decree or instrument (except for master service contracts which are terminable upon no more than 90 days' notice) binding on Western or any of its subsidiaries which would be breached or violated by its executing and performing this Agreement and the transactions contemplated hereby (or pursuant to which the transactions contemplated hereby may give rise to any right of termination, cancellation, acceleration or payment) other than, in the case of clause (ii) only, any breaches or violations (or rights of termination, cancellation, acceleration or payment) which will not, either singly or in the aggregate, have a Western Material Adverse Effect or materially impair the ability of Western to perform its obligations hereunder. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart Scott Act, the Securities Act, the Exchange Act, applicable NYSE rules and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Western of the Merger or the other transactions contemplated by this Agreement, other than such as may be required solely because BJ or BJ Sub is a party to the Merger, except where the failure to so file or register or to obtain such authorizations, consents or approvals is not reasonably likely to have a Western Material Adverse Effect.

         Section 6.5 Reports and Financial Statements. Western has filed with the Commission all prospectuses, proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) which were required under the Securities Act or the Exchange Act to be filed with the Commission by Western since December 31, 1991, and will file all proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) required to be filed after the date hereof and prior to the Effective Time (collectively, the "Western SEC Documents"). As of their respective dates, the Western SEC Documents filed with the Commission prior to the date hereof complied in all material respects with all material requirements of the Securities Act or the Exchange Act, as the case may be, and the Western SEC Documents to be filed with the Commission after the date hereof will so comply. Western has made available to BJ copies of all Western SEC Documents filed with the Commission prior to the date hereof and will deliver promptly to BJ after they are filed with the Commission all Western SEC Documents filed after the date hereof. None of the Western SEC Documents contained, or will contain, as of its date, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The (i) audited fiscal year end consolidated balance sheets and related consolidated statements of operations, stockholders' equity and cash flows, including the notes thereto, together with the reports thereon of Western's independent public accountants, and (ii) unaudited interim consolidated balance sheets and the related unaudited interim consolidated statements of operations, stockholders' equity and cash flows, which are, or will be, included in Western SEC Documents or incorporated by reference therein, present, or will present, in accordance with the books and records of Western and its subsidiaries, fairly the financial position, results of income, cash flows and financial position of Western and its subsidiaries as of the dates and for the periods indicated and are, or will be, in conformity with generally accepted accounting principles, except, in the case of interim financial statements, for the lack of explanatory footnote disclosures required by generally accepted accounting principles, and subject to normal year end audit adjustments. Western's consolidated balance sheet at September 30, 1994 included in the Western SEC Documents is hereinafter called the "Latest Western Balance Sheet." There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Western or any subsidiary of Western required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the Latest Western Balance Sheet which is not so reflected or reserved against of which the executive officers of Western have knowledge, that individually or in the aggregate is reasonably likely to have a Western Material Adverse Effect, except for normal year-end adjustments and other adjustments described in the Latest Western Balance Sheet.

         Section 6.6 Absence of Certain Changes or Events. Except as disclosed prior to the date of this Agreement in the Western SEC Documents, since December 31, 1993, (a) the respective businesses of Western and its subsidiaries have been conducted only in the ordinary course and consistent with past practice, (b) there has not been any change in the business, assets, properties, financial condition or results of operations of Western and its subsidiaries, taken as a whole, that is reasonably likely to (x) have a Western Material Adverse Effect (it being acknowledged by BJ that the public announcement on September 13, 1994 by BJ of its proposal to acquire Western and subsequent events related thereto, including, without limitation, entering into this Agreement and the transactions contemplated hereby, could have a negative impact on operating results prior to the Effective Time) or (y) as of the date hereof, materially impair the ability of Western to perform its obligations hereunder and (c) there has not been:





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                 (i)      any declaration, setting aside or payment of any
         dividend or other distribution with respect to any shares of capital stock of Western, or any repurchase, redemption or other acquisition by Western of any outstanding shares of capital stock or other equity securities of Western or any options, warrants or rights of any kind to acquire any, or any securities exercisable or exchangeable for or convertible into shares of, capital stock or other equity securities of Western (other than the extinguishment of options upon the exercise of Western Options and other than purchases of Western Common Stock by the trustee under the Western Retirement Savings Plan);

                 (ii) any change in any method of accounting or accounting practice by Western, except for any such change required to be implemented pursuant to generally accepted accounting principles or rules of the Commission; or

                 (iii) any (A) grant of any severance or termination pay to any director, officer or employee of Western or any of its subsidiaries (other than settlement arrangements with employees other than officers in accordance with past practice and pursuant to which Western or its subsidiaries obtain certain waivers of rights), (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Western or any subsidiary thereof, (C) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) any increase in compensation, bonus or other benefits payable to directors, officers or employees of Western or any subsidiary thereof, other than in the ordinary course (including normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awards under existing plans).

         Section 6.7 Benefit Plans. (a) Section 6.7(a) of the Western Disclosure Memorandum contains a complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including, without limitation, multiemployer plans within the meaning of ERISA section 3(37), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive or deferred compensation plans) under which any employee or director or former employee or director of Western, including any beneficiary thereof, has any present or future right to benefits or under which Western has any present or future liability (other than payments by insurance companies under terminated insurance contracts). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Western Plans".

         (b) With respect to each Western Plan, Western has delivered or, in the case of clauses (i), (ii) and (iv) below, made available to BJ a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent Internal Revenue Service determination letter; (iii) any summary plan description and other written communications by Western to its employees which are materially inconsistent with any summary plan description; and (iv) the most recent (I) Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

         (c) (i) Each Western Plan has been established and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws, rules and regulations; (ii) each Western Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred to the knowledge of the executive officers of Western, whether by action or failure to act, which would cause the loss of such qualification; and (iii) with respect to any Western Plan, no actions,





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
suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the executive officers of Western, threatened. Western will promptly notify BJ in writing of any pending or threatened claims arising between the date hereof and the Closing Date (other than routine claims for benefits in the ordinary course). No event has occurred and no condition exists with respect to or relating to any Western Plan that is reasonably likely to subject Western, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any material tax,fine or penalty or other liability imposed by ERISA, the Code or other applicable laws.

         (d) (i) No Western Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived); (ii) to the knowledge of the executive officers of Western, no event or condition exists which could be deemed a reportable event within the meaning of ERISA section 4043 with respect to any Western Plan that is subject to Title IV of ERISA where the present value of accrued benefits exceeds the fair market value of assets available for such benefits by a material amount; (iii) Western and each member of its Controlled Group have made all required premium payments when due to the PBGC; (iv) neither Western nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination; (v) no amendment has occurred which has required or could require Western or any member of its Controlled Group to provide security pursuant to Code section 401(a)(29); and (vi) neither Western nor any member of its Controlled Group has engaged in a transaction which is reasonably likely to subject it to liability under ERISA section 4069.

         (e) Section 6.7(e) of the Western Disclosure Memorandum sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of Western under each unfunded Western Plan which is a pension plan within the meaning of Section 3(2) of ERISA.

         (f) No Western Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and neither Western nor any member of its Controlled Group has incurred or is likely to incur any liability to any multiemployer plan nor is engaged in a transaction which could subject Western to liability under ERISA section 4212(c).

         (g) (i) No Western Plan, by its terms, provides for an increase in the rate of accrual or the amount of benefits thereunder on or after the Closing Date (other than increases due to ordinary accruals or contributions under the plan), (ii) each Western Plan may be amended or terminated under the terms of such Western Plan without material obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on Western's balance sheet); and (iii) except as specifically contemplated by this Agreement, no Western Plan exists which could result in the payment to any Western employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Western employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

         Section 6.8 Labor Matters. (i) Neither Western nor any of its Significant Subsidiaries is party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Western, threatened, with regard to employees of Western or any Significant Subsidiary; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Western, threatened against Western or any of its Significant Subsidiaries;
(iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Western are there any campaigns being conducted to solicit cards from the employees of Western or any Significant Subsidiary of Western to





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
authorize representation by any labor organization; (v) neither Western nor any Significant Subsidiary of Western is party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Western or any Significant Subsidiary of Western; and
(vi) Western and each Significant Subsidiary of Western are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees except where failure to be in compliance with each such agreement, contract and policy is not, either singly or in the aggregate, reasonably likely to have a Western Material Adverse Effect.

         Section 6.9 Tax Matters. Each of Western and each of its Significant Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Western or any of its subsidiaries is or has been a member, has timely filed all material Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Western Material Adverse Effect, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of Western or any of its Significant Subsidiaries or is being asserted against Western or any of its Significant Subsidiaries; no audit of any Tax Return of Western or any of its Significant Subsidiaries is being conducted by a Tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by Western or any of its Significant Subsidiaries and is currently in effect. Neither Western nor any of its Significant Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code.

         Section 6.10 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Western Material Adverse Effect, to the knowledge of the executive officers of Western:

                 (i) Western and its subsidiaries hold, and are in compliance with and have been in compliance with for the last two years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Western and its subsidiaries with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Western of the transactions contemplated hereby or the operation of the business of Western or any of its subsidiaries on the Closing Date;

                 (iii) neither Western nor any of its subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Western or any of its subsidiaries;

                 (iv) neither Western nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Western or any subsidiary of Western would be required to defend, indemnify, hold harmless, or otherwise be responsible for any





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         violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Western or any of its subsidiaries under any Environmental Laws.

         Section 6.11 Litigation. Except as disclosed prior to the date hereof in Western SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Western, threatened against Western or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is reasonably likely to have a Western Material Adverse Effect or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of Western to perform its obligations hereunder and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Western or any of its subsidiaries is subject that is reasonably likely to have a Western Material Adverse Effect or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of Western to perform its obligations hereunder.

         Section 6.12 Governmental Licenses and Permits; Compliance with Law. Except as disclosed prior to the date hereof in the Western SEC Documents, since December 31, 1993 neither Western nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval the revocation or modification of which has had or is reasonably likely to have a Western Material Adverse Effect. To the knowledge of the executive officers of Western, the conduct of the business of each of Western and its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, are not reasonably likely to have a Western Material Adverse Effect.

         Section 6.13 Amendment to Western Rights Agreement. (a) The Board of Directors of Western has taken all necessary action to amend the Western Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Western Common Stock into the right to receive Merger Consideration in accordance with Article III of this Agreement, and the consummation of the Merger or any other transaction contemplated hereby will cause (i) the Western Rights issued pursuant to the Western Rights Agreement to become exercisable under the Western Rights Agreement, (ii) BJ or any of BJ's direct or indirect subsidiaries to be deemed an "Acquiring Person" (as defined in the Western Rights Agreement), (iii) any such event to be deemed a "Flip-over Transaction or Event" (as defined in the Western Rights Agreement) or (iv) the "Stock Acquisition Date" (as defined in the Western Rights Agreement) to occur upon any such event.

         (b) The "Expiration Time" (as defined in the Western Rights Agreement) of the Western Rights will occur immediately prior to the Effective Time.

         (c) The "Separation Time" (as defined in the Western Rights Agreement) has not occurred.

         Section 6.14 Required Vote of Western Stockholders. The affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Western Common Stock is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of Western is required by law, the Restated Certificate of Incorporation or Bylaws of Western or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.





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         Section 6.15  Western Action.  The Board of Directors of Western (at a
meeting duly called and held on November 17, 1994) unanimously (a) determined that the Merger is fair to and in the best interests of Western and its stockholders, (b) approved this Agreement and the Merger in accordance with the Delaware Corporation Law, (c) resolved to recommend approval and adoption of this Agreement and Merger by Western's stockholders and (d) directed that this Agreement be submitted to Western's stockholders.

         Section 6.16 Opinion of Financial Advisor. On the date hereof, Western has received the opinion of Goldman, Sachs & Co. to the effect that the consideration to be received in the Merger by Western's stockholders is fair to such stockholders.

         Section 6.17 Brokers and Finders. Except for Goldman, Sachs & Co. and Alexander Corporate Financial Consulting, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of Western. Except as expressly set forth in this Agreement, no valid claim against Western or, to the knowledge of the executive officers of Western, against BJ or BJ Sub exists for payment of any fee or other compensation as a result of any of the transactions contemplated hereby.

         Section 6.18 Intellectual Property. Western and each of its subsidiaries owns, or is licensed to use (in each case, clear of any material liens or other encumbrances) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the business of Western. To the knowledge of the executive officers of Western, the use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Western and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability that is reasonably likely to have a Western Material Adverse Effect.


                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 7.1 Conduct of Business by Western Pending the Merger. Prior to the Effective Time, unless BJ shall otherwise consent in writing (it being understood that BJ must act in good faith whenever it withholds such consent), Western shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, prior to the Effective Time, except as expressly contemplated by this Agreement or unless BJ shall otherwise agree in writing, Western shall not, and shall cause each of its subsidiaries not to:

                 (i) (A) sell or pledge or otherwise encumber or agree to sell or pledge any stock owned by it in any direct or indirect subsidiary of Western; (B) redeem, purchase or otherwise acquire any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities exercisable or exchangeable for or convertible into shares of, the capital stock of Western or any of its subsidiaries, other than the extinguishment of options outstanding as of the date hereof upon the exercise of such options and other than purchases of Western Common Stock by the trustee under the Western Retirement Savings Plan; (C) amend the Restated Certificate of Incorporation or Bylaws of Western or the certificate of incorporation or bylaws or other governing documents of any of Western's subsidiaries; (D) split, combine or reclassify any of Western's capital stock or the capital stock of any of Western's subsidiaries; or (E) declare, set aside or pay any dividend on, or make any other distributions in respect of, any of Western's





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         capital stock or the capital stock of any of Western's subsidiaries, other than dividends and distributions by a direct or indirect subsidiary of Western to its stockholder or stockholders;

                 (ii) (A) issue, authorize the issuance of or agree to issue any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities exercisable or exchangeable for or convertible into shares of, Western's capital stock or the capital stock of any of Western's subsidiaries (except to issue shares of Western Common Stock (including associated Western Rights) upon the due exercise of Western Options, or the due conversion of Western Convertible Debentures, outstanding on the date hereof or the due exercise of outstanding Western Rights) or issue or agree to issue any other equity securities; (B) acquire or dispose of any business or line of business or any assets, other than in the ordinary course of business and consistent with past practice (or pursuant to the agreement dated November 1, 1994 with respect to the sale of the Alaskan Star Rig), or engage in any negotiations with any person or entity concerning any such transaction (other than negotiations with respect to the possible sale of offshore drilling rigs); (C) make any
         (1) capital expenditures which have not been expressly provided for in the list of currently authorized financial expenditures as of October 31, 1994 (a copy of which has been delivered to BJ), or (2) capital expenditures in excess of $3,000,000 in the fourth calendar quarter of 1994 or in any calendar quarter of 1995, in addition to those permitted by clause (1) above; (D) enter into any other transaction not in the ordinary course of business and consistent with past practice; (E) amend or modify any of the terms of any Western Option or grant any stock option, stock appreciation rights or stock bonuses;
         (F) amend or modify the Western Rights Agreement or redeem any Western Rights; or (G) merge or consolidate with another corporation, other than the merger of a wholly-owned subsidiary of Western with and into Western or another wholly-owned subsidiary;

                 (iii) (A) lease, license, mortgage or otherwise encumber or subject to any consensual lien any material assets other than in the ordinary course of business and consistent with past practice; (B) incur any indebtedness for borrowed money (other than letters of credit entered into, or short-term borrowings for working capital purposes incurred, in each case in the ordinary course of business and consistent with past practice) or guarantee any such indebtedness of another person or entity; or (C) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than to Western or any direct or indirect subsidiary of Western, other than as required under existing agreements with third parties and other than in connection with the relocation of employees under existing Western policies and consistent with past practice;

                 (iv) (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof; (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization, other than a plan or resolution authorizing the dissolution of a subsidiary of Western with less than $100,000 in assets; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the Commission; or (E) settle or compromise any litigation brought against it other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including without limitation the cost to Western and its subsidiaries of complying with any provision of such settlement or compromise other than cash payments) does not exceed $500,000, exclusive of amounts covered by insurance;

                 (v) (A) enter into any new, or amend any existing, severance agreement or arrangement (other than settlement arrangements with employees other than officers in





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         accordance with past practice and pursuant to which Western obtains certain waivers of rights from such employees), deferred compensation arrangement or employment agreement with any current officer, director or employee, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of Western and its subsidiaries and their respective predecessors that would increase the cost of aggregate benefits available by more than 1% (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awards under existing plans and forgiveness of employee indebtedness incurred in connection with relocation loans made under existing Western policies); or

                 (vi) authorize or enter into any agreement to do any of the foregoing.


                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

         Section 8.1 Access and Information. Subject to the Confidentiality Agreements (as defined in Section 10.2), upon reasonable notice, Western and BJ shall each afford to the other and to the other's accountants, counsel and other authorized representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, each shall furnish promptly to the other (i) a copy of each report and other document filed by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that the foregoing shall not require Western or BJ to permit any inspection, or to disclose any information, that in the reasonable judgment of Western or BJ, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any obligation of Western or BJ, as the case may be, with respect to confidentiality if Western or BJ, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 8.1 shall be directed to an executive officer of Western or BJ or such person as may be designated by either of their respective officers, as the case may be. No investigation pursuant to this
Section 8.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 8.2 Stock Exchange Listing. BJ shall use its best efforts to list on the NYSE, prior to the Effective Time, subject to official notice of issuance, (a) the BJ Common Stock (including associated BJ Purchase Rights) and the BJ Common Stock issuable upon exercise of the BJ Warrants to be issued pursuant to the Merger, and (b) the BJ Warrants to be issued pursuant to the Merger. If the BJ Warrants are not so listed on the NYSE, BJ shall use its best efforts to have the BJ Warrants listed on NASDAQ.

         Section 8.3 Stockholders' Approval. Each of BJ and Western shall take, in accordance with applicable law and their respective certificates of incorporation and bylaws, all action necessary to convene a meeting of its stockholders (collectively, the "Stockholders Meetings") as promptly as practicable after the registration statement on Form S-4 to be filed with the Commission by BJ in connection with the issuance of shares of BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including shares of BJ Common Stock issuable upon the exercise thereof) in the Merger (the "S-4") is declared effective for the purpose of voting, in the case of Western, to adopt this Agreement and approve the Merger and the other transactions contemplated hereby and, in the case of BJ, to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the





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
Merger and, in each case, such other matters as may be appropriate at such meetings and are consented to in writing by BJ and Western (which consent shall not be unreasonably withheld), provided that no proxy statement for use in connection with the stockholders' meeting of each of BJ and Western referred to in Section 8.3 hereof (the "Joint Proxy Statement") shall be mailed by Western or BJ without the prior approval of the other party hereto. Each of BJ and Western will use its best efforts to hold such meetings no later than April 30, 1995, unless otherwise agreed by the parties hereto, and will use its best efforts to hold such meetings on the same day. Unless otherwise required by applicable law because of the fiduciary duties of the directors of Western to its stockholders as determined by such directors in good faith after consultation with and based upon the advice of Sullivan & Cromwell, as legal counsel to Western, the Board of Directors of Western shall recommend to its stockholders approval of the transactions contemplated by this Agreement, Western shall use its best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and Western shall not take any actions that are inconsistent with such best efforts obligation. BJ shall recommend to its stockholders approval of the transactions contemplated by this Agreement, shall use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the issuance of the Stock Consideration and Warrant Consideration in the Merger as required by NYSE Rule 312.05, and shall not take any actions that are inconsistent with such best efforts obligation. Each of Western and BJ shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Corporation Law or NYSE rules, as the case may be, to obtain such approvals. Western will cause its transfer agent to make stock transfer records relating to Western available to the extent reasonably necessary to effectuate the intent of this Agreement.

         Section 8.4 No Solicitation. (a) Except with respect to BJ and its affiliates, on or after the date hereof, Western shall not, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, affiliates, agents and representatives (including without limitation any investment banker, attorney or accountant retained by Western or any of its subsidiaries), and shall use its best efforts to cause its and its subsidiaries' employees not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to an Alternative Transaction (as hereinafter defined), participate in any negotiations concerning, or provide to any other person any information or data relating to Western or its subsidiaries for the purpose of, or have any substantive discussions with, any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that nothing contained in this
Section 8.4 shall prohibit Western or its Board of Directors from taking and disclosing to the stockholders of Western a position with respect to any such Alternative Transaction that, in the judgment of the Board of Directors of Western, as determined in good faith by such directors after consultation with and based upon the advice of Sullivan & Cromwell, as counsel to Western, is required by applicable law; and provided, further, that (x) the Board of Directors of Western may (i) upon the unsolicited request of a third party which executes a confidentiality agreement with Western in customary form, furnish information or data (including without limitation confidential information or data relating to Western or its subsidiaries) in order to allow such third party to consider making a proposal with respect to, or entering into, an Alternative Transaction involving such third party and Western, (ii) participate in negotiations or have substantive discussions with a third party who makes an unsolicited, bona fide proposal regarding an Alternative Transaction, and (iii) in connection therewith, cooperate with or assist or facilitate such third party in its attempt to effect such Alternative Transaction, and (y) following receipt of an unsolicited, bona fide proposal from a third party regarding an Alternative Transaction, the Board of Directors of Western may withdraw or modify its recommendation referred to in Section 8.3, in each case to the extent that the Board of Directors of Western determines in good faith, after consultation with and based upon the advice of Sullivan & Cromwell, as counsel to Western, that such action may be required in order for the Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.





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Western shall promptly advise BJ of any such request or proposal that Western may receive. Prior to taking any such action, if Western intends to participate in any such discussions or negotiations or provide any such information to any such third party, Western shall give reasonable prior notice to BJ of each such action. Nothing in this Section 8.4 shall (A) permit Western to terminate this Agreement or (B) permit Western to enter into any written agreement with respect to an Alternative Transaction during the term of this Agreement (it being agreed that during the term of this Agreement Western shall not enter into any written agreement with any person that provides for, or in any way facilitates, an Alternative Transaction, other than a confidentiality agreement in the form referred to above), it being understood that Section 10.1(f) sets forth the rights of Western to terminate this Agreement in the circumstances specified in clause (y) above.

         (b) Western will immediately, and will cause its subsidiaries and its and its subsidiaries' officers, directors, agents and representatives (including without limitation any investment banker, attorney or accountant retained by Western or any of its subsidiaries), and will use its best efforts to cause its and its subsidiaries' employees, to immediately, cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Alternative Transactions.

         (c) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of Section 8.4(a) by any officer or director or authorized employee, agent or representative of Western or any of its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by Western or any of its subsidiaries), or otherwise shall be deemed to be a breach of Section 8.4(a) by Western.

         (d) As used herein, "Alternative Transaction" means (i) any merger, consolidation or other business combination transaction involving Western in which another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire beneficial ownership of at least 20% of the aggregate voting power of all voting securities of Western or the Surviving Corporation, as the case may be;
(ii) any tender offer or exchange offer for any securities of Western which, if consummated, would result in another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) becoming the beneficial owner of at least 20% or more of the aggregate voting power of all voting securities of Western; (iii) any sale or other disposition of assets of Western or any of its subsidiaries (excluding the offshore drilling rigs) in a single transaction or in a series of related transactions if the fair market value of such assets exceeds 20% of the aggregate fair market value of the assets of Western and its subsidiaries taken as a whole before giving effect to such sale or other disposition; (iv) the adoption by Western of a plan of liquidation, the declaration or payment by Western of an extraordinary dividend on any of its shares of capital stock or the effectuation by Western of a recapitalization or other type of transaction which would involve either a change in Western's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock; or (v) the repurchase by Western or any of its subsidiaries of shares of Western Common Stock representing at least 20% or more of the aggregate voting power of all voting securities of Western.

         Section 8.5 Antitrust Filing and Divestitures. (a) Within two Trading Days after the date hereof, Western and BJ shall file notification and report forms under the Hart Scott Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall promptly make all other necessary, proper or advisable filings with the applicable federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), related to the transactions contemplated by this Agreement and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division or such other Governmental Entities for additional information or documentation. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives,





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on the one hand, and the FTC the Antitrust Division or any other Governmental
Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the Hart Scott Act.

         (b) Without limiting the generality of the undertakings pursuant to this Section 8.5 and Section 8.14, BJ shall promptly take or cause to be taken all actions as it may determine to be reasonably appropriate in order to avoid the commencement of a proceeding by any Governmental Entity to restrain, enjoin or to otherwise prohibit consummation of the Merger so as to permit consummation of the Merger on a schedule as close as possible to that contemplated by this Agreement.

         Section 8.6 Indemnification and Insurance. (a) From and after the Effective Time, BJ agrees that it or the Surviving Corporation will indemnify and hold harmless each present and former director and officer of Western and its subsidiaries (the "Indemnified Parties") against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent allowed by law (and BJ or the Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BJ and the Surviving Corporation thereof, but the failure to so notify shall not relieve BJ or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) BJ or the Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and neither BJ nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if neither BJ nor the Surviving Corporation elects to assume such defense or there is a conflict of interest between BJ or the Surviving Corporation, on the one hand, and the Indemnified Parties, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to BJ or the Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and BJ or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that neither BJ nor the Surviving Corporation shall, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) neither BJ nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, and provided, further, that neither BJ nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become





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final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) For a period of three years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by Western (the "Current D&O Policy") (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous ("Substitute Coverage") and will, to the extent available, provide such Substitute Coverage if the Current D&O Policy is not available) with respect to claims arising from facts or events occurring at or prior to the Effective Time; provided, however, if the Current D&O Policy expires, is terminated or cancelled during such three year period and Substitute Coverage cannot be obtained, the Surviving Corporation shall use its best efforts to obtain as much insurance as can be obtained for the remainder of such period up to a maximum of the coverage amount of the Current D&O Policy; provided further, that in no event shall the Surviving Corporation be required to expend for insurance premiums pursuant to this Section 8.6(b) more than 150% of the current annual premiums paid by Western for such insurance (which premiums Western represents and warrants to be $421,000 in the aggregate).

         (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 8.6.

         (e) The provisions of this Section 8.6 are intended to be for the benefit of, and shall be enforceable by, each of the directors and officers of Western who are the beneficiaries of the indemnification arrangements specified herein and their heirs and their representatives.

         Section 8.7 Amendment of Western Plans. Western shall take such action as is necessary to amend, as of the Effective Time, each Western Plan providing for the issuance of, or related to, the securities of Western or the Surviving Corporation to provide that on and after the Effective Time, no option or other right shall be outstanding to acquire any security of Western or the Surviving Corporation.

         Section 8.8 Employee Arrangements. (a) The Surviving Corporation agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of Western will continue to be provided with benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Western to such employees; provided, however, that nothing herein shall (i) prevent the amendment or termination of any Western Plan, (ii) require the Surviving Corporation to provide or permit investment in the securities of BJ, BJ Sub, Western or the Surviving Corporation, or (iii) limit or restrict the ability of BJ,Western or the Surviving Corporation to terminate the employment of any officer or employee.

         (b) Notwithstanding anything to the contrary in Section 8.8(a), BJ will, and will cause the Surviving Corporation to honor all employee benefit obligations to current and former employees and directors under the Western Plans, under the Retirement Plan for Non-Employee Directors and, to the extent set forth in Western SEC Documents or the Western Disclosure Memorandum, the Special Severance Policy in existence on the date hereof and all employment or severance agreements or indemnification agreements entered into by Western or adopted by the Board of Directors of Western prior to the date hereof; provided, however, that nothing shall prevent BJ or the Surviving Corporation from taking any action with respect to such plans, obligations or agreements or refraining from taking any such action which is permitted or provided for under the terms thereof.





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         (c)     Employees of the Surviving Corporation shall be given credit for all service with Western and its subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation or BJ in which they become participants for all purposes thereunder; provided, however, that employees of the Surviving Corporation who become participants in a defined benefit pension plan sponsored by BJ or in a defined benefit pension plan sponsored by the Surviving Corporation which is adopted on or after the Effective Time shall not be given credit for benefit accrual purposes to the extent such credit would result in a duplication of benefits under more than one defined benefit pension plan.

         (d) A special committee of the Board of Directors of BJ shall be established (the "Special Committee") consisting of two current outside directors of BJ and two current outside directors of Western who will become directors of BJ after the Closing Date as specified in Section 8.16. Except as otherwise specified in the last sentence of this Section 8.8(d), the provisions of this Section 8.8 shall be enforceable exclusively by the Special Committee for the benefit of the officers and employees of the Surviving Corporation and its subsidiaries who were officers and employees of Western and its subsidiaries prior to the Effective Time. If any such officer or employee has any claim that the provisions of this Section 8.8 have not been complied with, such officer or employee shall be required to submit such claim to the Special Committee, and any decision rendered by a majority of the members of the Special Committee shall be binding upon such officer or employee and shall be dispositive of such claim for all purposes whatsoever. If (and only if) the Special Committee is unable to reach a majority decision with respect to the disposition of such claim, such officer or employee may pursue his claim in any other appropriate manner.

         Section 8.9 Publicity. Except with respect to matters concerning an Alternative Transaction, the parties hereto shall consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated by this Agreement and shall use their best efforts to agree upon the text of any such press release or the making of such public announcement prior to the public dissemination thereof and prior to making any filings with any Governmental Entity or national securities exchange with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

         Section 8.10 Fees and Expenses. (a) Except as provided in Sections 8.10(b) through Section 8.10(g), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

         (b) If (i) Western terminates this Agreement pursuant to Section 10.1(f); (ii) BJ terminates this Agreement pursuant to Section 10.1(e)(i); or
(iii) either Western or BJ terminates this Agreement pursuant to Section 10.1(h) and, prior to such failure of Western stockholders to adopt this Agreement and approve the Merger, another party shall have made a proposal to effectuate an Alternative Transaction and such proposal shall have been publicly announced, then in any such event Western shall pay to BJ, in immediately available funds, (A) on the date on which such Alternative Transaction is consummated, $16,000,000 (the "Topping Fee") and (B) within one Trading Day after requested by BJ (accompanied by reasonably detailed documentation) from time to time, all of BJ's Expenses up to a maximum payment pursuant to this clause (B) of $3,500,000. The term "BJ's Expenses" shall include all out-of-pocket expenses and fees (including without limitation fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing, or agreeing to arrange or provide, financing for, or financing advice with respect to, the Merger and all fees of counsel, accountants, experts and consultants to BJ or BJ Sub) actually incurred by BJ and BJ Sub or on their behalf in connection with the consummation of all transactions contemplated by this Agreement, including the Merger.

         (c) If the provisions of Section 8.10(b) are not applicable and BJ terminates this Agreement pursuant to Section 10.1(e) (ii), then Western shall pay to BJ, within one Trading Day after requested





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by BJ (accompanied by reasonably detailed documentation) from time to time, all of BJ's Expenses up to a maximum payment pursuant to this Section 8.10(c) of $3,500,000.

         (d) If Western terminates this Agreement pursuant to Section 10.1(g) and if (and only if) such termination occurs on or after the date of consummation of the BJ Alternative Transaction which gave rise to such right of termination under Section 10.1(g) then in such event BJ shall pay to Western, in immediately available funds, (i) on the date of such termination, $16,000,000 and (ii) within one Trading Day after requested by Western (accompanied by reasonably detailed documentation) from time to time, all of Western's Expenses up to a maximum payment pursuant to this clause (ii) of $3,500,000. The term "Western's Expenses" shall include all out-of-pocket expenses and fees (including without limitation fees and expenses payable to all investment banking firms, counsel, accountants, experts and consultants to Western) actually incurred by Western or on its behalf in connection with the consummation of the transactions contemplated by this Agreement, including the Merger.

         (e)     If either BJ or Western terminates this Agreement pursuant to
Section 10.1(j), then BJ shall pay to Western, within one Trading Day after requested by Western (accompanied by reasonably detailed documentation) from time to time, all of Western's Expenses up to a maximum payment pursuant to this Section 8.10(e) of $3,500,000; provided, however, that BJ shall pay to Western a termination fee of $20,000,000 and shall not make any additional payment to Western in reimbursement of Western's Expenses, if either BJ or Western terminates this Agreement pursuant to Section 10.1(j) and both of the following conditions shall have been satisfied: (i) the meeting of BJ stockholders shall have been held subsequent to the receipt of the first Antitrust Termination Notice (as defined in Section 8.10(f)) sent by Western at the end of the 100-day period referred to in Section 10.1(l) (the "Antitrust Approval Period") (without regard to any extensions thereof) and (ii) BJ shall have elected to extend the Antitrust Approval Period pursuant to clause (i) of
Section 8.10(f) rather than pursuant to clause (ii) of Section 8.10(f).

         (f) If either BJ or Western terminates this Agreement pursuant to Sections 10.1(i) or 10.1(l) (but only if, in the case of a termination pursuant to Section 10.1(i), the action giving rise to an order or injunction sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws), then BJ shall pay to Western a termination fee of $20,000,000 within five Trading Days after written notice of termination under Sections 10.1(i) or 10.1(l) (the "Antitrust Termination Notice") is received by BJ from Western or received by Western from BJ; provided, however, that BJ shall have the option to require Western to rescind any such Antitrust Termination Notice sent by Western under Section 10.1(l) if either of the conditions set forth below shall have been satisfied, in which event such Antitrust Termination Notice shall be rescinded and the Antitrust Approval Period shall be deemed to have been changed to 130 days:

                 (i) if at the time such Antitrust Termination Notice is received, BJ has been engaged in active and continuous negotiations with the Antitrust Division or the FTC with respect to the Consent Decree Final Agreement (as defined in Section 10.1(l)), provided that prior to the tenth day after receipt by BJ of the Western Compliance Certificates (as defined in Section 10.1(l)), BJ and its outside counsel each delivered to Western certificates that to the best of their knowledge BJ is in "substantial compliance" with the Antitrust Division's or FTC's "second request" for information from BJ under the Act, or

                 (ii) if the foregoing clause (i) is not applicable, if BJ shall have paid a fee of $2,500,000 to Western on or prior to the fifth Trading Day after BJ's receipt of such Antitrust Termination Notice;

provided, further, that at the end of such extended Antitrust Approval Period BJ shall have the option to extend the Antitrust Approval Period for a second 30-day period by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) above, or (y) paying an





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additional fee of $2,500,000 to Western if the Antitrust Approval Period was
extended pursuant to clause (ii) above, in which event upon such payment the Antitrust Approval Period shall be deemed to have been changed to 160 days.

         (g)     If either BJ or Western terminates this Agreement pursuant to
Section 10.1(m), then BJ shall pay to Western a termination fee of $20,000,000; provided, however, that if Western's stockholders shall fail to have approved the Merger or BJ's stockholders shall fail to have approved the issuance of BJ Common Stock and BJ Warrants in the Merger and this Agreement at a meeting of stockholders held to vote thereon and BJ is not in breach of its obligations contained in this Agreement, BJ shall have no obligation to pay any termination fee to Western pursuant to this Section 8.10(g).

         Section 8.11 Preparation of Form S-4 and Joint Proxy Statement. As promptly as practicable following the date of this Agreement, Western and BJ shall prepare and file with the Commission the Joint Proxy Statement, and BJ shall prepare and file with the Commission the S-4, in which the Joint Proxy Statement will be included. Each of Western and BJ shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Western will use its best efforts to cause the Joint Proxy Statement to be mailed to Western's stockholders, and BJ will use its best efforts to cause the Joint Proxy Statement to be mailed to BJ's stockholders, in each case as promptly as practicable after the S-4 is declared effective under the Securities Act. BJ shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) in the Merger, and Western shall furnish all information concerning Western and the holders of Western Common Stock as may be reasonably requested in connection with any such action. BJ, BJ Sub and Western each covenant and agree that the information provided and to be provided by such party for inclusion or incorporation by reference in the S-4 shall not, at the time the S-4 becomes effective and on the date of each Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Western, BJ and BJ Sub each agree to correct promptly any information provided by it for use in the S-4 which shall have become false or misleading prior to the times referred to above.

         Section 8.12 Affiliates. Prior to the Closing Date, Western shall deliver to BJ a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Western, "affiliates" of Western for purposes of Rule 145 under the Securities Act. Western shall use its reasonable best efforts to cause each such person to deliver to BJ on or prior to the Closing Date an affiliates' agreement substantially in the form attached hereto as Exhibit B.

         Section 8.13 Conveyance Taxes. BJ and Western shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Any liability with respect to the transfer of the property of Western arising out of the New York State Real Property Transfer Gains Tax, the New York State Real Estate Transfer Tax or the New York City Real Property Transfer Tax shall be borne by BJ and expressly shall not be the liability of the stockholders of Western.

         Section 8.14 Additional Agreements. Subject to the terms and conditions set forth herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and to otherwise use its best efforts to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to satisfy the conditions





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precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, consents and approvals, to obtain waivers or consents from holders of, or to arrange to pay or for the prepayment of, indebtedness which would be the subject of an event of default as a result of the Merger, to effect all necessary registrations and filings (including but not limited to filings under the Hart Scott Act), and to cause to be lifted any injunction or other legal bar to the Merger (and, in such case, to proceed with the Closing and the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of Western and BJ.

         Section 8.15 Dividends. BJ shall not declare, set aside or pay any dividend payable in cash, stock or property with respect to any capital stock prior to the Effective Time.

         Section 8.16 Election to BJ's Board of Directors. At the Effective Time of the Merger, BJ shall promptly increase the size of its board of directors in order to enable the three current outside directors of Western listed on Exhibit C hereto (the "Western Representatives") to be appointed to BJ's Board of Directors and for at least one year after the next annual meeting of stockholders of BJ, subject to fiduciary obligations under applicable law, shall use its best efforts to cause the Western Representatives to be elected to BJ's Board of Directors by the stockholders of BJ.

         Section 8.17 BJ Vote. BJ will vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Western Common Stock and any shares of common stock of BJ Sub beneficially owned by it or any of its subsidiaries or with respect to which it or any of its subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of Western or BJ Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either Western or BJ Sub by consent in lieu of a meeting).

         Section 8.18 Warrant Agreement; Reservation of BJ Common Stock. Prior to the Effective Time, BJ shall execute and deliver to Western the Warrant Agreement and shall reserve for issuance such number of shares of BJ Common Stock to be issued upon conversion of the Western Convertible Debentures.

         Section 8.19 Supplemental Indentures. BJ Sub will use its best efforts to execute and deliver to Western supplemental indentures with respect to each of the Western Senior Notes and the Western Convertible Debentures.

         Section 8.20 BJ Standstill. If this Agreement is terminated (a) under the circumstances specified in Section 8.10(f) and BJ is thereby obligated to pay to Western the $20 million fee specified in Section 8.10(f),
(b) pursuant to Section 10.1(j), or (c) pursuant to Section 10.1(k), then for five years after the date of such termination in the case of a termination under the circumstances specified in Section 8.10(f) or pursuant to Section 10.1(j), and for two years after the date of such termination in the case of a termination pursuant to Section 10.1(k), BJ and each of its successors will not, and will cause its affiliates not to:

                 (i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by merger, purchase or otherwise, beneficial ownership of any assets or voting securities of Western or its affiliates or any direct rights or options to acquire (through purchase, exchange, conversion or otherwise) any assets or voting securities of Western or its affiliates;

                 (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated by the Commission, disregarding clause (iv) of Rule 14a-1(1)(2), but including any solicitation exempted pursuant to Rule 14a-2(b)(1)) to vote (including by the execution of actions by written





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         consent), or seek to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of Western;

                 (iii) call, or in any way participate in a call for, any meeting of stockholders of Western (or take any action with respect to stockholders acting by written consent);

                 (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Western; or

                 (v) otherwise act to control or influence, or seek to control or influence, Western or the management, Board of Directors, policies or affairs of Western, including, without limitation, (A) making any offer or proposal to acquire any securities or assets of Western or any of its affiliates or soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving Western, its affiliates or any of their respective securities or assets, (B) seeking Board representation or the removal of any directors or a change in the composition or size of the Board of Directors of Western, (C) making any request to amend or waive any provision of this Section 8.20, (D) disclosing any intent, purpose, plan or proposal with respect to this Section 8.20 or Western, its affiliates or the boards of directors, management, policies or affairs or securities or assets of Western or its affiliates that is inconsistent with this Section 8.20, including an intent, purpose, plan or proposal that is conditioned on, or would require, waiver, amendment, nullification or invalidation of any provision of this Section 8.20, or take any action that could require Western or any of its affiliates to make any public disclosure relating to any such intent, purpose, plan, proposal or condition, or (E) assisting, advising or encouraging any person with respect to, or seeking to do, any of the foregoing.

         Section 8.21 Western Standstill. If this Agreement is terminated under the circumstances specified in Section 8.10(f) and BJ pays to Western the $20 million fee specified in Section 8.10(f), then for five years after the date of such termination Western and each of its successors will not, and will cause its affiliates not to:

                 (i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by merger, purchase or otherwise, beneficial ownership of any assets or voting securities of BJ or its affiliates or any direct rights or options to acquire (through purchase, exchange, conversion or otherwise) any assets or voting securities of BJ or its affiliates;

                 (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated by the Commission, disregarding clause (iv) of Rule 14a-1(1)(2), but including any solicitation exempted pursuant to Rule 14a-2(b)(1)) to vote (including by the execution of actions by written consent), or seek to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of BJ;

                 (iii) call, or in any way participate in a call for, any meeting of stockholders of BJ (or take any action with respect to stockholders acting by written consent);

                 (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of BJ; or

                 (v) otherwise act to control or influence, or seek to control or influence, BJ or the management, Board of Directors, policies or affairs of BJ, including, without limitation, (A) making any offer or proposal to acquire any securities or assets of BJ or any of its affiliates or soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving BJ, its affiliates or any of their





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         respective securities or assets, (B) seeking Board representation or the removal of any directors or a change in the composition or size of the Board of Directors of BJ, (C) making any request to amend or waive any provision of this Section 8.21, (D) disclosing any intent, purpose, plan or proposal with respect to this Section 8.21 or BJ, its affiliates or the boards of directors, management, policies or affairs or securities or assets of BJ or its affiliates that is inconsistent with this Section 8.21, including an intent, purpose, plan or proposal that is conditioned on, or would require, waiver, amendment, nullification or invalidation of any provision of this Section 8.21, or take any action that could require BJ or any of its affiliates to make any public disclosure relating to any such intent, purpose, plan, proposal or condition, or (E) assisting, advising or encouraging any person with respect to, or seeking to do, any of the foregoing.


                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) This Agreement and the Merger and the other transactions contemplated hereby shall have been adopted and approved by the requisite vote of the holders of Western Common Stock.

                 (b) The waiting periods applicable to the consummation of the Merger under the Hart Scott Act shall have expired or been earlier terminated.

                 (c) No preliminary or permanent injunction or other order, decree or ruling by any United States federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger shall have been issued and remain in effect.

                 (d) No statute, rule or regulation shall have been enacted by any United States federal or state governmental, regulatory or administrative agency or authority that makes the consummation of the Merger illegal or would otherwise prevent the consummation of the Merger.

                 (e) The S-4 shall have become effective, and any required post-effective amendment shall have become effective, under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) to be exchanged for Western Common Stock shall have been complied with.

                 (f) The shares of BJ Common Stock (including associated BJ Purchase Rights) issuable to Western's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (g) The issuance of BJ Common Stock and BJ Warrants in the Merger and this Agreement shall have been approved by the affirmative vote of holders of BJ Common Stock required by NYSE Rule 312.05.

         Section 9.2 Condition to Obligations of Western to Effect the Merger. The obligations of Western to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:





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                 (a)      BJ and BJ Sub shall have performed or complied with
         in all material respects their agreements and covenants contained in this Agreement and the Senior Executive Termination Agreements required to be performed or complied with at or prior to the Closing Date, and the representations and warranties of BJ and BJ Sub contained in this Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement and except that any representation and warranty not modified by reference to a BJ Material Adverse Effect that is not true in all respects shall nevertheless be deemed, for purposes of this Section 9.2(a), to be true in all respects unless the failure of such representation or warranty to be so true has had, or is reasonably likely to have, a BJ Material Adverse Effect.

                 (b) The Warrant Agreement shall have been executed and delivered by BJ.

         Section 9.3 Conditions to Obligations of BJ and BJ Sub to Effect the Merger. The obligations of BJ and BJ Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) Western shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date, and the representations and warranties of Western contained in this Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement and except that any representation and warranty not modified by reference to a Western Material Adverse Effect that is not true in all respects shall nevertheless be deemed, for purposes of this Section 9.3(a), to be true in all respects unless the failure of such representation or warranty to be so true has had, or is reasonably likely to have, a Western Material Adverse Effect.

                 (b) The amendment to the Western Rights Agreement referred to in Section 6.13(a) shall be in full force and effect and shall be binding, valid and enforceable.


                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

         Section 10.1 Termination. Except as provided in the concluding sentence of this Section 10.1, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Western:

                 (a) by mutual written consent of the Board of Directors of BJ and the Board of Directors of the Western;

                 (b) by either BJ or Western, if the Merger shall not have been consummated on or before August 31, 1995, which date may be extended by the mutual written consent of the Board of Directors of BJ and the Board of Directors of Western; provided, however, that such right to terminate this Agreement shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to occur on or before such date; provided, further, that BJ shall have no right to terminate this Agreement pursuant to this Section 10.1(b) if BJ shall have exercised its rights under Sections 8.10(f) or 10.1(m) to extend either the Antitrust Approval Period or the Section 10.1(m) Period (as defined below) until after the Antitrust Approval Period and the Section 10.1(m) Period shall have expired;





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                 (c)      by Western, if any of the conditions specified in
         Sections 9.1(d) and 9.2 have not been met or waived by Western, but only at and after such time as such condition can no longer be satisfied;

                 (d) by BJ, if any of the conditions specified in Sections 9.1(d) and 9.3 have not been met or waived by BJ, but only at and after such time as such condition can no longer be satisfied;

                 (e) by BJ, if (i) the Board of Directors of Western shall have (A) withdrawn or modified, in any manner which is adverse to BJ or BJ Sub, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby and (B) recommended to stockholders of Western any proposal involving an Alternative Transaction, or shall have resolved to do both of the foregoing, (ii) the Board of Directors of Western shall have withdrawn or modified, in any manner which is adverse to BJ or BJ Sub, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby under any circumstances other than those specified in clause (i) above, or (iii) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange
         Act) other than BJ or any of its subsidiaries (collectively, "Third Persons") shall have become an "Acquiring Person" (as defined in the Western Rights Agreement);

                 (f) by Western, if it shall exercise the right specified in clause (y) of Section 8.4(a), provided that Western may not effect such termination pursuant to this Section 10.1(f) unless and until it gives BJ at least three Trading Days' prior notice of its intention to effect such termination pursuant to this Section 10.1(f);

                 (g) by Western, if BJ shall have entered into an agreement to effectuate a BJ Alternative Transaction;

                 (h) by either BJ or Western, if the stockholders of Western shall have failed to adopt this Agreement and approve the Merger at the meeting of Western's stockholders referred to in Section 8.3;

                 (i) by either BJ or Western, if either is prohibited by a final and nonappealable order or injunction of a United States federal or state court of competent jurisdiction from consummating the Merger;

                 (j) by either BJ or Western, if the stockholders of BJ shall have failed to approve the issuance of the Stock Consideration and Warrant Consideration in the Merger at the meeting of BJ's stockholders referred to in Section 8.3;

                 (k) by Western, if the Closing Price is below $14.00, provided that Western may not effect such termination pursuant to this
         Section 10.1(k) if BJ should offer to amend Section 3.1(b)(ii) so that "Stock Consideration" will be defined so that each share of Western Common Stock which is the subject of a Stock Election will be converted into, exchangeable for and represent the right to receive, together with a corresponding number of BJ Purchase Rights, a number of shares of BJ Common Stock having the same aggregate value based on the actual Closing Price as the aggregate value of the number of shares of BJ Common Stock into which such share of Western Common Stock would have been converted if the Closing Price had been $14.00;

                 (l) by either BJ or Western, if the final terms of a consent decree between BJ and the Antitrust Division or the FTC (the "Consenting Parties") with respect to the Merger (the "Consent Decree Final Agreement") have not been agreed to by the Consenting Parties (as confirmed by Western), or an order of a Federal District Court adjudging that the Merger does not violate the Federal antitrust laws shall not have been issued (such Consent Decree Final Agreement or court order being collectively referred to as the "Antitrust Disposition Action"), by 100 days after Western and its outside counsel have each certified to BJ (the "Western Compliance Certificates") that to the best of their knowledge Western has "substantially complied" with the Antitrust Division's or FTC's "second request" for information from Western under the Hart Scott Act, provided that such 100-day period may be extended for two successive 30-day periods in the manner specified in Section 8.10(f) (but in no event longer than a total of 160 days);

                 (m) by either BJ or Western, if the Merger shall not have occurred by the thirtieth day after the later of (i) the date of the Antitrust Disposition Action, (ii) the date on which Western's stockholders shall have approved the Merger, or (iii) the date on which BJ's stockholders shall have approved the Merger (provided the meeting of BJ's stockholders shall have initially been scheduled to be held prior to the thirtieth day after the date of the Antitrust Disposition Action and adjourned for good reason to no later than the Final Adjournment Date (as defined below)); provided, however, that BJ and Western shall not have the right to terminate this Agreement pursuant to this Section 10.1(m) if the Merger shall not have occurred by such thirtieth day due to the existence of a preliminary or permanent injunction or other order, decree or ruling by any United States federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger (unless the action giving rise to such injunction, order, decree or ruling sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws or such action was initiated by BJ); provided, further, that in the event any such injunction, order, decree or ruling shall cause the 30-day period referred to at the beginning of this Section 10.1(m) (the "Section 10.1(m) Period") to be delayed, the parties hereto shall use their best efforts to cause such injunction, order, decree or ruling to be lifted at the earliest practicable date; provided, further, that BJ shall have the option to extend the Section 10.1(m) Period for a period of 30 additional days (but in no event later than the Final Adjournment Date) if either of the following conditions shall have been satisfied:

                          (A) if the Antitrust Approval Period was not extended pursuant to Section 8.10(f), by the delivery of written notice of such extension by BJ to Western; or

                          (B) if the Antitrust Approval Period was not extended for more than 30 days pursuant to Section 8.10(f), by
                 (i) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) of the first sentence of Section 8.10(f), or (ii) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) of the first sentence of
                 Section 8.10(f).

If the Antitrust Approval Period was not extended pursuant to Section 8.10(f), the date of BJ's stockholders' meeting may not be adjourned for more than 60 days after the Antitrust Disposition Action (the "Final Adjournment Date"). If the Antitrust Approval Period was extended for 30 days pursuant to Section 8.10(f), the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action; provided, however, that BJ may extend the Final Adjournment Date for up to 60 days after the date of the Antitrust Disposition Action by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) of the first sentence of Section 8.10(f), or (y) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) of the first sentence of
Section 8.10(f). If the Antitrust Approval Period was extended for 60 days pursuant to Section 8.10(f), the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action. Notwithstanding anything to the contrary provided elsewhere in this Section 10.1, BJ may not terminate this Agreement pursuant to Sections 10.1(d) or 10.1(e)(iii) after the 100-day Antitrust Approval Period.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement by either BJ or Western, as provided above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either Western or BJ or BJ Sub or their respective officers or directors (except for this Section 10.2 and Sections 8.10, 8.20 and 8.21, which shall survive termination of this Agreement and except as set forth in the confidentiality agreements between BJ and Western dated October 7, 1994 (collectively with the confidentiality agreements among Collier, Shannon, Rill & Scott, Sullivan & Cromwell and Simpson Thacher & Bartlett, the "Confidentiality Agreements"), each of which Confidentiality Agreements shall survive such termination) and except that nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, that the payment of any fees and expense reimbursements specified in Sections 8.10(b),(d) or (f) upon the termination of this Agreement under any of the circumstances specified in Sections 8.10(b),(d) or (f) shall constitute the parties' sole remedy for any breach of this Agreement which may have occurred prior to such termination.

         Section 10.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of Western but, after any such approval, no amendment shall be made which changes the way in which the Merger Consideration is calculated under Article III or which in any way alters or changes any of the other terms or conditions of this Agreement if such alteration or change would materially adversely affect the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed and acknowledged on behalf of each of the parties hereto.

         Section 10.4 Waiver. At any time prior to the Closing Date, each of the parties hereto may (i) extend the time of the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived and (iv) grant any consents hereunder. Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1 Notice of Breach. Each party will promptly give written notice to each other party upon becoming aware of the occurrence of any breach of any of its representations, warranties and covenants contained in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         Section 11.2 Survival of Representations and Warranties. The covenants of Western, BJ and BJ Sub contained in Sections 3.6, 8.6, 8.8, 8.10,
8.13 and 8.16 shall survive the consummation of the Merger. None of the representations and warranties in this Agreement shall survive the Merger.

         Section 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date delivered, if delivered personally, (ii) on the first Trading Day following the deposit thereof with Federal Express, if sent by Federal Express, and (iii) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)     If to BJ or BJ Sub, to:

                          BJ Services Company
                          5500 Northwest Central Drive
                          Houston, Texas  77092
                          Attention:  Mr. J.W. Stewart
                             Chairman and President

                 with copies to:

                          Andrews & Kurth
                          4200 Texas Commerce Tower
                          Houston, Texas  77002
                          Attention:  G. Michael O'Leary, Esq.

                 and

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York  10017
                          Attention:  Robert L. Friedman, Esq.

         (b)     if to Western, to:

                          The Western Company of North America
                          515 Post Oak Boulevard
                          Houston, Texas  77027
                          Attention: Mr. Sheldon R. Erikson
                             Chairman and Chief Executive Officer

                 with a copy to:

                          Graham L. Adelman, Senior Vice
                             President, General Counsel and Secretary

                 with a copy to:

                          Sullivan & Cromwell
                          125 Broad Street
                          New York, New York  10004
                          Attention:  James C. Morphy, Esq.

         Section 11.4 Definitions. (a) For purposes of this Agreement, (i) when a reference is made in this Agreement to subsidiaries of BJ or Western, the term "subsidiaries" means any domestic or foreign corporation more than 50% of whose outstanding voting securities are directly or indirectly owned by BJ or Western, as the case may be, and (ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) As used herein, "BJ Alternative Transaction" means (i) any merger, consolidation or other business combination transaction involving BJ in which another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire beneficial ownership of at least 50% of the aggregate voting power of all voting securities of BJ or the

Surviving Corporation, as the case may be; (ii) any tender offer or exchange offer for any securities of BJ which, if consummated, would result in another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) becoming the beneficial power of at least 50% or more of the aggregate voting power of all voting securities of BJ; (iii) any sale or other disposition of assets of BJ or any of its subsidiaries in a single transaction or in a series of related transactions if the fair market value of such assets exceeds 50% of the aggregate fair market value of the assets of BJ and its subsidiaries taken as a whole before giving effect to such sale or other disposition; (iv) the adoption by BJ of a plan of liquidation; or
(v) the repurchase by BJ or any of its subsidiaries of shares of BJ Common Stock representing at least 50% or more of the aggregate voting power of all voting securities of BJ.

         Section 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 11.6 Entire Agreement; Assignment. This Agreement, together with the Senior Executive Termination Agreements, the Warrant Agreement and the Confidentiality Agreements, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (except for the Senior Executive Termination Agreements, the Warrant Agreement and the Confidentiality Agreements). This Agreement shall not be assigned by operation of law or otherwise, except that BJ and BJ Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of BJ, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         Section 11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 8.6(e) and, to the limited extent provided for therein, Section 8.8(d).

         Section 11.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 11.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, BJ, BJ Sub and Western have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           BJ SERVICES COMPANY


                                           By:  /s/ J.W. STEWART
                                              __________________________________
                                                Name:   J.W. Stewart
                                                Title:  Chairman and President

                                           WCNA ACQUISITION CORP.


                                           By:  /s/ J.W. STEWART
                                              __________________________________
                                                Name:   J.W. Stewart
                                                Title:  President

                                           THE WESTERN COMPANY
                                            OF NORTH AMERICA



                                           By:  /s/ SHELDON R. ERICKSON
                                              __________________________________
                                                Name:   Sheldon R. Erickson
                                                Title:  Chairman and
                                                        Chief Executive Officer

                                                                    APPENDIX A:
                                                                     EXHIBIT A


                               WARRANT AGREEMENT




                           FOR THE FORM OF AMENDED
                              WARRANT AGREEMENT,
                                 SEE ANNEX I
                                TO APPENDIX B

                                                                    Appendix A:
                                                                     Exhibit B

                             AFFILIATES' AGREEMENT


         WHEREAS, BJ Services Company ("BJ"), Western Acquisition Corp. ("BJ Sub") and The Western Company of North America ("Western") have entered into an Agreement and Plan Merger dated as of November __, 1994 (the "Merger Agreement"), pursuant to which, among other things, Western will be merged (the "Merger") into BJ Sub (all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement); and

         WHEREAS, upon the effectiveness of the Merger, each outstanding share of Western common stock will be converted into the right to receive (without interest) Warrant Consideration and either (i) Cash Consideration or (ii) Stock Consideration, in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 3.3 of the Merger Agreement, and certain outstanding stock options and stock appreciation rights of Western will be assumed by BJ and each assumed option will become exercisable for shares of BJ common stock; and

         WHEREAS, a registration statement covering the shares of BJ common stock and warrants to purchase BJ common stock to be issued in connection with the Merger has been filed with the Securities and Exchange Commission as required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"); and

         WHEREAS, the issuance of BJ common stock and warrants to purchase BJ common stock pursuant to the Merger Agreement constitutes a transaction subject to Rule 145 under the Securities Act; and

         WHEREAS, the undersigned may be considered to be an "affiliate" of Western for the purpose of Rule 145 in connection with the Merger (an "Affiliate"), and may be subject to restrictions in connection with the sale or other disposition of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned pursuant to the Merger Agreement in exchange for the shares of Western common stock which the undersigned then owns.

         NOW, THEREFORE, the undersigned hereby agrees for the benefit of BJ, BJ Sub and Western that: (i) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned in the Merger other than (a) pursuant to an effective registration statement under the Securities Act covering such sale, transfer or other disposition by the undersigned of such BJ securities or (b) in compliance with Rule 145 under the Securities Act or another exemption from the registration requirements of the Securities Act; (ii) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned in the Merger (other than pursuant to an effective registration statement under the Securities Act) without prior written notice to BJ specifying the manner of compliance with this Agreement (including, in the case of a sale pursuant to Rule 145, a statement to the effect that such sale of such securities is to be made pursuant to a "brokers' transaction" as defined in Rule 144 under the Securities Act); provided, however, that if two years shall have elapsed from the date the undersigned acquired the above-mentioned BJ securities and the two-year limitation of Rule 145(d)(2) is then available to the undersigned, no such notice shall be required; (iii) BJ is under no obligation to register the sale, transfer or other disposition of the BJ securities received by the undersigned as a result of the Merger or to take any other action necessary for the purpose of making an exemption from registration available; provided, however, that in order to permit the undersigned to effect sales pursuant to Rule 145, BJ will use its best efforts to make available adequate current public information with respect to BJ within the meaning of paragraph (c) of Rule 144; and (iv) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ securities which may be issued to the undersigned in the Merger prior to BJ publishing consolidated financial statements which reflect at least thirty days of post-merger combined operations of BJ and Western.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of this ____ day of_______________, 1995.



                                                ________________________________

                                                                     Appendix A:
                                                                      Exhibit C



                     WESTERN REPRESENTATIVES ON BJ BOARD


                               David A. B. Brown
                               William J. Johnson
                               Michael E. Patrick

                                                                      APPENDIX B


                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of March 7, 1995, among BJ SERVICES COMPANY ("BJ"), WCNA ACQUISITION CORP., a wholly owned subsidiary of BJ ("BJ Sub"), and THE WESTERN COMPANY OF NORTH AMERICA ("Western"), each a Delaware corporation.

         WHEREAS, BJ, BJ Sub and Western have entered into an Agreement and Plan of Merger, dated as of November 17, 1994 (the "Merger Agreement"); and

         WHEREAS, pursuant to Section 1.5 of the Merger Agreement, BJ hereby notifies Western of its desire to structure the Merger so that Western merges into BJ and BJ is the Surviving Corporation after the Effective Time;

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                   AMENDMENTS

         1.1 As of the date hereof, BJ Sub shall cease to be a party to the Merger Agreement and shall henceforth have no rights or obligations thereunder.

         1.2 Sections 1.1, 1.4, 2.1, 2.2, and 8.19 of the Merger Agreement are hereby amended by deleting each reference to "BJ Sub" therein and inserting "BJ" in place thereof.

         1.3 Section 1.2 of the Merger Agreement is hereby amended by deleting the words ", BJ Sub" and "cause the Surviving Corporation to" in the first sentence of such section.

         1.4 Section 2.3 of the Merger Agreement is hereby amended by (i) deleting the word "The" in the first sentence of such section and inserting the words "Subject to Section 8.16, the" in place thereof and (ii) deleting the reference to "BJ Sub" in the same sentence and inserting "BJ" in place thereof.

         1.5 Sections 3.1(a) and 3.1(c) of the Merger Agreement are hereby amended by deleting the references to ", BJ Sub" therein.

         1.6 Section 3.1(d) of the Merger Agreement is hereby deleted in its entirety, and the following is inserted in place thereof:

                 "(d)     BJ Shares.  Each share of common stock, par value
         $0.10 per share, of BJ ("BJ Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding after the Merger and, together with BJ Common Stock issued pursuant to the Merger, thereafter shall constitute all of the common stock of the Surviving Corporation issued and outstanding immediately after the Effective Time."

         1.7 Section 3.2(b) of the Merger Agreement is hereby amended by deleting the reference to "$1.00" at the end thereof and inserting in place thereof "$5.00".

         1.8 Section 3.4 of the Merger Agreement is hereby amended by deleting the words "Warrant Consideration Value" and inserting in place thereof the words "Warrant Current Market Price".

         1.9 Section 3.7 of the Merger Agreement is hereby amended by (i) deleting from the first sentence thereof the words "Neither BJ nor" and capitalizing the first letter of the following word and (ii) inserting the word "not" between the words "shall be" in the same sentence.

         1.10 Section 4.2 of the Merger Agreement is hereby amended by deleting from the first sentence thereof the word "without" and inserting the words "$1 per share" after the words "par value" in the same sentence.

         1.11 Section 4.4 of the Merger Agreement is hereby amended by (i) deleting from the third sentence thereof the words "each of", "and BJ Sub" and "and of BJ Sub", (ii) deleting from the fifth sentence thereof the words "Neither", "nor BJ Sub" and ", with respect to BJ," and (iii) inserting the word "not" between the words "is subject" in the fifth sentence thereof.

         1.12 Section 4.11 of the Merger Agreement is hereby amended by deleting the first sentence of such section and inserting the following in place thereof: "The affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock entitled to vote thereon is required to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger."

         1.13    Sections 4.14, 10.1(e), 10.2, and 11.3(a) of the Merger
Agreement are hereby amended by deleting the words "or BJ Sub" in each such section.

         1.14 Article V of the Merger Agreement is hereby deleted in its entirety.

         1.15 Article VI of the Merger Agreement is hereby amended by deleting from the first line thereof the words "and BJ Sub".

         1.16 Section 6.4 of the Merger Agreement is hereby amended by (i) deleting from the third sentence thereof the words "each of" and "and BJ Sub" and (ii) deleting from the fifth sentence thereof the words "or BJ Sub".

         1.17 Section 8.3 of the Merger Agreement is hereby amended by (i) deleting from the fourth sentence thereof the words "NYSE Rule 312.05" and inserting in place thereof the words "applicable Delaware Corporation Law" and
(ii) deleting from the penultimate sentence thereof the words "or NYSE rules, as the case may be,".

         1.18    Section 8.6(a) of the Merger Agreement is hereby amended by
(i) deleting the words "BJ agrees that it or" and (ii) deleting from the parenthetical at the end of such section the words "BJ or".

         1.19 Section 8.6(b) of the Merger Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

                 "(b)     Any Indemnified Party wishing to claim
         indemnification under paragraph (a) of this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or there is a conflict of interest between the Surviving Corporation and the Indemnified Parties, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law."

         1.20    Section 8.8(a) of the Merger Agreement is hereby amended by
(i) deleting from clause (ii) of such section the words "BJ, BJ Sub, Western or" and (ii) deleting from clause (iii) of such section the words "BJ, Western or".

         1.21    Section 8.8(b) of the Merger Agreement is hereby amended by
(i) deleting the words ", and will cause the Surviving Corporation to" and (ii) deleting from the proviso thereof the words "or the Surviving Corporation".

         1.22    Section 8.8(c) of the Merger Agreement is hereby amended by
(i) deleting the words "or BJ" and (ii) deleting the proviso in such section and inserting the following in place thereof: "provided, however, that employees of the Surviving Corporation who become participants in a defined benefit pension plan that was sponsored by BJ prior to the Effective Time or in a defined benefit pension plan sponsored by the Surviving Corporation which is adopted on or after the Effective Time shall not be given credit for benefit accrual purposes to the extent such credit would result in a duplication of benefits under more than one defined benefit pension plan."

         1.23 Section 8.10(b) of the Merger Agreement is hereby amended by deleting the words "or BJ Sub" and "and BJ Sub".

         1.24 Section 8.11 of the Merger Agreement is hereby amended by (i) deleting from the fifth sentence of such section the reference to ", BJ Sub" and (ii) deleting from the last sentence of such section the words ", BJ and BJ Sub" and inserting the words "and BJ" in place thereof.

         1.25 Section 8.17 of the Merger Agreement is hereby amended by (i) deleting the words "and any shares of common stock of BJ Sub" and "or BJ Sub, respectively," and (ii) deleting the words "either Western or BJ Sub" and inserting the word "Western" in place thereof.

         1.26    Section 9.1(g) of the Merger Agreement is hereby amended by
(i) deleting the word "affirmative" and inserting in place thereof the word "requisite" and (ii) deleting the words "required by NYSE Rule 312.05".

         1.27    Section 9.2(a) of the Merger Agreement is hereby amended by
(i) deleting the words "and BJ Sub" where it appears in two places and (ii) deleting the word "their" and inserting the word "its" in place thereof.

         1.28 Section 9.3 of the Merger Agreement is hereby amended by deleting the words "and BJ Sub" from the heading (with a corresponding change to the index) and the first line thereof.

         1.29 Section 10.1(j) of the Merger Agreement is hereby amended by inserting between the words "approve the" the words "this Agreement and".

         1.30 Section 11.2 of the Merger Agreement is hereby amended by deleting from the first sentence of such section the words ", BJ and BJ Sub" and inserting the words "and BJ" in place thereof.

         1.31 Section 11.4(b) of the Merger Agreement is hereby amended by deleting from clause (i) thereof the words "or the Surviving Corporation, as the case may be".

         1.32 Section 11.6 of the Merger Agreement is hereby amended by (i) deleting the words "and BJ Sub" and (ii) deleting the words "their respective" and inserting the word "its" in place thereof.

         1.33 The form of Warrant Agreement attached as Exhibit A to the Merger Agreement shall be deleted and replaced in its entirety with Amended Exhibit A which is attached as Annex I to this First Amendment.

                                   ARTICLE II
                                 MISCELLANEOUS

         2.1 Terms used in this First Amendment without definition shall have the meanings ascribed to such terms in the Merger Agreement.

         2.2 This First Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         2.3 Except as expressly amended and modified by the terms of this First Amendment, the terms and provisions of the Merger Agreement shall remain in full force and effect.

         2.4 This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, BJ, BJ Sub and Western have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        BJ SERVICES COMPANY


                                        By:       /s/ J. W. STEWART
                                            ____________________________________
                                        Name:         J. W. Stewart
                                        Title:        President and
                                                  Chief Executive Officer

                                        WCNA ACQUISITION CORP.


                                        By:       /s/ J. W. STEWART
                                            ____________________________________
                                        Name:         J. W. Stewart
                                        Title:          President

                                         THE WESTERN COMPANY OF
                                             NORTH AMERICA


                                        By:     /s/ GRAHAM L. ADELMAN
                                            ____________________________________
                                        Name:       Graham L. Adelman
                                        Title:     Senior Vice President

                                                                    APPENDIX B:
                                                                      ANNEX I


_______________________________________________________________________________



                         [FORM OF WARRANT AGREEMENT]





                             BJ SERVICES COMPANY


                                     and


                   FIRST CHICAGO TRUST COMPANY OF NEW YORK,


                                Warrant Agent


_______________________________________________________________________________



                              Warrant Agreement

              Dated as of              , 1995 [the Closing Date]



_______________________________________________________________________________

                               Table of Contents

                                                                           Page
                                                                           ----
Section 1.    Certain Definitions  . . . . . . . . . . . . . . . . . .

Section 2.    Appointment of Warrant Agent   . . . . . . . . . . . . .

Section 3.    Form of Warrant Certificates   . . . . . . . . . . . . .

Section 4.    Countersignature and Registration  . . . . . . . . . . .

Section 5.    Transfer, Split Up, Combination and Exchange of
              Warrant Certificates; Mutilated, Destroyed, Lost
              or Stolen Warrant Certificates   . . . . . . . . . . . .


Section 6.    Exercise of BJ Warrants; Exercise Price;
              Expiration Date of BJ Warrants   . . . . . . . . . . . .


Section 7.    Cancellation and Destruction of Warrant Certificates . .

Section 8.    Reservation and Availability of Shares of BJ
              Common Stock or Cash   . . . . . . . . . . . . . . . . .


Section 9.    BJ Common Stock Record Date  . . . . . . . . . . . . . .

Section 10.   Adjustment of Exercise Price, Number of Shares
              of BJ Common Stock or Number of BJ Warrants  . . . . . .


Section 11.   Certification of Adjusted Exercise Price or
              Number of Shares of BJ Common Stock  . . . . . . . . . .


Section 12.   Reclassification, Consolidation, Merger, Combination,
              Sale or Conveyance   . . . . . . . . . . . . . . . . . .


Section 13.   Fractional BJ Warrants and Fractional Shares
              of BJ Common Stock   . . . . . . . . . . . . . . . . . .


Section 14.   Right of Action  . . . . . . . . . . . . . . . . . . . .

Section 15.   Agreement of Warrant Certificate Holders   . . . . . . .

Section 16.   Warrant Certificate Holder Not Deemed a Stockholder  . .

Section 17.   Concerning the Warrant Agent   . . . . . . . . . . . . .

Section 18.   Merger or Consolidation or Change of Name
              of Warrant Agent   . . . . . . . . . . . . . . . . . . .


Section 19.   Duties of Warrant Agent  . . . . . . . . . . . . . . . .

Section 20.   Change of Warrant Agent  . . . . . . . . . . . . . . . .

                                                                          Page
                                                                          ----
Section 21.   Issuance of New Warrant Certificates   . . . . . . . . . .

Section 22.   Purchase of BJ Warrants by BJ  . . . . . . . . . . . . . .

Section 23.   Notice of Proposed Actions   . . . . . . . . . . . . . . .

Section 24.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .

Section 25.   Supplements and Amendments   . . . . . . . . . . . . . . .

Section 26.   Successors   . . . . . . . . . . . . . . . . . . . . . . .

Section 27.   Benefits of this Agreement   . . . . . . . . . . . . . . .

Section 28.   Governing Law  . . . . . . . . . . . . . . . . . . . . . .

Section 29.   Counterparts   . . . . . . . . . . . . . . . . . . . . . .

Section 30.   Captions   . . . . . . . . . . . . . . . . . . . . . . . .

                               WARRANT AGREEMENT


              This Agreement, dated as of ________ __, 1995 [the Closing Date], between BJ SERVICES COMPANY, a Delaware corporation ("BJ"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York limited purpose trust company (the "Warrant Agent").


                              W I T N E S S E T H


              WHEREAS, BJ has entered into an Agreement and Plan of Merger, dated as of November 17, 1994, as amended (the "Merger Agreement"), with The Western Company of North America, a Delaware corporation ("Western"), providing for the merger of Western into BJ (the "Merger") pursuant to the terms of the Merger Agreement; and

              WHEREAS, the Merger Agreement provides that all of the outstanding shares of common stock, par value $.10 per share, of Western, except as provided in the Merger Agreement, shall be converted into, exchanged for and represent the right to receive consideration specified in the Merger Agreement, which consideration is to include warrants (the "BJ Warrants") to purchase BJ Common Stock (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth; and

              WHEREAS, BJ wishes the Warrant Agent to act on behalf of BJ, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of BJ Warrants;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

              Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                (a) "BJ Common Stock" shall mean the Common Stock, par value $.10 per share, of BJ.

                (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                (c) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                (d) "Closing Date" shall have the meaning ascribed to it in the Merger Agreement.

                (e) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

              Section 2. Appointment of Warrant Agent. BJ hereby appoints the Warrant Agent to act as agent for BJ in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.
BJ may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

              Section 3. Form of Warrant Certificates. The Warrant Certificates (together with the form of election to purchase Common Stock and the form of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as BJ may deem appropriate and as are not inconsistent with the provisions of this Agreement and the Merger Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the provisions of Section 21 hereof, the Warrant Certificates, whenever issued, shall be dated the Closing Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at $30 per share (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to the adjustments as provided herein.

              Section 4. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of BJ by its Chairman, its President or a Vice President, either manually or by facsimile signature, and have affixed thereto BJ's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of BJ, either manually or by facsimile signature. The Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of BJ who shall have signed any of the Warrant Certificates shall cease to be such officer of BJ before countersignature by the Warrant Agent and issuance and delivery by BJ, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of BJ; and any Warrant Certificate may be signed on behalf of BJ by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of BJ to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

              The Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of BJ Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

              Section 5. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of Section 13 hereof, at any time after the close of business on the date hereof, and at or prior to the close of business on the Expiration Date (as such term is hereinafter defined), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of BJ Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. BJ may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to BJ and the Warrant Agent of all reasonable expenses incidental thereto.

              Upon receipt by BJ and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to BJ and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant

Agent and cancellation of the Warrant Certificate if mutilated, BJ will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

              Section 6. Exercise of BJ Warrants; Exercise Price; Expiration Date of BJ Warrants. (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the BJ Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in New York City, together with payment of the Exercise Price in immediately available funds for each share of BJ Common Stock as to which the BJ Warrants are exercised, at any time
prior to the close of business on                        , 2000 [fifth
anniversary of Closing Date] (the "Expiration Date").

              (b) The Exercise Price for each share of BJ Common Stock pursuant to the exercise of BJ Warrants shall initially be $30, subject to adjustment from time to time as provided in Section 10 hereof. The Exercise Price shall be payable in lawful money of the United States of America.

              (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 8 in cash, or by certified check or bank draft payable to the order of BJ, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the BJ Common Stock certificates for the number of whole shares of BJ Common Stock to be purchased, and BJ hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from BJ the amount of cash to be paid in lieu of the issuance of fractional shares and (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate. Upon receipt by BJ of a Warrant Certificate at the principal office of the Warrant Agent, in proper form for exercise, and payment of the applicable Exercise Price as required hereby, the holder of such Warrant Certificate shall be deemed to be the holder of record of the shares of BJ Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of BJ shall then be closed or that certificates representing such shares of BJ Common Stock shall not then be actually delivered to the holder of such Warrant Certificate.

              (d) In case the registered holder of any Warrant Certificate shall exercise less than all BJ Warrants evidenced thereby, a new Warrant Certificate evidencing BJ Warrants equivalent to the BJ Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

              Section 7. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to BJ or to any or its agents, be delivered to the Warrant Agent for cancellation or in cancelled form, or, if surrendered to the Warrant Agent, shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. BJ shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by BJ otherwise then upon the exercise thereof. The Warrant Agent shall deliver all cancelled Warrant Certificates to BJ, or shall, at the written request of BJ, destroy such cancelled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to BJ.

              Section 8. Reservation and Availability of Shares of BJ Common Stock or Cash. BJ covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of BJ Common Stock that will be sufficient to permit the exercise in full of all outstanding BJ Warrants or keep sufficient cash available for payment in lieu of BJ Common Stock.

              BJ covenants and agrees that it will use its best efforts to cause the BJ Common Stock issuable upon the exercise of the BJ Warrants to be listed on the NYSE (as defined below). In addition, BJ covenants and agrees to use its best efforts to cause the BJ Warrants to be listed on the NYSE. To the extent that the BJ Warrants cannot be listed on the NYSE, BJ shall use its best efforts to cause the BJ Warrants to be listed on the NASDAQ (as defined below).

              BJ covenants and agrees that it will take all such actions as may be necessary to insure that all shares of BJ Common Stock delivered upon exercise of BJ Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price as contemplated by Section 6(c)), be duly authorized, validly issued, fully paid and nonassessable.

              BJ further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing BJ Common Stock upon exercise of the Warrant Certificate. BJ shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for BJ Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing BJ Warrants surrendered for exercise or to issue or deliver any certificate for shares of BJ Common Stock upon the exercise of any BJ Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to BJ's satisfaction that no such tax or governmental charge is due.

              Section 9. BJ Common Stock Record Date. Each person in whose name any certificate for shares of BJ Common Stock is issued upon the exercise of BJ Warrants shall for all purposes be deemed to have become the holder of record for the BJ Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such BJ Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the BJ Common Stock transfer books of BJ are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the BJ Common Stock transfer books of BJ are open.

              Section 10. Adjustment of Exercise Price, Number of Shares of BJ Common Stock or Number of BJ Warrants. The Exercise Price, the number of shares covered by such BJ Warrant and the number of BJ Warrants outstanding are subject to adjustment from time to time as provided in this Section 10.

              (a) In the event BJ shall at any time after the date of this Agreement (i) declare a dividend on shares of BJ Common Stock payable in shares of any class of capital stock of BJ, (ii) subdivide the outstanding shares of BJ Common Stock into a greater number of shares of BJ Common Stock, (iii) combine the outstanding shares of BJ Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock in a reclassification of shares of the BJ Common Stock (including any such reclassification in connection with a consolidation or merger in which BJ is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any BJ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such BJ Warrant had been exercised immediately prior to such date and at a time when the BJ Common Stock transfer books of BJ were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

              (b) In case BJ shall fix a record date for the issuance of rights, options or warrants to all holders of BJ Common Stock (such rights, options or warrants not being available to holders of BJ Warrants) entitling them (for a period expiring within 45 calendar days after such date of issue) to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock), other than Permitted Issuances (as defined below), at a price per share of BJ Common Stock (or having a conversion, exercise or exchange price per share of BJ Common Stock, in the case of a security convertible into or exercisable or exchangeable for BJ Common Stock) less than the Current Market Price (as defined in Section 10(f)) per share of BJ Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of shares of BJ Common Stock which the aggregate offering price of the total number of shares of BJ Common Stock so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of additional shares of BJ Common Stock to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed. For purposes of this paragraph (b), "Permitted Issuances" shall mean any and all issuances of shares of BJ Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock) pursuant to any stock option, stock purchase or other employee or director benefit plan of BJ or any of its subsidiaries approved by stockholders.

              (c) In case BJ shall fix a record date for the making of a dividend or distribution (other than aggregate cash dividends and distributions not in excess of $.25 per share of BJ Common Stock for the fiscal year ended September 30, 1995, and then $1.50 for each 12-month period thereafter, payable out of retained earnings or earned surplus) to all holders of BJ Common Stock (including any distribution made in connection with a consolidation or merger in which BJ is the continuing corporation) or evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 10(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price (as defined in Section 10(f)) per share of BJ Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one share of BJ Common Stock, and of which the denominator shall be such Current Market Price per share of BJ Common Stock. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

              (d) In case a tender offer (a "Tender Offer") made by BJ or any of its subsidiaries for all or any portion of the BJ Common Stock shall expire (the "Expiration Time") and the Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such Tender Offer that combined with the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by BJ or any of its subsidiaries for all or any portion of the BJ Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to this clause (d) has been made exceeds 12.5% of the product of the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer multiplied by the number of shares of BJ Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the next Trading Day after the date of the Expiration Time of the Tender Offer, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (A) the numerator of which shall be equal to (x) the product of (i) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (ii) the number of shares of BJ Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (y) the number of shares of BJ Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum. For purposes of this Section 10, the term "Purchased Shares" shall mean such shares as are deemed so accepted up to any such maximum.

              (e) If the rights (the "BJ Rights") outstanding under the Stockholder Rights Agreement, dated as of January 12, 1994, as amended, between BJ and First Chicago Trust Company of New York, as amended (the "Rights Agreement"), shall become exercisable for shares of Series Two Junior Participating Preferred Stock, par value $1.00 per share, of BJ ("BJ Preferred Stock") or other property, the Exercise Price and the number of and kind of securities or other property issuable upon exercise of each BJ Warrant shall be appropriately adjusted so that the holder of any BJ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of BJ Preferred Stock or other property which would have been issuable under the BJ Rights that would have been attached to the shares of BJ Common Stock for which such BJ Warrant was exercisable immediately prior to the BJ Rights having become exercisable, upon payment of the same consideration, if any, payable under such BJ Rights for such shares or other property.

              (f) For the purpose of any computation hereunder, the "Current Market Price" per share of BJ Common Stock (or per BJ Warrant, for purposes of
Section 13(a) hereof) on any date shall be deemed to be the average of the daily Closing Prices per share of such BJ Common Stock (or BJ Warrant, as the case may be) for the 20 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The "Closing Price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if such securities are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 20 Trading Day period on which such securities are so quoted. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the BJ Common Stock (or BJ Warrant, as the case may be) is not so listed or traded, the "Current Market Price" per share shall be deemed to be the fair value per share as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent. For the purpose of any computation hereunder, the "Warrant Merger Price" means the average of the midpoint of the daily high and low trading prices of BJ Warrants, rounded to four decimal places, on a when-issued basis as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date or, if the BJ Warrants are not then admitted to trading on the NYSE on a when-issued basis, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are admitted to trading on a when-issued basis or, if the BJ Warrants are not admitted to trading on any national securities exchange on a when-issued basis, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ, of BJ Warrants on a when-issued basis. If on any such Trading Day or Days the BJ Warrants are not quoted on a when-issued basis by any such organization, the 20 Trading Day period referred to above shall be reduced by the number of such Trading Days on which the BJ Warrants are not so quoted. If the BJ Warrants are not quoted on a when-issued basis on any Trading Day during such 20 Trading Day period, the Warrant Merger Price shall be deemed to be $5.00.

              (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 10(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 10(g), any adjustment required by this Section 10 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any BJ Warrant.

              (h) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any BJ Warrant thereafter exercised shall become entitled to receive any shares of capital stock of BJ other than shares of BJ Common Stock, thereafter the number of such other shares so receivable upon exercise of any BJ Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 10(a) through (d) inclusive, and the provisions of Sections 6, 8, 9 and 12 with respect to the shares of BJ Common Stock shall apply on like terms to any such other shares.

              (i) All BJ Warrants originally issued by BJ subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of BJ Common Stock purchasable from time to time hereunder upon exercise of the BJ Warrants, all subject to further adjustment as provided herein.

              (j)    Unless BJ shall have exercised its election as provided in
Section 10(k), upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b), each BJ Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a BJ Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

              (k) BJ may elect on or after the date of any adjustment of the Exercise Price to adjust the number of BJ Warrants, in substitution for any adjustment in the number of shares of BJ Common Stock purchasable upon the exercise of a BJ Warrant. Each of the BJ Warrants outstanding after such adjustment of the number of BJ Warrants shall be exercisable for one share of BJ Common Stock. Each BJ Warrant held of record prior to such adjustment of the number of BJ Warrants shall become that number of BJ Warrants (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. BJ shall notify each of the record holders of BJ Warrants of its election to adjust the number of BJ Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of BJ Warrants pursuant to this Section 10(k), BJ shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional BJ Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of BJ, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by BJ, new Warrant Certificates evidencing all the BJ Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of BJ, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

              (l) Irrespective of any adjustment or change in the Exercise Price or the number of shares of BJ Common Stock issuable upon the exercise of the BJ Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

              (m) BJ agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by BJ. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of BJ Common Stock issuable upon exercise of the BJ Warrants, BJ shall take any corporate action which may, in the opinion of its counsel, be necessary in order that BJ may, at the option of BJ in its sole discretion, either (i) validly and legally issue fully paid and nonassessable shares of such BJ Common Stock or (ii) pay the equivalent amount of cash, at such adjusted Exercise Price.

              (n) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, BJ may elect to defer until the occurrence of such event the issuance to the holder of any BJ Warrant exercised after such record date of the shares of BJ Common Stock and other capital stock of BJ issuable upon such exercise over and above the shares of BJ Common Stock and other capital stock of BJ, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that BJ shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (o) Anything in this Section 10 to the contrary notwithstanding, BJ shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

              Section 11. Certification of Adjusted Exercise Price or Number of Shares of BJ Common Stock. Whenever the Exercise Price or the number of shares of BJ Common Stock issuable upon the exercise of each BJ Warrant is adjusted as provided in Sections 10 or 12, BJ shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of shares of BJ Common Stock issuable upon exercise of each BJ Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Warrant Agent and with each transfer agent for the BJ Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 23.

              Section 12. Reclassification, Consolidation, Merger, Combination, Sale or Conveyance. In case any of the following shall occur while any BJ Warrants are outstanding: (i) any reclassification or change of the outstanding shares of BJ Common Stock (other than a change in par value, or from par value to no par value, or as covered by Section 10(a)), or (ii) any consolidation, merger or combination of BJ with or into another corporation as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock, or (iii) any sale or conveyance of the property or assets of BJ as, or substantially as, an entirety to any other entity as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock, then BJ, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the BJ Warrants then outstanding shall have the right at any time thereafter, upon exercise of such BJ Warrants, to receive the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of shares of BJ Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

              If the holders of the BJ Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the BJ Warrant, which specification shall be made by the holder of the BJ Warrant by the later of (A) 15 Trading Days after the holder of the BJ Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of BJ Common Stock concerning such choice, or if no such information is required, 15 Trading Days after BJ notified the holder of the BJ Warrant of all material facts concerning such specification and (B) the last time at which holders of BJ Common Stock are permitted to make their specification known to BJ. If the holder of the BJ Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of BJ Common Stock not affiliated with BJ or any other party to the reclassification, consolidation, merger, combination, sale or conveyance. Such new BJ Warrants shall provide for adjustments which, for events subsequent to the effective date of such new BJ Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 and this Section 12. The above provisions of this Section 12 shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales or conveyances.

              BJ shall mail by first-class mail, postage prepaid, to each registered holder of a BJ Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 10. The Warrant

Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of BJ Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement. The provisions of this Section 12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

              Section 13. Fractional BJ Warrants and Fractional Shares of BJ Common Stock. (a) BJ shall not be required to issue fractions of BJ Warrants or to distribute Warrant Certificates which evidence fractional BJ Warrants.
In lieu of such fractional BJ Warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional BJ Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a BJ Warrant multiplied by the following: (i) with respect to all fractions of BJ Warrants issued in the Merger, the Warrant Merger Price and (ii) with respect to all the other fractions of BJ Warrants, the Current Market Price per whole BJ Warrant (as defined in Section 10(f)).

              (b) BJ shall not be required to issue fractions of shares of BJ Common Stock upon exercise of BJ Warrants or to distribute stock certificates which evidence fractional shares of BJ Common Stock. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Current Market Price per share of BJ Common Stock (as defined in Section 10(f)).

              (c) The holder of a BJ Warrant by the acceptance of the BJ Warrant expressly waives his right to receive any fractional BJ Warrant or any fractional share of BJ Common Stock upon exercise of a BJ Warrant.

              Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against BJ to enforce, or otherwise act in respect of, such holder's right to exercise the BJ Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

              Section 15. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with BJ and the Warrant Agent and with every other holder of a Warrant Certificate that:

                (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                (b) BJ and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the BJ Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than BJ or the Warrant Agent) for all purposes whatsoever, and neither BJ nor the Warrant Agent shall be affected by any notice to the contrary.

                Section 16. Warrant Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, BJ Common Stock or any other securities of BJ which may at any time be issuable on the exercise or conversion of the BJ Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant

Certificate, as such, any of the rights of a stockholder of BJ or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or distributions or subscription rights, or otherwise, until the BJ Warrant or BJ Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

              Section 17. Concerning the Warrant Agent. BJ agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. BJ also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

              The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for BJ Common Stock or for other securities of BJ, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

              Section 18. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 21. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

              In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

              Section 19. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which BJ and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for BJ), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by BJ prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President of BJ and by the Treasurer or any Assistant Treasurer or the Secretary of BJ and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by BJ only.

                (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by BJ of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of BJ Common Stock required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of BJ Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of BJ Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of BJ Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

                (f) BJ agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President or any Vice President or the Secretary of BJ, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the BJ Warrants or other securities of BJ or become pecuniarily interested in any transaction in which BJ may be interested, or contract with or lend money to BJ or otherwise act as fully and freely as though it were not Warrant

         Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for BJ or for any other legal entity.

                (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to BJ resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

              Section 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to BJ and to each transfer agent of the BJ Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. BJ may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the BJ Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, BJ shall appoint a successor to the Warrant Agent. If BJ shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by BJ), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by BJ or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, BJ shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the BJ Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

              Section 21. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the BJ Warrants to the contrary, BJ may, at its option, issue new Warrant Certificates evidencing BJ Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

              Section 22. Purchase of BJ Warrants by BJ. BJ shall have the right, except as limited by applicable law or other agreements, to purchase or otherwise acquire BJ Warrants at such time, in such manner and for such consideration as it may deem appropriate.

              Section 23. Notice of Proposed Actions. In case BJ shall propose (a) to declare a dividend on shares of BJ Common Stock payable in shares of capital stock of any class or to make any other distribution (other than aggregate cash dividends and distributions not in excess of $.25 per share of BJ Common Stock for the fiscal year ended September 30, 1995, and then $1.50 for each 12-month period thereafter, payable out of retained earnings or earned surplus) to all holders of BJ Common Stock (including any distribution made in connection with a consolidation or merger in which BJ is the continuing corporation), or (b) to offer rights, options or warrants to all holders of BJ Common Stock entitling them to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock or any other securities), or (c) to offer any shares of capital stock in a reclassification of shares of the BJ Common Stock (including any such reclassification in connection with a consolidation or merger in which BJ is the continuing corporation), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of BJ and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of BJ, then, in each such case, BJ shall give to each registered holder of a BJ Warrant, in accordance with Section 24, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of BJ Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the BJ Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of BJ Common Stock, whichever shall be the earlier. The failure to give notice required by this
Section 23 or any defect therein shall not affect the legality or validity of the action taken by BJ or the vote upon any such action. Unless specifically required by Section 10, the Exercise Price, the number of shares of BJ Common Stock covered by each BJ Warrant and the number of BJ Warrants outstanding shall not be subject to adjustment as a result of BJ being required to give notice pursuant to this Section 23.

              Section 24. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on BJ, (ii) subject to the provisions of Section 20, by BJ or by the holder of any Warrant Certificate to or on the Warrant Agent or
(iii) by BJ or the Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Trading Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to BJ, to:

                     BJ Services Company
                     5500 Northwest Central Drive
                     Houston, Texas  77092
                     Attention:  President

         (b)  If to the Warrant Agent, to:

                     First Chicago Trust Company of New York
                     525 Washington Boulevard
                     Jersey City, New Jersey  07310

                     Attention:  Joann Gorostiola
                                     Assistant Vice President

              (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the registry books of BJ.

              Section 25.  Supplements and Amendments.  (a)  BJ and the
Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of BJ Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which BJ and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

              (b) In addition to the foregoing, with the consent of holders of not less than a majority in number of the then outstanding BJ Warrants, BJ and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the holders of the BJ Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the BJ Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the holder of each outstanding BJ Warrant affected thereby.

              Section 26. Successors. All covenants and provisions of this Agreement by or for the benefit of BJ or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              Section 27. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than BJ, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of BJ, the Warrant Agent and the registered holders of the Warrant Certificates.

              Section 28. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

              Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              Section 30. Captions. The caption of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

                                     BJ SERVICES COMPANY


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                     By:_______________________________________
                                     Title:____________________________________



                                     FIRST CHICAGO TRUST COMPANY
                                      OF NEW YORK, as Warrant Agent


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                                  Exhibit 1 to Warrant Agreement

                        [Form of Warrant Certificate]


                 Certificate No. M-  _______________ Warrants



                   NOT EXERCISABLE AFTER ________ __, 2000


                             Warrant Certificate


                             BJ SERVICES COMPANY


              This certifies that __________________________, or registered assigns, is the registered owner of the number of BJ Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement dated as of ________ __, 1995 [the Closing Date] (the "Warrant Agreement") between BJ Services Company, a corporation organized under the laws of the State of Delaware ("BJ"), and First Chicago Trust Company of New York, a New York limited purpose trust company (the "Warrant Agent"), to purchase or receive from BJ at any time after ________ __, 1995 [the Closing Date] and prior to 5:00 P.M. (New York City time) on
________ __, 2000 [fifth anniversary of the Closing Date] at the principal office of the Warrant Agent, or its successors as Warrant Agent, in New York City, the number of shares of common stock, par value $.10 per share, of BJ ("BJ Common Stock") represented hereby to be purchased at $30 per share of BJ Common Stock (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of BJ Warrants evidenced by this Warrant Certificate (and the number of shares of BJ Common Stock which may be purchased upon exercise thereof) set forth above and the Exercise Price set forth above are the number and Exercise Price as of __________________, 1995, based on the shares of BJ Common Stock as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number of shares of BJ Common Stock which may be purchased upon the exercise of the BJ Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events.

              This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, BJ and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

              This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing BJ Warrants entitling the holder to purchase a like aggregate number of shares of BJ Common Stock, in each case as the BJ Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of BJ Warrants not exercised.

              BJ shall make a cash payment in lieu of issuing fractional BJ Warrants or fractional shares of BJ Common Stock, as provided in the Warrant Agreement.

              No holder of this Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, BJ Common Stock or of any other securities of BJ which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of BJ or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights, or otherwise, until the BJ Warrant or BJ Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

              This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

              WITNESS the facsimile signature of the proper officers of BJ and its corporate seal. Dated as of ________, 199__.


ATTEST:                                           BJ SERVICES COMPANY



_____________________________                     By:___________________________
         Secretary                                Name:_________________________
                                                  Title:________________________


Countersigned:

_____________________________



By___________________________
       Authorized signature

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise the Warrant Certificate.)


To First Chicago Trust Company of New York, as Warrant Agent:

              The undersigned hereby irrevocably elects to exercise ___________________ BJ Warrants represented by this Warrant Certificate to purchase the shares of BJ Common Stock issuable upon the exercise of such BJ Warrants and requests that Certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)


_______________________________________________________________________________


If such number of BJ Warrants shall not be all the BJ Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such BJ Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)


_______________________________________________________________________________


Dated: ____________________

________________________________
Signature
(Signature must conform in all
respects to name of holder as
specified on the face of this
Warrant Certificate)

Signature Guaranteed:

                                                   Annex A to Warrant Agreement



                                ASSIGNMENT FORM
            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificates)


           FOR VALUE RECEIVED, ________________________________________________
hereby sells, assigns and transfers unto

Name:__________________________________________________________________________
                 (please typewrite or print in block letters)

Address:_______________________________________________________________________

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer within the Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.


Date ________, 19__

                                   Signature


                                   ____________________________________________
Signature Guaranteed:


                                    Notice


              The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      APPENDIX C




                                        November 17, 1994


Board of Directors
BJ Services Company
5500 Northwest Central
Houston, TX 77210-4442

Attention:       Mr. J.W. Stewart
                 Chairman of the Board
Gentlemen:

         BJ Services Company (the "Company"), WCNA Acquisition Corp., a wholly owned subsidiary of the Company (the "Purchaser"), and The Western Company of North America (the "Subject Company") propose to enter into an agreement (the "Agreement") pursuant to which the Subject Company will be merged with the Purchaser in a transaction (the "Merger") in which each share of the Subject Company's then outstanding common stock, par value $.10 per share (the "Shares", which Shares exclude dissenting shares as defined in the Agreement and certain shares of the Subject Company owned by the Company, the Purchaser or any other direct or indirect subsidiary of the Company), will, at the election of the holder of such Shares, be converted into (subject to proration)
(i) $20.00 in cash ("Cash Consideration") and 0.2 warrants to purchase one share of the Company s common stock (the "Company Shares") subject to the terms of a warrant agreement (the "Warrant Agreement" and such warrants referred to as the "Warrants"), or (ii) stock consideration of (x) 1.1594 Company Shares if the Closing Price (as defined in the Agreement) of the Company Shares is $17.25 or lower, (y) 0.8989 Company Shares if the Closing Price is $22.25 or greater, or (z) the quotient of $20.00 divided by the Closing Price if the Closing Price is greater than $17.25 but less than $22.25 (the "Stock Consideration") and 0.2 Warrants. The Subject Company s 7 1/4% Convertible Subordinated Debentures due January 15, 2015 (the "Convertible Debentures"), except to the extent converted prior to the Merger, will continue to be outstanding following the Merger and will be convertible into the consideration the holder of the Convertible Debentures would have had the right to receive if such holder had made a cash election with respect to 50% of such holder s Convertible Debentures and made a stock election with respect to 50% of such holder s Convertible Debentures immediately prior to the Merger. The holders of the Subject Company s employee stock options ("Stock Options") will receive cash equal to the difference between $20.00 plus the value of 0.2 Warrants (based on the Warrants when-issued trading prices prior to the closing of the Merger) and the exercise price of the holder s Stock Options multiplied by the number of shares issuable upon exercise of the Stock Options. The Merger is expected to be considered by the shareholders of the Subject Company at a special shareholders meeting to be held no later than April 30, 1995 and be consummated promptly after such meeting.

         You have asked us whether, in our opinion, the proposed consideration to be paid by the Company pursuant to the Merger, taken as a whole, is fair to the Company from a financial point of view.

BJ Services Company
November 17, 1994
Page 2




         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed the Subject Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1993 and the Subject Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1994, June 30, 1994 and September 30, 1994;

         (2) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended September 31, 1993 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending December 31, 1993, March 31, 1994 and June 30, 1994;

         (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Subject Company and the Company, furnished to us by the Subject Company and the Company, respectively;

         (4) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects;

         (5) Reviewed the historical market prices and trading activity for the Shares and the Company Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

         (6) Compared the results of operations of the Subject Company and the Company with that of certain companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

         (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

         (8) Considered the pro forma effect of the Merger, taken as a whole, on the Company's capitalization ratios and earnings and cash flow per share;

         (9)     Reviewed a draft of the Agreement dated November 17, 1994;

         (10) Reviewed a draft of the Warrant Agreement dated November 17, 1994; and

         (11) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Subject Company and the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Subject Company or the Company. With respect to the financial forecasts furnished by the Subject Company and the Company (including estimates of consolidation benefits from the Merger), we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Subject Company's or the Company's management as to the expected future financial performance of the Subject Company or the Company, as the case may be.

         We have, in the past, provided financial advisory and financing services to the Company and have received fees for the rendering of such services.

BJ Services Company
November 17, 1994
Page 3




         On the basis of and subject to the foregoing, we are of the opinion that the proposed consideration to be paid by the Company pursuant to the Merger, taken as a whole, is fair to the Company from a financial point of view.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                        By_________________________________
                                          Mr. Samuel R. Dodson III
                                          Managing Director
                                          Investment Banking Group

                                                                      APPENDIX D





PERSONAL AND CONFIDENTIAL



December 5, 1994


Board of Directors
The Western Company of North America
515 Post Oak Boulevard
Houston, Texas  77027


Gentlemen:

You have requested that we confirm our oral opinion of November 17, 1994 as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.10 per share, of The Western Company of North America (the "Company") (the "Shares") of the consideration to be received for Shares pursuant to the Agreement and Plan of Merger dated as of November 17, 1994, among BJ Services Company ("BJ Services"), WCNA Acquisition Corp., a wholly-owned subsidiary of BJ Services, and the Company (the "Agreement"). Under the terms of the Agreement, each Share shall be converted into the right to receive consideration (the "Consideration") consisting of (a) $20.00 in cash (the "Cash Consideration") and 0.2 warrants to purchase one share of the common stock, par value $0.10 per share, of BJ Services (together with the associated stock purchase right, a "share of BJ Common Stock") at an exercise price of $30.00 per share and having such terms as set forth in the Warrant Agreement attached as Exhibit A to the Agreement (each whole warrant being referred to as a "Warrant") or (b) the Stock Consideration (as defined below) and 0.2 Warrants. The Agreement further provides that the holders of Shares shall be entitled to elect to receive the Cash Consideration, the Stock Consideration or express no preference and the Cash Consideration and the Stock Consideration will be allocated among holders of Shares in accordance with such elections, subject to allocation and proration procedures ensuring that the number of Shares to be converted into the right to receive the Cash Consideration and 0.2 Warrants does not exceed the number specified in the Agreement. The Stock Consideration is (x) if the Closing Price (as defined in the Agreement) of BJ Common Stock is $17.25 or lower, 1.1594 shares of BJ Common Stock, (y) if the Closing Price of BJ Common Stock is $22.25 or greater, 0.8989 shares of BJ Common Stock; or (z) if the Closing Price of BJ Common Stock is greater than $17.25 but less than $22.25, that portion of a share of BJ Common Stock equal to the quotient of $20.00 divided by the Closing Price of BJ Common Stock.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to BJ Services from time to time and may provide investment banking services in the future. In the course of the trading activities of Goldman, Sachs & Co. prior to our retention in connection with this matter, the Firm accumulated a long position of 135,000 Company Shares as well as a short position of 241 shares of BJ Common Stock.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1993, certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management.
We have also reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of BJ Services for the three fiscal years ended September 30, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q, certain other communications from BJ Services to its stockholders, and certain internal financial analyses and forecasts for BJ Services prepared by its management. We also have held discussions with members of the senior management of the Company and BJ Services regarding the past and current business operations, financial condition and future prospects of their respective companies and as combined in the merger contemplated in the Agreement (the "Merger"). In addition, we have reviewed the reported price and trading activity for the Shares and for BJ Common Stock, compared certain financial and stock market information for the Company and BJ Services with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oilfield services industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion, and have assumed that the financial forecasts provided to us and discussed with us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of BJ Services and the Company as to the expected future financial performance of their respective companies and as combined in the Merger. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or BJ Services or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, we confirm our oral opinion that, as of November 17, 1994, the Consideration to be received by the holders of Shares pursuant to the Agreement is fair to the holders of Shares.


Very truly yours,



GOLDMAN, SACHS & CO.

                                                                      Appendix E



                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW


         The following is a reproduction of Section 262 of the General Corporation Law, as amended, of the State of Delaware (Title 8, Chapter 1 of the Delaware Code):

262. APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                          c.      Cash in lieu of fractional shares or
                 fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)     Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.





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         (e)     Within 120 days after the effective date of the merger or
consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and





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
the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger of consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)

                                                                      Appendix F




                       PROPOSED TEXT OF ARTICLE FOURTH OF
                            THE BJ SERVICES CHARTER

The text of the proposed amended Article FOURTH of the BJ Services Charter is as follows:

        "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 85,000,000 shares of capital stock consisting of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock") and 80,000,000 shares of common stock, par value $0.10 per share (the "Common Stock").

        The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."




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
                                                                  APPENDIX G


                              BJ SERVICES COMPANY

                              1995 INCENTIVE PLAN


                                   ARTICLE I

                                  INTRODUCTION

        1. Purpose. The BJ SERVICES COMPANY 1995 INCENTIVE PLAN (the "PLAN") is intended to promote the interests of BJ SERVICES COMPANY (the "COMPANY") and its stockholders by encouraging employees of the Company, its subsidiaries and affiliated entities and non-employee directors of the Company to acquire or increase their equity interest in the Company and, with respect to employees, to be able to relate cash bonuses to Company performance goals, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "BOARD") also contemplates that through the Plan, the Company, its subsidiaries and affiliated entities will be better able to compete for the services of personnel needed for the continued growth and success of the Company. However, nothing in this Plan shall operate or be construed to prevent the Company from granting bonuses and other stock awards outside of this Plan.

        2. Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.10 par value per share, of the Company ("COMMON STOCK") that may be issued under the Plan shall not exceed 1,500,000 shares; provided, however, that in the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as hereinafter defined), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan can no longer under any circumstances be exercised, the number of shares no longer subject to such option shall thereupon be released from such option and shall thereafter be available under the Plan. If shares of Performance Stock (as hereinafter defined) awarded under the Plan are forfeited to the Company, such shares shall thereafter be available for new grants and awards under the Plan unless the Employee Grantee (as hereinafter defined) has received benefits of ownership with respect to such shares of Performance Stock, such as dividends (but not including voting rights). Shares issued pursuant to the Plan shall be fully paid and nonassessable.

        3. Administration of the Plan. The Plan shall be administered by a committee (the "COMMITTEE") of two or more directors of the Company appointed by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other



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paragraphs of the Plan shall be binding on all parties.  The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

        Notwithstanding any provision in the Plan to the contrary, other than options granted to Non-Employee Directors (as hereinafter defined) pursuant to
Article IV, no options, Performance Stock, Performance Units, Bonus Stock or Cash Awards (collectively, "AWARDS") may be granted under the Plan to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a "DISINTERESTED PERSON" within the meaning of Rule 16b-3 ("RULE 16B-3") promulgated under the Securities Exchange Act of 1934, as amended (the "ACT"), if and as such rule is then in effect and also an "OUTSIDE DIRECTOR" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

        4. Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which Awards may be made under the Plan, (b) increasing the number of shares of Common Stock to be awarded under the Plan, except as provided in Article I, Paragraph 2, (c) reducing the option exercise prices per share provided in the Plan, (d) changing the class of persons to whom Awards may be made under the Plan, (e) modifying the provisions of Article IV, or (f) granting options to Non-Employee Directors other than pursuant to Article IV, shall, in each case, be subject to approval by the stockholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights in any material respect; provided, further, that the provisions of Article IV may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless otherwise permitted by Rule 16b-3.

        5. Granting of Awards to Employees. The Committee shall have the authority to grant, prior to the expiration date of the Plan, to such eligible key employees and officers as may be selected by it (with respect to options, "EMPLOYEE OPTIONEES" and, with respect to Performance Stock, Performance Units, Bonus Stock and Cash Awards, "EMPLOYEE GRANTEES"), options to purchase shares of Common Stock and awards of Performance Stock, Performance Units, Bonus Stock and/or Cash Awards on the terms and conditions hereinafter set forth. Stock issued with respect to an Award under the Plan may be authorized but unissued, or reacquired, shares of Common Stock. The Committee shall also have the authority to determine whether options granted to Employee Optionees are granted pursuant to Article II or Article III, as hereinafter set forth. Options granted to Employee Optionees under Article III shall be "INCENTIVE STOCK OPTIONS" as defined in Section 422 of the Code, and are hereinafter referred to as "INCENTIVE STOCK OPTIONS." All other options granted to Employee Optionees under the Plan shall be granted pursuant to Article II and shall be options which do not constitute incentive stock options ("NONQUALIFIED OPTIONS"). In selecting Employee Optionees and Employee Grantees, and in determining the number of shares to be covered by each Award granted to such employee, the Committee may consider the office or position held by the employee, the employee's degree of responsibility for and contribution to the growth and success of the Company, the employee's length of service, age, promotions, potential and any other factors which it may consider relevant.

        6. Granting of Options to Non-Employee Directors. All options granted to Non-Employee Directors shall be options to purchase, on the terms and conditions hereinafter set forth in Article IV, authorized but unissued, or reacquired, shares of Common Stock and shall be nonqualified options. Non-Employee Directors shall not be eligible to receive any other Award.

        7. Term of Plan. This Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months after the date of such adoption. In the event that the Plan is not approved by the stockholders of the Company within twelve months after the date of its adoption by the Board, the Plan shall be null and void. No Award shall be exercisable or payable under the Plan prior to its approval by the stockholders and, if the Plan is not approved by the stockholders of the Company within such twelve month period, all Awards granted under the Plan shall be automatically cancelled. Except with respect to Awards then outstanding, if not sooner terminated under the provisions of Article I, Paragraph 4, the Plan shall terminate upon and no further Awards shall be made after December 31, 2004.

        8. Miscellaneous. All references in the Plan to "ARTICLES," "PARAGRAPHS" and other subdivisions refer to the corresponding Articles, Paragraphs, and subdivisions of the Plan.

        9.     Rule 16b-3 Compliance.  The Company intends:

                (a)    that the Plan meet the requirements of Rule 16b-3;

                (b) that participation by Non-Employee Directors under Article IV of the Plan will not prohibit them from being "DISINTERESTED PERSONS" within the meaning of Rule 16b-3 with respect to administration of the Plan or with respect to administration of any other plan of the Company;

                (c) that transactions of the type specified in Rule 16b-3 by Non-Employee Directors pursuant to Article IV of the Plan will be exempt from the operation of Section 16(b) of the Act; and

                (d) that transactions of the type specified in Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Article I, Paragraph 9.

              10. Definition of the Term "Change of Control". As used in the Plan, a "CHANGE OF CONTROL" shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
(B) any acquisition by the




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

Company, (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause
(i), (ii) and (iii) of clause (b) of this Paragraph 10 are satisfied, or (E) any acquisition by the stockholders of The Western Corporation of North America ("Western") in conjunction with the merger of Western into the Company or one of its subsidiaries pursuant to the Agreement and Plan of Merger dated as of November 17, 1994, as amended (the "Western Merger"); or (b) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (other than the Western Merger) (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The "INCUMBENT BOARD" shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

                                   ARTICLE II

                           NONQUALIFIED STOCK OPTIONS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive nonqualified options under this Article II; provided, however, no such person may receive more than 250,000 nonqualified options and/or incentive stock options hereunder during any calendar year.

        2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be determined by the Committee but shall not be less than the lesser of (a) the per share price of the last sale of Common Stock on the trading day prior to the grant of such option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and (b) the arithmetic average of the closing prices per share of Common Stock on all days on which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the Common Stock as reported by The Wall Street Journal. The exercise price for each nonqualified option granted under Article II shall be subject to adjustment as provided in Article II, Paragraph 3(e).

        3. Terms and Conditions of Options. Nonqualified options granted under Article II shall be in such form as the Committee may from time to time approve. Options granted under Article II shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article II, as the Committee shall deem desirable:

                (a) Option Period and Conditions and Limitations on Exercise. Subject to Article II, Paragraphs 4 and 5, no nonqualified option granted under Article II shall be exercisable with respect to any of the shares subject to the option earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "NONQUALIFIED OPTION EXPIRATION DATE"). To the extent not prohibited by other provisions of the Plan, each nonqualified option granted under Article II shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such option is granted; provided, however, that unless the Committee determines otherwise, each nonqualified option granted under Article II shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the Nonqualified Option Expiration Date.

                (b)    Termination of Employment and Death.  For purposes of
        Article II and each nonqualified option granted under Article II, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. Except as provided below, if an Employee Optionee's employment is terminated for any reason whatsoever (including his death), each nonqualified option granted to him under Article II and all of his rights thereunder shall wholly and completely terminate:

                        (i) At the time the Employee Optionee's employment is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Employee Optionee's employment is terminated if his employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company (collectively CAUSE); or

                        (iii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, a nonqualified option granted under Article II may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) Unless it is otherwise provided in the option agreement, at the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the Nonqualified Option Expiration Date); or

                        (v) Unless it is otherwise provided in the option agreement (but in no event longer than one year after the Employee Optionee's employment is terminated), at the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any reason other than his death, retirement, disability or Cause; or

                        (vi) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph (iii),
                (iv), (v) or (vii) provides a longer period for the exercise of such options (but in no event later than the Nonqualified Option Expiration Date); or

                        (vii) Notwithstanding the foregoing, the Committee, in its discretion, may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the Nonqualified Option Expiration Date.

        As used in this Plan the term "RETIREMENT" means the termination of an employee's employment with the Company, its subsidiaries and affiliated entities (i) on or after reaching age 65 or (ii) on or after reaching age 55 with the consent of the Board, for reasons other than death, disability or Cause, and the term "DISABILITY" shall mean an employee is suffering from a mental or physical disability, which, in the opinion of the Board, prevents the employee from performing his regular duties and is expected to be of long continued duration or to result in death.

                (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article VIII. The payment of the exercise price for each option granted under Article II shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to
        (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d) Options not Transferable. No nonqualified option granted under Article II shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any such option is granted, it shall be exercisable only by the Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under
        Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Employee Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons.

                (f) Listing and Registration of Shares. Each nonqualified option granted under Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in



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        whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

        4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding nonqualified option granted under
Article II, amend such nonqualified option; provided, however, that any such amendment increasing the number of shares of Common Stock subject to such option (except as provided in Article II, Paragraph 3(e)) or reducing the exercise price per share of such option (except as provided in Article II, Paragraph 3(e)) shall in each case be subject to approval by the stockholders of the Company. The Committee may at any time or from time to time, in its discretion, in the case of any nonqualified option previously granted under
Article II which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times. The Committee, in its absolute discretion, may grant to holders of outstanding nonqualified options granted under Article II, in exchange for the surrender and cancellation of such options, new options having exercise prices lower (or higher) than the exercise price provided in the options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article II or in any document or instrument evidencing a nonqualified option granted under Article II, upon the occurrence of a Change of Control each nonqualified option previously granted under Article II which is not then immediately exercisable in full shall be immediately exercisable in full.

        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under Article II shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No nonqualified option granted under Article II shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such option has been granted.

        (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under Article II, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company or its Parent Corporation or any Subsidiary Corporation of the Company shall be eligible to receive incentive stock options under this Article III; provided, however, no such person may receive more than 250,000 incentive stock options and/or nonqualified options hereunder during any calendar year. As used in



                                     G-8
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Article III, the terms "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" shall have the meanings ascribed to them in Section 424 of the Code.

        2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted under Article III shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such option; provided, however, than in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Article III, Paragraph 3(e).

        3. Terms and Conditions of Options. Incentive stock options granted under Article III shall be in such form as the Committee may from time to time approve. Options granted under Article III shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article III, as the Committee shall deem desirable:

                (a) Option Period and Conditions and Limitations on Exercise. Subject to Article III, Paragraphs 4 and 5, no incentive stock option granted under Article III shall be exercisable with respect to any of the shares subject to such option earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then such option shall not be exercisable with respect to any of the shares subject to such option later than the date which is five years after the date of grant. The date on which an incentive stock option ultimately becomes unexercisable under the previous sentence is hereinafter referred to as the "ISO EXPIRATION DATE." To the extent not prohibited by other provisions of the Plan, each incentive stock option granted under Article III shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such option is granted; provided, however, that unless the Committee determines otherwise, each incentive stock option granted under Article III shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the ISO Expiration Date.

                (b)    Termination of Employment and Death.  For purposes of
        Article III and each incentive stock option granted under Article III, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. Except as provided below, if an Employee Optionee's employment is terminated by any reason whatsoever (including his death), each incentive stock option granted to him and all of his rights thereunder shall wholly and completely terminate:




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                        (i)    At the time the Employee Optionee's employment
                is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Employee Optionee's employment is terminated if his employment is terminated due to Cause; or

                        (iii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, an incentive stock option granted under Article III of the Plan may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) Unless it is otherwise provided in the option agreement, at the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the ISO Expiration Date); or

                        (v) Unless it is otherwise provided in the option agreement (but in no event longer than one year after the Employee Optionee's employment is terminated), at the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any other reason than his death, retirement, disability or Cause; or

                        (vi) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph (iii),
                (iv), (v) or (vii) provides a longer period for the exercise of such options (but in no event later than the ISO Expiration
                Date); or

                        (vii) Notwithstanding the foregoing, the Committee, in its discretion, may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the ISO Expiration Date.

        In the event and to the extent that an incentive stock option granted under Article III is not exercised (A) within three months after the Employee Optionee's employment is terminated because of retirement or a disability not within the meaning of Section 22(e)(3) of the Code or
        (B) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of Section 22(e)(3) of the Code, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in
        Article II, Paragraph 3(c). Further, in the event that an Employee Optionee's employment is not terminated in accordance with the first sentence of Article III, Paragraph 3(b), but such Employee Optionee ceases to be employed by the Company, its Parent

        Corporation or any Subsidiary Corporation, then, to the extent an incentive stock option granted under Article III is not exercised within three months after the date of such cessation, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c).

                (c) Manner of Exercise. In order to exercise an incentive stock option granted under Article III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased. The payment of the exercise price for each option granted under Article III shall be in (i) cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to
        (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above, shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d) Options not Transferable. No incentive stock option granted under Article III shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any option is granted, it shall be exercisable only by such Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding incentive stock options granted under Article III, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such

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        event the shares subject to Article III of the Plan and each Employee
        Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "MODIFICATION" within the meaning of Section 424(h)(3) of the Code.

                (f) Listing and Registration of Shares. Each incentive stock option granted under Article III shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

                (g) Limitation on Amount. Notwithstanding any other provision of the Plan, to the extent that the aggregate fair market value (determined as of the time the respective incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Employee Optionee during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiary Corporations exceeds $100,000, such incentive stock options shall be taxed as nonqualified options and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c). The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Employee Optionee's incentive stock options will be treated as nonqualified options because of such limitation and shall notify the Employee Optionee of such determination as soon as practicable after such determination.

        4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding incentive stock option granted under Article III, amend such incentive stock option; provided, however, that any such amendment increasing the number of shares of Common Stock subject to such option (except as provided in Article III, Paragraph 3(e)) or reducing the exercise price per share of such option (except as provided in Article III, Paragraph 3(e)) shall in each case be subject to approval by the stockholders of the Company. Subject to Article III, Paragraph 3(g), the Committee may at any time or from time to time, in its discretion, in the case of any incentive stock option previously granted under Article III which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article III or in any document or instrument evidencing an incentive stock option granted under Article III, but subject to the provisions of Article III, Paragraph 3(g), upon the occurrence of a Change of Control, each incentive stock option previously granted under Article III which is not then immediately exercisable in full shall be immediately exercisable in full.

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        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, an incentive stock option granted under Article III shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No incentive stock option granted under Article III shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such option has been granted.

        (c) Notwithstanding any provision of the Plan or the terms of any incentive stock option granted under Article III, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

        (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within two years after the date of grant of such option or within one year after the transfer of shares to such person.

                                   ARTICLE IV

                      NON-EMPLOYEE DIRECTOR STOCK OPTIONS

        1. Eligible Persons. Persons who are members of the Board but are neither employees nor officers of the Company, its subsidiaries or affiliated entities ("NON-EMPLOYEES DIRECTORS") shall receive options under, and solely under, this Article IV.

        2. Initial Granting of Options to Non-Employee Directors After the 1990 Plan Termination. Subject to stockholder approval of the Plan pursuant to
Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, each Non-Employee Director who is first elected to the Board on or after the date director options may no longer be granted under the terms of the Company's 1990 Stock Incentive Plan (the "1990 PLAN TERMINATION"), is hereby granted, effective on the date of his initial election (which date shall be the date of grant for purposes hereof), a nonqualified option to purchase 1,000 shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding).

        3. Annual Granting of Options to Non-Employee Directors. Subject to stockholder approval of the Plan pursuant to Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, a nonqualified option to purchase 1,000 (increased to 3,000 after the 1990 Plan Termination) shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding) is hereby granted, effective the fourth Thursday of October of 1995 and each year thereafter until the expiration of the Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof).

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        4.     Calculation of Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each option granted under Article IV shall be equal to the lesser of (a) the per share price of the last sale of Common Stock on the trading day prior to the date of grant relating to such option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and (b) the arithmetic average of the closing price per share of Common Stock on all days in which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the Common Stock as reported by The Wall Street Journal. The exercise price for each option granted under Article IV shall be subject to adjustment as provided in Article IV, Paragraph 5(e).

        5. Terms and Conditions of Options. Options granted under Article IV shall be subject to the following terms and conditions:

                (a) Option Period and Conditions and Limitations on Exercise. Each option granted under Article IV shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the date which is ten years after the date of grant (the "OPTION EXPIRATION DATE"). Notwithstanding the foregoing or any provision in any document or instrument evidencing an option granted under Article IV, upon the occurrence of a Change of Control, each option previously granted under Article IV which is not then immediately exercisable in full shall be immediately exercisable in full.

                (b)    Termination of Directorship and Death.  For purposes of
        Article IV and each option granted under Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first date on which he ceases to be a member of the Board for any reason whatsoever (including his death). If a Non-Employee Director's directorship is terminated for any reason whatsoever (including his death), each option granted to him under Article IV and all of his rights thereunder shall wholly and completely terminate:

                        (i) At the time the Non-Employee Director's directorship is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board for cause (other than disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office); or

                        (iii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, an option granted under Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated if such person's directorship is

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                terminated after the six-month period following the date of grant as a result of such person's resignation or removal from the Board because of disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office (but in no event later than the Option Expiration Date); or

                        (v) At the expiration of a period of three months after the Non-Employee Director's directorship is terminated (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated after the six-month period following the date of grant for any reason other than the reasons specified in Article IV, Paragraphs 5(b)(ii) through 5(b)(iv).

                (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article VII. The payment of the exercise price for each option granted under Article II shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issuef a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in
        (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d)    Options Not Transferable.  No option granted under
        Article IV shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Non-Employee Director to whom any such option is granted, it shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option granted under Article IV, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or

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        exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Non-Employee Director's proportionate interest shall be maintained as before the occurrence of such event. Any adjustment provided for in the preceding provisions of this Paragraph 5(e) shall be subject to any required stockholder action.

                (f) Listing and Registration of Shares. Each option granted under Article IV shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, an option granted under Article IV shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No option granted under Article IV shall be construed as limiting any right which either the stockholders of the Company or the Board may have to remove at any time, with or without cause, any person to whom such option has been granted from the Board.

        (c) Notwithstanding any provision of the Plan or the terms of any option granted under Article IV, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rule or regulations of any governmental regulatory body.

        (d) If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of an option for the number of shares provided for in Article IV, each Non-Employee Director shall receive an option for his pro-rata share of the total number of shares of Common Stock then available under the Plan.

                                   ARTICLE V

                    PERFORMANCE STOCK AND PERFORMANCE UNITS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive awards of Performance Stock and/or Performance Units (as hereinafter defined) under this Article V; provided, however, no such individual may receive more than 250,000 Performance Stock and/or Performance Unit awards hereunder during any calendar year.

        2. Terms and Conditions of Performance Awards. Shares of Performance Stock and Performance Units granted under Article V to an eligible employee (an "EMPLOYEE GRANTEE") shall be, with respect to Performance Stock, shares of Common Stock and, with respect to Performance Units, a unit shall represent a phantom share of Common Stock. Both types of Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article V, as the Committee shall deem desirable:

                (a) Performance Period and Vesting. Subject to Article V, Paragraphs 3 and 4, no shares of Performance Stock or Performance Units granted under Article V shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "PERFORMANCE PERIOD"). To the extent not prohibited by other provisions of the Plan, each share of Performance Stock and each Performance Unit granted under Article V shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such performance Award. The Committee shall also designate, at the date of grant, whether a performance Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Stock or Performance Unit grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a performance Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                (b)    Termination of Employment and Death.  For purposes of
        Article V, and each share of Performance Stock and each Performance Unit granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each share of Performance Stock and each Performance Unit granted to him under Article V which is not then vested shall wholly and completely terminate:

                        (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                       (ii) If the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid as unrestricted stock to the Employee Grantee depending on the achievement of the goals for such Performance Period; provided further, however, with respect to any performance Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions have been met at the date of such termination for all or part of such remaining, nonforfeited portion of the Performance Stock award or Performance Unit award.

                (c) Performance Awards not Transferable. No shares of Performance Stock or Performance Units granted under Article V shall be transferable during a Performance Period otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any shares of Performance Stock or Performance Units granted under Article V, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the shares of the Performance Stock or Performance Units involved in such attempt.

        3. Amendment. With respect to any outstanding Performance Stock or Performance Unit that does not qualify as performance based compensation under
Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Stock or Performance Unit Award that is intended on its date of grant to qualify as performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award only to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation.

        4. Acceleration upon a Change of Control. Notwithstanding any provision in Article V or in any document or instrument evidencing Performance Stock or Performance Units granted under Article V, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article V which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

        5.     Other Provisions.

                (a)    No grant of Performance Stock or Performance Units under
        Article V shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

                (b) Each certificate representing Performance Stock awarded under the Plan shall be registered in the name of the Employee Grantee and, during the Performance Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Performance Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Performance Stock shall bear a legend similar to the following:

                        The shares represented by this certificate have been
                issued pursuant to the terms of the BJ Services Company 1995 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated ____________.

                After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to an Award of (i) Performance Stock, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee and (ii) Performance Units, a certificate for the number of shares of Common Stock equal to the number of Performance Units vested shall be delivered to the employee. The remaining unearned shares of Performance Stock issued with respect to such Award, if any, or unearned Performance Units, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award applicable to such shares or units, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

                                   ARTICLE VI

                                  BONUS STOCK

        The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Stock shall be shares of Common Stock that are not subject to a Performance Period under Article V.

                                  ARTICLE VII

                                  CASH AWARDS

        1. Eligible Employees. Officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive Cash Awards, which may be Tandem Cash Tax Rights, Performance Cash Awards or Bonus Cash Awards (as hereinafter defined) under this Article VII.

        2. Tandem Cash Tax Rights. The Committee may grant a Tandem Cash Tax Right with respect to a Performance Stock or Performance Unit Award that, subject to the further provisions hereof, entitles the Employee Grantee to receive from the Company, upon the later of the vesting of the Performance Stock or Performance Unit Award or the date such Performance Stock or Performance Unit Award is taxable to the Employee Grantee, an amount of cash such that the "net" benefit received by the Employee Grantee, after paying all applicable federal, state and other taxes (assuming for this purpose, the highest marginal income tax rate for individuals applies) on the Performance Stock or Performance Unit Award and this Tandem Cash Tax Right, shall be equal to the value of the Performance Stock or Performance Unit Award payment received by the Employee Grantee before any such taxes thereon.

        3. Terms and Conditions of Performance Cash Awards. Performance Cash Awards granted an Employee Grantee shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article VII, as the Committee shall deem desirable:

                (a) Performance Period and Vesting. Subject to Article VII, Paragraphs 4 and 5, no Performance Cash Awards granted under Article VII shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "PERFORMANCE PERIOD"). To the extent not prohibited by other provisions of the Plan, each Performance Cash Award granted under
        Article VII shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such Performance Cash Award. The Committee shall also designate, at the date of grant, whether a Performance Cash Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Cash Award grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                (b)    Termination of Employment and Death.  For purposes of
        Article VII and each Performance Cash Award granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each Performance Cash Award granted to him under Article VII which is not then vested shall wholly and completely terminate:

                        (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                        (ii) If the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid in cash to the Employee Grantee depending on the achievement of the goals for such Performance Period;

provided, however, notwithstanding the foregoing, with respect to any Performance Cash Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions of an Employee Grantee's Performance Cash Award(s) to have been met in full or in part on the date of such Employee Grantee's termination of employment, regardless of the reason for such termination of employment.

                (c) Performance Cash Awards not Transferable. No Performance Cash Awards granted under Article VII shall be transferable during a Performance Period otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Performance Cash Awards granted under Article VII, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Performance Cash Awards involved in such attempt.

                (d) Maximum Award. With respect to a Performance Cash Award that is intended to qualify as performance based compensation under
        Section 162(m) of the Code, the maximum aggregate of such awards that may be granted to any one Employee Grantee during any calendar year shall not exceed $2 million.

        4. Amendment. With respect to any outstanding Performance Cash Awards that does not qualify as performance based compensation under Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Cash Award that is intended on its date of grant to qualify as performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award only to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article VII or in any document or instrument evidencing Performance Cash Awards granted under Article VII, upon the occurrence of a Change of Control each Performance Cash Award previously granted under Article VII which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

        6.     Other Provisions.

                (a) No grant of a Performance Cash Award under Article VIII shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

                (b) After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to a Performance Cash Award, the portion of such Award that is no longer subject to such restrictions, terms and conditions shall be paid (in cash) to the Employee Grantee. The remaining unearned portion of such Performance Award, if any, shall either be forfeited or, if appropriate under the terms applicable to such Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

        7. Bonus Cash Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards to key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Cash Awards shall be cash payments that are not subject to a Performance Period under Article VII.


                                  ARTICLE VIII

                             WITHHOLDING FOR TAXES

        Notwithstanding anything in the Plan to the contrary, any issuance of Common Stock pursuant to the exercise of an option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee or grantee to tender to the Company shares of Common Stock owned by the optionee or grantee, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an option or as a distribution of earned Performance Stock, payment of earned Performance Units or as Bonus Stock, which have a fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company; provided, however, with respect to any Employee Optionee or Employee Grantee who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, the Company shall automatically withhold from such Award, to the extent such withholding is not satisfied by a Tandem Cash Tax Right, a number of shares of Common Stock having an aggregate fair market value per share equal to the amount of tax required to be withheld.

                                   ARTICLE IX

                             PARACHUTE TAX GROSS-UP

        To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the 'net' Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state income taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

                                        THE WESTERN COMPANY OF NORTH AMERICA

                                   SPECIAL MEETING OF STOCKHOLDERS, APRIL 13, 1995

                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTERN.

    The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints Sheldon R. Erickson, William J. Johnson and Graham L. Adelman, and each of them, his true and lawful agents and proxies with power of substitution and resubstitution in each, to represent and vote at the Special Meeting scheduled to be held on April 13, 1995 or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of THE WESTERN COMPANY OF NORTH AMERICA ("Western") which the undersigned may be entitled to vote.  The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                                                 (continued on reverse side)




                                             THE WESTERN COMPANY OF NORTH AMERICA

                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                          THE BOARD OF DIRECTORS OF WESTERN UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.
1995

P    1.    Approval of Agreement and Plan of Merger     FOR  / /   AGAINST  / /   ABSTAIN  / /

R
     2.    The proxies are authorized to vote in their                          Mark this box if you will
O          discretion upon other matters as may                                 personally be attending the meeting / /
           properly come before the meeting or
X          any adjournments or postponements thereof.

Y         You are encouraged to specify your choices by marking the appropriate boxes above, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.  The proxies cannot vote your shares unless you sign and return this card.
                                                                     NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. For corporations, duly
                                                                     authorized officer must sign and show full corporate name. When signing as executor, administrator, attorney, trustee or
                                                                     guardian, etc., please sign your full title.

                                                                     Dated                                                   , 1995
                                                                           --------------------------------------------------

                                                                     --------------------------------------------------------------
                                                                     Signature

                                                                     --------------------------------------------------------------
                                                                     Signature

     This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder of Common
     Stock.  If no direction is made, this proxy will be voted FOR Proposal 1.
